                                                                    Confidential
--------------------------------------------------------------------------------





                                Project Brickyard


                      Preliminary Draft Presentation to the
                   Special Committee of the Board of Directors

                                     Book 1

                                  June 5, 2001



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



Table of Contents
--------------------------------------------------------------------------------


                  BOOK 1 - SUMMARY

                  1.   Background of Proposal
                  2.   Summary of Valuation Analyses
                  3.   Summary of Other Processes
                  4.   Brickyard Overview


                  BOOK 2 - APPENDIX

                  1.   Discounted Cash Flow Analysis
                  2.   Comparable Companies Analysis
                  3.   Comparable Transactions Analysis
                  4.   Leveraged Recapitalization Analysis
                  5.   EPS Implied Share Price Analysis
                  6.   Premiums Analysis

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



--------------------------------------------------------------------------------



                        ------------------------------

                            Background of Proposal

                        ------------------------------


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


Proposal Summary
--------------------------------------------------------------------------------

       Dresdner Kleinwort Wasserstein ("DrKW") is advising the Special
       Committee of the Board of Directors of Brickyard (or the "Company") in connection with a proposal received on May 16, 2001 from J. George Mikelsons ("JGM") for the acquisition by JGM of the outstanding shares of Brickyard not already owned by JGM (such proposal, the "Proposal")

       o JGM is Brickyard's founder and controlling shareholder, holding approximately 72% of the outstanding shares

       Brickyard is the 11th largest passenger airline in the U.S. (based on capacity and traffic) and generates approximately $1.3 billion in annual revenues through its ATA subsidiary

       The Proposal reflects the following:

       o $21.00 per share in cash valuing Brickyard at a $684 million total enterprise value (valuing debt at par)

       o Committed senior secured debt financing provided by Citicorp USA, Inc. ("Citicorp")

          - Due diligence has been completed by the bank financing sources

       o Brickyard's existing debt securities, including $300 million in high yield notes, will remain in place

       DrKW is advising the Special Committee formed to evaluate the Proposal

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


                                                          Background of Proposal

Proposal Summary (Cont'd)
--------------------------------------------------------------------------------

Offer $21.00 per share in cash paid to all shareholders other than JGM (the "Public Shareholders")

Structure                    Acquisition of shares to be effected through a
                             merger of Brickyard with a special-purpose company to be formed by JGM, with Brickyard as the surviving entity

Senior Management Options    All stock options will accelerate and vest upon the
                             close of the transaction. Senior management would agree to defer exercise of their options until 2002. Thereafter, options would be exercisable annually until the expiration of options in accordance with their terms. In order to provide liquidity while the Company is private, senior management would have the right to put shares acquired upon exercise of their options annually for three years following exercise

Other Options                Cash equal to the amount of the difference between
                             $21.00 and the strike price per share for approximately 600,000 options will be paid to option holders (which excludes options held by senior management)

ILFC Company will purchase 5% - 10% (equal to 95,724 to 191,448 common shares) of the convertible redeemable preferred stock held by International Lease Finance Corp. in a cash transaction equal to the difference between $21.00 and the $15.67 conversion price in exchange for a new debt security

Conditions                   Negotiation of a satisfactory merger agreement

                             Approval of the proposal by the Special Committee

                             Approval of the proposal by a majority of the public shareholders

                             Receipt of financing

                             Consent by the senior officers of Brickyard to modifications of terms of options to remain outstanding following the proposed transaction

                             Implementation of a satisfactory agreement with International Lease Finance Corp. ("ILFC") which modifies an existing convertible preferred investment by ILFC

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


                                                          Background of Proposal

Proposal Summary (Cont'd)
--------------------------------------------------------------------------------

Financing Commitment         Financing of the proposal will be provided by a new
                             $175 million secured 3-year reducing revolving credit facility provided by Citibank, of which $70.5 million is available to finance JGM's purchase of the shares from the Public Shareholders and cash out of certain management options

                             Citibank has indicated they may be willing to increase the facility to $185 million

                             Citibank's commitment is subject to reduction or withdrawal based on a material change in the loan syndication, financing or capital market conditions and in the Company's business or operations since December 31, 2000

                             The commitment will be secured by aircraft
                             (comprised of L1011s and 727s currently owned by the Company) and equipment and subject to a monthly borrowing base

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


                                                          Background of Proposal

Overview of Process to Date
--------------------------------------------------------------------------------

       In anticipation of the Proposal, on April 17, 2001 DrKW made a presentation to the Special Committee

       Upon receipt of the Proposal on May 16, 2001, an organizational teleconference meeting was held with the Special Committee, management of Brickyard, advisors to the Special Committee and advisors to JGM

      Upon receipt of the Proposal, DrKW commenced due diligence

       o DrKW received a number of documents and materials from both the Company and its advisors, related to:

             -   (i) the Company and its prospects;

             -  (ii) the Proposal; and

             - (iii) other proposals put forth by third parties regarding the potential sale or recapitalization of the Company


       On May 24 and 25, 2001 DrKW and the Special Committee conducted due diligence with Brickyard management and the advisors to JGM

       o Senior management, with their advisors, presented Brickyard's business plan to DrKW

       o The 5-year business plan and assumptions were reviewed in detail including:

             - Refleeting of Brickyard's fleet driven by the lease of 49 new planes through FY 2004 (with purchase options on an additional 7)

             - Significant business transition in which Brickyard's charter service will be reduced in size and the Company will become a more traditional carrier focused on scheduled service

             - Large expense items, including maintenance, as well as customer ticket liabilities

       o Other processes conducted by the Company and its advisors were reviewed with DrKW and the Special Committee

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


                                                          Background of Proposal

Overview of Process to Date (Cont'd)
--------------------------------------------------------------------------------

       On May 29, 2001 DrKW spoke with representatives from Apollo Management, L.P. ("Apollo") to obtain a history of their interest in investing in Brickyard as well as their current perspectives on the Company

       o A summary of the history of Apollo's interest in Brickyard is shown in "Summary of Other Processes"

       o The Apollo representative advised DrKW that they would be prepared, subject to due diligence, to acquiring the entire company at a price in excess of $20 per share and would consider a minority investment assuming the availability of appropriate super majority rights and shareholder protections

       On May 30, 2001 additional due diligence was performed, including tours of the Company's facilities in Indianapolis and of Midway Airport in Chicago

       o DrKW conducted on site due diligence with most of Brickyard's senior management team including individuals responsible for managing stations, flight operations, marketing and sales, and strategic planning

       On June 1, 2001 a confirmatory due diligence call was held with senior management responsible for overseeing labor relations and treasury functions

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


                                                          Background of Proposal

Brickyard Financial Summary ($ in millions, except per share)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                              Historical                               Estimates
                                              -------------------------------------------        -------------------
FYE 12/31                                       1998       1999       2000            LTM            2001       2002
--------------------------------------------------------------------------------------------------------------------
Revenue                                       $919.4   $1,122.4   $1,291.6       $1,317.7        $1,385.0   $1,666.7
Operating Expenses                             844.0    1,032.7    1,289.0        1,319.9         1,355.1    1,638.5
                                              ------   --------   --------       --------        --------   --------
EBIT                                            75.4       89.7        2.6           (2.2)           30.0       28.2
Less: Interest Expense                           8.4       15.6       23.1           22.9            22.7       20.8
Less: Other Expense                             (0.2)      (3.3)      (0.6)          (0.6)           (0.3)       0.0
                                              ------   --------   --------       --------        --------   --------
Pretax Income                                   67.2       77.4      (19.9)         (24.6)            7.5        7.4
Income Taxes                                    27.1       30.5       (4.6)          (6.8)            3.9        5.0
Convertible Dividend                             0.0        0.0        0.4            0.8             1.5        1.5
Preferred Dividend                               0.0        0.0        0.0            0.0             4.2        4.2
                                              ------   --------   --------       --------        --------   --------
Net Income                                     $40.1      $47.0     ($15.7)        ($18.5)          ($2.1)     ($3.4)
Avg. Diluted Shares                             13.1       13.5       12.0           11.4            11.4       11.4
Earnings per Share                             $3.07      $3.49     ($1.32)        ($1.63)         ($0.18)    ($0.30)
--------------------------------------------------------------------------------------------------------------------
EBIT                                            75.4       89.7        2.6           (2.2)           30.0       28.2
Adjusted EBIT for Loss on L1011s                75.4       89.7        2.6           (2.2)           30.0       47.6
Plus: D&A                                       78.7       96.0      125.0          129.0           128.9      133.0
                                              ------   --------   --------       --------        --------   --------
EBITDA                                        $154.0     $185.7     $127.6         $126.7          $158.9     $180.6
Plus: Aircraft Rent                             53.1       58.7       72.1           76.0           110.1      209.7
                                              ------   --------   --------       --------        --------   --------
EBITDAR                                        207.2      244.4      199.8          202.8           269.0      390.3
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                  Margins & Growth Rates
--------------------------------------------------------------------------------------------------------------------
Sales Growth                                   17.4%      22.1%      15.1%             --             7.2%     20.3%
EBITDA                                         16.8%      16.5%       9.9%           9.6%            11.5%     10.8%
EBIT                                            8.2%       8.0%       0.2%          (0.2%)            2.2%      1.7%
Net Income                                      0.0%       0.0%       0.0%           0.0%             0.3%      0.3%
Free Cash Flow                                 22.5%      21.8%      15.5%          15.4%            19.4%     23.4%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                         Ratios
--------------------------------------------------------------------------------------------------------------------
Book Equity                                   $102.8     $151.4     $124.7         $119.7           $117.6    $114.2
Return on Book Equity                          39.0%      31.0%     (12.6%)        (15.5%)           (1.8%)    (2.9%)
Total Book Assets                              594.5      815.3    1,032.4        1,104.1          1,013.6   1,090.3
Return on Book Assets                           7.6%       6.9%      (0.2%)         (0.4%)            1.1%      0.8%
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                              LTM Capitalization and Credit Ratios
------------------------------------------------------------------------------------------------------------------------------
     EBITDA / Interest                  EBIT / Interest                Book Debt / EBITDAR(1)          Book Debt / EBITDA
-----------------------------    -------------------------------  ------------------------------   ---------------------------
           5.5x                               NM                              5.4x                            3.9x



         Book Ratios               Market Ratios
-------------------------   -------------------------
      D/E     D/(D + E)          D/E     D/(D + E)          Mrkt Debt/EBITDAR(1)           Mrkt Debt/EBITDA
-----------  ------------   -----------  ------------       --------------------           ----------------
     408.6%     80.3%           183.7%     64.8%                    5.2x                          3.5x
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------
                                              Market Capitalization
-----------------------------------------------------------------------------------------------
Stock Price as of 6/1/01                                                                 $19.55
    52 Week High / Low ($20.00 / $8.63)
Shares Outstanding as of 4/30/01                                                           11.4
                                                                                         ------
Pre-diluted Equity Value                                                                 $222.6

Equity Options Outstanding                                                                  2.9
Weighted Average Exercise Price                                                          $14.19
                                                                                         ------
Option Value                                                                               15.6

Total Equity Value                                                                       $238.2

Plus: Debt from 3/31/01 10-Q                                                   488.9
Plus: Redeemable Preferred Stock                                                80.0
Less: Cash and Equivalents from 3/31/01 10-Q                                   129.7
                                                                              ------
Net Debt                                                                      $439.2

Enterprise Value (debt @ book)                                                           $677.4

Less: Market discount on debt book value as of 6/1/01                           51.3

Enterprise Value (debt @ market)                                                         $626.1
-----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                  Market Trading Multiples (debt @ book)
----------------------------------------------------------------------------------------------
                                             Adjusted Market Value           Market Value as a
                                               as a multiple of:                multiple of:
                                     --------------------------------------  -----------------
                                                                   Adjusted    Net       Book
                                      Sales    EBITDA    EBITDAR    EBIT     Income     Value
                                     --------  --------  --------  --------  --------  -------
               LTM                    0.5x      5.3x      3.3x       NM        NM        2.0x
              2001                    0.5x      4.3x      2.5x      22.6x      NM        2.0x
              2002                    0.4x      3.8x      1.7x      14.2x      NM        2.1x
----------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                                    Market Trading Multiples (debt @ market)
----------------------------------------------------------------------------------------------
                                             Adjusted Market Value           Market Value as a
                                               as a multiple of:                multiple of:
                                     --------------------------------------  -----------------
                                                                   Adjusted    Net       Book
                                      Sales    EBITDA    EBITDAR    EBIT     Income     Value
                                     --------  --------  --------  --------  --------  -------
               LTM                    0.5x      4.9x      3.1x       NM        NM        2.0x
              2001                    0.5x      3.9x      2.3x      20.9x      NM        2.0x
              2002                    0.4x      3.5x      1.6x      13.1x      NM        2.1x
----------------------------------------------------------------------------------------------

Note: Estimates are derived from Brickyard management projections
(1) Debt includes capitalized operating leases at 8x LTM aircraft rent

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

                                                          Background of Proposal

Overview of Mikelsons Proposal ($ in millions, except per share)
--------------------------------------------------------------------------------

               On May 16, 2001, JGM offered to purchase the publicly-held shares of Brickyard not held by JGM for $21.00 per share, for a total consideration of approximately $65.4 million in cash

               JGM current holds approximately 72.4% of the common stock of Brickyard

               The proposal includes the acceleration and payout of approximately 600,000 non-senior management stock options

               5% to 10% of ILFC preferred convertible stock will be acquired in connection with the transaction

               JGM's $21.00 per share offer implies the following multiples:

--------------------------------------------------------------------------------------------------------------------
                                                Implied Market Capitalization of Initial Offer
--------------------------------------------------------------------------------------------------------------------
               JGM Offer Price                                                                              $21.00
               Total Shares Outstanding                                                                       11.4
               Option Value (excluding Sr. Management options)                                                 5.8
                                                                                                            ------
               Implied Equity Market Value                                                                  $244.9
               Plus:  Net Debt as of 3/31/01                                                                 439.2
                                                                                                            ------
               Implied Adjusted Market Value                                                                $684.1
--------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                    Share Price Premium Comparison to Initial Offer
-----------------------------------------------------------------------------------------------------------------------------
                                                       1            30           60           90               52 Week
                                                                                                        ---------------------
                                                      Day          Days         Days         Days        High            Low
                                                    ------        ------       ------       ------      ------         ------
               Share Price Prior to 5/16/01         $12.60        $9.63        $11.75       $14.25      $20.00          $8.63
                    Premium @$21.00                  66.7%        118.2%        78.7%       47.4%        5.0%          143.3%
               Median Premiums Paid (>50%)           24.5%        31.5%         28.2%       26.5%         --             --
               Implied Brickyard Stock Price        $15.69        $12.66       $15.06       $18.02        --             --
-----------------------------------------------------------------------------------------------------------------------------



                                                     Sales      EBITDA      EBITDAR      EBIT      Net Inc.     Book Val.
                                                     -----      ------      -------      ----      --------     ---------
Transaction Multiples @ $21.00            LTM        0.5x        5.4x        3.4x         NM          NM          2.0x
                                        2001E        0.5x        4.3x        2.5x       22.8x         NM          2.1x
                                        2002E        0.4x        3.8x        1.8x       24.3x         NM          2.1x

Comparable Company Multiples              LTM        0.4x        8.8x        2.4x        6.9x       10.0x         1.5x
                                        2001E        0.4x        5.6x        2.0x       11.3x       16.5x         1.2x
                                        2002E        0.3x        4.0x        1.7x        6.6x        3.1x         1.1x

Comparable Transaction Multiples          LTM        0.5x        7.8x        2.3x       10.6x       13.4x         2.2x

Note: The Proposal may represent a premium to the original basis of Brickyard's largest institutional investors

Dimensional Fund Advisors holds 8.7% of Brickyard outstanding shares and has an estimated weighted average basis per share of over $12.00

PAR Investment Partners holds 3.9% of Brickyard outstanding shares and has an estimated weighted average basis per share of over $18.00


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                                     - 8 -

                                                          Background of Proposal

Multiple Sensitivity Analysis ($ in millions, except per share)
--------------------------------------------------------------------------------

Purchase Price per Share                         $21.00   $22.00   $23.00    $24.00    $25.00    $26.00    $27.00    $28.00

Fully Diluted Shares Outstanding (1)               11.7     11.7     11.7      11.7      11.7      11.7      11.7      11.8

Equity Purchase Price                            $244.9   $256.9   $268.8    $280.8    $292.8    $304.8    $316.9    $329.1

Plus: Net Debt as of 3/31/00                      439.2    439.2    439.2     439.2     439.2     439.2     439.2     439.2

Total Purchase Price                             $684.1   $696.1   $708.1    $720.0    $732.0    $744.0    $756.1    $768.3



                                                 ---------------------------------------------------------------------------

Sales                  LTM       $1,317.7           0.5x     0.5x     0.5x      0.5x      0.6x      0.6x      0.6x      0.6x
                     2001E        1,385.0           0.5x     0.5x     0.5x      0.5x      0.5x      0.5x      0.5x      0.6x
                     2002E        1,666.7           0.4x     0.4x     0.4x      0.4x      0.4x      0.4x      0.5x      0.5x


EBITDA                 LTM         $126.7           5.4x     5.5x     5.6x      5.7x      5.8x      5.9x      6.0x      6.1x
                     2001E          158.9           4.3x     4.4x     4.5x      4.5x      4.6x      4.7x      4.8x      4.8x
                     2002E          180.6           3.8x     3.9x     3.9x      4.0x      4.1x      4.1x      4.2x      4.3x


EBIT                   LTM          ($2.2)           NM       NM       NM        NM        NM        NM        NM        NM
                     2001E           30.0          22.8x    23.2x    23.6x     24.0x     24.4x     24.8x     25.2x     25.6x
                     2002E           47.6          14.4x    14.6x    14.9x     15.1x     15.4x     15.6x     15.9x     16.1x

---------

(1) Reflects effect of non-senior management (vested and unvested) options being cashed out at the transaction price

June 2001 - Management Base Case

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                                      - 9 -

                                                          Background of Proposal

Brickyard Preliminary Valuation Summary ($ in millions, except per share)
--------------------------------------------------------------------------------

                                                                                    Enterprise Value as a Multiple of 2001E
                                             Enterprise      Equity     Price per  -------------------------------------------
                                           Value Range(1)  Value Range    Share     Sales         EBITDA            EBIT
                                          ---------------------------------------  --------   --------------  ----------------
Discounted Cash Flow Analysis
-----------------------------
Base Case                                  $741 - $827    $302 - $387  $24 - $30  0.5x - 0.6x   4.7x -  5.2x    24.7x -  27.6x
Base Case with Maintenance Adj.            $698 - $798    $259 - $359  $21 - $28  0.5x - 0.6x   4.4x -  5.0x    23.3x -  26.6x
Base Case with Fuel Adj.                   $581 - $658    $141 - $218  $12 - $18  0.4x - 0.5x   3.7x -  4.1x    19.4x -  22.0x
Base Case with LUV Adj.                    $645 - $727    $206 - $287  $17 - $23  0.5x - 0.5x   4.1x -  4.6x    21.5x -  24.3x
Recession Case                               NM - NM        NM - NM     NM - NM     NM - NM       NM -  NM         NM -  NM
Downside Case                                NM - NM        NM - NM     NM - NM     NM - NM       NM -  NM         NM -  NM
Base Case - 2004 Flat Line                 $955 - $1,041  $516 - $602  $39 - $45  0.7x - 0.8x   6.0x -  6.6x    31.9x -  34.7x
Base Case w/ Maintenance - 2004 Flat Line  $841 - $941    $402 - $502  $31 - $38  0.6x - 0.7x   5.3x -  5.9x    28.1x -  31.4x
Base Case w/ Fuel Adj. - 2004 Flat Line    $784 - $869    $345 - $430  $27 - $33  0.6x - 0.6x   4.9x -  5.5x    26.2x -  29.0x
Base Case w/ LUV Adj. - 2004 Flat Line     $841 - $927    $402 - $487  $31 - $37  0.6x - 0.7x   5.3x -  5.8x    28.1x -  30.9x
Recession Case - 2004 Flat Line            $507 - $581     $68 - $141   $6 - $12  0.4x - 0.4x   3.2x -  3.7x    16.9x -  19.4x
Downside Case - 2004 Flat Line               NM - NM        NM - NM     NM - NM     NM - NM       NM -  NM         NM -  NM

Comparable Companies Analysis
-----------------------------
Major Domestic Airlines                    $755 - $898    $316 - $459  $25 - $35  0.5x - 0.6x   4.8x -  5.7x    25.2x -  30.0x
Regional and Discount Airlines             $619 - $755    $180 - $316  $15 - $25  0.4x - 0.5x   3.9x -  4.8x    20.7x -  25.2x

Comparable Transactions Analysis           $658 - $827    $218 - $387  $18 - $30  0.5x - 0.6x   4.1x -  5.2x    22.0x -  27.6x
--------------------------------

Premiums Analysis                          $555 - $619    $116 - $180  $10 - $15  0.4x - 0.4x   3.5x -  3.9x    18.5x -  20.7x
-----------------



Note: Discounted Cash Flow analyses performed on business cases provided to DrKW by Brickyard management

(1) Reflects $439.2mm in net debt as of 3/31/00, including $80mm in redeemable preferred stock

June 2001 - Management Base Case

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                      - 10 -

                                                          Background of Proposal

--------------------------------------------------------------------------------


                                                  SUMMARY VALUATION OF BRICKYARD

             [Bar chart comparing the ranges for the various financial
            analyses conducted by DrKW against the $21 per share offer.]



                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                      - 11 -

                                                          Background of Proposal

Significant Transaction Issues
--------------------------------------------------------------------------------

     An auction cannot be conducted - JGM has stated that he is not a seller nor is he prepared to consider equity partners or other investors in the business

     Even if an auction could be conducted (which it cannot), JGM would have significant competitive advantages over other bidders including the following:


     o Speed of execution based on:

       - JGM's ability to make an all-cash offer for a smaller amount of shares (i.e., JGM's offer is for 3.1 million shares compared with a third party who would need to raise cash for approximately 12 million shares)

       - JGM's pre-existing knowledge of business

     o Ready access to committed financing

     o Ability to vote against any competing offers

     o Ability to go directly to shareholders with his offer

     If JGM and the Special Committee are unable to reach agreement following a public announcement of JGM's Proposal and JGM withdraws its proposal, Brickyard's stock price will likely decline significantly

     o The stock price before the announcement of JGM's proposal was $12.60

     o A decline in the stock price to pre-announcement levels would represent a total market loss of approximately $80 million and a loss to the minority shareholders of approximately $22 million



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                                      -12-

                                                          Background of Proposal

-------------------------------------------------------------------------------

     Covenants of Brickyard's 9.625% '05 Notes and 10.500% '04 Notes limit the Company's ability to finance a repurchase of shares since any such use of funds falls under the "Limitation on Restricted Payments" test

     o The calculation for each indenture is shown below:

                                                                                            $MM
                                                                                  -----------------------
                                                                                  9.625% '05    10.5% '04
                                                                                     Notes        Notes
                                                                                  ----------    ---------
     50% of Adjusted Consolidated Net Income (less 100% of net loss) accrued on
     a cumulative basis from issuance to March 31, 2001, plus                      $33.2          $33.2

     Aggregate net cash proceeds received by the Company from the sale of
     capital stock (including preferred stock), plus                                86.6           90.0

     Net reduction in investments, less                                              0.0            0.0

     Amount by which consolidated net income declines as a result of a
     consolidation, plus                                                             0.0            0.0

     $5.0 million, less                                                              5.0            5.0

     Value of shares repurchased                                                    23.5           23.6
                                                                                    ----           ----


     Total available for restricted payments                                      $101.2         $104.5


     After deducting approximately $8 million in transaction expenses related to the Proposal and a $10 million cushion to absorb potential net losses in the upcoming quarters, Brickyard can make a restricted payment of at least $83 million without violating the Limitation on Restricted Payments test

     - Based on the above, Brickyard can finance a share purchase of 3.1 million shares and cash out in-the-money management options for up to $24.24 per share


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                                      -13-

                                                          Background of Proposal

--------------------------------------------------------------------------------

         The following analysis demonstrates availability under the "Limitation on Restricted Payments" tests to purchase the public shares and cash out non-senior management options at various purchase prices


Purchase Price per Share                                            $21.00     $22.00     $23.00      $24.00     $24.24
Public Shares to be acquired                                           3.1        3.1        3.1         3.1        3.1
                                                                 ---------- ----------  ---------  ----------  ---------
Equity Purchase Price of Public Shares ($MM)                         $65.4      $68.5      $71.6       $74.7      $75.5

Non-Senior Management Stock Options to be acquired                     0.6        0.6        0.6         0.6        0.6
Weighted Average Strike Price                                       $11.09     $11.09     $11.16      $11.42     $11.42
                                                                 ---------- ----------  ---------  ----------  ---------
Option Value Purchase Price (1)                                       $5.8       $6.4       $7.0        $7.6       $7.7

Total Equity Purchase Price ($MM)                                    $71.2      $74.9      $78.6       $82.3      $83.2

    Maximum Basket for Restricted Payments                           101.2      101.2      101.2       101.2      101.2
    Less: SSMB Estimated Transaction Expenses                         (8.0)      (8.0)      (8.0)       (8.0)      (8.0)
    Less: Operating Cushion                                          (10.0)     (10.0)     (10.0)      (10.0)     (10.0)
                                                                 ---------- ----------  ---------  ----------  ---------

Balance Available under Restricted Payments Test ($MM)               $83.2      $83.2      $83.2       $83.2      $83.2

% of Basket Used in Transaction                                      85.6%      90.0%      94.5%       98.9%     100.0%



Purchase Price per Share                                           $25.00     $26.00     $27.00      $28.00
Public Shares to be acquired                                          3.1        3.1        3.1         3.1
                                                                ---------- ----------  ---------  ----------
Equity Purchase Price of Public Shares ($MM)                        $77.8      $81.0      $84.1       $87.2

Non-Senior Management Stock Options to be acquired                    0.6        0.6        0.8         0.8
Weighted Average Strike Price                                      $11.53     $11.53     $15.02      $15.02
                                                                ---------- ----------  ---------  ----------
Option Value Purchase Price (1)                                      $8.2       $8.8       $9.5       $10.3

Total Equity Purchase Price ($MM)                                   $86.1      $89.8      $93.6       $97.5

    Maximum Basket for Restricted Payments                          101.2      101.2      101.2       101.2
    Less: SSMB Estimated Transaction Expenses                        (8.0)      (8.0)      (8.0)       (8.0)
    Less: Operating Cushion                                         (10.0)     (10.0)     (10.0)      (10.0)
                                                                ---------- ----------  ---------  ----------

Balance Available under Restricted Payments Test ($MM)              $83.2      $83.2      $83.2       $83.2

% of Basket Used in Transaction                                    103.4%     107.9%     112.5%      117.2%



       o If the Operating Cushion is reduced from $10 million to $5 million, the breakeven point is increased to $25.75, and looking forward the break even points are $25.30 and $26.65 for the end of Q3 2001 and $22.38 and $23.75 for the end Q4 2001 with $10 and $5 million respective operating cushions balances respectively for each




------------------------
(1) Reflects cash out value of non-senior management options (purchase price per share less the strike price)

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                                     - 14 -

                                                          Background of Proposal

--------------------------------------------------------------------------------

The Company's alternatives to the Proposal include the following:

          o Reject Proposal and do nothing with regard to a significant change in ownership and focus on pursuing the strategic plan

               - Pursuing the Company's strategic plan might produce greater value for shareholders than the offer put forth by JGM and may merit examination

                    o Financial analysis applied to the Company's regularly prepared business plan (which was approved by JGM as Chairman of the Brickyard Board of Directors) produces a higher valuation than the value being offered by JGM

                    o Brickyard's forecasts were recently revised downward significantly to reflect lower than expected revenues in its scheduled service business and higher fuel costs

               - However, if JGM and the Special Committee are unable to reach agreement following a public announcement of JGM's Proposal and JGM withdraws its proposal, Brickyard's stock price will likely decline due to:

                    o Exposure to short-term declines in profitability during the transition period in which (i) Brickyard's fleet composition and size will change dramatically and (ii) Midway Airport, Brickyard's hub, undergoes renovation and expansion

                    o    Low float

                    o    Continued high fuel and increasing labor costs

          o    Reject Proposal and investigate alternative acquirors to JGM:

               - As an alternative to JGM's offer, Brickyard is not likely to be a viable acquisition target

                    o Strategic and financial buyers would not be able to execute a transaction for a whole-company acquisition without JGM's support


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                                     - 15 -

                                                          Background of Proposal

--------------------------------------------------------------------------------

The Company's alternatives to the Proposal include the following: (cont'd)

     o The feasibility of a credible strategic bidder is highly uncertain given current market circumstances:

          - None of the major airlines have indicated any interest in acquiring Brickyard and several have rebuffed attempts by Brickyard's advisors to initiate exploratory discussions

          - Two of the major airlines are preoccupied with executing pending (United/US Airways) or integrating recent (American/TWA) large acquisitions

          - As a potential acquiror, AWA is likely limited to using its stock as acquisition currency which has declined approximately 40% in value since April 1999 when it initially approached Brickyard

          - No strategic or financial buyers have contacted the Company, the Special Committee or either of their advisors, since the announcement of the proposed transaction

     o Access to acquisition capital may be difficult for cash-strapped airlines

  - However, if JGM and the Special Committee are unable to reach agreement following a public announcement of JGM's Proposal and JGM withdraws its proposal, Brickyard's stock price will likely decline

o Accept Proposal

     - The current offer price of $21.00 per share represents a large premium to several historical trading ranges of the Company's stock price

o Negotiate for a higher value

     - Several valuation analyses support a higher value for the shares, including a discounted cash flow analysis based on management's five-year plan which has been significantly revised downward from previous year's plans

     - Citibank has indicated they may be willing to increase the proposed revolving credit facility to $185 million which would allow JGM to increase the offer price



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                                     - 16 -

                                                          Background of Proposal

Significant Company Issues
--------------------------------------------------------------------------------

There may be a number of arguments in favor of a higher price

     o    Brickyard could be an attractive asset

          - Investment in more efficient aircraft equipment will enhance margin performance and cash flow

          - Brickyard's focus on the Chicago aviation market, and specifically on Midway Airport, provides it with distinct competitive and cost advantages over other carriers (excluding Southwest Airlines)

     o Brickyard's track record of rapid growth in each of its businesses demonstrates its ability to manage effectively in a high-growth environment

     o Brickyard generates a diversified revenue base among scheduled service, charter and military which provides some cushion against cyclicality

     o Brickyard possesses strong market positions in some of the fastest-growing aviation markets and routes

          - Brickyard holds a 46% market share for scheduled service revenue passenger miles departing Chicago's Midway Airport

               o Next closet competitor is Southwest Airlines with a 32% share

          - #1 scheduled service carrier in Chicago-Ft. Myers, Chicago-Ft. Lauderdale, Chicago-Orlando and Chicago-Sarasota routes

          - #2 scheduled service carrier for the entire Chicago-Denver, Chicago-Tampa/St. Petersburg, Chicago-Las Vegas, Chicago-Dallas and Chicago-San Juan markets

          - #3 scheduled service carrier in Chicago-Los Angeles, Chicago-Seattle, Chicago-San Francisco and Chicago-Boston routes

          - 30% market share for commercial charters (next closest competitor is Ryan International with a 10% share)

          - 48% market share for U.S. military transport (next closest competitor is World Airways with a 26% share)


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                                     - 17 -

                                                          Background of Proposal

--------------------------------------------------------------------------------

There may be a number of arguments in favor of a higher price (cont'd)

     o An aggressive re-fleeting program will significantly alter the composition and profitability of Brickyard's fleet

          -    At FYE 2000, Brickyard operated 58 planes

          - Between now and through FY 2004, Brickyard will lease at least 49 new planes and sell or re-lease 37 planes

          - This program will improve fuel efficiency and reduce operating costs

          - All of the new planes will be leased through a variety of financing sources

However, risks inherent in the airline industry as well as Brickyard's profitability, competitive position and long-term prospects have impacted its stock price performance

     o    The Company's stock has suffered in part due to:

          - Soft FY 2000 performance and a 1Q loss due to weaker yields and higher fuel costs

          -    Competitive pressures, particularly from Southwest

          -    Overhang due to JGM's existing ownership stake

          - Low trading volume (daily average volume over last three months has been less than 1% of the float)

          - Execution risk and uncertainty surrounding Brickyard's ability to successfully execute its plan

          -    A decline in airline stocks in general



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                                     - 18 -

                                                          Background of Proposal

--------------------------------------------------------------------------------

o Significant execution surrounds the Company's ability to integrate the new fleet, implement the Midway expansion and execute its business transition

     - The Company will lease at least 49 new planes to be put in service by December 2004 which will significantly upgrade its fleet, putting potential pressure on the Company's debt capacity and risk profile in the near-term as well as execution and integration risk of Brickyard successfully ramping up its fleet cost-effectively and to customer satisfaction

          o Brickyard has never absorbed as many planes in as short a time period in its history

     - The new facilities at Midway airport, which will allow Brickyard to dramatically expand its scheduled service business, are not yet completed

     - Brickyard is poised to undergo a significant business transition in which its charter service will be reduced in size and the Company will become a more traditional carrier focused on scheduled service

o Brickyard's direct competitor in the discount market is Southwest Airlines exposing it to pricing pressure in nearly all of its routes

     - Brickyard competes directly with Southwest in nearly all of its markets and is competitively disadvantaged in many respects

          o Southwest is larger with significantly greater resources than Brickyard

               - Southwest is the fourth largest domestic carrier based on passengers boarded and largest based on scheduled departures

               - Southwest operates nearly 350 planes (compared with Brickyard's 58)

               - Southwest has virtually no debt and an enterprise value of approximately $15 billion (compared with Brickyard's enterprise value of approximately $700 million and nearly $500 million in debt excluding operating leases)

          o    Southwest has a younger and more efficient fleet than Brickyard

               - Its fleet is comprised exclusively of Boeing 737s, significantly enhancing productivity of maintenance and fleet operations

          o Southwest has a stronger reputation with customers in terms of reliability and performance and offers frequent flyer awards and affinity programs to customers (Brickyard does not offer any reward or affinity programs)



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                                     - 19 -

                                                          Background of Proposal

--------------------------------------------------------------------------------

     o Brickyard has an uneven track record of meeting earnings expectations limits the market's ability to adequately value the enterprise

          - Additionally, limited float and analyst coverage of Brickyard's stock may not provide a broad enough market view to apply towards valuation

     o Airline valuations are depressed due to profit erosion stemming from the increase in fuel costs and labor difficulties

          - Exposure to the increase in fuel cost has dramatically impacted recent results, in line with all other carriers

          - Brickyard is currently renegotiating its contract with the pilot's union which will likely result in significantly higher labor costs as the Company's labor costs increase and move toward the industry average





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                                     - 20 -

                                                          Background of Proposal


Analysts' Views
------------------------------------------------------------------------------------------

                                Date of
                                 Last       Target       FY 2001E             FY 2002E
       Analyst / Firm           Report      Price     EPS     P/E (1)     EPS      P/E (1)
-------------------------      ---------   --------  -----    -------    -----    --------

Brian Harris /                  4/26/01     $12.00   $0.18    70.0x       NA        NA
Salomon Smith
Barney



                               Comments
--------------------------------------------------------------------
 Rating:  Outperform, High Risk


  "Maintaining our [Outperform, High Risk] rating -- (1) anticipated improvements from new aircraft and (2) we believe most of the bad news is already out there (the increased low-cost competition remains a concern)"


  "In May, AMTR begins delivery of 47 new Boeing aircraft -- 40% more fuel efficient."


---------------------------------------------------------------------------------------------
Julius Maldutis /               4/27/01     $15.00   $0.35      36.0x     $1.00      12.6x
CIBC World
Markets



-------------------------------------------------------------------------------

 Rating:  Buy

 "Despite the economic slowdown system unit revenue increased 5.7% [in the first quarter] as price conscious travelers sought out Brickyard's low cost product."


 "To alleviate operating costs and improve schedule reliability the airline will begin transitioning to a modern, more fuel efficient aircraft fleet beginning in late 2Q01"

 "Looking ahead to 2Q01, we expect continued unit cost pressure stemming from high fuel prices, inefficiencies of an older fleet of aircraft and continued softness in the revenue environment."


------------------------------
(1) Based on 5/16/01 closing price of $12.60 one day prior to the Proposal

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                                     - 21 -

                                                          Background of Proposal


Pro Forma Capitalization
-------------------------------------------------------------------------------------------------------------------

                                                                       As of
                                                                  March 31, 2001          Adjustments            Pro Forma
                                                                  --------------          -----------            ---------

Cash                                                                  $129.7                   $0.0                $129.7

Debt:
     Secured Aircraft Financing                                       $123.0                   $0.0                $123.0
     Secured Non-Aircraft Financing excl. New Bank Debt                 63.1                    0.0                  63.1
     New Bank Debt (secured)                                             0.0                   70.5 (1)              70.5
     New ILFC Debt (unsecured)                                           0.0                    1.0 (2)               1.0
     High Yield Notes (unsecured)                                      300.0                    0.0                 300.0
     Other Debt (unsecured)                                              2.8                    0.0                   2.8
                                                                         ---                    ---                   ---
Total Debt                                                            $488.9                  $71.5                $560.4

Preferred
     Convertible                                                        30.0                   (1.0) (2)             29.0
     Non-convertible                                                    50.0                    0.0                  50.0
                                                                        ----                    ---                  ----
Total Preferred                                                         80.0                   (1.0)                 79.0

Shareholders' Equity                                                   119.7                  (70.5)                 49.2
                                                                       -----                  ------                 ----

Total Capitalization                                                  $688.6                   $0.0                $688.6


Total Debt + Preferred                                                $568.9                  $70.5                $639.4
Total Debt + Preferred/Capitalization                                   83%                                          93%

Net Debt (incl. Preferred)                                             439.2                   70.5                 509.7
Net Debt/Capitalization                                                 79%                                          91%



------------------------------
(1) Reflects total borrowing to finance 3.1 million shares purchased at $21.00 per share and $5.4 million for the cash out of certain management options
(2) Assumes 10% of the ILFC convertible preferred security is financed by a new unsecured debt instrument

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                                     - 22 -

                                                          Background of Proposal


Summary of ILFC Revised Terms
--------------------------------------------------------------------------------

In September 2000 Brickyard issued to ILFC 300 shares of Series B Preferred Stock with the following terms:

     o $30 million liquidation value, 5.0% annual cumulative dividend paid quarterly

     o Convertible (in the aggregate) into 1.9 million shares of common stock at ILFC's option

     o    Conversion price of $15.67 per share

     o Optional redemption by Brickyard beginning September 2002 at a premium of 103.6% which declines thereafter

     o    Mandatory redemption by 2015


Pursuant to the Proposal, ILFC has agreed to the following revisions to their preferred investment in Brickyard:

     o Between 5% and 10% (at the option of Brickyard) of the Series B Preferred Shares held by ILFC will be redeemed by Brickyard in exchange for a new senior unsecured note

          - The face value of the new note will be based on the spread between the $15.67 conversion price and the final price paid to the Public Shareholders multiplied by the number of preferred shares redeemed, resulting in face value of between $0.5 million and $1.0 million

          -    The new note will bear interest at 7.38% p.a.

     o The annual dividend rate on the remaining Series B Preferred Shares will increase from 5.0% to 5.66% at closing and increase again to 6.5% four years from closing

          - The dividend rate will fall to 5.0% upon the public issuance of at least 15% of common stock (i.e., and initial public offering) following closing of a transaction with JGM

     o Brickyard will lease a new Boeing 737-800 from ILFC effective at the time of the closing of a transaction with JGM

     o $100,000 management fee will be paid to ILFC annually for four years in exchange for assistance in fleet management


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--------------------------------------------------------------------------------

                                     - 23 -

--------------------------------------------------------------------------------



                  -----------------------------------------


                              Summary of Valuation
                                    Analyses

                  -----------------------------------------


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--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

Management Forecast Due Diligence:  Management Base Case
--------------------------------------------------------------------------------

       DrKW reviewed Brickyard's detailed five-year business plan (the "Management Base Case") prepared in May 2001

       Management also prepared additional forecasts incorporating a number of sensitivities to their assumptions

       The Management Base Case reflects the following significant assumptions:

       Refleeting

       o Brickyard is projected to accept delivery of 49 new planes (39 737-800s and 10 757-300s) between 2001 and 2004 (with purchase options for 7 additional 737-800s), primarily for its scheduled service unit, which will be operated by Brickyard under operating leases

       o 12 of Brickyard's 18 L1011s will be sold or retired between 2002 and 2004 at values which are significantly below book values (but approximate current market values) generating aggregate pre-tax losses of $66.1MM

       o All 24 of Brickyard's 727s will be sold to a joint venture with BATA Leasing LLC at book value (no gain or losses assumed) between 2001 and 2002 for over $50MM in cash proceeds

       Revenue

       o Projected total compound annual revenue growth of 11% will be driven by the scheduled service unit which is projected to increase from $753MM in 2000 revenues to $1.8 billion by 2005 due to additional routes for its scheduled service business supported by the larger fleet as well as projected productivity improvements across all business

       o As a result of the refleeting in which most of the equipment dedicated to the Company's charter business is sold, Brickyard's charter business is projected to decline by over 50% from $247MM in 2000 to $107MM in 2005

       o Military and other unit revenue is projected to remain essentially flat

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


                                                   Summary of Valuation Analyses

Management Forecast Due Diligence:  Management Base Case (Cont'd)
--------------------------------------------------------------------------------

       Costs

       o EBITDAR margin is projected to improve from 15.5% in 2000 (an unusually low margin due to high fuel costs and low compared to 1998 and 1999 EBITDAR margin of 22%) to 19.9% in 2005 which includes the full effect of additional lease payments for the new fleet (all of which are being leased)

       o Labor costs are projected to increase from 23.0% of total revenues in 2000 to 29.3% in 2005 as a result of new contract currently in negotiation with the pilot's union and expected cost of living increases across all employee groups

       o Fuel costs are projected to decline from 21.3% of total revenues in 2000 to 13.1% in 2005 which is largely attributable to savings generated by Brickyard's more efficient fleet as the new planes are brought on line and the phase-out of the older fleet

           - Management forecast assumes fuel price declines to $0.891/gallon by 2003 from $0.989 in 2001 (compared with $1.094 in 2000)

       o Costs for maintenance, materials and repair ("MMR") are projected to decline from 5.5% of total revenues in 2000 to 4.5% by 2005 which reflects the total annual MMR run rate for the full fleet which will be in place by FYE 2004

           - MMR declines to 3.9% of total revenues in 2002 which reflects the sale of all of Brickyard's 727s and most of the high maintenance L1011s and only a portion of the new fleet

           - Expenses for MMR costs will be accrued based on block hours and will not reflect actual cash costs during the early years of the new planes resulting in a cash reserve

       o   Other costs grow generally in line with projected revenue growth

Working capital

       o Working capital is projected to be largely self-financing through 2005 due to rapid growth in Air Traffic Liabilities ("ATL") which primarily reflect customer tickets which are typically paid several months in advance by customers

           - As Brickyard's fleet expands and additional routes and schedules are offered, ATL is projected to increase from $107MM in 2000 to $248MM by 2004


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--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------


       Working capital (cont'd)


       - The rapid growth in ATL is projected to generate nearly $150MM in aggregate cash from 2001 to 2004

       - By 2005, Brickyard is projected to have all of its new fleet in place at which point growth in ATL slows significantly

       Capital expenditures/equipment sales

       o Capital expenditures (excluding aircraft predelivery deposits which are returned to the Company as new fleet is delivered) are projected to decline from $170MM in 2001 to $82MM by 2005

       o During the projection period of 2001-2005, capital expenditures generally consist of D-checks and engine overhauls of the Company's remaining L1011 and 757-200s which are approaching the service-heavy portion of their life cycles

           - The average age of Brickyard's fleet will decline dramatically with the new fleet deliveries resulting in capital investment lower costs

       o 10 L1011s are sold at values which are significant below book value and generate large losses 2002 through 2004

           - An aggregate $6.75MM in cash proceeds is generated compared with $72.8MM in net book value for the 10 L1011s sold

       o 24 727s are sold to the joint venture at book value ($142MM) and generate over $50MM in cash proceeds (the remaining consideration is in stock of the joint venture)

       o   Rotables allocated to the 727s have been fully depreciated

       o Rotables allocated to the L1011s are currently carried at a current net book value of approximately $29MM and are not included in the sale of the planes


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                                      -27-

                                                   Summary of Valuation Analyses

Management Forecast Due Diligence:  Other Cases
--------------------------------------------------------------------------------

Brickyard management provided DrKW with the following additional sensitivities to its Management Base Case forecast:

    Case Sensitivity                          Description
    ----------------                          -----------
Maintenance Adjustment    Maintenance, materials and repaid expense ("MMR") is
Case                      "normalized" over the 2001-2005 forecast horizon.
                          Brickyard generally expenses MMR based on the life cycle of its planes and as planes age, greater levels of MMR is incurred to reflect maintenance-heavy portions of their life cycles for D-checks and engine overhauls; consequently, MMR. In the Management Base
                          Case, only a small portion of the total MMR which will be incurred for Brickyard's fleet over the next 10 years is reflected in the 2001-2005 forecast horizon due to the impact of the introduction of the new planes into Brickyard's fleet between mid 2001 and 2004 resulting in a "honeymoon" period of MMR for the forecast period. The Maintenance Adjustment Case reflects aggregate projected MMR over the ten-year, 2001-2010 period, including the higher annual costs in the 2006-2010 period on the new planes, shown on a straight-line basis for 2001-2005 resulting in significantly higher MMR and lower EBITDAR for 2001-2005 compared with the Management Base Case.

                                                                          MMR Expense ($MM)
                                                    -----------------------------------------------------------------
                                                    2001E        2002E            2003E          2004E          2005E
                                                    -----        -----            -----          -----          -----
                          MMR Adj. Case             $67.4        $84.6            $97.6         $104.1         $109.3
                          Management Base Case       64.4         65.6             70.4           84.5           97.2
                                                     ----         ----             ----           ----           ----
                          Difference                 $3.0        $18.9            $27.2          $19.6          $12.1

                                                                             EBITDAR ($MM)
                                                    -----------------------------------------------------------------
                                                    2001E        2002E            2003E          2004E          2005E
                                                    -----        -----            -----          -----          -----
                          MMR Adj. Case            $266.0       $371.4           $453.4         $459.6         $422.2
                          Management Base Case      269.0        390.3            480.6          479.2          434.3
                                                    -----        -----            -----          -----          -----
                          Difference                ($3.0)      ($18.9)          ($27.2)        ($19.6)        ($12.1)

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------

  Case Sensitivity                              Description
--------------------      ------------------------------------------------------
Fuel Adjustment Case      The Fuel Adjustment Case reflects an assumption that
                          jet fuel costs will remain at 2001's level of $0.989 per gallon instead of declining to $0.891 by 2003, resulting in higher fuel expense and lower EBITDAR compared with the Management Base Case.

                                                                      Fuel and Oil Expense ($MM)
                                                    --------------------------------------------------------------
                                                     2001E         2002E         2003E         2004E         2005E
                                                    ------        ------        ------        ------        ------
                          Fuel Adj. Case            $271.5        $281.4        $306.7        $316.8        $322.2
                          Management Base Case       271.5         254.2         272.5         281.5         286.3
                                                     -----         -----         -----         -----         -----
                          Difference                  $0.0         $27.2         $34.2         $35.3         $35.9

                                                                               EBITDAR ($MM)
                                                    --------------------------------------------------------------
                                                     2001E         2002E         2003E         2004E         2005E
                                                    ------        ------        ------        ------        ------
                          Fuel Adj. Case            $269.0        $363.1        $446.4        $443.9        $398.4
                          Management Base Case       269.0         390.3         480.6         479.2         434.3
                                                     -----         -----         -----         -----         -----
                          Difference                  $0.0        ($27.2)       ($34.2)       ($35.3)       ($35.9)

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------

    Case Sensitivity                            Description
----------------------    ------------------------------------------------------
Recession Case            The Management Base Case reflects a 2.0% compound
                          annual growth rate in the RASM of Brickyard's scheduled service business from 7.44 cents per passenger mile to 8.20 cents per passenger mile. The
                          Recession Case assumes that the scheduled service RASM remains at 2000's level of 7.44 cents and results in lower revenues compared with the Management Base Case.

                                                                      Scheduled Service Revenues ($MM)
                                                      ----------------------------------------------------------------
                                                       2001E        2002E         2003E          2004E           2005E
                                                      -------     --------       -------       --------        -------
                          Recession Case              $888.0      $1,153.9      $1,402.2       $1,610.1        $1,699.5
                          Management Base Case         926.7       1,218.5       1,485.9        1,706.3         1,801.0
                                                       -----       -------       -------        -------         -------
                          Difference                  ($38.6)       ($64.7)       ($83.8)        ($96.2)        ($101.5)

                                                                             EBITDAR ($MM)
                                                      ----------------------------------------------------------------
                                                       2001E        2002E         2003E          2004E           2005E
                                                      -------     --------       -------       --------        -------
                          Recession Case              $230.4        $326.5      $398.9         $385.1          $335.3
                          Management Base Case         269.0         390.3       480.6          479.2           434.3
                                                       -----         -----       -----          -----           -----
                          Difference                  ($38.6)       ($63.8)     ($81.7)        ($94.1)         ($99.0)

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------

  Case Sensitivity                           Description
----------------------    ------------------------------------------------------
Southwest (LUV) Case      A Southwest Case assumes that scheduled service
                          revenues decline as a result of pricing competition with Southwest Airlines. Beginning in 2002,
                          Brickyard's fare decline 5% from the Management Base
                          Case in every market in which it competes with Southwest except for the Los Angeles routes in which Brickyard's fares decline 10% resulting in lower scheduled service revenues.

                                                                      Scheduled Service Revenues ($MM)
                                                      ------------------------------------------------------------------
                                                       2001E        2002E          2003E          2004E           2005E
                                                      -------     --------       --------       --------        --------
                          Southwest Case              $926.7      $1,193.9       $1,460.7       $1,679.9        $1,733.6
                          Management Base Case         926.7       1,218.5        1,485.9        1,706.3         1,801.0
                                                       -----       -------        -------        -------         -------
                          Difference                    $0.0        ($24.6)        ($25.2)        ($26.4)         ($67.4)

                                                                              EBITDAR ($MM)
                                                      ------------------------------------------------------------------
                                                       2001E        2002E          2003E          2004E           2005E
                                                      -------     --------       --------       --------        --------
                          Southwest Case              $269.0        $368.1       $457.8         $455.4          $409.6
                          Management Base Case         269.0         390.3        480.6          479.2           434.3
                                                       -----         -----        -----          -----           -----
                          Difference                    $0.0        ($22.2)      ($22.8)        ($23.8)         ($24.7)

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------

    Case Sensitivity                         Description
------------------------  ------------------------------------------------------
Downside Case             The downside case reflects the revenue assumption
                          sensitivities used in the Recession and Southwest
                          Cases and the fuel and oil expense assumption sensitivity used in the Fuel Adjustment Case resulting in significantly lower revenues and higher costs compared with the Management Base Case.

                                                                   Scheduled Service Revenues ($MM)
                                                      -------------------------------------------------------------
                                                       2001E       2002E         2003E          2004E         2005E
                                                      ------      -------       --------      --------      -------
                          Downside Case               $888.0      1,130.8       $1,378.6      $1,585.5      $1,673.9
                          Management Base Case         926.7      1,218.5        1,485.9       1,706.3       1,801.0
                                                       -----      -------        -------       -------       -------
                          Difference                  ($38.6)      ($87.7)       ($107.3)      ($120.8)      ($127.1)

                                                                         Fuel and Oil Expense ($MM)
                                                      -------------------------------------------------------------
                                                       2001E       2002E         2003E          2004E         2005E
                                                      ------      -------       --------      --------      -------
                          Downside Case               $271.5       $281.4       $306.7         $316.8        $322.2
                          Management Base Case         271.5        254.2        272.5          281.5         286.3
                                                       -----        -----        -----          -----         -----
                          Difference                    $0.0        $27.2        $34.2          $35.3         $35.9

                                                                            EBITDAR ($MM)
                                                      -------------------------------------------------------------
                                                       2001E       2002E         2003E          2004E         2005E
                                                      ------      -------       --------      --------      -------
                          Downside Case               $230.4       $278.7        $343.6         $327.7        $276.4
                          Management Base Case         269.0        390.3         480.6          479.2         434.3
                                                       -----        -----         -----          -----         -----
                          Difference                  ($38.6)     ($111.6)      ($137.0)       ($151.5)      ($157.9)

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

Summary of Forecast Assumptions:  Management Base Case
--------------------------------------------------------------------------------

Shown below is a summary of Management's Base Case which illustrates the impact of Brickyard's rapid revenue growth over the next several years

However, due to higher costs associated with the new fleet (primarily labor), cash flow does not grow as rapidly and declines in 2005

--------------------------------------------------------------------------------------------------------------------------
                                                                     Management Base Case ($MM)
--------------------------------------------------------------------------------------------------------------------------
                                                   FY 2000A    FY 2001E    FY 2002P    FY 2003P     FY 2004P     FY 2005P
                                                   --------    --------    --------    --------     --------     --------
Revenues                                           $1,291.6    $1,385.0    $1,666.7    $1,941.7     $2,107.1     $2,182.8
Revenue Growth                                         15.1%        7.2%       20.3%       16.5%         8.5%         3.6%

EBITDAR                                               199.7       269.0       390.3       480.6        479.2        434.3
EBITDAR Margin                                         15.5%       19.4%       23.4%       24.8%        22.7%        19.9%

EBITDA                                                127.6       158.9       180.6       225.1        204.1        145.1
EBITDA Margin                                           9.9%       11.5%       10.8%       11.6%         9.7%         6.6%

Capital Expenditures (excl. deposit facilities)       126.6       169.6       114.5        74.9         57.0         82.1

Net Debt                                              408.8       373.0        45.2       (56.8)      (253.9)      (306.3)
Adjusted Net Debt (incl. capitalized leases) (1)      986.0     1,253.6     1,722.7     1,987.2      1,946.4      2,007.2

Net Debt/EBITDA                                        3.2x        2.3x        0.3x        NM           NM           NM
Adjusted Net Debt/EBITDAR                              4.9x        4.7x        4.4x        4.1x         4.1x         4.6x
--------------------------------------------------------------------------------------------------------------------------

------------
(1) Reflects aircraft lease expense capitalized at an 8x multiple

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

Comparison of Brickyard Forecasts and Actual Performance ($MM)
--------------------------------------------------------------------------------


In the last three years, Brickyard has generally been able to achieve its budgets (1)

                                           1998                         1999                              2000
                                 --------------------------   --------------------------   -------------------------------
                                 Budget   Actual   Variance   Budget   Actual   Variance   Budget(1)     Actual   Variance
                                 -------  ------   --------   ------   ------   --------   ---------     ------   --------
Revenue
Scheduled Service                 $471.7   $511.3    $39.6    $617.1    $624.6    $7.6       $784.3      $753.3    ($31.0)
Charter (incl. Military)           348.5    344.5     (4.0)    379.5     390.0    10.5        425.3       435.3      10.0
Ground & Other                      57.4     63.6      6.3      25.0     107.8    82.8         79.0       103.0      24.0
                                  ------   ------    -----  --------  --------  ------     --------    --------    ------
Total Revenue                     $877.5   $919.4    $41.9  $1,021.6  $1,122.4  $100.8     $1,288.6    $1,291.6      $3.0

Expenses
Salaries, Wages & Benefits        $199.7   $211.4    $11.7    $243.8    $252.6    $8.7       $296.5      $297.0      $0.5
Fuel and Oil                       162.3    137.4    (24.9)    171.4     170.9    (0.4)       267.5       274.8       7.3
Handling, Landing and
  Navigation                        76.6     74.6     (2.0)     86.6      89.3     2.7         99.4        97.4      (1.9)
Passenger Service                   34.1     34.0     (0.0)     37.0      39.2     2.2         45.9        45.6      (0.3)
Aircraft Rentals                    56.4     53.1     (3.3)     59.4      58.7    (0.7)        72.0        72.1       0.2
Aircraft Main./Materials/Repair     53.2     53.7      0.4      57.9      55.6    (2.3)        66.2        70.4       4.3
Depreciation and Amortization       74.8     78.7      3.9      95.7      96.0     0.4        126.7       125.0      (1.6)
Crew and Employee Travel            35.7     41.5      5.8      44.1      49.7     5.6         60.3        65.8       5.5
Ground Package Cost                 22.9     19.5     (3.4)     21.1      49.0    27.9         61.7        50.9     (10.8)
Commissions                         28.2     28.5      0.2      33.7      39.0     5.3         42.1        39.1      (3.0)
Advertising                         15.6     17.8      2.2      17.4      18.6     1.2         19.0        22.0       3.0
Other Selling Expenses              21.0     22.1      1.2      26.6      28.1     1.5         36.5        36.6       0.2
Fixed Costs                         68.5     71.7      3.2      72.7      85.8    13.2         91.1        92.2       1.1
                                  ------   ------    -----  --------  --------  ------     --------    --------    ------
Total Expenses                    $849.0   $844.0    ($5.0)   $967.3  $1,032.7   $65.4     $1,284.7    $1,289.0      $4.3

EBIT                               $28.5    $75.4    $46.9     $54.3     $89.7   $35.4         $3.9        $2.6     ($1.3)
EBITDA                             103.3    154.0     50.8     149.9     185.7    35.8        130.5       127.6       2.9
EBITDAR                            159.6    207.2     47.5     209.3     244.4    35.1        202.5       199.8       2.8

---------------------
(1) Budget as of July 2000

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

Comparison of Brickyard Management Forecasts ($MM)
--------------------------------------------------------------------------------

Shown below is a comparison of summaries of two sets of forecasts prepared by Brickyard management

The July 2000 forecast was presented to the rating agencies in conjunction with a proposal to recapitalize Brickyard

o SSB also referenced the July 2000 forecast in a presentation to JGM dated 1/12/01

The current forecast was revised by Brickyard management in May 2001

                                 Brickyard Management Forecast for the Fiscal Year Ended December 31
                            -----------------------------------------------------------------------------
                            FY 2000       FY 2001      FY 2002      FY 2003        FY 2004        FY 2005
                            -------       -------      -------      -------        -------        -------
Revenue
    July 2000 Forecast      $1,328.8     $1,469.7      $1,722.5     $1,960.6       $2,075.9           --
    Current Forecast            --        1,385.0       1,666.7      1,941.7        2,107.1        2,182.8
                            --------      -------       -------      -------        -------        -------
Difference                      --          $84.7         $55.8        $18.9         ($31.2)          --

EBITDAR (1)
    July 2000 Forecast        $233.9       $337.1        $470.1       $562.1         $608.8           --
    Current Forecast            --          269.0         390.3        480.6          479.2          434.3
                            --------      -------       -------      -------        -------        -------
Difference                      --          $68.1         $79.8        $81.5         $129.6           --

EBITDA
    July 2000 Forecast        $162.4       $232.4        $265.9       $318.4         $344.0           --
    Current Forecast            --          158.9         180.6        225.1          204.1          145.1
                            --------      -------       -------      -------        -------        -------
Difference                      --          $73.5         $85.3        $93.3         $139.9           --

EBIT
    July 2000 Forecast         $23.2        $49.2        $148.0       $212.6         $251.5           --
    Current Forecast            --           30.0          47.6        124.6          123.8           71.1
                            --------      -------       -------      -------        -------        -------
Difference                      --          $19.2        $100.4        $88.0         $127.7           --


-------------------
(1) Excludes non-recurring losses related to the sale of the L1011s

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

Implied Share Prices - EPS Analysis             June 2001 - Management Base Case
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                         EARNINGS PER SHARE
-----------------------------------------------------------------------------------------------------------------------
                           Year                  2003E             2004E            2005E
                           Proj. EPS             $3.37             $5.30            $3.75
                           ---------       ------------      ------------     ------------

                           8.0x                 $26.93            $42.44           $29.96      Undiscounted Share Price
                                                 18.99             26.02            15.97      Discounted @ 15.0%
                                                 17.99             24.13            14.50      Discounted @ 17.5%
P/E                                              17.07             22.42            13.19      Discounted @ 20.0%


                           9.0x                 $30.29            $47.74           $33.71      Undiscounted Share Price
                                                 21.36             29.27            17.97      Discounted @ 15.0%
                                                 20.24             27.15            16.31      Discounted @ 17.5%
                                                 19.20             25.22            14.84      Discounted @ 20.0%


Multiple                   10.0x                $33.66            $53.05           $37.45      Undiscounted Share Price
                                                 23.73             32.53            19.97      Discounted @ 15.0%
                                                 22.49             30.17            18.13      Discounted @ 17.5%
                                                 21.34             28.03            16.49      Discounted @ 20.0%


                           11.0x                $37.03            $58.35           $41.20      Undiscounted Share Price
                                                 26.11             35.78            21.96      Discounted @ 15.0%
                                                 24.74             33.18            19.94      Discounted @ 17.5%
Range                                            23.47             30.82            18.14      Discounted @ 20.0%

                           12.0x                $40.39            $63.65           $44.94      Undiscounted Share Price
                                                 28.48             39.03            23.96      Discounted @ 15.0%
                                                 26.99             36.20            21.75      Discounted @ 17.5%
                                                 25.61             33.63            19.78      Discounted @ 20.0%

-----------------------------------------------------------------------------------------------------------------------


-------------------
Note: All figures discounted to July 1, 2001


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses


Implied Share Prices - EPS Analysis             June 2001 - Management Base Case
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                                     EARNINGS PER SHARE
----------------------------------------------------------------------------------------------------------------------
                           Year                  2003E             2004E            2005E
                           Proj. EPS             $1.87             $4.25            $3.14
                           ---------       ------------      ------------     ------------

                           8.0x                 $15.00            $34.01           $25.15      Undiscounted Share Price
                                                 10.57             20.86            13.41      Discounted @ 15.0%
                                                 10.02             19.34            12.17      Discounted @ 17.5%
P/E                                               9.51             17.97            11.07      Discounted @ 20.0%


                           9.0x                 $16.87            $38.27           $28.30      Undiscounted Share Price
                                                 11.90             23.46            15.09      Discounted @ 15.0%
                                                 11.27             21.76            13.69      Discounted @ 17.5%
                                                 10.70             20.22            12.46      Discounted @ 20.0%


Multiple                   10.0x                $18.75            $42.52           $31.44      Undiscounted Share Price
                                                 13.22             26.07            16.76      Discounted @ 15.0%
                                                 12.53             24.18            15.22      Discounted @ 17.5%
                                                 11.88             22.46            13.84      Discounted @ 20.0%


                           11.0x                $20.62            $46.77           $34.58      Undiscounted Share Price
                                                 14.54             28.68            18.44      Discounted @ 15.0%
                                                 13.78             26.60            16.74      Discounted @ 17.5%
Range                                            13.07             24.71            15.23      Discounted @ 20.0%

                           12.0x                $22.49            $51.02           $37.73      Undiscounted Share Price
                                                 15.86             31.28            20.12      Discounted @ 15.0%
                                                 15.03             29.02            18.26      Discounted @ 17.5%
                                                 14.26             26.95            16.61      Discounted @ 20.0%

------------------------------------------------------------------------------------------------------------------------




-------------------
Note: All figures discounted to July 1, 2001


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses


Revenue Growth Assumptions
--------------------------------------------------------------------------------

     Breakdown of Projected Revenues

[The following table was depicted as a bar chart in the printed material.]

                               2000    2001E    2002E   2003E    2004E     2005E
Scheduled Service            $753.3   $926.7 $1,218.5 $1,485.9  $1,706.3  $1,801.0
Charter                       246.7    218.3    199.3   190.6      133.9     106.7
Military                      188.6    135.4    131.2   135.0      129.8     134.9
Ground                         58.9     57.9     56.1    56.2       56.2      56.2
Other                          43.1     46.8     61.5    73.9       80.9      84.0

     As these charts illustrate, Brickyard is projected to significantly increase its base of scheduled service revenues and reduce charter operations

     o Aircraft used for the scheduled service unit is projected to increase from 33 planes at FYE 2000 to 60 by FY 2005

     o Concurrently, planes operated for the charter business will decline from 10 at FYE 2000 to 4 by FYE 2005

     Scheduled service will account for 82% of total revenues by FY 2005 compared with 58% in FY 2000


[The following table was depicted as a pie chart             [The following table was depicted as a pie chart
     in the printed material.]                                          in the printed material.]

FY 2000 Revenue Breakdown: $1,291 MM Total                    FY 2005E Revenue Breakdown: $2,183 MM Total

                               2000                                                         2005E
Scheduled Service            $753.3                          Scheduled Service           $1,801.0
Charter                       246.7                          Charter                        106.7
Military                      188.6                          Military                       134.9
Ground                         58.9                          Ground                          56.2
Other                          43.1                          Other                           84.0
                           $1,290.7                                                      $2,182.8



                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

Summary of Fleet Projections
--------------------------------------------------------------------------------

     As the new 737s and 757s are brought on line and 727s and L1011s are retired, Brickyard's fleet size and composition will change dramatically and provide the primary driver for revenue growth


                           Fleet Breakdown by Aircraft

[The following table was depicted as a bar chart in the printed material.]

                               2000    2001E    2002E   2003E    2004E    2005E
737-800                           0       14       35      39       46       46
757-300                           0        5       10      10       10       10
757-200                          15       15       14      14       14       14
L1011-500                         5        5        5       5        5        5
L1011-50/100                     13       10        8       3        1        1
727                              24       12        0       0        0        0

                             Fleet Breakdown by Use

[The following table was depicted as a bar chart in the printed material.]


                               2000    2001E    2002E   2003E    2004E    2005E
Scheduled Service              33.5       37    49.50      52    60.00       60
Charter                          10      7.5     7.00       5     4.00        4
Military                          4        6     5.00       5     5.00        5
Spare/Other                     9.5     10.5     10.5       9        7        7




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

                                                   Summary of Valuation Analyses

Current Fleet Overview and Plan(1)

-------------------------------------------------------------------------------------------
                                         Fleet as of 12/31/00
-------------------------------------------------------------------------------------------
                      Average Age     Average Seats        Owned        Leased      Total
B727-200                   20.4            173               13           11          24
B737-800                    0.0            170                0            0           0
B757-200                    3.1            246                0           15          15
B757-300                    0.0            210                0            0           0
L1011-50/100               26.0            362               13            1          14
L1011-500                  18.8            307                5            0           5
                           ----            ---               --           --          --
Total Fleet                17.1            249               31           27          58
-------------------------------------------------------------------------------------------

                                Historical and Forecasted Fleet Plan at Year End
------------------------------------------------------------------------------------------------
                    1997     1998      1999      2000       2001E    2002E    2003E     2004E
B727-200             24        24       24         24         12        0        0         0
B737-800              0         0        0          0         14       35       39        46
B757-200              7         9       11         15         15       14       14        14
B757-300              0         0        0          0          5       10       10        10
L1011-50/100         16        14       14         14         10        9        4         0
L1011-500             0         1        4          5          5        5        5         5
                     --        --       --         --         --       --       --        --
Total Fleet          47        48       53         58         61       73       72        75
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                        Average Seats at Year End
------------------------------------------------------------------------------------------------
                            1997     1998      1999       2000       2001E    2002E    2003E     2004E
Average Seats/Aircraft      248.2     244.6    248.2      249.1      235.3    223.1    210.5     198.7
% Change                     --        (1.5%)    1.5%       0.3%      (5.5%)   (5.2%)   (5.6%)    (5.6%)
--------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                          % Change in Aircraft and Seats
------------------------------------------------------------------------------------------------
                             1998      1999       2000       2001E    2002E    2003E     2004E
Aircraft                        2.1%    10.4%       9.4%       5.2%    19.7%    (1.4%)     4.2%
Seats                           0.6%    12.0%       9.8%      (0.7%)   13.5%    (6.9%)    (1.7%)
------------------------------------------------------------------------------------------------


(1) Source: Company reports and Salomon Smith Barney research dated 3/30/01

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



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


                                                   Summary of Valuation Analyses

Comparative Fleet Age(1)
-------------------------------------------------------------------------------


     While Brickyard currently operates one of the oldest fleets, by 2004 following an ambitious fleet build out plan, Brickyard will have one of the youngest fleets in the country which should improve reliability and utilization rates

[The following table was depicted as a bar chart in the printed material.]

                                         Average
                                        Fleet Age
                                        ---------
ATA-2004                                   4.9
Alaska                                     7.6
Southwest                                  8.2
Continental                                8.4
United                                     9.9
America West                              10
American                                  10.6
Delta                                     12
TWA                                       12.1
US Airways                                12.7
ATA-2000                                  17.2
Northwest                                 19.9

--------
(1) Source: 8K dated 3/16/01


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


                                                   Summary of Valuation Analyses

Key Operating Statistic Assumptions
-------------------------------------------------------------------------------

Scheduled Service Yield and Load Factor      Management's Base Case forecast
                                             reflects only modest improvement in
                                             scheduled service yield and load
                                             factor

[The following table was depicted as a bar chart in the printed material.]

                                                 Historical                                 Projected
                                  ---------------------------------------   -------------------------------------------

                                  1996     1997     1998    1999     2000    2001E    2002E   2003E    2004E    2005E
                                  ----     ----     ----    ----     ----    -----    -----   -----    -----    -----
Scheduled Service Yield (cents)  0.0786   0.0819   0.0880  0.0910   0.0971   0.1041   0.1095  0.1082   0.1110   0.1123
Scheduled Service Load Factor(%)     67%      73%      74%     77%      77%      74%      74%     73%      73%      73%


Revenue per Available Seat Miles ("RASM")    RASM across all of Brickyard's
                                             businesses is projected to
                                             stabilize at levels just slightly
                                             above 2000, a difficult year for
                                             most airlines

[The following table was depicted as a bar chart in the printed material.]



                                             Historical                                  Projected
                             -----------------------------------------   -----------------------------------------
                               1996     1997     1998    1999     2000    2001E    2002E   2003E    2004E    2005E
                               ----     ----     ----    ----     ----    -----    -----   -----    ----     -----
Scheduled Service RASM       0.0529   0.0596   0.0655  0.0704   0.0744   0.0770   0.0810  0.0790   0.0810   0.0820
Charter RASM                 0.0519   0.0547   0.0573  0.0639   0.0683   0.0720   0.0710  0.0750   0.0780   0.0810
Military RASM                0.0584   0.0606   0.0621  0.0623   0.0724   0.0760   0.0720  0.0730   0.0800   0.0830
Total RASM                   0.0565   0.0619   0.0664  0.0744   0.0788   0.0830   0.0850  0.0840   0.0830   0.0880


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


                                                   Summary of Valuation Analyses

Comparative Analysis
-------------------------------------------------------------------------------

In recent years Brickyard has underperformed other airlines in terms of revenue performance measured by revenue passenger miles and slightly outperformed its peers in terms of load factor indicating that while Brickyard's fares are discounted relative to other airlines it has been able to extract good revenue efficiencies from its routes flown

Revenue per Available Seat Mile

[The following table was depicted as a bar chart in the printed material.]

RASM (cents)
                 1998     1999     2000
Brickyard        6.55     7.04     7.44
Frontier        7.114     8.45     9.01
Alaska Air       9.32     9.69     10.1
Airtran          7.73      9.8    10.32
America West     7.65     7.83     8.04
United           10.1     10.2       11
Southwest        8.76     8.96     9.43
Northwest        9.12     9.44    10.01
Delta           10.07    10.12     10.8
Continental      9.23     9.12     9.84
American         9.46     9.12    10.17

Load Factor

[The following table was depicted as a bar chart in the printed material.]

Load Factor(%)
                 1998     1999     2000
Brickyard      0.7439   0.7741   0.7665
Frontier        0.561    0.594    0.591
Alaska Air      0.596    0.635    0.702
Airtran         0.596    0.635    0.702
America West    0.674    0.684    0.705
United          0.716     0.71    0.723
Southwest       0.661     0.69    0.705
Northwest       0.731    0.746    0.766
Delta           0.727   0.7218   0.7291
Continental     0.721    0.732    0.745
American        0.702    0.695    0.724



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


                                                   Summary of Valuation Analyses

New Fleet Impact on Cost Structure
-------------------------------------------------------------------------------

     The planned upgrade and build-out of the Company's new fleet in which it will replace its current fleet of older 727s by more efficient 737s and 757s will lower the carrier's cost structure, allowing it better weather spikes in fuel and labor costs

     o The 727-200 represents over 40% of Brickyard's current fleet

     o By 2004, all of the 727s will have been replaced by 737s and 757s, which will represent 61% and 32% of the future fleet, respectively

     The dramatic expected improvement in operating efficiency between the 727 and 737 is shown below:


                                     Cents per Available Seat Mile ("ASM")
                                     --------------------------------------     Monthly
                                     727-200(1)    737-800(2)    Difference    Difference
                                     ----------    ----------    ----------    ----------
Handling, landing and navigation        1.21         1.20            0.01        $1,000

Fuel costs                              2.09         1.25            0.84       135,000

Crew costs                              1.35         1.18            0.17        27,000

Ownership costs                         0.50         1.70           (1.21)     (192,000)

Maintenance                             1.79         0.46            1.34       214,000

Other                                   1.91         1.91            0.00             0
                                        ----         ----            ----      --------
Total cents/ASM                         8.86         7.71            1.15      $184,000

---------------------------------
(1) Based on 2000 actual results
(2) Estimates based on information estimated provided by Boeing

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


                                                   Summary of Valuation Analyses

Brickyard Midway Expansion
-------------------------------------------------------------------------------

     A key feature of Brickyard's growth profile over the next several years is the expansion of Brickyard's traffic through Midway Airport

     o Due to growth in the Chicago market, capacity constraints at O'Hare and an upgrade and expansion of Midway facilities, Midway volumes and revenues are projected to grow approximately 20% per year

       - New gates at Midway come on line beginning 2001 - ATA will be the prime beneficiary of the expanded capacity

       - Midway is recognized as the airport of choice for value-conscious travelers, is closer to 40% of the greater Chicago population base and is a 15 minute subway ride to downtown

       - A new international terminal and processing facility will allow international flights to return to Midway, thereby further strengthening its competitive position against O'Hare

     o Currently, Brickyard operates 6 jet gates and 58 daily jet departures from Midway
       - By 2005 as a result of greater capacity at Midway and Brickyard's fleet growth, Brickyard projects it will operate 12 jet gates and 100 daily departures with increased efficiency

       - Brickyard's increased volume out of Midway is further illustrated by the following statistics:

 Brickyard Midway Metrics               1997           1998        1999         2000
-----------------------------          -----         ------      ------       ------
# of jet gates (year-end)                  6             6            6            6
Daily jet departures                      19            30           32           48
Jet markets served (year-end)             11            13           15           18
Annual Midway revenue ($MM)             $177          $285         $371         $511
% total Brickyard revenue                23%           31%          33%          40%
Brickyard Midway yield (cents)         0.092         0.098        0.099        0.106


 Brickyard Midway Metrics              2001E         2002E        2003E         2004E        2005E
-----------------------------         ------        ------       ------        ------       ------
# of jet gates (year-end)                  8             8            8            12           12
Daily jet departures                      58            71           75           100          100
Jet markets served (year-end)             23            27           29            32           34
Annual Midway revenue ($MM)             $680          $931         $991        $1,215       $1,311
% total Brickyard revenue                49%           54%          52%           58%          60%
Brickyard Midway yield (cents)         0.109         0.116        0.111         0.115        0.116

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



--------------------------------------------------------------------------------



                     -------------------------------------
                           Summary of Other Processes
                     -------------------------------------




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


                                                      Summary of Other Processes


Other Processes Chronology

--------------------------------------------------------------------------------

Over the last several years, the Company has engaged in several discussions and processes with respect to strategic alternatives, particularly those involving full or partial monetization of both JGM's and the Public Shareholders' interests in Brickyard

In 1999, two processes were conducted:

o One process (the "Company Process") was conducted by the Company and Salomon Smith Barney ("SSB") to explore the Company's strategic alternatives, including a possible sale of the Company

o Another process (the "Management Process") was conducted by Brickyard senior management and Morgan Stanley Dean Witter to explore a possible management-led proposal to buy the Company

The Company Process generated an indication of interest, including a proposal from America West Airlines ("AWA")

o In April 1999 AWA executed a Confidentiality Agreement with Brickyard and commenced due diligence to explore the possible acquisition of Brickyard

o A transaction with AWA did not proceed further due to AWA's conclusions regarding potential available synergies and a decline in AWA's stock price

In connection with the Management Process, Apollo put forth a recapitalization proposal which was revised several times

o    Apollo signed a Confidentiality Agreement in May 1999

o In August 1999, Apollo put forth a proposal (the "August 1999 Proposal") to invest $200 million in convertible preferred stock issued by Brickyard, the proceeds of which would be used to repurchase 59% of outstanding shares for $33 per share in cash and significantly lever the Company

     - JGM's ownership stake in Brickyard was projected to decline from 72% to 31%; Apollo would hold approximately 54% of the equity on a fully diluted basis


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


                                                      Summary of Other Processes


Other Processes Chronology (Cont'd)

--------------------------------------------------------------------------------

     - The August 1999 Proposal assumed a public stub representing approximately 15% of the common equity would remain after the transaction

          o SSB assumed the public stub would trade at an illiquidity discount to the public comparable companies of at least 30%

     - The August 1999 Proposal was conditioned on a minimum of 59% of shares tendered and allowed the Public Shareholders to elect to either sell their shares or retain their stake in the public stub and wasn't expected to trigger the change of control provisions in Brickyard's high yield notes

o    Apollo cited the following value drivers in its August 1999 Proposal:

     -    The quality of senior management

     -    Brickyard's low cost structure

     -    A track record of profitability

     - Brickyard's business plan to redevelop and expand its Midway business thereby enhancing Brickyard's "franchise" value

     - The counter cyclical impact of Brickyard's military and commercial charter business

o In March 2000, Apollo revised its offer from $33.00 per share in cash for 59% of outstanding shares to $23.25 per share in cash for 85% of outstanding shares (the "$23.25 March 2000 Proposal") and subsequently (within two weeks) revised the offer again to $25.00 per share for 96% of outstanding shares in cash (the "$25.00 March 2000 Proposal")

     - Apollo attributed the reduction in purchase price to a deterioration in Brickyard's financial results since the August 1999 Proposal and an increase in perceived execution risk with regard to Brickyard's Midway expansion

     - The revised proposal reflected a $200 million investment from Apollo (in the form of 50% common equity and 50% junior notes) and additional $115 million to $125 million in mezzanine and bank financing


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


                                                      Summary of Other Processes


Other Processes Chronology (Cont'd)

--------------------------------------------------------------------------------

o In July 2000, Brickyard, Apollo and their respective advisors made presentations to the rating agencies to discuss the proposed Apollo recapitalization transaction

     - Brickyard's credit ratings could not be downgraded in order for the high yield notes to remain outstanding pro forma for the transaction - Apollo's proposal was contingent on Brickyard's high yield notes remaining outstanding

     - Feedback from the rating agencies indicated to avoid a downgrade, no new debt could be incurred by the Company;

          o Consequently, additional equity would be required in a recapitalization structure

o In order to comply with the rating agencies' request for additional equity, by August 2000 Apollo revised the consideration of the $25.00 per share offer to $21.00 in cash, $3.00 in preferred stock and $1.00 in common stock resulting in a total fair market value of less than $25.00 per share due to the preferred and common stock components

     - Terms of the preferred stock portion included an 8.0% coupon, payable in cash or in kind at the option of the Company, and a 7-year maturity with no conversion rights

o An estimated range for the total fair market value of Apollo's revised offer is shown below:

                         Par Value         Estimated FMV Range                         Comments
                         ---------         -------------------       ------------------------------------------------
     Cash                 $21.00           $21.00   -   $21.00       Valued at face

     Preferred Stock        3.00             1.39   -     2.13       Discounted cash flow value of security assuming
                                                                     cash coupon and liquidation value is discounted
                                                                     at 15% and 25% over 7 years. Discount range is
                                                                     based on expected premium required over current
                                                                     YTW of high yield notes of between 12% and 13%

     Common Stock           1.00             0.32   -     0.79       Based on range of forward positive EPS pro forma
                            ----             ----         ----       for the Apollo transaction valued at a 10.0x P/E
                                                                     multiple, discounted back at discount rates
                                                                     ranging from 20% to 30% and adjusted for a 30%
                                                                     illiquidity discount

     Total                $25.00           $22.70   -   $23.92


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


                                                      Summary of Other Processes


Other Processes Chronology (Cont'd)

--------------------------------------------------------------------------------

o The process with Apollo was terminated in late 2000 by JGM due to Apollo's inability to provide an all-cash proposal to JGM which would monetize a significant portion of his holdings

On April 2, 2001, Apollo reiterated its continued interest in leading a recapitalization of Brickyard, citing four months of extensive due diligence at a cost of $1.5 million to Apollo

o On April 11, 2001, Apollo put forth a proposal for Brickyard for $20.00 per share in cash (the "April 2001 Proposal") and noted that it may be able to increase the offer following the completion of additional due diligence

In addition to AWA, and Apollo, the following parties executed Confidentiality Agreements with Brickyard:

                        Party                          Date CA Signed
             ---------------------------------         --------------
             Thomas H. Lee Co.                             4/16/99
             Joseph Littlejohn & Levy, Inc.                5/20/99
             Smith Capital Management                      5/20/99
             MSDW Capital Partners IV LLC                  5/28/99
             Air Tran Holdings, Inc.                        8/1/00

o Brickyard also received preliminary proposals from Hawaiian Airlines (no value assigned) and Freight World International, Inc. (for $30.00 per share in cash)


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


                                                      Summary of Other Processes


Summary of Proposals and Premiums Indicated

--------------------------------------------------------------------------------


Shown below is a summary of the premiums indicated by JGM's Proposal compared with the proposals put forth by Apollo

The LTM multiples shown are based on trailing 12 months results as of the date each of the offers below were received by the Company

                                         Premium Over Prior    LTM EV/EBITDA    LTM EV/EBITDAR
                                           Day Stock Price        Multiple         Multiple
                                         ------------------    -------------    --------------
JGM Proposal ($21.00)                           66.7%               5.5x             3.4x

Apollo August 1999 Proposal ($33.00)            51.7%               3.5x             4.6x
Apollo March Proposal ($23.25)                  38.5%               2.9x             4.1x
Apollo March Proposal ($25.00)                  40.9%               3.0x             4.2x
Apollo April 2001 Proposal ($20.00)            108.3%               5.4x             3.4x


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



--------------------------------------------------------------------------------


                             ----------------------


                               Brickyard Overview


                             ----------------------








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

                                                              Brickyard Overview

AMTR Stock Price and Volume:  Last 12 Months to May 16, 2001
--------------------------------------------------------------------------------

                             Stock Price and Volume

[The following table was depicted as a line chart in the printed material.]

                                                High: $16.50
                                                Low:  $ 9.06


                              Closing        Volume
                               Price          (000)
                              -------        -------
            18-May-2000       16.5000        19.8000
            19-May-2000       16.1250         0.1000
            22-May-2000       16.4375         6.7000
            23-May-2000       16.3750         5.0000
            24-May-2000       16.5000         7.3000
            25-May-2000       16.1250        15.2000
            26-May-2000       16.0000         4.5000
            30-May-2000       15.2500        11.5000
            31-May-2000       14.1250        10.2000
            01-Jun-2000       14.3750         7.8000
            02-Jun-2000       14.8750       154.0000
            05-Jun-2000       14.3125         5.3000
            06-Jun-2000       14.3125        19.4000
            07-Jun-2000       13.5000         9.6000
            08-Jun-2000       14.6875        19.2000
            09-Jun-2000       14.4688        16.2000
            12-Jun-2000       14.6875        16.7000
            13-Jun-2000       14.8750         4.9000
            14-Jun-2000       14.5625        29.3000
            15-Jun-2000       13.9375        72.1000
            16-Jun-2000       14.2500         5.7000
            19-Jun-2000       14.0000         1.6000
            20-Jun-2000       12.8125        14.0000
            21-Jun-2000       12.6250         6.6000
            22-Jun-2000       12.0000         7.9000
            23-Jun-2000       10.5625        20.2000
            26-Jun-2000       10.5625        40.5000
            27-Jun-2000       10.4375         7.6000
            28-Jun-2000        9.3750        22.0000
            29-Jun-2000        9.0625        67.8000
            30-Jun-2000       12.4375       177.1000
            03-Jul-2000       12.5000        39.7000
            05-Jul-2000       12.5000        41.3000
            06-Jul-2000       11.5000        44.5000
            07-Jul-2000       11.0000        62.8000
            10-Jul-2000       10.3750         6.0000
            11-Jul-2000       10.6250        27.7000
            12-Jul-2000       10.5000         9.0000
            13-Jul-2000       11.1875        33.3000
            14-Jul-2000       12.0000         5.2000
            17-Jul-2000       12.0000        12.8000
            18-Jul-2000       12.6250         9.4000
            19-Jul-2000       12.6250        19.7000
            20-Jul-2000       11.6250         9.2000
            21-Jul-2000       11.7500         5.4000
            24-Jul-2000       12.2500         1.9000
            25-Jul-2000       12.1250         8.2000
            26-Jul-2000       12.2500         1.8000
            27-Jul-2000       12.2500        10.8000
            28-Jul-2000       12.5000        17.2000
            31-Jul-2000       13.1250        17.6000
            01-Aug-2000       13.1563        16.2000
            02-Aug-2000       13.8750         5.6000
            03-Aug-2000       13.0000         1.1000
            04-Aug-2000       12.8750         1.0000
            07-Aug-2000       12.0625         5.6000
            08-Aug-2000       12.2500         0.2000
            09-Aug-2000       12.6250         2.2000
            10-Aug-2000       11.8750         3.0000
            11-Aug-2000       12.1250         5.3000
            14-Aug-2000       12.0000         6.2000
            15-Aug-2000       12.0000         1.8000
            16-Aug-2000       11.7500         1.4000
            17-Aug-2000       11.5000         1.8000
            18-Aug-2000       11.5000         3.4000
            21-Aug-2000       11.5000         0.8000
            22-Aug-2000       11.8750        13.3000
            23-Aug-2000       12.0625         0.0000
            24-Aug-2000       12.1875         0.4000
            25-Aug-2000       12.8125         3.8000
            28-Aug-2000       12.8125         0.3000
            29-Aug-2000       12.3750         0.5000
            30-Aug-2000       12.5000         7.4000
            31-Aug-2000       12.5000         1.6000




                              Closing        Volume
                               Price          (000)
                              -------        -------
            01-Sep-2000       12.2500         2.3000
            05-Sep-2000       11.1875       153.7000
            06-Sep-2000       12.2500         1.7000
            07-Sep-2000       12.2500         2.4000
            08-Sep-2000       12.2500         2.0000
            11-Sep-2000       11.7500         2.2000
            12-Sep-2000       11.0000         5.0000
            13-Sep-2000       10.0625        22.0000
            14-Sep-2000       10.8750        22.6000
            15-Sep-2000       10.5000         8.1000
            18-Sep-2000       10.5000         0.2000
            19-Sep-2000       10.5000         2.4000
            20-Sep-2000       10.5000         2.1000
            21-Sep-2000       10.5000         0.2000
            22-Sep-2000       10.5000         1.2000
            25-Sep-2000       10.5000         2.0000
            26-Sep-2000       10.5000         3.1000
            27-Sep-2000       11.2500         9.0000
            28-Sep-2000       10.5000         6.2000
            29-Sep-2000       10.9375        40.6000
            02-Oct-2000       11.0000        11.2000
            03-Oct-2000       10.5000        30.4000
            04-Oct-2000       10.5000        25.7000
            05-Oct-2000       10.6250       215.4000
            06-Oct-2000       11.1250       103.2000
            09-Oct-2000       10.5000       169.2000
            10-Oct-2000       10.5000        60.4000
            11-Oct-2000       11.0000         3.6000
            12-Oct-2000       10.6875        58.1000
            13-Oct-2000       10.5000       109.2000
            16-Oct-2000       10.4375        12.3000
            17-Oct-2000       10.4375        43.7000
            18-Oct-2000       10.2500       282.5000
            19-Oct-2000        9.5000        16.0000
            20-Oct-2000        9.7500        13.2000
            23-Oct-2000        9.4375         2.5000
            24-Oct-2000        9.8125         7.7000
            25-Oct-2000       10.0000         8.9000
            26-Oct-2000       10.5000        55.6000
            27-Oct-2000       11.1250        70.6000
            30-Oct-2000       11.9375        10.6000
            31-Oct-2000       14.3125        79.0000
            01-Nov-2000       12.5625        10.6000
            02-Nov-2000       11.8750       131.0000
            03-Nov-2000       11.5000         9.5000
            06-Nov-2000       11.1875        14.3000
            07-Nov-2000       11.2500         7.2000
            08-Nov-2000       12.3750         4.9000
            09-Nov-2000       13.0000         2.0000
            10-Nov-2000       13.1250        11.7000
            13-Nov-2000       12.8750         0.5000
            14-Nov-2000       12.8750         3.8000
            15-Nov-2000       13.6250        24.7000
            16-Nov-2000       13.7500         8.3000
            17-Nov-2000       13.7500         7.6000
            20-Nov-2000       13.7500        11.1000
            21-Nov-2000       13.8125       153.2000
            22-Nov-2000       13.7500         7.3000
            24-Nov-2000       14.0625         5.4000
            27-Nov-2000       14.7500        34.7000
            28-Nov-2000       14.5000        24.1000
            29-Nov-2000       14.5000       132.6000
            30-Nov-2000       14.5000         5.6000
            01-Dec-2000       14.5000        21.1000
            04-Dec-2000       14.5000        25.3000
            05-Dec-2000       14.5000        25.3000
            06-Dec-2000       14.5000        10.8000
            07-Dec-2000       14.5000        12.1000
            08-Dec-2000       14.8750        11.4000
            11-Dec-2000       14.6250         3.3000
            12-Dec-2000       14.5000        19.8000
            13-Dec-2000       14.5000        12.3000
            14-Dec-2000       14.5000        24.8000
            15-Dec-2000       14.5000        11.1000
            18-Dec-2000       14.5625        40.7000
            19-Dec-2000       14.8125        50.5000
            20-Dec-2000       14.8750        17.1000
            21-Dec-2000       14.6250         0.3000
            22-Dec-2000       14.6250        23.4000
            26-Dec-2000       14.6250         7.6000
            27-Dec-2000       14.5000         4.1000
            28-Dec-2000       14.5000        38.9000
            29-Dec-2000       14.5000         0.4000




                              Closing        Volume
                               Price          (000)
                              -------        -------
            02-Jan-2001       14.5000         2.0000
            03-Jan-2001       14.5000         4.0000
            04-Jan-2001       14.5000         0.4000
            05-Jan-2001       14.2500        10.9000
            08-Jan-2001       13.5000        24.8000
            09-Jan-2001       13.9375         0.6000
            10-Jan-2001       13.5000         8.2000
            11-Jan-2001       13.5625         0.9000
            12-Jan-2001       13.5000         0.6000
            16-Jan-2001       13.5000         3.2000
            17-Jan-2001       13.6875         2.1000
            18-Jan-2001       13.6875         0.7000
            19-Jan-2001       13.5625         9.2000
            22-Jan-2001       13.5000         1.2000
            23-Jan-2001       13.3750         0.0000
            24-Jan-2001       13.3125         0.0000
            25-Jan-2001       13.2500         1.8000
            26-Jan-2001       13.5000         2.2000
            29-Jan-2001       13.0000         6.8000
            30-Jan-2001       12.6875        10.1000
            31-Jan-2001       12.5000        16.6000
            01-Feb-2001       12.3750         2.7000
            02-Feb-2001       12.0000         3.5000
            05-Feb-2001       12.2500         3.3000
            06-Feb-2001       12.1250         2.3000
            07-Feb-2001       12.0000         2.6000
            08-Feb-2001       12.0000         1.7000
            09-Feb-2001       12.0000         0.1000
            12-Feb-2001       12.0000         1.6000
            13-Feb-2001       12.0000         1.2000
            14-Feb-2001       11.7500         1.4000
            15-Feb-2001       11.7500         2.2000
            16-Feb-2001       11.7500        10.6000
            20-Feb-2001       11.7500         4.5000
            21-Feb-2001       11.2500         0.6000
            22-Feb-2001       11.6250         0.2000
            23-Feb-2001       11.2500         4.0000
            26-Feb-2001       11.2500         2.3000
            27-Feb-2001       11.3125         0.3000
            28-Feb-2001       11.5000         5.9000
            01-Mar-2001       11.5000         1.0000
            02-Mar-2001       11.4375         4.0000
            05-Mar-2001       11.3750         0.4000
            06-Mar-2001       11.8125         3.9000
            07-Mar-2001       11.8750         2.6000
            08-Mar-2001       11.6250         1.4000
            09-Mar-2001       11.5313         0.0000
            12-Mar-2001       10.8750         6.4000
            13-Mar-2001       11.1250         1.3000
            14-Mar-2001       10.2500         4.0000
            15-Mar-2001       10.7500         0.6000
            16-Mar-2001       10.7500         1.3000
            19-Mar-2001       10.2500         2.6000
            20-Mar-2001       10.0000        15.0000
            21-Mar-2001        9.6250         0.1000
            22-Mar-2001        9.8125         0.0000
            23-Mar-2001        9.7500         0.1000
            26-Mar-2001        9.4375         9.6000
            27-Mar-2001        9.6719         0.2000
            28-Mar-2001       10.0000         7.6000
            29-Mar-2001        9.5000         0.3000





                              Closing        Volume
                               Price          (000)
                              -------        -------
            30-Mar-2001        9.6250         3.3000
            02-Apr-2001       10.0000         1.0000
            03-Apr-2001        9.6250         0.8000
            04-Apr-2001        9.3750         3.0000
            05-Apr-2001        9.7500         1.4000
            06-Apr-2001        9.2500         2.2000
            09-Apr-2001        9.3500         1.5000
            10-Apr-2001        9.6000         0.6000
            11-Apr-2001        9.4500         3.1000
            12-Apr-2001       10.2500         4.3000
            16-Apr-2001        9.9600         0.9000
            17-Apr-2001        9.9500         0.6000
            18-Apr-2001       10.0000         1.8000
            19-Apr-2001        9.9500         5.2000
            20-Apr-2001       10.0000         1.8000
            23-Apr-2001       10.0000         4.2000
            24-Apr-2001        9.9000         0.1000
            25-Apr-2001       10.0000        15.9000
            26-Apr-2001       10.2700         0.5000
            27-Apr-2001       10.2700         1.1000
            30-Apr-2001       10.2000         2.2000
            01-May-2001       10.1000         0.2000
            02-May-2001       10.2000         0.8000
            03-May-2001       10.3000         0.5000
            04-May-2001       10.3000         0.6000
            07-May-2001       10.3000         2.0000
            08-May-2001       10.2000         3.1000
            09-May-2001       10.3400         2.8000
            10-May-2001       10.7500         3.6000
            11-May-2001       11.0000        21.1000
            14-May-2001       11.9900        22.2000
            15-May-2001       12.6500        11.9000
            16-May-2001       12.6000         5.8000




                             Distribution of Volume

[The following table was depicted as a bar chart in the printed material.]

$0.00-     $10.01-     $11.01-    $12.01-      $13.01-      $14.01-     $15.01-    $16.01 and
$10.00     $11.00      $12.00     $13.00       $14.00       $15.00      $16.00     above
------     ------      -------    ------       ------       ------      ------     ----------
218.4      1424.5       740.8       466.8       402.1        947.7          16        54.1
 5.1%       38.5%       55.8%       66.8%       76.2%        98.4%       98.7%      100.0%






                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

--------------------------------------------------------------------------------

                                     - 53 -

                                                              Brickyard Overview


AMTR Stock Price and Volume:  Since IPO to May 16, 2001
--------------------------------------------------------------------------------

                             Stock Price and Volume

[The following table was depicted as a line chart in the printed material.]

                   Date    Closing Price      Volume (000)
            11-May-1993          16.0000        1238.2000
            12-May-1993          16.0000         314.7000
            13-May-1993          15.5000         284.8000
            14-May-1993          15.7500         102.0000
            17-May-1993          15.5000           8.4000
            18-May-1993          16.0000          19.9000
            19-May-1993          16.0000          42.3000
            20-May-1993          16.0000          43.7000
            21-May-1993          15.5000          23.6000
            24-May-1993          15.5000           7.7000
            25-May-1993          15.5000          40.1000
            26-May-1993          15.8750          11.8000
            27-May-1993          16.0000           2.9000
            28-May-1993          15.5000          17.2000
            01-Jun-1993          16.0000          70.7000
            02-Jun-1993          15.7500          87.9000
            03-Jun-1993          16.0000          72.9000
            04-Jun-1993          16.0000          34.7000
            07-Jun-1993          16.2500           2.3000
            08-Jun-1993          16.2500           3.9000
            09-Jun-1993          15.7500           1.0000
            10-Jun-1993          16.1250          36.6000
            11-Jun-1993          15.8750          21.1000
            14-Jun-1993          15.8750          25.4000
            15-Jun-1993          15.7500           0.4000
            16-Jun-1993          15.7500          10.5000
            17-Jun-1993          15.7500          18.2000
            18-Jun-1993          15.5000           5.5000
            21-Jun-1993          16.0000           1.7000
            22-Jun-1993          15.6250           9.1000
            23-Jun-1993          15.0000          25.3000
            24-Jun-1993          15.2500          59.1000
            25-Jun-1993          13.5000          33.6000
            28-Jun-1993          14.1250          23.7000
            29-Jun-1993          13.7500           2.9000
            30-Jun-1993          13.7500          38.4000
            01-Jul-1993          14.1250           0.0000
            02-Jul-1993          13.7500           2.0000
            06-Jul-1993          13.7500           0.5000
            07-Jul-1993          14.0000           3.7000
            08-Jul-1993          13.6250         143.0000
            09-Jul-1993          13.5000           0.2000
            12-Jul-1993          13.5000           1.1000
            13-Jul-1993          13.5000          43.9000
            14-Jul-1993          13.2500           6.1000
            15-Jul-1993          13.5000           9.6000
            16-Jul-1993          12.5000           2.7000
            19-Jul-1993          12.5000           6.1000
            20-Jul-1993          13.0000           4.3000
            21-Jul-1993          13.0000           2.1000
            22-Jul-1993          12.5000           2.1000
            23-Jul-1993          13.0000           7.5000
            26-Jul-1993          13.0000           0.9000
            27-Jul-1993          12.5000           1.4000
            28-Jul-1993          12.5000          11.4000
            29-Jul-1993          12.0000          44.1000
            30-Jul-1993          12.0000          42.8000
            02-Aug-1993          12.2500           2.6000
            03-Aug-1993          11.7500         106.5000
            04-Aug-1993          11.7500          65.3000
            05-Aug-1993          12.5000           0.7000
            06-Aug-1993          12.5000           0.9000
            09-Aug-1993          12.5000           0.6000
            10-Aug-1993          12.1250           9.5000
            11-Aug-1993          11.5000         101.2000
            12-Aug-1993          11.2500          11.8000
            13-Aug-1993          11.7500           3.5000
            16-Aug-1993          11.2500          32.1000
            17-Aug-1993          11.0000          51.4000
            18-Aug-1993          10.7500          20.2000
            19-Aug-1993           9.0000          81.8000
            20-Aug-1993           9.6250          16.1000
            23-Aug-1993           9.7500          45.2000
            24-Aug-1993           9.2500          10.2000
            25-Aug-1993           9.7500           1.5000
            26-Aug-1993           9.5000          11.2000
            27-Aug-1993           9.5000           3.0000
            30-Aug-1993           9.5000           3.0000




                   Date    Closing Price      Volume (000)
            31-Aug-1993          10.7500         164.5000
            01-Sep-1993          11.0000          48.8000
            02-Sep-1993          11.2500           3.5000
            03-Sep-1993          11.0000           2.1000
            07-Sep-1993          10.7500           8.9000
            08-Sep-1993          10.5000           5.8000
            09-Sep-1993          11.2500          69.7000
            10-Sep-1993          11.2500           5.8000
            13-Sep-1993          10.8750          86.1000
            14-Sep-1993          11.2500         131.1000
            15-Sep-1993          10.5000          68.3000
            16-Sep-1993          11.0000          58.3000
            17-Sep-1993          11.0000           9.8000
            20-Sep-1993          11.0000         181.3000
            21-Sep-1993          10.7500          44.2000




                   Date    Closing Price      Volume (000)
            22-Sep-1993          10.7500         265.1000
            23-Sep-1993          10.7500          21.7000
            24-Sep-1993          10.5000           5.7000
            27-Sep-1993          10.2500          12.6000
            28-Sep-1993          10.0000          28.3000
            29-Sep-1993          10.0000           3.4000
            30-Sep-1993          10.5000          39.5000
            01-Oct-1993          10.0000           5.9000
            04-Oct-1993          10.7500           2.3000
            05-Oct-1993          10.5000           1.8000
            06-Oct-1993          10.0000           0.1000
            07-Oct-1993          10.0000          48.7000
            08-Oct-1993          10.2500          18.1000
            11-Oct-1993          10.2500          31.3000
            12-Oct-1993           9.8750          26.0000
            13-Oct-1993          10.0000           9.5000
            14-Oct-1993           9.5000           7.5000
            15-Oct-1993           9.7500           1.9000
            18-Oct-1993           9.5000           1.8000
            19-Oct-1993           9.2500         104.3000
            20-Oct-1993           9.2500           4.9000
            21-Oct-1993           9.2500           4.2000
            22-Oct-1993           8.0000          34.5000
            25-Oct-1993           7.5000          52.0000
            26-Oct-1993           8.0000          85.6000
            27-Oct-1993           8.2500          11.6000
            28-Oct-1993           8.1250          26.5000
            29-Oct-1993           9.0000          58.4000
            01-Nov-1993           9.0000          12.7000
            02-Nov-1993           9.0000         137.0000
            03-Nov-1993           9.2500           3.5000
            04-Nov-1993           8.7500          83.0000
            05-Nov-1993           9.2500           8.4000
            08-Nov-1993           8.7500           7.5000
            09-Nov-1993           9.2500          11.4000
            10-Nov-1993           9.2500          26.7000
            11-Nov-1993          10.0000           5.7000
            12-Nov-1993           9.7500           3.3000
            15-Nov-1993          10.0000           7.5000
            16-Nov-1993          10.0000          49.7000
            17-Nov-1993          10.2500          92.0000
            18-Nov-1993          10.2500          20.9000
            19-Nov-1993           9.7500          61.2000
            22-Nov-1993           9.7500         142.6000
            23-Nov-1993           9.7500          10.5000
            24-Nov-1993           9.5000          39.7000
            26-Nov-1993           9.5000           1.2000
            29-Nov-1993           9.5000          11.1000
            30-Nov-1993           9.7500          46.4000
            01-Dec-1993           9.8750          35.4000
            02-Dec-1993          10.0000          53.1000
            03-Dec-1993           9.5000          23.4000
            06-Dec-1993          10.0000          35.7000
            07-Dec-1993          10.0000          37.8000
            08-Dec-1993          10.0000          23.6000
            09-Dec-1993          10.2500           4.4000
            10-Dec-1993          10.0000          66.3000
            13-Dec-1993          10.0000           7.0000
            14-Dec-1993           9.7500         177.2000
            15-Dec-1993           9.7500           1.3000
            16-Dec-1993          10.0000          26.8000
            17-Dec-1993          10.0000           2.8000
            20-Dec-1993          10.0000          19.1000
            21-Dec-1993          10.2500           6.4000
            22-Dec-1993          10.0000           5.1000
            23-Dec-1993           9.5000           2.2000
            27-Dec-1993          10.0000           2.7000
            28-Dec-1993           9.7500          87.7000
            29-Dec-1993          10.1250          75.0000
            30-Dec-1993          10.5000          68.2000
            31-Dec-1993           9.7500          21.4000




                   Date    Closing Price      Volume (000)
            03-Jan-1994           9.7500           2.7000
            04-Jan-1994          10.0000           0.0000
            05-Jan-1994          10.3750          27.3000
            06-Jan-1994          10.5000           3.7000
            07-Jan-1994          10.7500           0.8000
            10-Jan-1994          10.7500          23.4000
            11-Jan-1994          10.0000           2.2000
            12-Jan-1994          10.0000           3.9000
            13-Jan-1994          10.0000           3.9000
            14-Jan-1994           9.7500           4.5000
            17-Jan-1994          10.0000           3.9000
            18-Jan-1994          10.5000          14.9000
            19-Jan-1994          10.2500           0.0000
            20-Jan-1994          10.5000          14.2000
            21-Jan-1994          10.5000           8.4000
            24-Jan-1994          10.2500           0.9000
            25-Jan-1994          10.0000           2.0000
            26-Jan-1994          10.5000           8.4000
            27-Jan-1994          10.5000           2.5000
            28-Jan-1994           9.7500           0.9000
            31-Jan-1994          10.7500          21.3000
            01-Feb-1994          10.5000           6.2000
            02-Feb-1994          10.5000           3.4000
            03-Feb-1994          10.7500           5.8000
            04-Feb-1994          10.2500           2.2000
            07-Feb-1994          10.7500           0.2000
            08-Feb-1994          10.2500           1.1000
            09-Feb-1994          10.7500           0.7000
            10-Feb-1994          10.7500           0.8000
            11-Feb-1994          10.2500           0.8000
            14-Feb-1994          10.0000           3.5000
            15-Feb-1994          10.0000           0.1000
            16-Feb-1994          10.3750          23.7000
            17-Feb-1994          10.5000          67.3000
            18-Feb-1994          10.2500           3.9000
            22-Feb-1994          10.2500           8.2000
            23-Feb-1994          10.1250         220.2000
            24-Feb-1994          10.3750           6.0000
            25-Feb-1994          10.5000           1.1000
            28-Feb-1994          10.7500          10.2000




                   Date    Closing Price      Volume (000)
            01-Mar-1994          10.7500           0.1000
            02-Mar-1994          10.0000           1.8000
            03-Mar-1994          10.0000          25.8000
            04-Mar-1994           9.8750           0.0000
            07-Mar-1994          10.5000           3.5000
            08-Mar-1994          10.2500           0.0000
            09-Mar-1994          10.0000           0.2000
            10-Mar-1994          10.1250           3.4000
            11-Mar-1994          10.2500           1.7000
            14-Mar-1994          10.2500           2.1000
            15-Mar-1994          10.1250           3.7000
            16-Mar-1994          10.2500          10.0000
            17-Mar-1994          10.2500           7.0000
            18-Mar-1994          10.5000           5.4000
            21-Mar-1994          10.7500           2.1000
            22-Mar-1994          10.1250           9.3000
            23-Mar-1994          10.1250           0.7000
            24-Mar-1994          10.2500           7.2000
            25-Mar-1994          10.6250           2.9000
            28-Mar-1994          10.2500           4.4000
            29-Mar-1994          10.1250           1.3000
            30-Mar-1994          10.2500          31.2000
            31-Mar-1994          10.4375           0.0000




                   Date    Closing Price      Volume (000)
            04-Apr-1994          10.0000           0.3000
            05-Apr-1994           9.8750          14.1000
            06-Apr-1994           9.8750           4.2000
            07-Apr-1994           9.8750           6.0000
            08-Apr-1994          10.2500           0.4000
            11-Apr-1994          10.0000          48.0000
            12-Apr-1994          10.0625           7.1000
            13-Apr-1994          10.0000           7.1000
            14-Apr-1994          10.0000           0.1000
            15-Apr-1994          10.3750           0.0000
            18-Apr-1994          10.7500           0.7000
            19-Apr-1994          10.7500           0.2000
            20-Apr-1994          10.2500           5.2000
            21-Apr-1994          10.0000           0.6000
            22-Apr-1994          10.2500           2.8000
            25-Apr-1994          10.0000           0.5000
            26-Apr-1994          10.0000           1.8000
            28-Apr-1994          10.0000          10.2000
            29-Apr-1994          10.1875          26.5000
            02-May-1994          10.2500          25.7000
            03-May-1994          10.0000          11.0000
            04-May-1994          10.0000          21.0000
            05-May-1994           9.7500          60.1000
            06-May-1994          10.5000          19.1000
            09-May-1994           9.5000           8.9000
            10-May-1994           8.7500          14.5000
            11-May-1994           8.7500          21.8000
            12-May-1994           9.0000           6.0000
            13-May-1994           9.2500           0.8000
            16-May-1994           8.7500           3.9000
            17-May-1994           8.7500          10.4000
            18-May-1994           9.2500           0.1000
            19-May-1994           9.2500           3.5000
            20-May-1994           8.7500          10.2000
            23-May-1994           8.7500           4.0000
            24-May-1994           9.0000         301.5000
            25-May-1994           9.2500           4.3000
            26-May-1994           9.1250         327.1000
            27-May-1994           9.2500          17.7000
            31-May-1994           9.2500           0.9000
            01-Jun-1994           9.2500           0.0000
            02-Jun-1994           9.2500           0.4000
            03-Jun-1994           9.5000           2.4000
            06-Jun-1994           9.5000           2.4000
            07-Jun-1994           9.0000           2.0000
            08-Jun-1994           8.7500           0.5000
            09-Jun-1994           8.7500           2.0000
            10-Jun-1994           8.7500           0.2000
            13-Jun-1994           8.7500           0.5000
            14-Jun-1994           8.7500           4.2000
            15-Jun-1994           8.8750          14.0000
            16-Jun-1994           8.7500           2.5000
            17-Jun-1994           9.0000          10.9000
            20-Jun-1994           8.7500          13.5000
            21-Jun-1994           8.5000          22.6000
            22-Jun-1994           9.0000           2.4000
            23-Jun-1994           8.7500           4.7000
            24-Jun-1994           9.0000           2.6000
            27-Jun-1994           8.5000           0.2000
            28-Jun-1994           9.0000           0.7000
            29-Jun-1994           8.7500           1.5000
            30-Jun-1994           9.0000           0.6000
            01-Jul-1994           8.8750           0.0000
            05-Jul-1994           8.6250          15.0000
            06-Jul-1994           8.5000           6.7000
            07-Jul-1994           8.5000          55.7000
            08-Jul-1994           8.5000          26.0000
            11-Jul-1994           8.5000           0.5000
            12-Jul-1994           8.6250          10.5000
            13-Jul-1994           8.5000          29.9000
            14-Jul-1994           8.7500           1.2000
            15-Jul-1994           8.5000           0.5000
            18-Jul-1994           8.5000           0.2000
            19-Jul-1994           9.0000           4.1000
            20-Jul-1994           8.8750           2.7000
            21-Jul-1994           8.5000           0.2000
            22-Jul-1994           9.0000           2.4000
            25-Jul-1994           8.5000           0.3000
            26-Jul-1994           9.0000           6.2000
            27-Jul-1994           9.0000           0.0000
            28-Jul-1994           9.2500           8.6000
            29-Jul-1994           9.0000           1.0000
            01-Aug-1994           9.0000           7.0000
            02-Aug-1994           9.5000           1.6000
            03-Aug-1994           9.5000           0.5000
            04-Aug-1994           9.2500           0.0000
            05-Aug-1994           9.2500           0.0000
            08-Aug-1994           9.0000           1.1000
            09-Aug-1994           9.7500           1.8000
            10-Aug-1994           9.2500          18.9000




                   Date    Closing Price      Volume (000)
            11-Aug-1994           9.1250          15.7000
            12-Aug-1994           8.7500           5.4000
            15-Aug-1994           8.5000           1.9000
            16-Aug-1994           8.7500           2.2000
            17-Aug-1994           8.5625          16.0000
            18-Aug-1994           8.5000           0.0000
            19-Aug-1994           8.0000          37.1000
            22-Aug-1994           8.0000           9.8000
            23-Aug-1994           8.1250          12.7000
            24-Aug-1994           8.1250           4.0000
            25-Aug-1994           8.2500           4.4000
            26-Aug-1994           7.7500           2.8000
            29-Aug-1994           8.2500           8.3000
            30-Aug-1994           8.5000           7.6000
            31-Aug-1994           8.7500           1.6000
            01-Sep-1994           8.7500          63.3000
            02-Sep-1994           8.6250          27.4000
            06-Sep-1994           8.7500         105.9000
            07-Sep-1994           8.7500          13.3000
            08-Sep-1994           8.7500           1.8000
            09-Sep-1994           8.6250           0.0000
            12-Sep-1994           9.0000           0.8000
            13-Sep-1994           8.7500          34.6000
            14-Sep-1994           9.0000         211.9000
            15-Sep-1994           9.2500          28.8000
            16-Sep-1994           9.3750           1.0000
            19-Sep-1994           9.3750           0.3000
            20-Sep-1994           9.3750           0.1000
            21-Sep-1994           9.3750          24.4000
            22-Sep-1994           8.7500           1.0000
            23-Sep-1994           9.3750          14.4000
            26-Sep-1994           9.0625           8.0000
            27-Sep-1994           9.3750           3.0000
            28-Sep-1994           9.5000         276.7000
            29-Sep-1994           9.2500         176.5000
            30-Sep-1994           9.3750           6.7000
            03-Oct-1994           9.5000           0.7000
            04-Oct-1994           9.5000           0.0000
            05-Oct-1994           9.5000          11.0000
            06-Oct-1994           9.2500           0.3000
            07-Oct-1994           9.8750          13.1000
            10-Oct-1994          10.2500          13.6000
            11-Oct-1994          10.5000          16.4000
            12-Oct-1994          10.5000           2.4000
            13-Oct-1994          10.7500           5.2000
            14-Oct-1994          10.6250           9.5000
            17-Oct-1994          10.7500          12.0000
            18-Oct-1994          10.2500           0.7000
            19-Oct-1994          10.5000           7.3000
            20-Oct-1994          10.7500          60.7000
            21-Oct-1994          10.7500           0.3000
            24-Oct-1994          10.5000           3.2000
            25-Oct-1994          10.3750           8.5000
            26-Oct-1994          10.1250           0.4000
            27-Oct-1994          10.0000           5.0000
            28-Oct-1994          10.2500           1.4000
            31-Oct-1994          10.0000           1.5000




                   Date    Closing Price      Volume (000)
            01-Nov-1994          10.2500           9.2000
            02-Nov-1994          10.2500           1.0000
            03-Nov-1994           9.7500          10.9000
            04-Nov-1994           9.7500           1.5000
            07-Nov-1994           9.2500           3.3000
            08-Nov-1994           9.0000           2.3000
            09-Nov-1994           9.0000           1.3000
            10-Nov-1994           9.0000           6.2000
            11-Nov-1994           9.0000           2.6000
            14-Nov-1994           8.2500          24.1000
            15-Nov-1994           8.3750          13.7000
            16-Nov-1994           7.8750           8.3000
            17-Nov-1994           8.2500           4.7000
            18-Nov-1994           9.0000           8.4000
            21-Nov-1994           9.0000          10.5000
            22-Nov-1994           8.5000           2.6000
            23-Nov-1994           8.5000           7.7000
            25-Nov-1994           8.5000           1.6000
            28-Nov-1994           8.5000           1.0000
            29-Nov-1994           9.0000           0.3000
            30-Nov-1994           8.5000           7.0000
            01-Dec-1994           8.7500           0.3000
            02-Dec-1994           8.2500           3.1000
            05-Dec-1994           8.0000          13.8000
            06-Dec-1994           8.5000           2.5000
            07-Dec-1994           7.8750           0.3000
            08-Dec-1994           7.8750           0.7000
            09-Dec-1994           7.8750           2.7000
            12-Dec-1994           8.5000           4.4000
            13-Dec-1994           7.8750          20.2000
            14-Dec-1994           8.0000          10.8000
            15-Dec-1994           8.0000           2.2000
            16-Dec-1994           8.0000           7.0000
            19-Dec-1994           7.5000           0.1000
            20-Dec-1994           7.7500           3.7000
            21-Dec-1994           8.0000          11.5000
            22-Dec-1994           7.7500           5.2000
            23-Dec-1994           7.7500           8.5000
            27-Dec-1994           7.2500           2.7000
            28-Dec-1994           7.2500           2.9000
            29-Dec-1994           7.0000          34.3000
            30-Dec-1994           6.2500          85.1000




                   Date    Closing Price      Volume (000)
            03-Jan-1995           6.5000          17.7000
            04-Jan-1995           7.0000           8.0000
            05-Jan-1995           7.2500          12.4000
            06-Jan-1995           7.5000          11.1000
            09-Jan-1995           7.3750           1.3000
            10-Jan-1995           7.2500          17.0000
            11-Jan-1995           7.2500           6.4000
            12-Jan-1995           7.5000          10.3000
            13-Jan-1995           7.6875          10.7000
            16-Jan-1995           8.2500          25.3000
            17-Jan-1995           7.7500           0.7000
            18-Jan-1995           8.1250           1.4000
            19-Jan-1995           8.5000           1.0000
            20-Jan-1995           8.0000           2.4000
            23-Jan-1995           8.5000           3.0000
            24-Jan-1995           8.2500          33.6000
            25-Jan-1995           8.2500           0.1000
            26-Jan-1995           8.2500           0.4000
            27-Jan-1995           8.2500           0.7000
            30-Jan-1995           8.2500           0.8000
            31-Jan-1995           7.7500           2.3000
            01-Feb-1995           8.1250           4.5000
            02-Feb-1995           8.2500           4.2000
            03-Feb-1995           8.0000           4.0000
            06-Feb-1995           8.2500           3.2000
            07-Feb-1995           8.7500           8.2000
            08-Feb-1995           8.2500           0.5000
            09-Feb-1995           8.2500           0.2000
            10-Feb-1995           8.2500           0.5000
            13-Feb-1995           8.2500          19.0000
            14-Feb-1995           8.2500          14.7000
            15-Feb-1995           8.5000           3.6000
            16-Feb-1995           8.5000          15.2000
            17-Feb-1995           8.2500           5.0000
            21-Feb-1995           8.5000           1.6000
            22-Feb-1995           9.0000          10.0000
            23-Feb-1995           8.7500           5.0000
            24-Feb-1995           9.2500           4.2000
            27-Feb-1995           9.5000           2.8000
            28-Feb-1995           9.5000          10.1000




                   Date    Closing Price      Volume (000)
            01-Mar-1995           9.5000           4.0000
            02-Mar-1995           9.5000           4.1000
            03-Mar-1995           9.5000           0.8000
            06-Mar-1995           9.5000           2.0000
            07-Mar-1995           9.8125           4.3000
            08-Mar-1995           9.5000           9.5000
            09-Mar-1995           8.8750           8.2000
            10-Mar-1995           8.7500           0.1000
            13-Mar-1995           9.2500           1.9000
            14-Mar-1995           9.2500           0.7000
            15-Mar-1995           8.5000           0.2000
            16-Mar-1995           9.2500          33.4000
            17-Mar-1995           8.8750           0.0000
            20-Mar-1995           9.1250          13.0000
            21-Mar-1995           9.1875          28.3000
            22-Mar-1995           8.5000           2.6000
            23-Mar-1995           8.5000          24.6000
            24-Mar-1995           9.0000           0.3000
            27-Mar-1995           9.0000           0.1000
            28-Mar-1995           8.7500           0.0000
            29-Mar-1995           9.0000          28.8000
            30-Mar-1995           8.5000          16.4000
            31-Mar-1995           8.7500           0.0000
            03-Apr-1995           8.5000           0.5000
            04-Apr-1995           8.7500           0.0000
            05-Apr-1995           8.7031          43.2000
            06-Apr-1995           8.6250           1.7000
            07-Apr-1995           8.7500          20.8000
            10-Apr-1995           8.5000           3.2000
            11-Apr-1995           9.0000           3.0000
            12-Apr-1995           8.5000           1.8000
            13-Apr-1995           8.5000           0.4000




                   Date    Closing Price      Volume (000)
            17-Apr-1995           8.5000          21.9000
            18-Apr-1995           8.5625           4.1000
            19-Apr-1995           8.1250           5.1000
            20-Apr-1995           8.0000           0.2000
            21-Apr-1995           8.5000           4.1000
            24-Apr-1995           8.0000           2.0000
            25-Apr-1995           8.0000           2.0000
            26-Apr-1995           8.0000           3.8000
            27-Apr-1995           8.5000          10.3000
            28-Apr-1995           8.2500           8.8000
            01-May-1995           8.2500           8.9000
            02-May-1995           8.5000           5.0000
            03-May-1995           8.7500          23.2000
            04-May-1995           9.5000          28.3000
            05-May-1995           9.5000          16.7000
            08-May-1995           9.2500           1.5000
            09-May-1995           9.0000          24.0000
            10-May-1995           9.5000          23.4000
            11-May-1995           9.5000           0.7000
            12-May-1995           9.5000           3.7000
            15-May-1995           9.5000         125.6000
            16-May-1995           9.5000          36.9000
            17-May-1995           9.0000           5.8000
            18-May-1995           9.2500           1.0000
            19-May-1995           9.2500           1.1000
            22-May-1995           8.7500           4.3000
            23-May-1995           9.2500         217.1000
            24-May-1995           9.5000          13.9000
            25-May-1995           9.0000           6.6000
            26-May-1995           9.0000           6.3000
            30-May-1995           9.5000           2.2000
            31-May-1995           9.2500           4.3000
            01-Jun-1995           9.0000           3.5000
            02-Jun-1995           9.2500           0.4000
            05-Jun-1995           9.0000           4.7000
            06-Jun-1995           9.5000           0.8000
            07-Jun-1995           9.0000         236.6000
            08-Jun-1995           9.0625           4.2000
            09-Jun-1995           8.7500           5.8000
            12-Jun-1995           9.0000          19.5000
            13-Jun-1995           9.2500          81.3000
            14-Jun-1995           9.0000         113.3000
            15-Jun-1995           9.7500         126.9000
            16-Jun-1995          10.4063          30.2000
            19-Jun-1995          11.0000          93.9000
            20-Jun-1995          11.0000          24.3000
            21-Jun-1995          11.0000          20.6000
            22-Jun-1995          10.7500          50.4000
            23-Jun-1995          10.7500          13.9000
            26-Jun-1995          10.7500          23.8000
            27-Jun-1995          11.0000          23.6000
            28-Jun-1995          11.0000          76.4000
            29-Jun-1995          11.7500          13.6000
            30-Jun-1995          11.2500           5.3000




                   Date    Closing Price      Volume (000)
            03-Jul-1995          11.2500          11.9000
            05-Jul-1995          11.1875          14.5000
            06-Jul-1995          11.5000           1.5000
            07-Jul-1995          12.1250         123.6000
            10-Jul-1995          12.0000           7.9000
            11-Jul-1995          13.0000          81.7000
            12-Jul-1995          13.5000         116.9000
            13-Jul-1995          12.7500         107.8000
            14-Jul-1995          12.3750          44.2000
            17-Jul-1995          12.2500           6.8000
            18-Jul-1995          11.7500          30.6000
            19-Jul-1995          11.0000          44.7000
            20-Jul-1995          11.3750          32.0000
            21-Jul-1995          11.7500           3.3000
            24-Jul-1995          11.7500          10.0000
            25-Jul-1995          12.2500          37.9000
            26-Jul-1995          13.1250          85.8000
            27-Jul-1995          14.2500         134.3000
            28-Jul-1995          14.0000          44.9000
            31-Jul-1995          13.2500          40.1000
            01-Aug-1995          12.5000          10.9000
            02-Aug-1995          12.6250          40.0000
            03-Aug-1995          12.0000           9.6000
            04-Aug-1995          11.9375          68.7000
            07-Aug-1995          12.1250          46.7000
            08-Aug-1995          12.3750          17.5000
            09-Aug-1995          13.5000          23.2000
            10-Aug-1995          13.6250           7.8000
            11-Aug-1995          13.6250          49.1000
            14-Aug-1995          13.3750          38.2000
            15-Aug-1995          13.7500         123.6000
            16-Aug-1995          13.6250          31.3000
            17-Aug-1995          13.7500          18.6000
            18-Aug-1995          14.1875          79.2000
            21-Aug-1995          15.0000          80.1000
            22-Aug-1995          15.0000           3.3000
            23-Aug-1995          14.8750          13.8000
            24-Aug-1995          15.1250           9.4000
            25-Aug-1995          14.5000           6.8000
            28-Aug-1995          14.8750          31.3000
            29-Aug-1995          14.6250          20.8000
            30-Aug-1995          14.7500          14.9000
            31-Aug-1995          15.2500          33.8000
            01-Sep-1995          15.2500           4.8000
            05-Sep-1995          15.6250          36.3000
            06-Sep-1995          15.9375          26.0000
            07-Sep-1995          15.5000          49.1000
            08-Sep-1995          15.2500          23.9000
            11-Sep-1995          15.0000          17.6000
            12-Sep-1995          14.1250          70.1000
            13-Sep-1995          14.2500          32.3000
            14-Sep-1995          14.2500           3.2000
            15-Sep-1995          13.8750          15.7000
            18-Sep-1995          13.8750          59.0000
            19-Sep-1995          14.2500           4.4000
            20-Sep-1995          14.1250           1.3000
            21-Sep-1995          13.7500          23.9000
            22-Sep-1995          13.0000          29.6000
            25-Sep-1995          13.2500           3.5000
            26-Sep-1995          12.2500          43.6000
            27-Sep-1995          12.5000          22.0000
            28-Sep-1995          12.2500          12.1000
            29-Sep-1995          12.6250          50.8000
            02-Oct-1995          12.7500           1.0000
            03-Oct-1995          12.7500           4.7000
            04-Oct-1995          12.3750           8.5000
            05-Oct-1995          12.3750           4.3000
            06-Oct-1995          11.8750          32.2000
            09-Oct-1995          11.5000           2.9000
            10-Oct-1995          11.0000          34.4000
            11-Oct-1995          10.8125          33.3000
            12-Oct-1995          11.2500          30.6000
            13-Oct-1995          11.7500          34.5000
            16-Oct-1995          12.5000          35.1000
            17-Oct-1995          12.5000           5.0000
            18-Oct-1995          12.7500           0.2000
            19-Oct-1995          12.2500           8.7000
            20-Oct-1995          12.5000           7.8000
            23-Oct-1995          13.0000          65.3000
            24-Oct-1995          12.5000           6.7000
            25-Oct-1995          11.5000          28.6000
            26-Oct-1995          10.8750          12.0000
            27-Oct-1995          10.7500          37.3000
            30-Oct-1995          11.3750           8.3000




                   Date    Closing Price      Volume (000)
            31-Oct-1995          11.0000          41.6000
            01-Nov-1995          11.2500          12.4000
            02-Nov-1995          11.2500           4.1000
            03-Nov-1995          10.7500           8.1000
            06-Nov-1995          11.7500           7.1000
            07-Nov-1995          11.6250           5.0000
            08-Nov-1995          11.5000          22.1000
            09-Nov-1995          11.0000          19.5000
            10-Nov-1995          11.2500           0.3000
            13-Nov-1995          11.3750          15.9000
            14-Nov-1995          11.0000           2.0000




                   Date    Closing Price      Volume (000)
            15-Nov-1995          11.6250          13.1000
            16-Nov-1995          11.3750           8.0000
            17-Nov-1995          12.0000          17.1000
            20-Nov-1995          11.7500          11.3000
            21-Nov-1995          12.0000           2.8000
            22-Nov-1995          11.7500          13.1000
            24-Nov-1995          11.5000           0.5000
            27-Nov-1995          12.3125          19.8000
            28-Nov-1995          12.7500          14.2000
            29-Nov-1995          13.1250          20.3000
            30-Nov-1995          13.5000           4.7000
            01-Dec-1995          13.7500          51.5000
            04-Dec-1995          12.8750          15.8000
            05-Dec-1995          12.0000          20.4000
            06-Dec-1995          11.9375          16.2000
            07-Dec-1995          12.0000           2.0000
            08-Dec-1995          12.3750           4.4000
            11-Dec-1995          11.7500           3.3000
            12-Dec-1995          12.0000          13.5000
            13-Dec-1995          12.3750           5.6000
            14-Dec-1995          12.3750           6.1000
            15-Dec-1995          12.2500          28.7000
            18-Dec-1995          12.1250           6.9000
            19-Dec-1995          12.0000           0.0000
            20-Dec-1995          12.5000           1.8000
            21-Dec-1995          12.0000          23.2000
            22-Dec-1995          11.7500           8.2000
            26-Dec-1995          12.5000           0.5000
            27-Dec-1995          12.5000           5.2000
            28-Dec-1995          12.0000          17.6000
            29-Dec-1995          12.7500          12.5000
            02-Jan-1996          12.7500          21.7000
            03-Jan-1996          13.2500           6.7000
            04-Jan-1996          13.0000           4.9000
            05-Jan-1996          13.2500          13.3000
            08-Jan-1996          12.6250           1.5000
            09-Jan-1996          13.2500           0.2000
            10-Jan-1996          12.5000          12.2000
            11-Jan-1996          12.6250           8.5000
            12-Jan-1996          12.5000           3.2000
            15-Jan-1996          12.2500           7.7000
            16-Jan-1996          13.0000          14.5000
            17-Jan-1996          13.0000           1.7000
            18-Jan-1996          12.5000           7.3000
            19-Jan-1996          12.7500           2.5000
            22-Jan-1996          12.5000          27.5000
            23-Jan-1996          12.5000           4.8000
            24-Jan-1996          12.0000           0.8000
            25-Jan-1996          12.5000           0.7000
            26-Jan-1996          12.0000           0.5000
            29-Jan-1996          12.0000           4.4000
            30-Jan-1996          12.2500           1.7000
            31-Jan-1996          12.7500          31.2000
            01-Feb-1996          12.7500           0.5000
            02-Feb-1996          12.5000           4.2000
            05-Feb-1996          13.1250           3.6000
            06-Feb-1996          12.5000           4.7000
            07-Feb-1996          12.5000          18.8000
            08-Feb-1996          13.0000          20.5000
            09-Feb-1996          12.7500          25.2000
            12-Feb-1996          12.5000           2.8000
            13-Feb-1996          12.7500          10.8000
            14-Feb-1996          13.0000          37.0000
            15-Feb-1996          12.5000          12.3000
            16-Feb-1996          12.2500          13.0000
            20-Feb-1996          12.7500           4.0000




                   Date    Closing Price      Volume (000)
            21-Feb-1996          12.2500           5.2000
            22-Feb-1996          12.7500           9.5000
            23-Feb-1996          12.2500           7.4000
            26-Feb-1996          12.2500           9.1000
            27-Feb-1996          12.5000          15.4000
            28-Feb-1996          12.2500          10.4000
            29-Feb-1996          12.5000           2.6000
            01-Mar-1996          12.2500          10.9000
            04-Mar-1996          12.3750          33.5000
            05-Mar-1996          12.3750           7.1000
            06-Mar-1996          12.5000           2.7000
            07-Mar-1996          12.2500           2.0000
            08-Mar-1996          12.6250           3.6000
            11-Mar-1996          12.2500          14.3000
            12-Mar-1996          11.7500         497.0000
            13-Mar-1996          11.8750          10.5000
            14-Mar-1996          11.8750           1.0000
            15-Mar-1996          11.8750          17.3000
            18-Mar-1996          11.7500           5.6000
            19-Mar-1996          11.7500           6.1000
            20-Mar-1996          11.7500           1.7000
            21-Mar-1996          12.2500           3.6000
            22-Mar-1996          12.2500           0.4000
            25-Mar-1996          12.2500           1.1000
            26-Mar-1996          12.0000          22.4000
            27-Mar-1996          12.3750           0.7000
            28-Mar-1996          11.6250           3.0000
            29-Mar-1996          11.7500          13.3000
            01-Apr-1996          11.6250           2.5000
            02-Apr-1996          11.7500           1.8000
            03-Apr-1996          12.3750           4.2000
            04-Apr-1996          12.3750         120.4000
            08-Apr-1996          12.3750           1.3000
            09-Apr-1996          12.0000          12.2000
            10-Apr-1996          12.3750           1.7000
            11-Apr-1996          11.7500         389.2000
            12-Apr-1996          11.7500           9.7000
            15-Apr-1996          11.3750          24.0000
            16-Apr-1996          11.0000          32.5000
            17-Apr-1996          10.0000          32.7000
            18-Apr-1996          10.5000           2.9000
            19-Apr-1996          10.5000           3.0000
            22-Apr-1996          10.1250           7.1000
            23-Apr-1996          10.3750          28.3000
            24-Apr-1996          10.2500          15.0000
            25-Apr-1996          10.5000          13.5000
            26-Apr-1996          10.2500           6.8000
            29-Apr-1996          10.3125          15.9000
            30-Apr-1996          10.2500          11.5000
            01-May-1996          10.7500           5.4000
            02-May-1996          10.2500           5.6000
            03-May-1996          10.5000          16.1000
            06-May-1996          10.5000           1.9000
            07-May-1996          10.0000           4.5000
            08-May-1996          10.2500          10.0000
            09-May-1996          10.5000           3.8000
            10-May-1996          10.0000           0.8000
            13-May-1996          10.0000          23.3000
            14-May-1996           9.7500           6.5000
            15-May-1996          10.2500           4.4000
            16-May-1996           9.7500           4.9000
            17-May-1996          10.2500           4.0000
            20-May-1996           9.7500           2.0000
            21-May-1996          10.0000          14.2000
            22-May-1996          10.2500          12.9000
            23-May-1996          10.1250          20.6000
            24-May-1996          10.2500           4.0000
            28-May-1996          10.2500          13.7000
            29-May-1996           9.7500           3.9000
            30-May-1996          10.2500           0.9000
            31-May-1996           9.6250          35.4000




                   Date    Closing Price      Volume (000)
            03-Jun-1996           9.7500           5.6000
            04-Jun-1996           9.2500          15.0000
            05-Jun-1996           9.3750           4.1000
            06-Jun-1996           9.3750          14.0000
            07-Jun-1996           9.0000           1.4000
            10-Jun-1996           9.0000           1.1000
            11-Jun-1996           9.3750           2.4000
            12-Jun-1996           9.1875           0.0000
            13-Jun-1996           9.3750           1.2000
            14-Jun-1996           9.0000           2.9000
            17-Jun-1996           9.2500           1.8000
            18-Jun-1996           8.6250           7.8000
            19-Jun-1996           8.7500          46.0000
            20-Jun-1996           9.2500           3.9000
            21-Jun-1996           9.0000           6.1000
            24-Jun-1996           9.0625           6.2000
            25-Jun-1996           8.8750          39.2000
            26-Jun-1996           9.2500          19.4000
            27-Jun-1996           8.2500         302.5000
            28-Jun-1996           8.2500          16.7000
            01-Jul-1996           8.5000           8.7000
            02-Jul-1996           8.2500           6.6000
            03-Jul-1996           8.1875          10.5000
            05-Jul-1996           8.3750           7.0000
            08-Jul-1996           8.0000          17.6000
            09-Jul-1996           8.0000          16.1000
            10-Jul-1996           8.1250          18.3000
            11-Jul-1996           8.2500           1.6000
            12-Jul-1996           8.3750           9.2000
            15-Jul-1996           8.3750           3.5000
            16-Jul-1996           8.3750          14.0000
            17-Jul-1996           8.1250           5.3000
            18-Jul-1996           8.0000           2.4000
            19-Jul-1996           7.6875          42.8000
            22-Jul-1996           7.5000          25.5000
            23-Jul-1996           7.5000           7.8000
            24-Jul-1996           7.7500           0.6000
            25-Jul-1996           7.5000          25.6000
            26-Jul-1996           7.2500          25.3000
            29-Jul-1996           7.5000          32.1000
            30-Jul-1996           6.8750          36.3000
            31-Jul-1996           6.8750          37.6000
            01-Aug-1996           6.8750          21.2000
            02-Aug-1996           6.8750          14.3000
            05-Aug-1996           6.7500          49.6000
            06-Aug-1996           6.8750          53.1000
            07-Aug-1996           6.8750          42.6000
            08-Aug-1996           6.8750          23.8000
            09-Aug-1996           7.1250          28.6000
            12-Aug-1996           7.2500          43.7000
            13-Aug-1996           7.8750          78.2000
            14-Aug-1996           8.5000          59.6000
            15-Aug-1996           9.2500         114.4000
            16-Aug-1996           9.2500          36.0000
            19-Aug-1996           9.0000          12.0000
            20-Aug-1996           9.2500          15.4000
            21-Aug-1996           8.7500           9.7000
            22-Aug-1996           9.2500          16.9000
            23-Aug-1996           9.2500           9.4000
            26-Aug-1996           9.2500          15.0000
            27-Aug-1996           9.0000           3.5000
            28-Aug-1996           9.0000           6.8000
            29-Aug-1996           9.2500           5.5000




                   Date    Closing Price      Volume (000)
            30-Aug-1996           9.2500           6.2000
            03-Sep-1996           9.2500           2.7000
            04-Sep-1996           9.0000          11.5000
            05-Sep-1996           9.0000           7.8000
            06-Sep-1996           8.8750           2.6000
            09-Sep-1996           9.1250           4.2000
            10-Sep-1996           8.9375           3.4000
            11-Sep-1996           9.0000          12.4000
            12-Sep-1996           8.7500           1.3000
            13-Sep-1996           9.0000           9.9000
            16-Sep-1996           9.1250          16.1000
            17-Sep-1996           8.7500           0.3000
            18-Sep-1996           9.2500           1.3000
            19-Sep-1996           8.7500           1.5000
            20-Sep-1996           8.7500           0.7000
            23-Sep-1996           9.1250          17.4000
            24-Sep-1996           9.2500           1.4000
            25-Sep-1996           8.7500           6.1000
            26-Sep-1996           9.0000           1.3000
            27-Sep-1996           8.7500           6.1000
            30-Sep-1996           8.7500           5.0000
            01-Oct-1996           8.7500          11.1000
            02-Oct-1996           8.5000           5.7000
            03-Oct-1996           8.2500           2.1000
            04-Oct-1996           8.2500           2.2000
            07-Oct-1996           8.5000           5.2000
            08-Oct-1996           8.0000          15.2000
            09-Oct-1996           7.9375          14.7000
            10-Oct-1996           7.7500           1.1000
            11-Oct-1996           7.7500           7.9000
            14-Oct-1996           7.5000          17.5000
            15-Oct-1996           7.7500           6.9000
            16-Oct-1996           7.7500           8.2000
            17-Oct-1996           7.7500           3.2000
            18-Oct-1996           7.5000           3.2000
            21-Oct-1996           7.2500           2.9000
            22-Oct-1996           7.7500           2.2000
            23-Oct-1996           7.5156           4.3000
            24-Oct-1996           7.6250          33.4000
            25-Oct-1996           7.0000           1.2000
            28-Oct-1996           7.5000          12.3000
            29-Oct-1996           7.0000          14.4000
            30-Oct-1996           7.0000          10.0000
            31-Oct-1996           7.2500          20.7000
            01-Nov-1996           7.5000           5.4000
            04-Nov-1996           7.0000           0.9000
            05-Nov-1996           7.5000           2.1000
            06-Nov-1996           7.5000           4.6000
            07-Nov-1996           7.4844           3.8000
            08-Nov-1996           7.5000          24.9000
            11-Nov-1996           7.5000           1.9000




                   Date    Closing Price      Volume (000)
            12-Nov-1996           7.5000           2.9000
            13-Nov-1996           7.7500           6.7000
            14-Nov-1996           7.5000          13.6000
            15-Nov-1996           7.2500           4.0000
            18-Nov-1996           7.5000           9.4000
            19-Nov-1996           7.5000           2.8000
            20-Nov-1996           7.5000          41.9000
            21-Nov-1996           7.6250          19.8000
            22-Nov-1996           7.5000           9.6000
            25-Nov-1996           7.7500          23.0000
            26-Nov-1996           7.2500           4.2000
            27-Nov-1996           7.0000          10.0000
            29-Nov-1996           7.1250           0.9000
            02-Dec-1996           7.0000           4.0000
            03-Dec-1996           7.1250           3.7000
            04-Dec-1996           7.0000          18.7000
            05-Dec-1996           7.5000          13.1000
            06-Dec-1996           7.2500          15.5000
            09-Dec-1996           7.0000           8.0000
            10-Dec-1996           6.7500           4.5000
            11-Dec-1996           6.8750           5.0000
            12-Dec-1996           7.0000          70.6000
            13-Dec-1996           7.7500          23.5000
            16-Dec-1996           7.2500          10.7000
            17-Dec-1996           7.2500           3.6000
            18-Dec-1996           7.2500           2.7000
            19-Dec-1996           7.2500           2.8000
            20-Dec-1996           7.2500           6.3000
            23-Dec-1996           7.3750           7.0000
            24-Dec-1996           6.6250          25.2000
            26-Dec-1996           7.0000          54.0000
            27-Dec-1996           6.6250           4.5000
            30-Dec-1996           7.0000           8.9000
            31-Dec-1996           7.0000          21.8000
            02-Jan-1997           7.0000           0.6000
            03-Jan-1997           7.3750           5.6000
            06-Jan-1997           7.7500           2.8000
            07-Jan-1997           7.8750          10.9000
            08-Jan-1997           8.7500          24.2000
            09-Jan-1997           8.8750           7.1000
            10-Jan-1997           8.7500           1.6000
            13-Jan-1997           8.7500           4.4000
            14-Jan-1997           9.2500          17.2000
            15-Jan-1997          10.7500          41.7000
            16-Jan-1997          10.0000          36.5000
            17-Jan-1997           9.7500          10.1000
            20-Jan-1997           9.9844          10.7000
            21-Jan-1997           9.5000           1.3000
            22-Jan-1997          10.0000           8.8000
            23-Jan-1997          10.2500          16.2000
            24-Jan-1997          10.1250          64.7000
            27-Jan-1997           9.8750          66.6000
            28-Jan-1997           9.7500           8.4000
            29-Jan-1997           9.7500           2.5000
            30-Jan-1997          10.0000          17.6000
            31-Jan-1997          10.0000          14.0000
            03-Feb-1997           9.7500           3.2000
            04-Feb-1997           9.9375           2.8000
            05-Feb-1997          10.0000          39.6000
            06-Feb-1997          10.3750         107.0000
            07-Feb-1997          10.3750          15.6000
            10-Feb-1997          10.2500           8.1000
            11-Feb-1997          10.5000           9.7000
            12-Feb-1997          10.5000          22.0000




                   Date    Closing Price      Volume (000)
            13-Feb-1997          10.1250           5.0000
            14-Feb-1997           9.8750           8.4000
            18-Feb-1997           9.6250          22.5000
            19-Feb-1997           9.5000           9.6000
            20-Feb-1997           9.2500          11.0000
            21-Feb-1997           9.2500          10.1000
            24-Feb-1997           9.3750           7.9000
            25-Feb-1997           9.0000           1.7000
            26-Feb-1997           9.0000           1.0000
            27-Feb-1997           9.3750           0.0000
            28-Feb-1997           9.2500          11.8000
            03-Mar-1997           9.7500           3.5000
            04-Mar-1997           9.7500           4.1000
            05-Mar-1997           9.5000           0.1000
            06-Mar-1997           9.7500           4.3000
            07-Mar-1997           9.0000          15.8000
            10-Mar-1997           8.7500          15.4000
            11-Mar-1997           7.9375          45.2000
            12-Mar-1997           8.0000          30.6000
            13-Mar-1997           8.2500          34.1000
            14-Mar-1997           8.0000          25.1000
            17-Mar-1997           8.0000           0.6000
            18-Mar-1997           8.2500           0.0000
            19-Mar-1997           8.0000          10.1000
            20-Mar-1997           8.0000          15.2000
            21-Mar-1997           8.0000           1.3000
            24-Mar-1997           8.5000           1.8000
            25-Mar-1997           8.0000           3.0000
            26-Mar-1997           8.2500           3.5000
            27-Mar-1997           8.2500          10.7000
            31-Mar-1997           8.3750           7.7000
            01-Apr-1997           8.5000           1.1000
            02-Apr-1997           8.1250           0.1000
            03-Apr-1997           8.1250          20.2000
            04-Apr-1997           8.5000           0.3000
            07-Apr-1997           8.3125           0.0000
            08-Apr-1997           8.1250           5.5000
            09-Apr-1997           8.1250          21.1000
            10-Apr-1997           8.3750          40.6000
            11-Apr-1997           8.3750           3.5000
            14-Apr-1997           8.3750           1.0000
            15-Apr-1997           8.5000           1.3000
            16-Apr-1997           8.5000           0.7000
            17-Apr-1997           8.2500           8.4000
            18-Apr-1997           8.2500           0.4000
            21-Apr-1997           8.5000          12.7000
            22-Apr-1997           8.2500           0.7000
            23-Apr-1997           8.8125          15.8000
            24-Apr-1997           8.5000           3.9000
            25-Apr-1997           8.5000           3.8000
            28-Apr-1997           9.0000          44.6000
            29-Apr-1997           9.0000           7.4000
            30-Apr-1997           9.2500           5.1000
            01-May-1997           9.2500          68.3000
            02-May-1997           9.1250           2.6000
            05-May-1997           9.5000           5.1000
            06-May-1997           9.1250           4.1000
            07-May-1997           9.2500           0.8000
            08-May-1997           9.5000           3.6000
            09-May-1997           9.1250           0.6000
            12-May-1997           9.1250           6.3000
            13-May-1997           9.2500           9.4000
            14-May-1997           9.1250          14.3000
            15-May-1997           9.2500          15.6000
            16-May-1997           9.2500           0.0000
            19-May-1997           9.0000           1.1000
            20-May-1997           9.2500          35.7000
            21-May-1997           9.3750           2.9000
            22-May-1997           9.5000          11.6000
            23-May-1997           9.6250          46.4000
            27-May-1997           9.5000          16.9000
            28-May-1997           8.5000          62.5000
            29-May-1997           8.7500          53.4000
            30-May-1997           8.7500          10.5000




                   Date    Closing Price      Volume (000)
            02-Jun-1997           8.3750          14.6000
            03-Jun-1997           8.3750           2.2000
            04-Jun-1997           8.2500           7.3000
            05-Jun-1997           8.3125           4.2000
            06-Jun-1997           8.5000           4.9000
            09-Jun-1997           8.1250           2.4000
            10-Jun-1997           8.1250          12.1000
            11-Jun-1997           8.0000           1.5000
            12-Jun-1997           8.0000           4.2000
            13-Jun-1997           8.0000           1.4000
            16-Jun-1997           8.0000           5.0000
            17-Jun-1997           7.8750           0.8000
            18-Jun-1997           8.2500         104.2000
            19-Jun-1997           8.0000          34.3000
            20-Jun-1997           8.5000           4.5000
            23-Jun-1997           8.0000           4.6000
            24-Jun-1997           8.0000           3.0000
            25-Jun-1997           8.5000           0.2000
            26-Jun-1997           8.2500           3.2000
            27-Jun-1997           8.0000           0.3000
            30-Jun-1997           8.2500           0.4000
            01-Jul-1997           8.0000           9.9000
            02-Jul-1997           7.8750           0.9000
            03-Jul-1997           7.7500           0.4000
            07-Jul-1997           7.7500           3.8000
            08-Jul-1997           7.6250           2.8000
            09-Jul-1997           7.8750          19.7000
            10-Jul-1997           7.7500           9.4000
            11-Jul-1997           7.6250           0.9000
            14-Jul-1997           7.6250           4.8000
            15-Jul-1997           7.6250           6.4000
            16-Jul-1997           7.8750          10.1000
            17-Jul-1997           7.8750           7.5000
            18-Jul-1997           7.7500           7.5000
            21-Jul-1997           7.6250           3.1000
            22-Jul-1997           7.5000           4.4000
            23-Jul-1997           7.3750           0.1000
            24-Jul-1997           7.3750           8.5000
            25-Jul-1997           7.7500           1.5000
            28-Jul-1997           7.7500           0.2000
            29-Jul-1997           7.7500           2.9000
            30-Jul-1997           7.5625          10.1000
            31-Jul-1997           7.3750           6.3000
            01-Aug-1997           7.7500           2.2000
            04-Aug-1997           7.3750          11.8000
            05-Aug-1997           6.8750          25.1000
            06-Aug-1997           7.2500           1.9000
            07-Aug-1997           7.0000          19.6000
            08-Aug-1997           7.0000           1.9000
            11-Aug-1997           6.8750           4.2000
            12-Aug-1997           7.0000          10.2000
            13-Aug-1997           7.1250           4.2000
            14-Aug-1997           7.1250           0.2000
            15-Aug-1997           6.7500           7.2000
            18-Aug-1997           6.7500           8.3000
            19-Aug-1997           6.8750          35.0000
            20-Aug-1997           7.0000           1.3000
            21-Aug-1997           6.8750           0.5000
            22-Aug-1997           7.0625          33.5000
            25-Aug-1997           6.8750          14.6000
            26-Aug-1997           7.1250          10.2000
            27-Aug-1997           6.8750          16.1000
            28-Aug-1997           7.0156           3.7000
            29-Aug-1997           6.8750          83.2000
            02-Sep-1997           6.8750           5.9000
            03-Sep-1997           7.1250          15.4000
            04-Sep-1997           7.0000           1.5000
            05-Sep-1997           7.1250           4.5000
            08-Sep-1997           7.2500           2.2000
            09-Sep-1997           7.1250          28.3000
            10-Sep-1997           8.0000          14.0000
            11-Sep-1997           8.0000           7.2000
            12-Sep-1997           8.1250          20.5000
            15-Sep-1997           8.1250           8.9000
            16-Sep-1997           8.3750           5.2000
            17-Sep-1997           8.4375          16.8000
            18-Sep-1997           8.2500          11.0000
            19-Sep-1997           8.2500           6.1000
            22-Sep-1997           8.0000           0.4000
            23-Sep-1997           8.1875           1.7000
            24-Sep-1997           8.5000           5.7000
            25-Sep-1997           8.5000          10.6000
            26-Sep-1997           8.3750           3.5000
            29-Sep-1997           8.2500           5.7000
            30-Sep-1997           8.2500           1.1000
            01-Oct-1997           8.5000           2.6000
            02-Oct-1997           8.3750           3.3000
            03-Oct-1997           8.2500           6.6000




                   Date    Closing Price      Volume (000)
            06-Oct-1997           8.2500           2.0000
            07-Oct-1997           8.3750           1.9000
            08-Oct-1997           8.0000          30.9000
            09-Oct-1997           7.8750           0.6000
            10-Oct-1997           7.6250           6.6000
            13-Oct-1997           7.7500           4.3000
            14-Oct-1997           7.7500           0.0000
            15-Oct-1997           7.7500           0.0000
            16-Oct-1997           7.8750          15.6000
            17-Oct-1997           7.6875           3.7000
            20-Oct-1997           7.6875           0.5000
            21-Oct-1997           7.7500           1.6000
            22-Oct-1997           7.7500           4.8000
            23-Oct-1997           7.5000           0.4000
            24-Oct-1997           7.6250           0.0000
            27-Oct-1997           7.3750          11.6000
            28-Oct-1997           7.3125           3.8000
            29-Oct-1997           7.7500           6.8000
            30-Oct-1997           7.3750           7.5000
            31-Oct-1997           7.0000          18.2000
            03-Nov-1997           7.0000           1.8000
            04-Nov-1997           7.1250          12.4000
            05-Nov-1997           7.5000           3.0000
            06-Nov-1997           8.0000           6.8000
            07-Nov-1997           8.0000          10.6000
            10-Nov-1997           7.3750           7.7000
            11-Nov-1997           8.0000          10.4000
            12-Nov-1997           7.5000           2.0000
            13-Nov-1997           8.0000           5.2000
            14-Nov-1997           7.8750           0.7000
            17-Nov-1997           7.8750           0.2000
            18-Nov-1997           8.1250           6.4000
            19-Nov-1997           7.4375           0.3000
            20-Nov-1997           7.3750           1.4000
            21-Nov-1997           8.0000           6.0000
            24-Nov-1997           8.0000           7.0000
            25-Nov-1997           8.2500           5.2000
            26-Nov-1997           8.2500           0.2000
            28-Nov-1997           8.0625           0.0000
            01-Dec-1997           8.1875           5.5000
            02-Dec-1997           7.8750           0.6000
            03-Dec-1997           7.8750           6.7000
            04-Dec-1997           8.1875           0.0000
            05-Dec-1997           8.0000           1.6000
            08-Dec-1997           8.0000           5.4000
            09-Dec-1997           8.2500          12.9000
            10-Dec-1997           8.0000           1.3000
            11-Dec-1997           7.7500           0.4000
            12-Dec-1997           8.1250          27.0000
            15-Dec-1997           8.0000          31.0000
            16-Dec-1997           8.2500          11.4000
            17-Dec-1997           8.3750           5.6000
            18-Dec-1997           8.2500           1.1000
            19-Dec-1997           8.1250           1.6000
            22-Dec-1997           7.5625          16.3000
            23-Dec-1997           7.8750           4.6000
            24-Dec-1997           7.6250           1.3000
            26-Dec-1997           7.8750          10.0000
            29-Dec-1997           7.7500          11.4000
            30-Dec-1997           7.3125          28.4000
            31-Dec-1997           7.8750          36.1000
            02-Jan-1998           8.0000           4.4000
            05-Jan-1998           8.0000           1.6000
            06-Jan-1998           8.0000           3.3000
            07-Jan-1998           8.0000           6.0000
            08-Jan-1998           8.0625           0.0000
            09-Jan-1998           7.8125           0.7000
            12-Jan-1998           8.0000           0.2000
            13-Jan-1998           7.5000           0.1000
            14-Jan-1998           7.5000           1.0000
            15-Jan-1998           7.6250           0.2000
            16-Jan-1998           8.1250           6.7000
            20-Jan-1998           7.7500          10.2000
            21-Jan-1998           8.2500          38.2000
            22-Jan-1998           8.2500           4.7000
            23-Jan-1998           8.2500           9.0000
            26-Jan-1998           8.3750          32.2000
            27-Jan-1998           8.7500          18.3000
            28-Jan-1998           9.5000          13.5000
            29-Jan-1998           9.9375          43.3000
            30-Jan-1998          10.0000          14.5000




                   Date    Closing Price      Volume (000)
            02-Feb-1998          10.0000          40.4000
            03-Feb-1998          10.3750          29.3000
            04-Feb-1998          10.2500          23.6000
            05-Feb-1998          10.5000          14.0000
            06-Feb-1998          10.5000          12.3000
            09-Feb-1998          10.7500          26.3000
            10-Feb-1998          11.8750          28.5000
            11-Feb-1998          11.8750          69.7000
            12-Feb-1998          11.3750          35.0000
            13-Feb-1998          11.5000          14.5000
            17-Feb-1998          11.3750           7.9000
            18-Feb-1998          10.6250          21.2000
            19-Feb-1998          11.0000          11.0000
            20-Feb-1998          10.7500          14.8000
            23-Feb-1998          10.5000           7.8000
            24-Feb-1998          10.5000          35.9000
            25-Feb-1998          11.0000           0.5000
            26-Feb-1998          10.7500           3.6000
            27-Feb-1998          10.5000           0.6000
            02-Mar-1998          10.6250           7.4000
            03-Mar-1998          10.6875           9.0000
            04-Mar-1998          10.6250           3.0000
            05-Mar-1998          10.7500           1.5000
            06-Mar-1998          10.7500           4.6000
            09-Mar-1998          11.0000           2.3000
            10-Mar-1998          11.0000          16.8000
            11-Mar-1998          11.2500           4.5000
            12-Mar-1998          11.7500           3.5000
            13-Mar-1998          13.7500         131.0000
            16-Mar-1998          13.7500          62.6000
            17-Mar-1998          13.7500          86.6000
            18-Mar-1998          14.0000          24.6000
            19-Mar-1998          13.5000          20.8000
            20-Mar-1998          13.7500           5.8000
            23-Mar-1998          13.3750           9.6000
            24-Mar-1998          14.0000          11.5000
            25-Mar-1998          14.0000           9.7000
            26-Mar-1998          14.2500          20.2000
            27-Mar-1998          14.5000          21.1000
            30-Mar-1998          15.6250          59.0000
            31-Mar-1998          16.2500          49.9000
            01-Apr-1998          15.7500          13.8000
            02-Apr-1998          15.5000          33.6000
            03-Apr-1998          15.8750          19.2000
            06-Apr-1998          16.1563          31.3000
            07-Apr-1998          16.1250          44.2000
            08-Apr-1998          16.2500          39.8000
            09-Apr-1998          16.0625          23.9000
            13-Apr-1998          16.1250          17.6000
            14-Apr-1998          16.0000          12.2000
            15-Apr-1998          15.8750          25.6000
            16-Apr-1998          15.7500          10.2000
            17-Apr-1998          15.6250          28.0000
            20-Apr-1998          16.0000          30.9000
            21-Apr-1998          16.0625          28.0000
            22-Apr-1998          17.0000          43.3000
            23-Apr-1998          19.5000         140.0000
            24-Apr-1998          20.8750         104.2000
            27-Apr-1998          19.9375         155.5000
            28-Apr-1998          20.1250          61.0000
            29-Apr-1998          22.0000         160.1000
            30-Apr-1998          21.6250          99.0000
            01-May-1998          21.0000          48.0000
            04-May-1998          20.0000          15.7000
            05-May-1998          19.3750          35.4000
            06-May-1998          20.6250          18.6000
            07-May-1998          21.2500          62.0000
            08-May-1998          21.0000          12.8000
            11-May-1998          20.5000           5.9000
            12-May-1998          20.3750           8.2000
            13-May-1998          20.3750          26.0000
            14-May-1998          19.0000          27.6000
            15-May-1998          19.6250          38.6000
            18-May-1998          19.2500           9.3000
            19-May-1998          19.3750           3.6000
            20-May-1998          20.0000          11.1000
            21-May-1998          19.7500           6.6000
            22-May-1998          19.7500           3.9000
            26-May-1998          20.0000           0.9000
            27-May-1998          18.8750          29.6000
            28-May-1998          19.7500           3.8000




                   Date    Closing Price      Volume (000)
            29-May-1998          19.7500           5.4000
            01-Jun-1998          19.6250          18.2000
            02-Jun-1998          19.2500           9.7000
            03-Jun-1998          18.8750          12.3000
            04-Jun-1998          18.6875          16.5000
            05-Jun-1998          18.8750          12.0000
            08-Jun-1998          19.4375          19.1000
            09-Jun-1998          19.6250           5.6000
            10-Jun-1998          19.4375          15.0000
            11-Jun-1998          19.5000           7.6000
            12-Jun-1998          20.0000          17.8000
            15-Jun-1998          19.0000           8.2000
            16-Jun-1998          19.5000           6.8000
            17-Jun-1998          22.2500         129.9000
            18-Jun-1998          22.7500          27.0000
            19-Jun-1998          23.4375          65.2000
            22-Jun-1998          23.8750          44.0000
            23-Jun-1998          23.5000          18.7000
            24-Jun-1998          22.8125          18.1000
            25-Jun-1998          23.5000           8.4000
            26-Jun-1998          23.4375          11.9000
            29-Jun-1998          25.7500          64.3000
            30-Jun-1998          24.6250          57.8000
            01-Jul-1998          25.6250          22.9000
            02-Jul-1998          26.0000          17.3000
            06-Jul-1998          25.2500          11.5000
            07-Jul-1998          26.8750          59.1000
            08-Jul-1998          26.8750          38.6000
            09-Jul-1998          26.6250          12.7000
            10-Jul-1998          26.3750           8.4000
            13-Jul-1998          26.7500          33.6000
            14-Jul-1998          27.0000          28.0000
            15-Jul-1998          27.0000          11.1000
            16-Jul-1998          28.1250         125.4000
            17-Jul-1998          28.6250          21.2000
            20-Jul-1998          28.3750          27.4000
            21-Jul-1998          27.1250          57.7000
            22-Jul-1998          26.0625          61.3000
            23-Jul-1998          25.6250          23.5000
            24-Jul-1998          25.0000          17.5000
            27-Jul-1998          24.1250          41.3000
            28-Jul-1998          23.7500          35.6000
            29-Jul-1998          22.5000          14.5000
            30-Jul-1998          24.3750         101.2000
            31-Jul-1998          23.6250          21.6000
            03-Aug-1998          23.2500          13.4000
            04-Aug-1998          22.5000          22.5000
            05-Aug-1998          23.1250          12.5000
            06-Aug-1998          24.7500          12.3000
            07-Aug-1998          24.5000          20.9000
            10-Aug-1998          25.7500          24.8000
            11-Aug-1998          25.3750          48.1000
            12-Aug-1998          26.0000          35.1000
            13-Aug-1998          25.8750          19.7000
            14-Aug-1998          25.0000           6.0000
            17-Aug-1998          25.5000           9.4000
            18-Aug-1998          25.6250          45.1000
            19-Aug-1998          25.7500          37.3000
            20-Aug-1998          26.0000           4.4000
            21-Aug-1998          25.0000          97.5000
            24-Aug-1998          24.5000          44.8000
            25-Aug-1998          24.9375          16.3000
            26-Aug-1998          24.1250          28.2000
            27-Aug-1998          23.6250          23.5000
            28-Aug-1998          21.5000          24.2000
            31-Aug-1998          21.0000          17.5000




                   Date    Closing Price      Volume (000)
            01-Sep-1998          22.1250          47.6000
            02-Sep-1998          22.0000           4.4000
            03-Sep-1998          22.7500          23.2000
            04-Sep-1998          22.0000           0.7000
            08-Sep-1998          23.0000           5.4000
            09-Sep-1998          23.2500           2.9000
            10-Sep-1998          23.2500           8.1000
            11-Sep-1998          23.0000          10.0000
            14-Sep-1998          23.5000          39.9000
            15-Sep-1998          24.7500          50.2000
            16-Sep-1998          23.9375          24.0000
            17-Sep-1998          23.7500          26.1000
            18-Sep-1998          23.3750          25.7000
            21-Sep-1998          23.7500           3.3000
            22-Sep-1998          23.0000           2.4000
            23-Sep-1998          23.5000           9.9000
            24-Sep-1998          23.7500           6.6000
            25-Sep-1998          23.1250           0.3000
            28-Sep-1998          23.1875           1.1000
            29-Sep-1998          23.6250           3.2000
            30-Sep-1998          23.5000          15.3000
            01-Oct-1998          22.0000           9.4000
            02-Oct-1998          22.4375           2.8000
            05-Oct-1998          21.7500           8.0000
            06-Oct-1998          21.5000          10.9000
            07-Oct-1998          19.0000          20.8000
            08-Oct-1998          16.2500          36.9000
            09-Oct-1998          19.8750          17.9000
            12-Oct-1998          20.0000          12.8000
            13-Oct-1998          18.6250           4.3000
            14-Oct-1998          19.3125          59.2000
            15-Oct-1998          22.0000          15.3000
            16-Oct-1998          22.2500           6.3000
            19-Oct-1998          21.8750          52.8000
            20-Oct-1998          19.7500          32.7000
            21-Oct-1998          20.0000          11.2000
            22-Oct-1998          20.4375          52.9000
            23-Oct-1998          20.5000           2.8000
            26-Oct-1998          20.8750          16.7000
            27-Oct-1998          22.3750          22.6000
            28-Oct-1998          22.6875         117.4000
            29-Oct-1998          22.0000          28.1000
            30-Oct-1998          22.1250          23.5000
            02-Nov-1998          22.7500          33.1000
            03-Nov-1998          22.6250          21.9000
            04-Nov-1998          23.1250          74.7000
            05-Nov-1998          23.5000          91.9000
            06-Nov-1998          22.8750         101.0000
            09-Nov-1998          22.3750          11.8000
            10-Nov-1998          22.2500          28.8000
            11-Nov-1998          20.0000          22.6000
            12-Nov-1998          19.7500           6.7000
            13-Nov-1998          20.4375           8.2000
            16-Nov-1998          21.7500           6.7000
            17-Nov-1998          21.7500          26.2000
            18-Nov-1998          21.8750           7.9000
            19-Nov-1998          21.0625          11.2000
            20-Nov-1998          21.8750           8.3000
            23-Nov-1998          22.0000          49.0000
            24-Nov-1998          22.5000         243.3000
            25-Nov-1998          22.0000          11.3000
            27-Nov-1998          22.8750           2.7000
            30-Nov-1998          22.0000           8.2000
            01-Dec-1998          22.0000          17.4000
            02-Dec-1998          22.0625          14.4000
            03-Dec-1998          22.5000          28.0000
            04-Dec-1998          22.7500           5.5000
            07-Dec-1998          23.7500         144.7000
            08-Dec-1998          24.0000          93.3000
            09-Dec-1998          24.5000          13.6000
            10-Dec-1998          25.2500          23.8000
            11-Dec-1998          24.1250          14.1000
            14-Dec-1998          24.1250          39.1000
            15-Dec-1998          24.6250           5.6000
            16-Dec-1998          25.3750          46.8000
            17-Dec-1998          25.5000         106.4000
            18-Dec-1998          26.5000         103.3000
            21-Dec-1998          27.5000          45.1000
            22-Dec-1998          26.0000          21.8000
            23-Dec-1998          25.5000          47.0000
            24-Dec-1998          25.6250           4.9000
            28-Dec-1998          26.2500           5.9000
            29-Dec-1998          27.0625          31.8000
            30-Dec-1998          27.0000          36.3000




                   Date    Closing Price      Volume (000)
            31-Dec-1998          27.1250           8.1000
            04-Jan-1999          26.5000         248.8000
            05-Jan-1999          27.2500          36.4000
            06-Jan-1999          27.6250         156.1000
            07-Jan-1999          28.0000          29.1000
            08-Jan-1999          26.7500          46.4000
            11-Jan-1999          25.6250          29.6000
            12-Jan-1999          24.2500          23.5000
            13-Jan-1999          24.1250           7.7000
            14-Jan-1999          24.1250          13.4000
            15-Jan-1999          24.0000          19.4000
            19-Jan-1999          24.2500          19.5000
            20-Jan-1999          23.5000           7.8000
            21-Jan-1999          24.5000          53.6000
            22-Jan-1999          25.1250          14.7000
            25-Jan-1999          24.5000          86.1000
            26-Jan-1999          24.8750          37.9000
            27-Jan-1999          22.3750          36.1000
            28-Jan-1999          22.1250          34.8000
            29-Jan-1999          24.0625          84.0000
            01-Feb-1999          23.6875          79.6000
            02-Feb-1999          22.6250          29.0000
            03-Feb-1999          21.9375          29.8000
            04-Feb-1999          21.5000           9.5000
            05-Feb-1999          21.6250          19.3000
            08-Feb-1999          21.5625          89.8000
            09-Feb-1999          21.7500          26.8000
            10-Feb-1999          23.6875          21.9000
            11-Feb-1999          23.2500          17.3000
            12-Feb-1999          23.0000           5.8000
            16-Feb-1999          21.7500          16.1000
            17-Feb-1999          19.6250          28.2000
            18-Feb-1999          20.5000          26.8000
            19-Feb-1999          21.8750          40.1000
            22-Feb-1999          22.9375          21.8000
            23-Feb-1999          22.8125          19.5000
            24-Feb-1999          22.7500           5.2000
            25-Feb-1999          21.8125           7.8000
            26-Feb-1999          22.1250           4.4000
            01-Mar-1999          22.6875          17.4000
            02-Mar-1999          21.3750          15.7000
            03-Mar-1999          21.7500          11.6000
            04-Mar-1999          22.5000           5.6000
            05-Mar-1999          22.0000           4.5000
            08-Mar-1999          21.0000          33.6000
            09-Mar-1999          21.5000          20.6000
            10-Mar-1999          22.0000          21.2000
            11-Mar-1999          22.1250           6.0000
            12-Mar-1999          21.8125           6.4000
            15-Mar-1999          21.3750          43.1000
            16-Mar-1999          21.5000          39.0000
            17-Mar-1999          21.0000          56.8000
            18-Mar-1999          21.1250          18.0000
            19-Mar-1999          20.0000          28.7000
            22-Mar-1999          20.2500          14.7000
            23-Mar-1999          19.3750          23.6000
            24-Mar-1999          19.7500          17.6000
            25-Mar-1999          20.9375          11.3000
            26-Mar-1999          20.0000          32.3000
            29-Mar-1999          20.8750          14.8000
            30-Mar-1999          20.5000          19.8000
            31-Mar-1999          19.0000         110.5000




                   Date    Closing Price      Volume (000)
            01-Apr-1999          18.8750          31.6000
            05-Apr-1999          18.5000         103.0000
            06-Apr-1999          19.0000          67.3000
            07-Apr-1999          19.5000          99.8000
            08-Apr-1999          19.5625          40.2000
            09-Apr-1999          20.0000          18.0000
            12-Apr-1999          20.1875          11.0000
            13-Apr-1999          21.0000          61.0000
            14-Apr-1999          21.8750          44.7000
            15-Apr-1999          22.2500          29.0000
            16-Apr-1999          21.8750          56.9000
            19-Apr-1999          23.3750          72.8000
            20-Apr-1999          23.8750          16.4000
            21-Apr-1999          23.5000          44.7000
            22-Apr-1999          23.0625          56.0000
            23-Apr-1999          22.9375           7.4000
            26-Apr-1999          22.8750          14.0000
            27-Apr-1999          22.8750           8.5000
            28-Apr-1999          22.9375         154.9000
            29-Apr-1999          22.3750          42.3000
            30-Apr-1999          22.6250          10.1000
            03-May-1999          22.3125          24.3000
            04-May-1999          22.5000          13.2000
            05-May-1999          22.1250          14.6000
            06-May-1999          21.4375          15.4000
            07-May-1999          21.0000           8.6000
            10-May-1999          22.2500           4.2000
            11-May-1999          22.5000           5.6000
            12-May-1999          22.2500           3.5000
            13-May-1999          21.6250          19.6000
            14-May-1999          22.0000           3.1000
            17-May-1999          21.8750           2.2000
            18-May-1999          21.8125          13.3000
            19-May-1999          22.2500          26.5000
            20-May-1999          23.0000          58.2000
            21-May-1999          22.6875         174.1000
            24-May-1999          22.7500          18.2000
            25-May-1999          22.0000          76.9000
            26-May-1999          24.1250         266.6000
            27-May-1999          24.0000          33.7000
            28-May-1999          23.5000           4.5000
            01-Jun-1999          23.7500          27.7000
            02-Jun-1999          23.7500          42.2000
            03-Jun-1999          24.2500           0.8000
            04-Jun-1999          24.6250          36.4000
            07-Jun-1999          24.6250           4.1000
            08-Jun-1999          23.3750          23.6000
            09-Jun-1999          24.8125          14.4000
            10-Jun-1999          24.4375           8.7000
            11-Jun-1999          24.2500          14.0000
            14-Jun-1999          24.0000          10.0000
            15-Jun-1999          24.0000          40.7000
            16-Jun-1999          24.0000          10.7000
            17-Jun-1999          24.2500           3.9000
            18-Jun-1999          24.3750          25.5000
            21-Jun-1999          24.0625          18.4000
            22-Jun-1999          24.5000           4.7000
            23-Jun-1999          24.1250           8.8000
            24-Jun-1999          23.5625           3.1000
            25-Jun-1999          24.1250          10.4000
            28-Jun-1999          23.5000          24.8000
            29-Jun-1999          24.3750           7.9000
            30-Jun-1999          24.6250          20.7000
            01-Jul-1999          25.0000          12.5000
            02-Jul-1999          24.5625          19.0000
            06-Jul-1999          24.3750           8.7000
            07-Jul-1999          24.7500          48.9000
            08-Jul-1999          24.2500           4.1000
            09-Jul-1999          24.5000          22.4000
            12-Jul-1999          24.1250          13.9000
            13-Jul-1999          25.0000           2.0000
            14-Jul-1999          25.7500         113.2000
            15-Jul-1999          27.1250          28.1000
            16-Jul-1999          27.3750           1.2000
            19-Jul-1999          25.7500          45.4000
            20-Jul-1999          27.0000          60.6000
            21-Jul-1999          26.0000          13.5000
            22-Jul-1999          26.2500           8.1000
            23-Jul-1999          23.5625          40.1000
            26-Jul-1999          22.7500           2.5000
            27-Jul-1999          22.5625          16.8000
            28-Jul-1999          23.2500           7.0000
            29-Jul-1999          22.5000           3.8000
            30-Jul-1999          22.0000          13.8000




                   Date    Closing Price      Volume (000)
            02-Aug-1999          21.7500          20.5000
            03-Aug-1999          21.6250           2.3000
            04-Aug-1999          22.7500           9.3000
            05-Aug-1999          22.6250          11.7000
            06-Aug-1999          23.3750          13.5000
            09-Aug-1999          24.5000           9.8000
            10-Aug-1999          23.0000          30.4000
            11-Aug-1999          22.7500           4.2000
            12-Aug-1999          22.5000           2.5000
            13-Aug-1999          22.5000           5.2000
            16-Aug-1999          22.5000           5.7000
            17-Aug-1999          23.0000           0.3000
            18-Aug-1999          22.5625           3.2000
            19-Aug-1999          21.4375          15.7000
            20-Aug-1999          20.2500          14.7000
            23-Aug-1999          20.6250          27.3000
            24-Aug-1999          19.6875           6.5000
            25-Aug-1999          20.0000          26.8000
            26-Aug-1999          20.0625           8.1000
            27-Aug-1999          20.0625          34.5000
            30-Aug-1999          19.7500           5.5000
            31-Aug-1999          20.0000          36.2000
            01-Sep-1999          20.0000          48.8000
            02-Sep-1999          20.0000          36.7000
            03-Sep-1999          20.5000          88.5000
            07-Sep-1999          20.5000          49.9000
            08-Sep-1999          20.4375           2.5000
            09-Sep-1999          20.5000          11.7000
            10-Sep-1999          20.3750          69.5000
            13-Sep-1999          20.1875          64.2000
            14-Sep-1999          20.1250         113.5000
            15-Sep-1999          20.0000          42.2000
            16-Sep-1999          19.2500          18.3000
            17-Sep-1999          20.0000           9.2000
            20-Sep-1999          20.6250           1.3000
            21-Sep-1999          21.0000           4.4000
            22-Sep-1999          21.2500           6.6000
            23-Sep-1999          20.7500          12.2000
            24-Sep-1999          19.6250          10.2000
            27-Sep-1999          19.0000          11.4000
            28-Sep-1999          18.8750          20.8000
            29-Sep-1999          19.0625           9.3000




                   Date    Closing Price      Volume (000)
            30-Sep-1999          18.7500          13.0000
            01-Oct-1999          18.7500          20.0000
            04-Oct-1999          19.7500          18.3000
            05-Oct-1999          20.0000           1.3000
            06-Oct-1999          20.3750          17.2000
            07-Oct-1999          20.0000          21.1000
            08-Oct-1999          19.6250           6.6000
            11-Oct-1999          19.8750           2.7000
            12-Oct-1999          19.0000          14.1000
            13-Oct-1999          18.8750          29.0000
            14-Oct-1999          19.0000           3.1000
            15-Oct-1999          19.0000           9.2000
            18-Oct-1999          19.7500           4.4000
            19-Oct-1999          19.4375           5.6000
            20-Oct-1999          19.7500           7.6000
            21-Oct-1999          19.5000           2.9000
            22-Oct-1999          19.3750          18.3000
            25-Oct-1999          19.8750          15.6000
            26-Oct-1999          20.0000          47.4000
            27-Oct-1999          20.2500           4.2000
            28-Oct-1999          20.3750           9.8000
            29-Oct-1999          20.3750         104.6000
            01-Nov-1999          20.1250           2.7000
            02-Nov-1999          20.2500           3.5000
            03-Nov-1999          20.8750          28.0000
            04-Nov-1999          21.6250          23.2000
            05-Nov-1999          21.6250          20.0000
            08-Nov-1999          21.8750          15.2000
            09-Nov-1999          21.6250          22.1000
            10-Nov-1999          21.1250          26.4000
            11-Nov-1999          21.8750          27.7000
            12-Nov-1999          21.5000          87.0000
            15-Nov-1999          20.6250          19.9000
            16-Nov-1999          20.2500           9.3000
            17-Nov-1999          19.8125          11.6000
            18-Nov-1999          19.0000          12.1000
            19-Nov-1999          18.3750          30.2000
            22-Nov-1999          18.3750          15.3000
            23-Nov-1999          18.0000          16.4000
            24-Nov-1999          19.8750          26.1000
            26-Nov-1999          19.4375           0.6000
            29-Nov-1999          19.7500          10.8000
            30-Nov-1999          19.7500          10.5000
            01-Dec-1999          19.0000           4.0000
            02-Dec-1999          18.4375          38.0000
            03-Dec-1999          18.0000          13.7000
            06-Dec-1999          18.2500          39.4000
            07-Dec-1999          18.2500          10.3000
            08-Dec-1999          18.0000          20.4000
            09-Dec-1999          17.6250           9.2000
            10-Dec-1999          17.5000           6.3000
            13-Dec-1999          17.7500           7.7000
            14-Dec-1999          17.8125          17.2000
            15-Dec-1999          17.5625          47.8000
            16-Dec-1999          16.7500          54.8000
            17-Dec-1999          17.0000          28.0000
            20-Dec-1999          16.7500           5.4000
            21-Dec-1999          16.9375           6.1000
            22-Dec-1999          17.0000          15.6000
            23-Dec-1999          16.8750           9.7000
            27-Dec-1999          17.0000          17.8000
            28-Dec-1999          18.0000          17.2000
            29-Dec-1999          18.2500          40.2000
            30-Dec-1999          18.6250          19.6000
            31-Dec-1999          19.3750           3.1000




                   Date    Closing Price      Volume (000)
            03-Jan-2000          19.0000          68.8000
            04-Jan-2000          17.6250          54.2000
            05-Jan-2000          17.2500          28.1000
            06-Jan-2000          17.0000          65.7000
            07-Jan-2000          17.3750          11.9000
            10-Jan-2000          17.7500          18.8000
            11-Jan-2000          17.9375           9.7000
            12-Jan-2000          18.5000          72.4000
            13-Jan-2000          18.6250           8.3000
            14-Jan-2000          18.8750           3.1000
            18-Jan-2000          19.0000          12.1000
            19-Jan-2000          19.0000           4.4000
            20-Jan-2000          18.4375          27.5000
            21-Jan-2000          18.5000          63.1000
            24-Jan-2000          18.0000           6.3000
            25-Jan-2000          17.6250          15.5000
            26-Jan-2000          15.0000          49.5000
            27-Jan-2000          16.0000          33.6000
            28-Jan-2000          15.8750          99.6000
            31-Jan-2000          15.6250         131.5000
            01-Feb-2000          15.7500          77.7000
            02-Feb-2000          15.8750          58.6000
            03-Feb-2000          16.0625         141.8000
            04-Feb-2000          16.2500          78.6000
            07-Feb-2000          16.6875          14.5000
            08-Feb-2000          16.7500          13.3000
            09-Feb-2000          16.3125          36.1000
            10-Feb-2000          16.5625          64.8000
            11-Feb-2000          16.5000          28.2000
            14-Feb-2000          16.8750           8.8000
            15-Feb-2000          16.7500          39.6000
            16-Feb-2000          16.5000          45.8000
            17-Feb-2000          16.8750          11.0000
            18-Feb-2000          16.8750           7.2000
            22-Feb-2000          16.5000          24.2000
            23-Feb-2000          16.7500          37.7000
            24-Feb-2000          16.8750          12.5000
            25-Feb-2000          17.0000          10.6000
            28-Feb-2000          16.9375           1.0000
            29-Feb-2000          16.8750          28.9000
            01-Mar-2000          17.3750         150.0000
            02-Mar-2000          16.8750          23.8000
            03-Mar-2000          16.7500          28.6000
            06-Mar-2000          16.7813           9.2000
            07-Mar-2000          17.0000          31.9000
            08-Mar-2000          16.5000           5.0000
            09-Mar-2000          16.7500          19.0000
            10-Mar-2000          15.7500          42.8000
            13-Mar-2000          15.7500           4.6000
            14-Mar-2000          14.7500          93.0000
            15-Mar-2000          15.7500          28.7000
            16-Mar-2000          15.7500          15.7000
            17-Mar-2000          15.6250           9.7000
            20-Mar-2000          16.5000           6.0000
            21-Mar-2000          16.5000           3.3000
            22-Mar-2000          16.9375          13.2000
            23-Mar-2000          16.7500           5.1000
            24-Mar-2000          16.8750          60.9000
            27-Mar-2000          17.0000           5.9000
            28-Mar-2000          16.9375           5.5000
            29-Mar-2000          16.5000          36.8000
            30-Mar-2000          18.3750          21.0000
            31-Mar-2000          17.8750           7.3000
            03-Apr-2000          18.1250           4.0000
            04-Apr-2000          17.2500           0.8000
            05-Apr-2000          18.2500           7.2000
            06-Apr-2000          16.3750           8.6000
            07-Apr-2000          16.7500           5.8000
            10-Apr-2000          18.0000           2.3000
            11-Apr-2000          17.2500           1.9000
            12-Apr-2000          17.0000           2.1000
            13-Apr-2000          16.7500           4.4000
            14-Apr-2000          16.5625          14.1000
            17-Apr-2000          16.3750           9.0000
            18-Apr-2000          17.0000           6.8000
            19-Apr-2000          16.7500           3.1000
            20-Apr-2000          16.3750           2.7000
            24-Apr-2000          16.8750          17.8000
            25-Apr-2000          16.7500          16.6000
            26-Apr-2000          16.4375          10.2000
            27-Apr-2000          16.5000           6.2000
            28-Apr-2000          16.5000           2.6000
            01-May-2000          17.0000           0.2000
            02-May-2000          16.2813           9.1000
            03-May-2000          16.5000           6.0000
            04-May-2000          16.5000          11.1000
            05-May-2000          16.3750          11.9000
            08-May-2000          16.3906           5.5000
            09-May-2000          16.8125           5.0000
            10-May-2000          16.5313           3.0000
            11-May-2000          16.9375           0.8000
            12-May-2000          16.7500           1.0000
            15-May-2000          16.7500           2.6000
            16-May-2000          16.7500           7.3000
            17-May-2000          16.1250           9.3000
            18-May-2000          16.5000          19.8000
            19-May-2000          16.1250           0.1000
            22-May-2000          16.4375           6.7000
            23-May-2000          16.3750           5.0000
            24-May-2000          16.5000           7.3000
            25-May-2000          16.1250          15.2000
            26-May-2000          16.0000           4.5000
            30-May-2000          15.2500          11.5000
            31-May-2000          14.1250          10.2000




                   Date    Closing Price      Volume (000)
            01-Jun-2000          14.3750           7.8000
            02-Jun-2000          14.8750         154.0000
            05-Jun-2000          14.3125           5.3000
            06-Jun-2000          14.3125          19.4000
            07-Jun-2000          13.5000           9.6000
            08-Jun-2000          14.6875          19.2000
            09-Jun-2000          14.4688          16.2000
            12-Jun-2000          14.6875          16.7000
            13-Jun-2000          14.8750           4.9000
            14-Jun-2000          14.5625          29.3000
            15-Jun-2000          13.9375          72.1000
            16-Jun-2000          14.2500           5.7000
            19-Jun-2000          14.0000           1.6000
            20-Jun-2000          12.8125          14.0000
            21-Jun-2000          12.6250           6.6000
            22-Jun-2000          12.0000           7.9000
            23-Jun-2000          10.5625          20.2000
            26-Jun-2000          10.5625          40.5000
            27-Jun-2000          10.4375           7.6000
            28-Jun-2000           9.3750          22.0000
            29-Jun-2000           9.0625          67.8000
            30-Jun-2000          12.4375         177.1000
            03-Jul-2000          12.5000          39.7000
            05-Jul-2000          12.5000          41.3000
            06-Jul-2000          11.5000          44.5000
            07-Jul-2000          11.0000          62.8000
            10-Jul-2000          10.3750           6.0000
            11-Jul-2000          10.6250          27.7000




                   Date    Closing Price      Volume (000)
            12-Jul-2000          10.5000           9.0000
            13-Jul-2000          11.1875          33.3000
            14-Jul-2000          12.0000           5.2000
            17-Jul-2000          12.0000          12.8000
            18-Jul-2000          12.6250           9.4000
            19-Jul-2000          12.6250          19.7000
            20-Jul-2000          11.6250           9.2000
            21-Jul-2000          11.7500           5.4000
            24-Jul-2000          12.2500           1.9000
            25-Jul-2000          12.1250           8.2000
            26-Jul-2000          12.2500           1.8000
            27-Jul-2000          12.2500          10.8000
            28-Jul-2000          12.5000          17.2000
            31-Jul-2000          13.1250          17.6000
            01-Aug-2000          13.1563          16.2000
            02-Aug-2000          13.8750           5.6000
            03-Aug-2000          13.0000           1.1000
            04-Aug-2000          12.8750           1.0000
            07-Aug-2000          12.0625           5.6000
            08-Aug-2000          12.2500           0.2000
            09-Aug-2000          12.6250           2.2000
            10-Aug-2000          11.8750           3.0000
            11-Aug-2000          12.1250           5.3000
            14-Aug-2000          12.0000           6.2000
            15-Aug-2000          12.0000           1.8000
            16-Aug-2000          11.7500           1.4000
            17-Aug-2000          11.5000           1.8000
            18-Aug-2000          11.5000           3.4000
            21-Aug-2000          11.5000           0.8000
            22-Aug-2000          11.8750          13.3000
            23-Aug-2000          12.0625           0.0000
            24-Aug-2000          12.1875           0.4000
            25-Aug-2000          12.8125           3.8000
            28-Aug-2000          12.8125           0.3000
            29-Aug-2000          12.3750           0.5000
            30-Aug-2000          12.5000           7.4000
            31-Aug-2000          12.5000           1.6000
            01-Sep-2000          12.2500           2.3000
            05-Sep-2000          11.1875         153.7000
            06-Sep-2000          12.2500           1.7000
            07-Sep-2000          12.2500           2.4000
            08-Sep-2000          12.2500           2.0000
            11-Sep-2000          11.7500           2.2000
            12-Sep-2000          11.0000           5.0000
            13-Sep-2000          10.0625          22.0000
            14-Sep-2000          10.8750          22.6000
            15-Sep-2000          10.5000           8.1000
            18-Sep-2000          10.5000           0.2000
            19-Sep-2000          10.5000           2.4000
            20-Sep-2000          10.5000           2.1000
            21-Sep-2000          10.5000           0.2000
            22-Sep-2000          10.5000           1.2000
            25-Sep-2000          10.5000           2.0000
            26-Sep-2000          10.5000           3.1000
            27-Sep-2000          11.2500           9.0000
            28-Sep-2000          10.5000           6.2000
            29-Sep-2000          10.9375          40.6000




                   Date    Closing Price      Volume (000)
            02-Oct-2000          11.0000          11.2000
            03-Oct-2000          10.5000          30.4000
            04-Oct-2000          10.5000          25.7000
            05-Oct-2000          10.6250         215.4000
            06-Oct-2000          11.1250         103.2000
            09-Oct-2000          10.5000         169.2000
            10-Oct-2000          10.5000          60.4000
            11-Oct-2000          11.0000           3.6000
            12-Oct-2000          10.6875          58.1000
            13-Oct-2000          10.5000         109.2000
            16-Oct-2000          10.4375          12.3000
            17-Oct-2000          10.4375          43.7000
            18-Oct-2000          10.2500         282.5000
            19-Oct-2000           9.5000          16.0000
            20-Oct-2000           9.7500          13.2000
            23-Oct-2000           9.4375           2.5000
            24-Oct-2000           9.8125           7.7000
            25-Oct-2000          10.0000           8.9000
            26-Oct-2000          10.5000          55.6000
            27-Oct-2000          11.1250          70.6000
            30-Oct-2000          11.9375          10.6000
            31-Oct-2000          14.3125          79.0000
            01-Nov-2000          12.5625          10.6000
            02-Nov-2000          11.8750         131.0000
            03-Nov-2000          11.5000           9.5000
            06-Nov-2000          11.1875          14.3000
            07-Nov-2000          11.2500           7.2000
            08-Nov-2000          12.3750           4.9000
            09-Nov-2000          13.0000           2.0000
            10-Nov-2000          13.1250          11.7000
            13-Nov-2000          12.8750           0.5000
            14-Nov-2000          12.8750           3.8000
            15-Nov-2000          13.6250          24.7000
            16-Nov-2000          13.7500           8.3000
            17-Nov-2000          13.7500           7.6000
            20-Nov-2000          13.7500          11.1000
            21-Nov-2000          13.8125         153.2000
            22-Nov-2000          13.7500           7.3000
            24-Nov-2000          14.0625           5.4000
            27-Nov-2000          14.7500          34.7000
            28-Nov-2000          14.5000          24.1000
            29-Nov-2000          14.5000         132.6000
            30-Nov-2000          14.5000           5.6000
            01-Dec-2000          14.5000          21.1000
            04-Dec-2000          14.5000          25.3000
            05-Dec-2000          14.5000          25.3000
            06-Dec-2000          14.5000          10.8000
            07-Dec-2000          14.5000          12.1000
            08-Dec-2000          14.8750          11.4000
            11-Dec-2000          14.6250           3.3000
            12-Dec-2000          14.5000          19.8000
            13-Dec-2000          14.5000          12.3000
            14-Dec-2000          14.5000          24.8000
            15-Dec-2000          14.5000          11.1000
            18-Dec-2000          14.5625          40.7000
            19-Dec-2000          14.8125          50.5000
            20-Dec-2000          14.8750          17.1000
            21-Dec-2000          14.6250           0.3000
            22-Dec-2000          14.6250          23.4000
            26-Dec-2000          14.6250           7.6000
            27-Dec-2000          14.5000           4.1000
            28-Dec-2000          14.5000          38.9000
            29-Dec-2000          14.5000           0.4000
            02-Jan-2001          14.5000           2.0000
            03-Jan-2001          14.5000           4.0000
            04-Jan-2001          14.5000           0.4000
            05-Jan-2001          14.2500          10.9000
            08-Jan-2001          13.5000          24.8000
            09-Jan-2001          13.9375           0.6000




                   Date    Closing Price      Volume (000)
            10-Jan-2001          13.5000           8.2000
            11-Jan-2001          13.5625           0.9000
            12-Jan-2001          13.5000           0.6000
            16-Jan-2001          13.5000           3.2000
            17-Jan-2001          13.6875           2.1000
            18-Jan-2001          13.6875           0.7000
            19-Jan-2001          13.5625           9.2000
            22-Jan-2001          13.5000           1.2000
            23-Jan-2001          13.3750           0.0000
            24-Jan-2001          13.3125           0.0000
            25-Jan-2001          13.2500           1.8000
            26-Jan-2001          13.5000           2.2000
            29-Jan-2001          13.0000           6.8000
            30-Jan-2001          12.6875          10.1000
            31-Jan-2001          12.5000          16.6000
            01-Feb-2001          12.3750           2.7000
            02-Feb-2001          12.0000           3.5000
            05-Feb-2001          12.2500           3.3000
            06-Feb-2001          12.1250           2.3000
            07-Feb-2001          12.0000           2.6000
            08-Feb-2001          12.0000           1.7000
            09-Feb-2001          12.0000           0.1000
            12-Feb-2001          12.0000           1.6000
            13-Feb-2001          12.0000           1.2000
            14-Feb-2001          11.7500           1.4000
            15-Feb-2001          11.7500           2.2000
            16-Feb-2001          11.7500          10.6000
            20-Feb-2001          11.7500           4.5000
            21-Feb-2001          11.2500           0.6000
            22-Feb-2001          11.6250           0.2000
            23-Feb-2001          11.2500           4.0000
            26-Feb-2001          11.2500           2.3000
            27-Feb-2001          11.3125           0.3000
            28-Feb-2001          11.5000           5.9000
            01-Mar-2001          11.5000           1.0000
            02-Mar-2001          11.4375           4.0000
            05-Mar-2001          11.3750           0.4000
            06-Mar-2001          11.8125           3.9000
            07-Mar-2001          11.8750           2.6000
            08-Mar-2001          11.6250           1.4000
            09-Mar-2001          11.5313           0.0000
            12-Mar-2001          10.8750           6.4000
            13-Mar-2001          11.1250           1.3000
            14-Mar-2001          10.2500           4.0000
            15-Mar-2001          10.7500           0.6000
            16-Mar-2001          10.7500           1.3000
            19-Mar-2001          10.2500           2.6000
            20-Mar-2001          10.0000          15.0000
            21-Mar-2001           9.6250           0.1000
            22-Mar-2001           9.8125           0.0000
            23-Mar-2001           9.7500           0.1000
            26-Mar-2001           9.4375           9.6000
            27-Mar-2001           9.6719           0.2000
            28-Mar-2001          10.0000           7.6000
            29-Mar-2001           9.5000           0.3000
            30-Mar-2001           9.6250           3.3000




                   Date    Closing Price      Volume (000)
            02-Apr-2001          10.0000           1.0000
            03-Apr-2001           9.6250           0.8000
            04-Apr-2001           9.3750           3.0000
            05-Apr-2001           9.7500           1.4000
            06-Apr-2001           9.2500           2.2000
            09-Apr-2001           9.3500           1.5000
            10-Apr-2001           9.6000           0.6000
            11-Apr-2001           9.4500           3.1000
            12-Apr-2001          10.2500           4.3000
            16-Apr-2001           9.9600           0.9000
            17-Apr-2001           9.9500           0.6000
            18-Apr-2001          10.0000           1.8000
            19-Apr-2001           9.9500           5.2000
            20-Apr-2001          10.0000           1.8000
            23-Apr-2001          10.0000           4.2000
            24-Apr-2001           9.9000           0.1000
            25-Apr-2001          10.0000          15.9000
            26-Apr-2001          10.2700           0.5000
            27-Apr-2001          10.2700           1.1000
            30-Apr-2001          10.2000           2.2000
            01-May-2001          10.1000           0.2000
            02-May-2001          10.2000           0.8000
            03-May-2001          10.3000           0.5000
            04-May-2001          10.3000           0.6000
            07-May-2001          10.3000           2.0000
            08-May-2001          10.2000           3.1000
            09-May-2001          10.3400           2.8000
            10-May-2001          10.7500           3.6000
            11-May-2001          11.0000          21.1000
            14-May-2001          11.9900          22.2000
            15-May-2001          12.6500          11.9000
            16-May-2001          12.6000           5.8000



                             Distribution of Volume

[The following table was depicted as a bar chart in the printed material.]

$0.00  -    $9.01   -  $11.0100  - $13.01.00 -  $15.0100  - $17.01.00 - $19.01.00 -  $21.0100  - $23.01.00 - $25.01.and above
    0      1642.9        1207.6       1492.3      1854.2      1500.4       2094.1      6007.4        2922       2160.3
 0.0%        7.9%         13.7%        20.8%       29.7%       36.9%        46.9%       75.7%       89.7%       100.0%





                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

--------------------------------------------------------------------------------

                                     - 54 -

                                                              Brickyard Overview


Indexed Stock Price Performance
--------------------------------------------------------------------------------

                         Last 12 Months to May 16, 2001

[The following table was depicted as a line chart in the printed material.]

Multiple Securities (IDC/Exshare)

                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            18-May-2000         100.0000         100.0000         100.0000
            19-May-2000          97.7273          96.7118          99.5327
            22-May-2000          99.6212          96.3709          96.7174
            23-May-2000          99.2424          98.0894          97.3278
            24-May-2000         100.0000          98.6107         105.7144
            25-May-2000          97.7273          95.9231         104.8902
            26-May-2000          96.9697          94.4545         103.9331
            30-May-2000          92.4242          94.4545         103.9331
            31-May-2000          85.6061          96.5534         105.4573
            01-Jun-2000          87.1212          95.6259         104.8120
            02-Jun-2000          90.1515          98.6357         104.3006
            05-Jun-2000          86.7424         101.2821         109.6198
            06-Jun-2000          86.7424         100.2718         105.3709
            07-Jun-2000          81.8182          98.2746         105.0420
            08-Jun-2000          89.0152         102.0472         107.2783
            09-Jun-2000          87.6894         100.3858         107.7939
            12-Jun-2000          89.0152         102.9781         112.0990
            13-Jun-2000          90.1515         102.5275         109.1176
            14-Jun-2000          88.2576         100.2256         106.6739
            15-Jun-2000          84.4697         100.4210         105.8258
            16-Jun-2000          86.3636          98.1292         105.9159
            19-Jun-2000          84.8485          96.0463         106.5557
            20-Jun-2000          77.6515          97.5585         103.8535
            21-Jun-2000          76.5152          97.1534         101.5207
            22-Jun-2000          72.7273          97.2004          98.8608
            23-Jun-2000          64.0152          96.4860          99.5981
            26-Jun-2000          64.0152          95.8395          99.3520
            27-Jun-2000          63.2576          94.3217         101.8306
            28-Jun-2000          56.8182          99.4862         101.9028
            29-Jun-2000          54.9243          98.6585         103.5678
            30-Jun-2000          75.3788          97.4592         101.0923
            03-Jul-2000          75.7576          96.1152         104.8698
            05-Jul-2000          75.7576          98.8348         106.0026
            06-Jul-2000          69.6970          98.8348         106.0026
            07-Jul-2000          66.6667         102.5974         107.5806
            10-Jul-2000          62.8788         104.7175         109.4366
            11-Jul-2000          64.3939         103.3962         110.2208
            12-Jul-2000          63.6364         103.7189         111.0753
            13-Jul-2000          67.8030         102.1226         113.4457
            14-Jul-2000          72.7273         106.7027         115.5729
            17-Jul-2000          72.7273         105.9340         116.2495
            18-Jul-2000          76.5152         107.6036         115.7431
            19-Jul-2000          76.5152         108.3507         117.7264
            20-Jul-2000          70.4546         110.8696         116.3120
            21-Jul-2000          71.2121         106.6273         115.5632
            24-Jul-2000          74.2424         105.0963         114.7716
            25-Jul-2000          73.4849         107.8538         114.4244
            26-Jul-2000          74.2424         110.3980         114.0790
            27-Jul-2000          74.2424         110.4305         111.2434
            28-Jul-2000          75.7576         109.0303         111.8380
            31-Jul-2000          79.5455         108.5797         109.5700
            01-Aug-2000          79.7349         106.0172         108.3070
            02-Aug-2000          84.0909         111.2386         109.3833
            03-Aug-2000          78.7879         112.1817         108.7306
            04-Aug-2000          78.0303         109.7467         109.9026
            07-Aug-2000          73.1061         111.6143         110.0838
            08-Aug-2000          74.2424         112.2455         109.5498
            09-Aug-2000          76.5152         113.8270         112.3642
            10-Aug-2000          71.9697         112.5336         111.0336
            11-Aug-2000          73.4849         111.9509         108.8291
            14-Aug-2000          72.7273         111.4790         108.7740
            15-Aug-2000          72.7273         114.6032         110.0769
            16-Aug-2000          71.2121         113.1198         109.3355
            17-Aug-2000          69.6970         110.9217         106.8188
            18-Aug-2000          69.6970         111.2418         106.0852
            21-Aug-2000          69.6970         108.2975         105.4600
            22-Aug-2000          71.9697         108.8664         104.6004
            23-Aug-2000          73.1061         108.9914         105.5985
            24-Aug-2000          73.8637         107.4944         104.6482
            25-Aug-2000          77.6515         104.8482         103.0600
            28-Aug-2000          77.6515         105.8733         103.7880
            29-Aug-2000          75.0000         107.4589         103.8915
            30-Aug-2000          75.7576         108.3047         101.6609
            31-Aug-2000          75.7576         105.8653         100.6200
            01-Sep-2000          74.2425         104.2888         100.5722
            05-Sep-2000          67.8031         104.7373         101.8959
            06-Sep-2000          74.2424         102.9682          99.4485
            07-Sep-2000          74.2424         102.9682          99.4485
            08-Sep-2000          74.2424         106.0559          99.9825
            11-Sep-2000          71.2122         107.2743          99.6495
            12-Sep-2000          66.6667         105.4703          99.2539
            13-Sep-2000          60.9849         105.7173         100.6875
            14-Sep-2000          65.9091         101.7532          99.1904
            15-Sep-2000          63.6364         100.6369          98.8095





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            18-Sep-2000          63.6364         103.1701          98.4213
            19-Sep-2000          63.6364         103.1753          98.8794
            20-Sep-2000          63.6364         102.5843          99.0326
            21-Sep-2000          63.6364         100.3000          97.5281
            22-Sep-2000          63.6364          99.7605          99.6149
            25-Sep-2000          63.6364         100.6396          98.4986
            26-Sep-2000          63.6364         100.1582          99.6779
            27-Sep-2000          68.1818         101.4956         100.0385
            28-Sep-2000          63.6364         102.9358          99.3932
            29-Sep-2000          66.2879         102.3252          99.4633
            02-Oct-2000          66.6667         102.4544         101.0807
            03-Oct-2000          63.6364         104.2882         101.2730
            04-Oct-2000          63.6364         102.3438         100.4050
            05-Oct-2000          64.3940         102.4422          98.5817
            06-Oct-2000          67.4243         104.9715          96.8536
            09-Oct-2000          63.6364         107.3175         100.2103
            10-Oct-2000          63.6364         109.5626         101.3045
            11-Oct-2000          66.6667         109.9711          98.1369
            12-Oct-2000          64.7727         106.9275          97.5744
            13-Oct-2000          63.6364         106.9899          96.4925
            16-Oct-2000          63.2576         103.7800          95.0437
            17-Oct-2000          63.2576          98.2932          92.4713
            18-Oct-2000          62.1212          99.8936          93.6777
            19-Oct-2000          57.5758         100.7042          93.2913
            20-Oct-2000          59.0909         101.4990          94.1712
            23-Oct-2000          57.1970         100.5608          91.8549
            24-Oct-2000          59.4697         104.5268          93.8786
            25-Oct-2000          60.6061         104.5377          92.2426
            26-Oct-2000          63.6364         104.6682          93.2677
            27-Oct-2000          67.4243         107.0823          93.0534
            30-Oct-2000          72.3485         105.5544          92.1785
            31-Oct-2000          86.7425         105.9154          94.1815
            01-Nov-2000          76.1364         108.6422          95.3254
            02-Nov-2000          71.9697         117.2159          98.5964
            03-Nov-2000          69.6970         117.1472         100.6220
            06-Nov-2000          67.8030         118.8028         101.9067
            07-Nov-2000          68.1818         117.6638         106.1624
            08-Nov-2000          75.0000         117.2086         101.1161
            09-Nov-2000          78.7879         118.8718         100.4437
            10-Nov-2000          79.5455         117.4475          99.6678
            13-Nov-2000          78.0303         119.2454         101.1570
            14-Nov-2000          78.0303         118.8326         103.0127
            15-Nov-2000          82.5758         116.2866         104.8368
            16-Nov-2000          83.3334         119.3224         108.2989
            17-Nov-2000          83.3334         120.9293         109.4777
            20-Nov-2000          83.3334         120.7718         109.2683
            21-Nov-2000          83.7122         119.0455         107.8545
            22-Nov-2000          83.3334         118.8356         106.3781
            24-Nov-2000          85.2273         119.4280         106.1086
            27-Nov-2000          89.3940         126.4152         106.5378
            28-Nov-2000          87.8788         120.5653         104.3806
            29-Nov-2000          87.8788         120.5653         104.3806
            30-Nov-2000          87.8788         122.4293         105.8496
            01-Dec-2000          87.8788         121.7045         109.4068
            04-Dec-2000          87.8788         121.5120         111.0762
            05-Dec-2000          87.8788         124.3847         115.8155
            06-Dec-2000          87.8788         121.4832         116.4244
            07-Dec-2000          87.8788         120.2286         115.2078
            08-Dec-2000          90.1516         119.5594         111.5269
            11-Dec-2000          88.6364         123.0450         118.5117
            12-Dec-2000          87.8788         122.8454         121.7210
            13-Dec-2000          87.8788         118.9359         112.7480
            14-Dec-2000          87.8788         124.4795         125.7493
            15-Dec-2000          87.8788         126.0913         127.8379
            18-Dec-2000          88.2576         125.1098         128.5581
            19-Dec-2000          89.7728         121.1396         127.6906
            20-Dec-2000          90.1516         117.3222         124.6427
            21-Dec-2000          88.6364         117.9455         124.4668
            22-Dec-2000          88.6364         120.0762         127.8224
            26-Dec-2000          88.6364         119.9849         129.0091
            27-Dec-2000          87.8788         117.2405         121.7604
            28-Dec-2000          87.8788         123.3762         127.3505
            29-Dec-2000          87.8788         124.7466         128.3683






                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            02-Jan-2001          87.8788         124.7466         128.3683
            03-Jan-2001          87.8788         124.0844         130.3560
            04-Jan-2001          87.8788         129.8203         130.2097
            05-Jan-2001          86.3637         129.0466         133.4768
            08-Jan-2001          81.8182         130.9759         140.5406
            09-Jan-2001          84.4697         130.9759         140.5406
            10-Jan-2001          81.8182         129.3820         133.4282
            11-Jan-2001          82.1970         131.2695         140.3396
            12-Jan-2001          81.8182         137.4247         143.6887
            16-Jan-2001          81.8182         137.4269         144.9077
            17-Jan-2001          82.9546         133.1800         145.5181
            18-Jan-2001          82.9546         125.9316         142.5007
            19-Jan-2001          82.1970         125.9875         144.0368
            22-Jan-2001          81.8182         123.2309         146.7786
            23-Jan-2001          81.0607         121.2774         143.4426
            24-Jan-2001          80.6819         121.2774         143.4426
            25-Jan-2001          80.3031         119.7172         148.1087
            26-Jan-2001          81.8182         118.2051         146.6239
            29-Jan-2001          78.7879         119.9522         145.5683
            30-Jan-2001          76.8940         114.7067         140.1214
            31-Jan-2001          75.7576         113.5762         140.6375
            01-Feb-2001          75.0001         116.3784         148.2918
            02-Feb-2001          72.7273         114.2206         148.2030
            05-Feb-2001          74.2425         117.5244         147.0670
            06-Feb-2001          73.4849         117.2693         151.4517
            07-Feb-2001          72.7273         119.3425         153.7347
            08-Feb-2001          72.7273         120.3325         160.1932
            09-Feb-2001          72.7273         122.2251         162.5270
            12-Feb-2001          72.7273         124.8549         162.2026
            13-Feb-2001          72.7273         124.6621         160.3871
            14-Feb-2001          71.2122         122.7071         166.6136
            15-Feb-2001          71.2122         123.2652         167.6670
            16-Feb-2001          71.2122         122.5114         166.3017
            20-Feb-2001          71.2122         120.8519         161.0694
            21-Feb-2001          68.1819         119.0105         159.2713
            22-Feb-2001          70.4546         121.0938         160.6487
            23-Feb-2001          68.1819         121.1121         163.7245
            26-Feb-2001          68.1819         117.1703         162.2988
            27-Feb-2001          68.5607         119.3604         165.9256
            28-Feb-2001          69.6970         117.4624         164.8995
            01-Mar-2001          69.6970         117.4624         164.8995
            02-Mar-2001          69.3182         115.1766         161.3066
            05-Mar-2001          68.9395         113.6057         164.2071
            06-Mar-2001          71.5910         111.6631         155.9307
            07-Mar-2001          71.9698         109.4622         155.8510
            08-Mar-2001          70.4546         111.3203         156.9459
            09-Mar-2001          69.8864         111.0371         134.1749
            12-Mar-2001          65.9091         108.4577         133.0206
            13-Mar-2001          67.4243         104.4753         125.0011
            14-Mar-2001          62.1213         105.7053         127.7421
            15-Mar-2001          65.1516         107.6700         130.7846
            16-Mar-2001          65.1516         110.0086         135.7894
            19-Mar-2001          62.1213         110.9599         132.2711
            20-Mar-2001          60.6061         110.3476         128.2461
            21-Mar-2001          58.3334         105.2125         121.8113
            22-Mar-2001          59.4697         102.2823         115.0056
            23-Mar-2001          59.0910          99.9273         111.3638
            26-Mar-2001          57.1970          98.8478         111.8114
            27-Mar-2001          58.6175         102.6248         108.6376
            28-Mar-2001          60.6061         102.6414         102.6450
            29-Mar-2001          57.5758         100.8838         101.2382
            30-Mar-2001          58.3334          99.9727         102.0824
            02-Apr-2001          60.6061          99.2634         103.6668
            03-Apr-2001          58.3334          97.7170         102.1849
            04-Apr-2001          56.8182          99.0799         107.4604
            05-Apr-2001          59.0910         104.2420         113.0836
            06-Apr-2001          56.0606         105.2903         111.2358
            09-Apr-2001          56.6667         102.3421         109.8687
            10-Apr-2001          58.1819         101.9462         110.9996
            11-Apr-2001          57.2728         103.4248         111.8529
            12-Apr-2001          62.1213         102.5955         107.7342
            16-Apr-2001          60.3637         100.5071         104.9808
            17-Apr-2001          60.3031         103.0319         108.1082
            18-Apr-2001          60.6061         106.6983         113.8114
            19-Apr-2001          60.3031         102.7767         111.5919
            20-Apr-2001          60.6061         103.8416         116.1380
            23-Apr-2001          60.6061         109.1241         123.4633
            24-Apr-2001          60.0001         107.4769         123.6234
            25-Apr-2001          60.6061         107.6678         122.0259
            26-Apr-2001          62.2425         107.6678         122.0259
            27-Apr-2001          62.2425         106.8597         123.7933
            30-Apr-2001          61.8182         105.3367         123.5371
            01-May-2001          61.2122         109.8004         128.3437
            02-May-2001          61.8182         114.7703         132.4067
            03-May-2001          62.4243         111.1558         132.0477
            04-May-2001          62.4243         111.8859         130.0321
            07-May-2001          62.4243         110.9275         128.1225
            08-May-2001          61.8182         109.8976         131.4334
            09-May-2001          62.6667         111.3595         130.4900
            10-May-2001          65.1516         112.0931         131.9391
            11-May-2001          66.6667         110.9793         130.5490
            14-May-2001          72.6668         110.2830         128.7342
            15-May-2001          76.6668         112.9459         130.1334
            16-May-2001          76.3637         112.7561         129.9678






                          Last 3 Years to May 16, 2001

[The following table was depicted as a line chart in the printed material.]

Multiple Securities (IDC/Exshare)

                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            21-May-1998         100.0000         100.0000         100.0000
            22-May-1998         100.0000         101.3210         102.3565
            26-May-1998         101.2658         101.3210         102.3565
            27-May-1998          95.5696         102.3506         102.0474
            28-May-1998         100.0000         100.3557          99.3365
            29-May-1998         100.0000         100.3476          99.2614
            01-Jun-1998          99.3671         100.4606          97.3309
            02-Jun-1998          97.4684          97.2617          94.2681
            03-Jun-1998          95.5696          98.7808          93.9600
            04-Jun-1998          94.6203         100.8858         100.2885
            05-Jun-1998          95.5696          99.5338          99.4501
            08-Jun-1998          98.4177         100.1422         100.1449
            09-Jun-1998          99.3671         102.3768         101.9292
            10-Jun-1998          98.4177         105.5172         104.2844
            11-Jun-1998          98.7342         104.9309         105.7773
            12-Jun-1998         101.2658         104.8405         102.7380
            15-Jun-1998          96.2025         103.3582         101.6459
            16-Jun-1998          98.7342         104.2752          99.7814
            17-Jun-1998         112.6583         104.8556         100.3545
            18-Jun-1998         115.1899         104.7394         102.2476
            19-Jun-1998         118.6709         104.8271          99.7812
            22-Jun-1998         120.8861         104.3374         100.6559
            23-Jun-1998         118.9874         104.4012         100.9327
            24-Jun-1998         115.5063         103.5822         101.4038
            25-Jun-1998         118.9874         103.4385         100.8046
            26-Jun-1998         118.6709         105.3178          96.6849
            29-Jun-1998         130.3800         104.5040          96.9087
            30-Jun-1998         124.6836         107.2530          97.6062
            01-Jul-1998         129.7469         106.5261          99.6468
            02-Jul-1998         131.6456         108.9211         100.2267
            06-Jul-1998         127.8481         107.7933         100.7753
            07-Jul-1998         136.0760         107.7933         100.7753
            08-Jul-1998         136.0760         112.1241         101.1984
            09-Jul-1998         134.8100         113.0579         100.9446
            10-Jul-1998         133.5443         111.6876         101.7067
            13-Jul-1998         135.4431         111.7990         103.4212
            14-Jul-1998         136.7089         111.8271         101.9397
            15-Jul-1998         136.7089         111.5469         102.9684
            16-Jul-1998         142.4051         115.3586         102.9334
            17-Jul-1998         144.9367         111.2169         101.8658
            20-Jul-1998         143.6709         108.9161          98.6362
            21-Jul-1998         137.3418         107.8628          98.3657
            22-Jul-1998         131.9621         107.6390          96.2048
            23-Jul-1998         129.7469         106.5469          98.9208
            24-Jul-1998         126.5823         107.5954          98.3889
            27-Jul-1998         122.1519         106.6847          94.2689
            28-Jul-1998         120.2532         104.7586          89.8953
            29-Jul-1998         113.9241         105.8607          88.7010
            30-Jul-1998         123.4178         106.3168          87.8030
            31-Jul-1998         119.6203         103.8767          84.0801
            03-Aug-1998         117.7215         105.4754          86.7985
            04-Aug-1998         113.9241         103.7884          86.3857
            05-Aug-1998         117.0886         102.7330          80.5775
            06-Aug-1998         125.3165          98.3092          76.3218
            07-Aug-1998         124.0507          99.7761          76.7993
            10-Aug-1998         130.3800          98.7271          75.8041
            11-Aug-1998         128.4810          99.4493          79.0236
            12-Aug-1998         131.6456          99.9753          78.8798
            13-Aug-1998         131.0127          97.8504          75.5739
            14-Aug-1998         126.5823          99.4422          77.5935
            17-Aug-1998         129.1140          96.9595          76.6708
            18-Aug-1998         129.7469          96.3047          75.7070
            19-Aug-1998         130.3800          98.7295          76.7551
            20-Aug-1998         131.6456         101.5632          82.6698
            21-Aug-1998         126.5823          99.9521          81.3188
            24-Aug-1998         124.0507          99.4236          79.4451
            25-Aug-1998         126.2659          95.6246          76.9478
            26-Aug-1998         122.1519          95.8688          76.1172
            27-Aug-1998         119.6203          96.8149          75.3293
            28-Aug-1998         108.8608          93.5170          71.8333
            31-Aug-1998         106.3291          89.4443          65.9758





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            01-Sep-1998         112.0253          90.6648          69.0268
            02-Sep-1998         111.3924          84.9475          64.8078
            03-Sep-1998         115.1899          87.2187          67.5506
            04-Sep-1998         111.3924          83.8171          66.1185
            08-Sep-1998         116.4557          81.5140          54.1840
            09-Sep-1998         117.7216          80.3638          53.2200
            10-Sep-1998         117.7216          80.3638          53.2200
            11-Sep-1998         116.4557          85.4327          57.8573
            14-Sep-1998         118.9874          84.9356          56.7458
            15-Sep-1998         125.3165          81.9859          54.2342
            16-Sep-1998         121.2026          84.1244          54.8240
            17-Sep-1998         120.2532          90.1598          57.6782
            18-Sep-1998         118.3545          92.2000          60.2310
            21-Sep-1998         120.2532          92.4737          61.6635
            22-Sep-1998         116.4558          89.1230          55.7944
            23-Sep-1998         118.9874          88.8894          55.2380
            24-Sep-1998         120.2532          88.2539          55.5098
            25-Sep-1998         117.0887          91.4473          56.7725
            28-Sep-1998         117.4051          94.4935          54.6221
            29-Sep-1998         119.6203          90.7434          53.8121
            30-Sep-1998         118.9874          90.9587          52.8507
            01-Oct-1998         111.3925          92.9969          50.3172
            02-Oct-1998         113.6077          91.8971          50.4479
            05-Oct-1998         110.1267          85.5449          49.6275
            06-Oct-1998         108.8608          81.9357          45.5518
            07-Oct-1998          96.2026          82.0998          45.2376
            08-Oct-1998          82.2785          80.0809          44.6851
            09-Oct-1998         100.6330          80.2649          42.9316
            12-Oct-1998         101.2659          76.0068          39.0526
            13-Oct-1998          94.3039          70.3637          37.5195
            14-Oct-1998          97.7849          73.6435          40.0836
            15-Oct-1998         111.3925          75.6816          40.3553
            16-Oct-1998         112.6583          72.4616          39.2632
            19-Oct-1998         110.7596          75.5310          38.5971
            20-Oct-1998         100.0001          84.2678          41.3325
            21-Oct-1998         101.2659          86.2485          41.9445
            22-Oct-1998         103.4811          89.7475          44.7871
            23-Oct-1998         103.7976          86.4009          43.2201
            26-Oct-1998         105.6963          84.4912          45.0833
            27-Oct-1998         113.2912          84.9575          47.7788
            28-Oct-1998         114.8735          85.4471          47.6378
            29-Oct-1998         111.3925          84.9286          46.8444
            30-Oct-1998         112.0254          85.3678          47.4410
            02-Nov-1998         115.1900          85.8023          47.4603
            03-Nov-1998         114.5571          87.2048          48.5808
            04-Nov-1998         117.0887          90.6467          51.7276
            05-Nov-1998         118.9875          93.9102          53.1948
            06-Nov-1998         115.8229          90.9689          52.8260
            09-Nov-1998         113.2912          91.5804          53.6412
            10-Nov-1998         112.6583          95.6971          55.8629
            11-Nov-1998         101.2659          93.2109          54.6156
            12-Nov-1998         100.0001          90.2469          50.5784





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            13-Nov-1998         103.4811          88.0093          48.8213
            16-Nov-1998         110.1267          86.9216          48.3995
            17-Nov-1998         110.1267          87.1068          48.1059
            18-Nov-1998         110.7596          88.5935          48.1642
            19-Nov-1998         106.6457          90.5508          47.2881
            20-Nov-1998         110.7596          90.8897          47.3657
            23-Nov-1998         111.3925          92.6177          49.1149
            24-Nov-1998         113.9242          88.3457          46.8360
            25-Nov-1998         111.3925          87.3233          47.4274
            27-Nov-1998         115.8229          89.2306          49.7655
            30-Nov-1998         111.3925          94.6356          52.1709
            01-Dec-1998         111.3925          92.6897          54.4377
            02-Dec-1998         111.7090          92.6897          54.4377
            03-Dec-1998         113.9242          93.5884          56.6503
            04-Dec-1998         115.1900          90.4874          54.2851
            07-Dec-1998         120.2533          92.7684          55.5842
            08-Dec-1998         121.5191          94.5964          55.8635
            09-Dec-1998         124.0507          91.0591          53.3908
            10-Dec-1998         127.8482          91.2569          53.2189
            11-Dec-1998         122.1520          92.7997          53.5010
            14-Dec-1998         122.1520          92.5070          53.1516
            15-Dec-1998         124.6836          90.1323          51.5833
            16-Dec-1998         128.4811          88.0644          51.3116
            17-Dec-1998         129.1140          83.9806          49.1831
            18-Dec-1998         134.1773          81.7618          48.1300
            21-Dec-1998         139.2406          82.6380          48.4433
            22-Dec-1998         131.6457          81.8167          48.6760
            23-Dec-1998         129.1140          86.0928          50.7865
            24-Dec-1998         129.7470          88.6355          51.3274
            28-Dec-1998         132.9115          87.7861          50.2522
            29-Dec-1998         137.0254          86.3457          50.4800
            30-Dec-1998         136.7090          86.8355          50.8319
            31-Dec-1998         137.3419          87.3900          51.5408
            04-Jan-1999         134.1773          87.3900          51.5408
            05-Jan-1999         137.9748          87.9987          50.3831
            06-Jan-1999         139.8735          88.0367          52.0225
            07-Jan-1999         141.7723          92.1505          52.3474
            08-Jan-1999         135.4432          90.8837          54.5599
            11-Jan-1999         129.7470          90.8837          54.5599
            12-Jan-1999         122.7849          90.9029          55.7189
            13-Jan-1999         122.1520          95.9605          58.4205
            14-Jan-1999         122.1520         100.7340          61.4428
            15-Jan-1999         121.5191         103.2413          61.5724
            19-Jan-1999         122.7849         108.5143          62.9206
            20-Jan-1999         118.9875         104.2094          62.0587
            21-Jan-1999         124.0508         101.4741          58.7982
            22-Jan-1999         127.2153         100.9247          58.9491
            25-Jan-1999         124.0508          98.1765          57.2591
            26-Jan-1999         125.9495         100.4532          59.2633
            27-Jan-1999         113.2913         100.4532          59.2633
            28-Jan-1999         112.0254         103.1581          61.9362
            29-Jan-1999         121.8356          97.2668          65.1916
            01-Feb-1999         119.9368          96.6661          73.0745
            02-Feb-1999         114.5571          94.7944          71.0896
            03-Feb-1999         111.0761          97.1970          69.5976
            04-Feb-1999         108.8609          97.0629          70.4544
            05-Feb-1999         109.4938          93.3325          67.1494
            08-Feb-1999         109.1773          92.5348          67.8288
            09-Feb-1999         110.1267         100.6265          70.1768
            10-Feb-1999         119.9368         103.0768          71.2222
            11-Feb-1999         117.7216         100.5604          71.0913
            12-Feb-1999         116.4558         103.1764          71.1044
            16-Feb-1999         110.1267         102.4698          71.0838
            17-Feb-1999          99.3672         102.6511          74.3121
            18-Feb-1999         103.7976         100.8584          74.6936
            19-Feb-1999         110.7596          99.5429          71.3129
            22-Feb-1999         116.1394         100.2239          70.3230
            23-Feb-1999         115.5065         100.2160          68.6266
            24-Feb-1999         115.1900         100.1236          69.2916
            25-Feb-1999         110.4432         100.1236          69.2916
            26-Feb-1999         112.0255         100.7568          69.2254
            01-Mar-1999         114.8736         102.3144          68.2563
            02-Mar-1999         108.2280         103.0178          67.9961
            03-Mar-1999         110.1267         104.2076          74.9274
            04-Mar-1999         113.9242         106.8985          72.8687
            05-Mar-1999         111.3926         107.1403          65.9480
            08-Mar-1999         106.3293         110.7792          66.3247
            09-Mar-1999         108.8609         109.0300          65.5095
            10-Mar-1999         111.3926         109.0981          63.0810
            11-Mar-1999         112.0255         110.9905          65.3325
            12-Mar-1999         110.4432         114.8251          64.4957
            15-Mar-1999         108.2280         112.8910          63.7320
            16-Mar-1999         108.8609         111.5431          64.2639
            17-Mar-1999         106.3293         112.8771          63.3080
            18-Mar-1999         106.9622         113.5898          61.7920
            19-Mar-1999         101.2660         115.0440          62.0449
            22-Mar-1999         102.5318         112.4456          62.1705
            23-Mar-1999          98.1014         110.4895          61.7076
            24-Mar-1999         100.0002         114.5093          63.1824
            25-Mar-1999         106.0128         124.1520          63.5395
            26-Mar-1999         101.2660         121.1100          63.9490
            29-Mar-1999         105.6964         118.6963          64.2014
            30-Mar-1999         103.7976         124.0396          65.7542
            31-Mar-1999          96.2027         120.6928          64.2678






                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            01-Apr-1999          95.5698         115.8573          69.0228
            05-Apr-1999          93.6710         113.6978          68.6075
            06-Apr-1999          96.2027         117.9977          69.2556
            07-Apr-1999          98.7343         120.2344          70.6066
            08-Apr-1999          99.0508         116.6900          71.1262
            09-Apr-1999         101.2660         115.6903          71.7644
            12-Apr-1999         102.2154         119.8663          70.8923
            13-Apr-1999         106.3293         116.8244          72.2505
            14-Apr-1999         110.7597         116.4354          72.8094
            15-Apr-1999         112.6584         116.4354          72.8094
            16-Apr-1999         110.7597         118.4154          74.5312
            19-Apr-1999         118.3546         116.5401          77.6661
            20-Apr-1999         120.8863         117.5478          76.1081
            21-Apr-1999         118.9875         119.3343          76.0940
            22-Apr-1999         116.7724         124.8227          76.8081
            23-Apr-1999         116.1394         119.3613          77.0927
            26-Apr-1999         115.8230         119.2432          79.1098
            27-Apr-1999         115.8230         124.7460          80.7013
            28-Apr-1999         116.1395         120.1274          84.6325
            29-Apr-1999         113.2913         122.1144          85.3745
            30-Apr-1999         114.5572         122.5929          83.5869
            03-May-1999         112.9749         120.5124          82.1098
            04-May-1999         113.9243         126.4640          82.7119
            05-May-1999         112.0255         123.7071          83.7132
            06-May-1999         108.5445         126.8770          83.3725
            07-May-1999         106.3293         126.1056          85.9014
            10-May-1999         112.6584         124.2527          85.7759
            11-May-1999         113.9243         121.9315          84.6661
            12-May-1999         112.6584         119.0414          84.3221
            13-May-1999         109.4939         121.0913          84.0013
            14-May-1999         111.3926         120.5370          85.0206
            17-May-1999         110.7597         123.8266          84.7926
            18-May-1999         110.4432         123.8248          84.1082
            19-May-1999         112.6584         123.1230          83.2620
            20-May-1999         116.4559         123.1888          83.0772
            21-May-1999         114.8736         120.8373          82.4617
            24-May-1999         115.1901         124.3964          80.1120
            25-May-1999         111.3926         126.8380          81.3242
            26-May-1999         122.1521         125.8084          84.0052
            27-May-1999         121.5192         123.3799          83.1754
            28-May-1999         118.9876         124.7630          83.1944
            01-Jun-1999         120.2534         125.2145          82.6831
            02-Jun-1999         120.2534         120.0119          82.6058
            03-Jun-1999         122.7850         119.5645          84.2703
            04-Jun-1999         124.6838         115.8012          84.2503
            07-Jun-1999         124.6838         113.5680          82.5713
            08-Jun-1999         118.3547         113.3856          81.8122
            09-Jun-1999         125.6332         112.4745          83.1779
            10-Jun-1999         123.7344         111.9022          80.8137
            11-Jun-1999         122.7851         115.0852          82.6765
            14-Jun-1999         121.5192         115.0852          82.6765
            15-Jun-1999         121.5192         117.0272          83.4086
            16-Jun-1999         121.5192         114.8262          82.3049
            17-Jun-1999         122.7851         115.4490          82.0740
            18-Jun-1999         123.4180         117.1565          85.7756
            21-Jun-1999         121.8357         119.7858          84.1970
            22-Jun-1999         124.0509         116.4572          83.4395
            23-Jun-1999         122.1522         112.0749          79.7749
            24-Jun-1999         119.3040         111.4637          78.5019
            25-Jun-1999         122.1522         111.1489          77.5380
            28-Jun-1999         118.9876         110.6703          76.0583
            29-Jun-1999         123.4180         112.0664          75.9498
            30-Jun-1999         124.6838         114.5103          76.8397
            01-Jul-1999         126.5825         113.4428          76.9803
            02-Jul-1999         124.3674         113.8163          79.8101
            06-Jul-1999         123.4180         116.8514          82.7521
            07-Jul-1999         125.3167         113.8913          81.8683
            08-Jul-1999         122.7851         113.8025          81.8680
            09-Jul-1999         124.0509         113.5702          80.8976
            12-Jul-1999         122.1522         112.7738          80.4800
            13-Jul-1999         126.5826         116.1373          81.5087
            14-Jul-1999         130.3800         114.2726          84.5068
            15-Jul-1999         137.3420         112.8950          86.5239
            16-Jul-1999         138.6079         115.5644          86.2020
            19-Jul-1999         130.3800         116.8374          86.3675
            20-Jul-1999         136.7091         116.8374          86.3675
            21-Jul-1999         131.6458         117.9238          88.7378
            22-Jul-1999         132.9117         120.0432          88.7609
            23-Jul-1999         119.3041         119.6116          88.9409
            26-Jul-1999         115.1901         117.9462          89.6734
            27-Jul-1999         114.2408         118.0613          90.4209
            28-Jul-1999         117.7218         116.2350          91.6566
            29-Jul-1999         113.9243         116.7917          96.4101
            30-Jul-1999         111.3927         116.5999          96.8524
            02-Aug-1999         110.1268         115.9568          95.9606
            03-Aug-1999         109.4939         120.2991          96.4055
            04-Aug-1999         115.1901         116.1867          96.7355
            05-Aug-1999         114.5572         119.9940          98.3244
            06-Aug-1999         118.3547         118.5819          96.4016
            09-Aug-1999         124.0509         117.7409          95.9670





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            10-Aug-1999         116.4560         115.0080          95.8063
            11-Aug-1999         115.1901         114.9010          93.4389
            12-Aug-1999         113.9243         112.6788          88.9206
            13-Aug-1999         113.9243         108.4782          89.4954
            16-Aug-1999         113.9243         109.5357          91.0813
            17-Aug-1999         116.4560         110.9270          91.2523
            18-Aug-1999         114.2408         106.7336          91.1484
            19-Aug-1999         108.5446         105.1981          87.0528
            20-Aug-1999         102.5319         104.7252          83.8381
            23-Aug-1999         104.4306         102.1055          85.1880
            24-Aug-1999          99.6838         102.8460          83.8287
            25-Aug-1999         101.2661          98.8920          83.9497
            26-Aug-1999         101.5825          97.6016          85.1593
            27-Aug-1999         101.5825          99.2087          85.2871
            30-Aug-1999         100.0002         101.4670          86.0244
            31-Aug-1999         101.2661         102.9437          86.1795
            01-Sep-1999         101.2661         101.2769          83.8911
            02-Sep-1999         101.2661         101.7993          82.2421
            03-Sep-1999         103.7977         101.3097          82.0814
            07-Sep-1999         103.7977         100.9173          80.9027
            08-Sep-1999         103.4813         103.0101          80.0385
            09-Sep-1999         103.7977         104.7137          80.2379
            10-Sep-1999         103.1648         108.4186          82.7076
            13-Sep-1999         102.2154         102.7017          81.9871
            14-Sep-1999         101.8989         101.6500          83.0718
            15-Sep-1999         101.2660          99.8762          83.4160
            16-Sep-1999          97.4686          97.8844          82.4910
            17-Sep-1999         101.2660          97.1839          81.6072
            20-Sep-1999         104.4306          96.8822          83.7798
            21-Sep-1999         106.3293          99.2901          85.7452
            22-Sep-1999         107.5952          99.2901          85.7452
            23-Sep-1999         105.0635          93.6927          83.4643
            24-Sep-1999          99.3673          90.9160          82.6833
            27-Sep-1999          96.2027          95.0234          82.5426
            28-Sep-1999          95.5698          94.2527          81.9605
            29-Sep-1999          96.5192          92.2403          80.1920
            30-Sep-1999          94.9369          93.7899          78.7903
            01-Oct-1999          94.9369          92.7767          78.5224
            04-Oct-1999         100.0002          90.4592          75.9940
            05-Oct-1999         101.2660          90.0410          75.7554
            06-Oct-1999         103.1648          91.5193          77.7148
            07-Oct-1999         101.2660          89.0657          77.5107
            08-Oct-1999          99.3673          86.4442          76.9093
            11-Oct-1999         100.6331          87.1464          75.0786
            12-Oct-1999          96.2027          87.3439          73.3290
            13-Oct-1999          95.5698          87.4828          73.6471
            14-Oct-1999          96.2027          87.4431          70.2634
            15-Oct-1999          96.2027          88.8428          72.3787
            18-Oct-1999         100.0002          88.7179          71.7187
            19-Oct-1999          98.4179          87.5685          72.7444
            20-Oct-1999         100.0002          92.9466          74.1600
            21-Oct-1999          98.7344          93.8132          74.7811
            22-Oct-1999          98.1015          97.9610          74.7918
            25-Oct-1999         100.6331         101.6945          79.5752
            26-Oct-1999         101.2660         102.3227          79.0938
            27-Oct-1999         102.5319          99.6941          79.3526
            28-Oct-1999         103.1648          99.2549          76.4634
            29-Oct-1999         103.1648          96.6327          74.9573
            01-Nov-1999         101.8990          96.8802          75.3430
            02-Nov-1999         102.5319          94.0063          74.1579
            03-Nov-1999         105.6965          94.9480          73.4051
            04-Nov-1999         109.4939          95.5003          76.8430
            05-Nov-1999         109.4939          93.7113          76.8353
            08-Nov-1999         110.7598          91.4375          76.6309
            09-Nov-1999         109.4939          93.0767          77.2133
            10-Nov-1999         106.9623          92.5433          76.6698
            11-Nov-1999         110.7597          90.4115          75.5998
            12-Nov-1999         108.8610          93.0937          75.9802
            15-Nov-1999         104.4306          97.3661          76.2545
            16-Nov-1999         102.5319          98.5704          77.5220
            17-Nov-1999         100.3167          95.2563          78.4501
            18-Nov-1999          96.2027          96.3477          77.3799
            19-Nov-1999          93.0382          96.7790          77.1906
            22-Nov-1999          93.0382          95.9523          77.8206
            23-Nov-1999          91.1394          98.6125          82.5638
            24-Nov-1999         100.6331          98.7225          82.5879
            26-Nov-1999          98.4179          95.3644          83.2920
            29-Nov-1999         100.0002          96.8466          82.8184
            30-Nov-1999         100.0002          95.3684          82.3136
            01-Dec-1999          96.2027          97.5154          84.9958
            02-Dec-1999          93.3546          95.0019          84.4588
            03-Dec-1999          91.1394          98.1423          82.9852





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            06-Dec-1999          92.4053          95.4993          79.0490
            07-Dec-1999          92.4053          94.5328          78.8175
            08-Dec-1999          91.1394          93.2947          78.8385
            09-Dec-1999          89.2407          93.4080          77.2898
            10-Dec-1999          88.6078          95.0143          77.0464
            13-Dec-1999          89.8736          92.8747          75.7776
            14-Dec-1999          90.1901          92.8747          75.7776
            15-Dec-1999          88.9242          92.2686          76.5175
            16-Dec-1999          84.8103          91.8353          76.9199
            17-Dec-1999          86.0761          92.3392          77.3327
            20-Dec-1999          84.8103          92.7256          76.1214
            21-Dec-1999          85.7597          94.0015          75.4978
            22-Dec-1999          86.0761          94.8063          77.8381
            23-Dec-1999          85.4432          95.0756          76.0812
            27-Dec-1999          86.0761          94.0295          78.7454
            28-Dec-1999          91.1394          92.9353          79.1951
            29-Dec-1999          92.4052          90.3924          77.7537
            30-Dec-1999          94.3040          91.8473          79.2534
            31-Dec-1999          98.1015          93.1810          81.1166
            03-Jan-2000          96.2027          92.9683          81.0387
            04-Jan-2000          89.2407          92.4168          79.9517
            05-Jan-2000          87.3419          90.6699          77.9929
            06-Jan-2000          86.0761          90.8150          77.7070
            07-Jan-2000          87.9749          90.5637          79.2408
            10-Jan-2000          89.8736          91.7409          78.5370
            11-Jan-2000          90.8230          91.4340          75.5717
            12-Jan-2000          93.6711          93.4898          78.0084
            13-Jan-2000          94.3040          93.4898          78.0084
            14-Jan-2000          95.5698          93.7343          77.8309
            18-Jan-2000          96.2027          94.0871          77.3603
            19-Jan-2000          96.2027          94.4338          78.5303
            20-Jan-2000          93.3546          95.3918          78.8890
            21-Jan-2000          93.6711          93.7056          79.3040
            24-Jan-2000          91.1394          93.6799          79.3207
            25-Jan-2000          89.2407          91.0457          77.8655
            26-Jan-2000          75.9495          91.0378          78.3906
            27-Jan-2000          81.0128          90.3958          78.6585
            28-Jan-2000          80.3799          93.3927          80.8372
            31-Jan-2000          79.1141          94.8046          81.5333
            01-Feb-2000          79.7470          95.8877          80.8076
            02-Feb-2000          80.3799          96.2405          79.9734
            03-Feb-2000          81.3293          92.2280          77.6147
            04-Feb-2000          82.2787          92.9960          77.9551
            07-Feb-2000          84.4938          92.9960          77.9551
            08-Feb-2000          84.8103          92.4211          76.0091
            09-Feb-2000          82.5951          90.1117          76.2770
            10-Feb-2000          83.8609          87.9733          76.3430
            11-Feb-2000          83.5445          86.6861          74.7026
            14-Feb-2000          85.4432          85.8664          73.9650
            15-Feb-2000          84.8103          85.8086          73.7760
            16-Feb-2000          83.5445          86.8281          75.7960
            17-Feb-2000          85.4432          88.0264          74.3011
            18-Feb-2000          85.4432          86.9533          72.3445
            22-Feb-2000          83.5445          86.7235          72.7042
            23-Feb-2000          84.8103          86.8281          70.6117
            24-Feb-2000          85.4432          88.6426          70.5064
            25-Feb-2000          86.0761          87.9937          70.7366
            28-Feb-2000          85.7597          87.8445          68.8434
            29-Feb-2000          85.4432          88.4741          70.8142
            01-Mar-2000          87.9749          89.0676          69.8721
            02-Mar-2000          85.4432          86.8025          69.0037
            03-Mar-2000          84.8103          84.1091          68.1586
            06-Mar-2000          84.9685          84.5169          66.3150
            07-Mar-2000          86.0761          84.0647          65.4364
            08-Mar-2000          83.5445          84.0199          65.1895
            09-Mar-2000          84.8103          86.7678          66.9992
            10-Mar-2000          79.7470          88.4504          66.3489
            13-Mar-2000          79.7470          86.5460          65.8975
            14-Mar-2000          74.6837          86.5460          65.8975
            15-Mar-2000          79.7470          88.3231          64.4564
            16-Mar-2000          79.7470          90.2455          62.8067
            17-Mar-2000          79.1141          89.7248          61.4673
            20-Mar-2000          83.5445          90.8873          61.8839
            21-Mar-2000          83.5445          89.7068          61.1595
            22-Mar-2000          85.7597          91.4506          61.0229
            23-Mar-2000          84.8103          90.8654          60.5947
            24-Mar-2000          85.4432          88.7214          60.2454
            27-Mar-2000          86.0761          92.2016          60.9174
            28-Mar-2000          85.7597          90.0407          58.5008
            29-Mar-2000          83.5445          84.9358          57.8433
            30-Mar-2000          93.0382          91.8213          60.2448
            31-Mar-2000          90.5065          92.0123          59.8899
            03-Apr-2000          91.7723          94.6398          59.8845
            04-Apr-2000          87.3419          95.8049          59.4936
            05-Apr-2000          92.4052          95.7102          58.7431
            06-Apr-2000          82.9115          99.6357          61.3439
            07-Apr-2000          84.8103         101.3284          64.0181
            10-Apr-2000          91.1394          97.7512          64.2232
            11-Apr-2000          87.3419         100.5998          63.7355
            12-Apr-2000          86.0761         103.4387          65.6553
            13-Apr-2000          84.8103         100.3584          66.0150
            14-Apr-2000          83.8609         104.2687          65.7989
            17-Apr-2000          82.9116         103.2340          68.8215
            18-Apr-2000          86.0761         101.5930          66.1653
            19-Apr-2000          84.8103         106.3364          65.9631
            20-Apr-2000          82.9116         105.2985          66.3501
            24-Apr-2000          85.4432         104.3612          67.4950
            25-Apr-2000          84.8103         107.0844          67.9580
            26-Apr-2000          83.2280         104.7783          67.8495
            27-Apr-2000          83.5445         106.0460          68.8163
            28-Apr-2000          83.5445         110.0466          70.3354





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            01-May-2000          86.0761         111.1252          71.1732
            02-May-2000          82.4369         109.4678          73.1479
            03-May-2000          83.5445         111.1129          74.7248
            04-May-2000          83.5445         113.0909          74.2983
            05-May-2000          82.9116         111.3725          71.2825
            08-May-2000          82.9907         110.0970          70.1518
            09-May-2000          85.1268         104.7918          66.7168
            10-May-2000          83.7027          99.1554          65.9637
            11-May-2000          85.7597         102.4643          65.6684
            12-May-2000          84.8103         106.9815          66.5618
            15-May-2000          84.8103         108.3773          68.9501
            16-May-2000          84.8103         108.3773          68.9501
            17-May-2000          81.6457         106.4272          67.2198
            18-May-2000          83.5445         109.6042          68.5164
            19-May-2000          81.6457         107.4659          69.3899
            22-May-2000          83.2280         107.8227          68.7659
            23-May-2000          82.9116         109.6633          69.5534
            24-May-2000          83.5445         111.8890          69.8831
            25-May-2000          81.6457         111.8842          71.0347
            26-May-2000          81.0128         111.8307          69.2250
            30-May-2000          77.2154         110.4161          69.2005
            31-May-2000          71.5191         111.8943          70.7775
            01-Jun-2000          72.7850         115.8189          73.4379
            02-Jun-2000          75.3166         114.0316          72.4572
            05-Jun-2000          72.4685         114.4014          71.8262
            06-Jun-2000          72.4685         115.2812          73.1562
            07-Jun-2000          68.3546         111.7838          72.8516
            08-Jun-2000          74.3672         111.7584          70.4679
            09-Jun-2000          73.2596         112.0557          70.7760
            12-Jun-2000          74.3672         113.3031          71.9576
            13-Jun-2000          75.3166         109.9261          70.0001
            14-Jun-2000          73.7343         106.3115          69.6730
            15-Jun-2000          70.5698         105.9368          67.7023
            16-Jun-2000          72.1521         107.8259          68.1295
            19-Jun-2000          70.8862         108.3989          74.0002
            20-Jun-2000          64.8736         105.4445          73.4233
            21-Jun-2000          63.9242         103.8302          72.7533
            22-Jun-2000          60.7596         103.8302          72.7533
            23-Jun-2000          53.4811         106.1374          73.8202
            26-Jun-2000          53.4811         105.1178          73.3685
            27-Jun-2000          52.8482         108.4264          73.0105
            28-Jun-2000          47.4685         111.3354          76.7340
            29-Jun-2000          45.8862         110.2249          73.7597
            30-Jun-2000          62.9748         108.0294          73.5295
            03-Jul-2000          63.2913         112.1765          75.0949
            05-Jul-2000          63.2913         110.3502          75.4558
            06-Jul-2000          58.2280         113.1998          78.4694
            07-Jul-2000          55.6963         112.7045          76.3824
            10-Jul-2000          52.5318         110.1740          74.6718
            11-Jul-2000          53.7976         110.3888          74.0782
            12-Jul-2000          53.1647         107.8696          74.1412
            13-Jul-2000          56.6457         105.5799          74.5891
            14-Jul-2000          60.7596         107.2423          72.6976
            17-Jul-2000          60.7596         106.7969          71.0646
            18-Jul-2000          63.9242         106.8486          69.2027
            19-Jul-2000          63.9242         106.0633          69.7188
            20-Jul-2000          58.8609         105.3526          69.5465
            21-Jul-2000          59.4938         103.6841          71.2815
            24-Jul-2000          62.0255         109.3613          71.3321
            25-Jul-2000          61.3926         108.4515          72.4976
            26-Jul-2000          62.0255         107.1331          70.7647
            27-Jul-2000          62.0255         105.6557          73.4090
            28-Jul-2000          63.2913         108.6452          74.2019
            31-Jul-2000          66.4558         108.6452          74.2019
            01-Aug-2000          66.6141         112.7813          75.3066
            02-Aug-2000          70.2533         115.1118          76.6057
            03-Aug-2000          65.8229         113.6594          77.1547
            04-Aug-2000          65.1900         114.0142          77.7528
            07-Aug-2000          61.0761         112.2594          79.4121
            08-Aug-2000          62.0255         117.2941          80.9011
            09-Aug-2000          63.9242         116.4491          81.3748
            10-Aug-2000          60.1267         118.2844          81.0203
            11-Aug-2000          61.3925         119.1057          82.4086
            14-Aug-2000          60.7596         121.8746          81.4185
            15-Aug-2000          60.7596         117.2112          80.8943
            16-Aug-2000          59.4938         115.5283          80.3402
            17-Aug-2000          58.2280         118.5595          80.0971
            18-Aug-2000          58.2280         121.3562          79.8554
            21-Aug-2000          58.2280         121.3919          77.8705
            22-Aug-2000          60.1267         119.8527          78.2867
            23-Aug-2000          61.0761         119.3574          76.6991
            24-Aug-2000          61.7090         116.5406          75.8150
            25-Aug-2000          64.8736         122.2802          76.5684
            28-Aug-2000          64.8736         123.3169          76.1115
            29-Aug-2000          62.6584         120.6402          76.9319
            30-Aug-2000          63.2913         122.6932          77.0588
            31-Aug-2000          63.2913         123.3871          76.6850
            01-Sep-2000          62.0255         125.1255          78.6550
            05-Sep-2000          56.6457         123.7038          77.7236
            06-Sep-2000          62.0255         123.0632          76.1805
            07-Sep-2000          62.0255         122.5444          76.1419
            08-Sep-2000          62.0255         125.9788          77.0540
            11-Sep-2000          59.4938         124.3482          76.5350
            12-Sep-2000          55.6963         121.9319          74.7732
            13-Sep-2000          50.9495         122.2837          74.2597
            14-Sep-2000          55.0634         119.0472          73.8221
            15-Sep-2000          53.1647         119.6726          73.2204
            18-Sep-2000          53.1647         119.8100          73.9191
            19-Sep-2000          53.1647         118.1643          73.2539
            20-Sep-2000          53.1647         115.2555          72.1421
            21-Sep-2000          53.1647         116.3824          72.6517
            22-Sep-2000          53.1647         118.1253          72.7242
            25-Sep-2000          53.1647         119.0551          71.1627





                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            26-Sep-2000          53.1647         116.3736          70.4341
            27-Sep-2000          56.9622         114.6406          70.4006
            28-Sep-2000          53.1647         115.1336          71.3272
            29-Sep-2000          55.3799         113.1889          69.6141
            02-Oct-2000          55.6963         113.1889          69.6141
            03-Oct-2000          53.1647         116.5830          69.9879
            04-Oct-2000          53.1647         117.9224          69.7547
            05-Oct-2000          53.7976         115.9394          69.4778
            06-Oct-2000          56.3292         116.2109          70.4813
            09-Oct-2000          53.1647         111.8532          69.4334
            10-Oct-2000          53.1647         110.6261          69.1668
            11-Oct-2000          55.6963         113.4108          68.8950
            12-Oct-2000          54.1140         113.4166          69.2157
            13-Oct-2000          53.1647         112.7669          69.3229
            16-Oct-2000          52.8482         110.2558          68.2698
            17-Oct-2000          52.8482         109.6629          69.7305
            18-Oct-2000          51.8989         110.6292          68.9491
            19-Oct-2000          48.1014         110.1000          69.7746
            20-Oct-2000          49.3672         111.5701          70.0271
            23-Oct-2000          47.7849         113.1533          69.5753
            24-Oct-2000          49.6837         112.4820          69.6244
            25-Oct-2000          50.6330         112.6241          70.7566
            26-Oct-2000          53.1647         114.6399          70.8912
            27-Oct-2000          56.3292         112.5025          70.2836
            30-Oct-2000          60.4432         112.6107          69.0073
            31-Oct-2000          72.4685         115.3910          67.7977
            01-Nov-2000          63.6077         117.9699          70.1473
            02-Nov-2000          60.1267         120.4379          70.9133
            03-Nov-2000          58.2280         120.8869          68.6960
            06-Nov-2000          56.6457         117.5412          68.3022
            07-Nov-2000          56.9622         117.6098          67.5449
            08-Nov-2000          62.6584         114.0813          66.5307
            09-Nov-2000          65.8229         108.0499          64.7300
            10-Nov-2000          66.4559         109.8092          65.5745
            13-Nov-2000          65.1900         110.7002          65.3040
            14-Nov-2000          65.1900         111.5738          65.9199
            15-Nov-2000          68.9875         110.5425          64.2985
            16-Nov-2000          69.6204         114.9022          65.7151
            17-Nov-2000          69.6204         114.9142          64.5699
            20-Nov-2000          69.6204         115.0576          65.2875
            21-Nov-2000          69.9369         117.7114          65.1375
            22-Nov-2000          69.6204         116.0318          64.5251
            24-Nov-2000          71.2027         116.4287          65.9272
            27-Nov-2000          74.6837         119.4261          66.7279
            28-Nov-2000          73.4179         128.8509          69.0176
            29-Nov-2000          73.4179         128.7753          70.4355
            30-Nov-2000          73.4179         130.5952          71.3348
            01-Dec-2000          73.4179         129.3432          74.3138
            04-Dec-2000          73.4179         128.8428          70.7813
            05-Dec-2000          73.4179         130.6711          70.3107
            06-Dec-2000          73.4179         129.1054          69.7676
            07-Dec-2000          73.4179         131.0818          70.8100
            08-Dec-2000          75.3166         130.6280          72.1090
            11-Dec-2000          74.0508         127.8293          73.3859
            12-Dec-2000          73.4179         131.1664          75.8093
            13-Dec-2000          73.4179         132.9328          76.6345
            14-Dec-2000          73.4179         132.7597          76.4880
            15-Dec-2000          73.4179         130.8620          75.4983
            18-Dec-2000          73.7344         130.6313          74.4648
            19-Dec-2000          75.0002         131.2825          74.2762
            20-Dec-2000          75.3166         138.9633          74.5766
            21-Dec-2000          74.0508         132.5327          73.0665
            22-Dec-2000          74.0508         132.5327          73.0665
            26-Dec-2000          74.0508         134.5817          74.0948
            27-Dec-2000          73.4179         133.7849          76.5849
            28-Dec-2000          73.4179         133.5733          77.7535
            29-Dec-2000          73.4179         136.7312          81.0710
            02-Jan-2001          73.4179         133.5417          81.4972
            03-Jan-2001          73.4179         132.1626          80.6456
            04-Jan-2001          73.4179         131.4269          78.0690
            05-Jan-2001          72.1521         135.2585          82.9583
            08-Jan-2001          68.3546         135.0391          85.2049
            09-Jan-2001          70.5698         130.7415          78.9237
            10-Jan-2001          68.3546         136.8354          88.0246
            11-Jan-2001          68.6711         138.6072          89.4867
            12-Jan-2001          68.3546         137.5283          89.9908
            16-Jan-2001          68.3546         133.1640          89.3836
            17-Jan-2001          69.3040         128.9677          87.2501
            18-Jan-2001          69.3040         129.6529          87.1269
            19-Jan-2001          68.6711         131.9950          89.4758
            22-Jan-2001          68.3546         131.8946          90.3065
            23-Jan-2001          67.7217         128.8779          85.2324
            24-Jan-2001          67.4052         135.6226          89.1455
            25-Jan-2001          67.0888         137.1290          89.8579
            26-Jan-2001          68.3546         137.1290          89.8579
            29-Jan-2001          65.8229         136.4011          91.2493
            30-Jan-2001          64.2407         142.7063          91.1469
            31-Jan-2001          63.2913         141.8558          93.4339
            01-Feb-2001          62.6584         143.9766          98.3785
            02-Feb-2001          60.7597         143.9766          98.3785
            05-Feb-2001          62.0255         142.2245          93.3999
            06-Feb-2001          61.3926         144.2994          98.2379
            07-Feb-2001          60.7597         151.0656         100.5822
            08-Feb-2001          60.7597         151.0680         101.4355
            09-Feb-2001          60.7597         146.3993         101.8628
            12-Feb-2001          60.7597         138.4316          99.7507
            13-Feb-2001          60.7597         138.4930         100.8259
            14-Feb-2001          59.4938         135.4629         102.7452
            15-Feb-2001          59.4938         133.3154         100.4100
            16-Feb-2001          59.4938         133.3154         100.4100
            20-Feb-2001          59.4938         131.6003         103.6762
            21-Feb-2001          56.9622         129.9382         102.6369
            22-Feb-2001          58.8609         131.8586         101.8980
            23-Feb-2001          56.9622         126.0925          98.0851
            26-Feb-2001          56.9622         124.8498          98.4464
            27-Feb-2001          57.2786         127.9301         103.8044
            28-Feb-2001          58.2280         125.5582         103.7423




                                            Major Domestic     Regional Domestic
                   Date        Brickyard      Airlines(1)        Airlines (2)
            01-Mar-2001          58.2280         129.1900         102.9471
            02-Mar-2001          57.9116         128.9095         106.0164
            05-Mar-2001          57.5951         131.1885         107.6145
            06-Mar-2001          59.8103         132.2767         112.1354
            07-Mar-2001          60.1268         134.3572         113.7691
            08-Mar-2001          58.8609         137.2480         113.5420
            09-Mar-2001          58.3862         137.0361         112.2711
            12-Mar-2001          55.0634         134.8870         116.6297
            13-Mar-2001          56.3293         135.5005         117.3671
            14-Mar-2001          51.8989         134.6719         116.4113
            15-Mar-2001          54.4305         132.8477         112.7487
            16-Mar-2001          54.4305         130.8235         111.4901
            19-Mar-2001          51.8989         133.1135         112.4543
            20-Mar-2001          50.6331         133.1338         114.6073
            21-Mar-2001          48.7343         128.8006         113.6094
            22-Mar-2001          49.6837         131.2082         116.1481
            23-Mar-2001          49.3672         129.1217         115.4298
            26-Mar-2001          47.7849         129.1217         115.4298
            27-Mar-2001          48.9717         126.6091         112.9148
            28-Mar-2001          50.6330         124.8822         114.9452
            29-Mar-2001          48.1014         122.7468         109.1517
            30-Mar-2001          48.7343         120.3274         109.0959
            02-Apr-2001          50.6330         122.3700         109.8623
            03-Apr-2001          48.7343         122.0586          93.9226
            04-Apr-2001          47.4685         119.2233          93.1145
            05-Apr-2001          49.3672         114.8455          87.5009
            06-Apr-2001          46.8356         116.1976          89.4196
            09-Apr-2001          47.3419         118.3573          91.5493
            10-Apr-2001          48.6077         120.9281          95.0527
            11-Apr-2001          47.8482         121.9738          92.5899
            12-Apr-2001          51.8989         121.3007          89.7724
            16-Apr-2001          50.4305         115.6559          85.2680
            17-Apr-2001          50.3799         112.4349          80.5040
            18-Apr-2001          50.6330         109.8462          77.9547
            19-Apr-2001          50.3799         108.6595          78.2681
            20-Apr-2001          50.6331         112.8113          76.0464
            23-Apr-2001          50.6331         112.8296          71.8516
            24-Apr-2001          50.1267         110.8976          70.8668
            25-Apr-2001          50.6331         109.8960          71.4578
            26-Apr-2001          52.0002         109.1163          72.5669
            27-Apr-2001          52.0002         107.4164          71.5296
            30-Apr-2001          51.6457         108.9147          75.2224
            01-May-2001          51.1394         114.5891          79.1587
            02-May-2001          51.6457         115.7415          77.8652
            03-May-2001          52.1521         112.5006          76.9082
            04-May-2001          52.1521         112.0655          77.6998
            07-May-2001          52.1521         113.6907          78.2971
            08-May-2001          51.6457         112.7792          75.4140
            09-May-2001          52.3546         110.4835          73.4867
            10-May-2001          54.4305         113.2590          75.6758
            11-May-2001          55.6964         117.2892          79.6681
            14-May-2001          60.7090         112.9783          78.1144
            15-May-2001          64.0508         114.1490          81.2968
            16-May-2001          63.7977         119.9558          86.4244
            01-Mar-2001          71.5955          94.1541          66.6262
            02-Mar-2001          71.2063          96.1906          68.3827
            05-Mar-2001          70.8172          97.9778          69.1005
            06-Mar-2001          73.5410         100.4939          71.0298
            07-Mar-2001          73.9301         101.1955          69.9402
            08-Mar-2001          72.3737         101.8490          69.0831
            09-Mar-2001          71.7900          98.0184          66.5232
            12-Mar-2001          67.7044          94.9102          63.7930
            13-Mar-2001          69.2608          92.7403          62.8689
            14-Mar-2001          63.8133          90.9806          62.4778
            15-Mar-2001          66.9262          94.7096          61.2563
            16-Mar-2001          66.9262          94.1656          58.4073
            19-Mar-2001          63.8133          92.7830          57.1096
            20-Mar-2001          62.2569          92.2180          57.5816
            21-Mar-2001          59.9223          91.5254          57.7112
            22-Mar-2001          61.0896          90.0779          56.8291
            23-Mar-2001          60.7005          90.5131          59.0769
            26-Mar-2001          58.7550          95.5780          61.6610
            27-Mar-2001          60.2141          97.0967          60.8954
            28-Mar-2001          62.2569          94.1926          60.1394
            29-Mar-2001          59.1441          93.7017          60.2082
            30-Mar-2001          59.9223          94.9595          60.7184
            02-Apr-2001          62.2569          93.8444          58.9113
            03-Apr-2001          59.9223          91.9679          57.8432
            04-Apr-2001          58.3658          94.5029          59.2480
            05-Apr-2001          60.7005          96.9960          61.6082
            06-Apr-2001          57.5876          93.7565          60.1094
            09-Apr-2001          58.2102          94.6005          61.6041
            10-Apr-2001          59.7666          99.6474          65.1542
            11-Apr-2001          58.8328          98.2614          65.1562

-------------------

(1) Major Domestic Airlines Composite reflects American, Continental, Delta, Northwest, Southwest and United, weighted by market capitalizations

(2) Regional Domestic Airlines Composite reflects AirTran, Alaska Airlines, America West and Frontier, weighted by market capitalizations





                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

--------------------------------------------------------------------------------

                                     - 55 -

                                                              Brickyard Overview

Bond Price Performance (1)
--------------------------------------------------------------------------------

0 Brickyard's high yield notes have generally traded down since the date of issue in line with the deterioration in its stock price

0 After declining at the announcement of the Proposal on May 16, 2001, the 10.50% '04 notes and 9.625% '05 notes have rebounded to pre-announcement levels of 85 and 80, respectively

[The following table was depicted as a line chart in the printed material.]

                              Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
   30-Jan-1998                        10.0000                       105.2500
   02-Feb-1998                        10.0000                       105.2500
   03-Feb-1998                        10.3750                       105.2500
   04-Feb-1998                        10.2500                       105.2500
   05-Feb-1998                        10.5000                       105.2500
   06-Feb-1998                        10.5000                       105.2500
   09-Feb-1998                        10.7500                       105.2500
   10-Feb-1998                        11.8750                       105.2500
   11-Feb-1998                        11.8750                       105.2500
   12-Feb-1998                        11.3750                       105.2500
   13-Feb-1998                        11.5000                       105.2500
   16-Feb-1998                        11.5000                       105.2500
   17-Feb-1998                        11.3750                       105.2500
   18-Feb-1998                        10.6250                       105.2500
   19-Feb-1998                        11.0000                       105.2500
   20-Feb-1998                        10.7500                       105.2500
   23-Feb-1998                        10.5000                       105.2500
   24-Feb-1998                        10.5000                       105.2500
   25-Feb-1998                        11.0000                       105.2500
   26-Feb-1998                        10.7500                       105.2500
   27-Feb-1998                        10.5000                       105.2500
   02-Mar-1998                        10.6250                       105.2500
   03-Mar-1998                        10.6875                       105.2500
   04-Mar-1998                        10.6250                       105.2500
   05-Mar-1998                        10.7500                       105.2500
   06-Mar-1998                        10.7500                       105.2500
   09-Mar-1998                        11.0000                       105.2500
   10-Mar-1998                        11.0000                       105.2500
   11-Mar-1998                        11.2500                       105.2500
   12-Mar-1998                        11.7500                       105.2500
   13-Mar-1998                        13.7500                       105.2500
   16-Mar-1998                        13.7500                       105.2500
   17-Mar-1998                        13.7500                       105.2500
   18-Mar-1998                        14.0000                       105.2500
   19-Mar-1998                        13.5000                       105.2500
   20-Mar-1998                        13.7500                       105.2500
   23-Mar-1998                        13.3750                       105.2500
   24-Mar-1998                        14.0000                       105.2500
   25-Mar-1998                        14.0000                       105.2500
   26-Mar-1998                        14.2500                       107.0000
   27-Mar-1998                        14.5000                       107.0000
   30-Mar-1998                        15.6250                       107.0000
   31-Mar-1998                        16.2500                       107.0000
   01-Apr-1998                        15.7500                       107.0000
   02-Apr-1998                        15.5000                       107.0000
   03-Apr-1998                        15.8750                       107.0000
   06-Apr-1998                        16.1563                       107.0000
   07-Apr-1998                        16.1250                       107.0000
   08-Apr-1998                        16.2500                       107.0000
   09-Apr-1998                        16.0625                       107.0000
   10-Apr-1998                        16.0625                       107.0000
   13-Apr-1998                        16.1250                       107.0000
   14-Apr-1998                        16.0000                       107.0000
   15-Apr-1998                        15.8750                       107.0000
   16-Apr-1998                        15.7500                       107.0000
   17-Apr-1998                        15.6250                       107.0000
   20-Apr-1998                        16.0000                       107.0000
   21-Apr-1998                        16.0625                       107.0000
   22-Apr-1998                        17.0000                       107.0000
   23-Apr-1998                        19.5000                       107.0000
   24-Apr-1998                        20.8750                       107.0000
   27-Apr-1998                        19.9375                       106.5000
   28-Apr-1998                        20.1250                       106.5000
   29-Apr-1998                        22.0000                       106.5000
   30-Apr-1998                        21.6250                       106.5000





                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-May-1998                        21.0000                       106.5000
 04-May-1998                        20.0000                       106.5000
 05-May-1998                        19.3750                       106.5000
 06-May-1998                        20.6250                       106.5000
 07-May-1998                        21.2500                       106.5000
 08-May-1998                        21.0000                       106.5000
 11-May-1998                        20.5000                       106.5000
 12-May-1998                        20.3750                       106.5000
 13-May-1998                        20.3750                       106.5000
 14-May-1998                        19.0000                       105.2500
 15-May-1998                        19.6250                       105.2500
 18-May-1998                        19.2500                       105.2500
 19-May-1998                        19.3750                       105.2500
 20-May-1998                        20.0000                       105.2500
 21-May-1998                        19.7500                       105.2500
 22-May-1998                        19.7500                       105.2500
 25-May-1998                        19.7500                       105.2500
 26-May-1998                        20.0000                       105.2500
 27-May-1998                        18.8750                       105.2500
 28-May-1998                        19.7500                       105.2500
 29-May-1998                        19.7500                       105.2500
 01-Jun-1998                        19.6250                       105.2500
 02-Jun-1998                        19.2500                       105.2500
 03-Jun-1998                        18.8750                       105.2500
 04-Jun-1998                        18.6875                       105.2500
 05-Jun-1998                        18.8750                       105.2500
 08-Jun-1998                        19.4375                       105.2500
 09-Jun-1998                        19.6250                       105.2500
 10-Jun-1998                        19.4375                       105.2500
 11-Jun-1998                        19.5000                       105.2500
 12-Jun-1998                        20.0000                       105.2500
 15-Jun-1998                        19.0000                       105.2500
 16-Jun-1998                        19.5000                       105.2500
 17-Jun-1998                        22.2500                       105.2500
 18-Jun-1998                        22.7500                       105.2500
 19-Jun-1998                        23.4375                       105.2500
 22-Jun-1998                        23.8750                       105.2500
 23-Jun-1998                        23.5000                       105.2500
 24-Jun-1998                        22.8125                       105.2500
 25-Jun-1998                        23.5000                       105.2500
 26-Jun-1998                        23.4375                       105.2500
 29-Jun-1998                        25.7500                       105.2500
 30-Jun-1998                        24.6250                       105.2500
 01-Jul-1998                        25.6250                       105.2500
 02-Jul-1998                        26.0000                       105.2500
 03-Jul-1998                        26.0000                       105.2500
 06-Jul-1998                        25.2500                       105.2500
 07-Jul-1998                        26.8750                       105.2500
 08-Jul-1998                        26.8750                       105.2500
 09-Jul-1998                        26.6250                       105.0000
 10-Jul-1998                        26.3750                       105.0000
 13-Jul-1998                        26.7500                       105.0000
 14-Jul-1998                        27.0000                       105.0000
 15-Jul-1998                        27.0000                       105.0000
 16-Jul-1998                        28.1250                       105.0000
 17-Jul-1998                        28.6250                       105.0000
 20-Jul-1998                        28.3750                       105.0000
 21-Jul-1998                        27.1250                       105.0000
 22-Jul-1998                        26.0625                       105.0000
 23-Jul-1998                        25.6250                       105.0000
 24-Jul-1998                        25.0000                       105.0000
 27-Jul-1998                        24.1250                       105.0000
 28-Jul-1998                        23.7500                       105.0000
 29-Jul-1998                        22.5000                       105.0000
 30-Jul-1998                        24.3750                       105.0000
 31-Jul-1998                        23.6250                       105.0000





                             Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
  03-Aug-1998                        23.2500                       105.0000
  04-Aug-1998                        22.5000                       105.0000
  05-Aug-1998                        23.1250                       105.0000
  06-Aug-1998                        24.7500                       105.0000
  07-Aug-1998                        24.5000                       105.0000
  10-Aug-1998                        25.7500                       105.0000
  11-Aug-1998                        25.3750                       104.5000
  12-Aug-1998                        26.0000                       104.5000
  13-Aug-1998                        25.8750                       104.5000
  14-Aug-1998                        25.0000                       104.5000
  17-Aug-1998                        25.5000                       104.5000
  18-Aug-1998                        25.6250                       104.0000
  19-Aug-1998                        25.7500                       104.0000
  20-Aug-1998                        26.0000                       104.0000
  21-Aug-1998                        25.0000                       103.2500
  24-Aug-1998                        24.5000                       103.2500
  25-Aug-1998                        24.9375                       103.2500
  26-Aug-1998                        24.1250                       102.5000
  27-Aug-1998                        23.6250                       100.5000
  28-Aug-1998                        21.5000                       100.5000
  31-Aug-1998                        21.0000                       100.5000
  01-Sep-1998                        22.1250                       100.5000
  02-Sep-1998                        22.0000                       100.5000
  03-Sep-1998                        22.7500                       100.5000
  04-Sep-1998                        22.0000                       100.5000
  07-Sep-1998                        22.0000                       100.5000
  08-Sep-1998                        23.0000                       100.5000
  09-Sep-1998                        23.2500                       100.5000
  10-Sep-1998                        23.2500                       100.0000
  11-Sep-1998                        23.0000                       100.0000
  14-Sep-1998                        23.5000                       100.0000
  15-Sep-1998                        24.7500                       100.0000
  16-Sep-1998                        23.9375                       100.0000
  17-Sep-1998                        23.7500                       100.0000
  18-Sep-1998                        23.3750                       100.0000
  21-Sep-1998                        23.7500                       100.0000
  22-Sep-1998                        23.0000                       100.0000
  23-Sep-1998                        23.5000                       100.0000
  24-Sep-1998                        23.7500                       100.0000
  25-Sep-1998                        23.1250                       100.0000
  28-Sep-1998                        23.1875                       100.0000
  29-Sep-1998                        23.6250                       100.0000
  30-Sep-1998                        23.5000                       100.0000
  01-Oct-1998                        22.0000                       100.0000
  02-Oct-1998                        22.4375                       100.0000
  05-Oct-1998                        21.7500                        99.5000
  06-Oct-1998                        21.5000                        99.5000
  07-Oct-1998                        19.0000                        99.0000
  08-Oct-1998                        16.2500                        98.2500
  09-Oct-1998                        19.8750                        98.2500
  12-Oct-1998                        20.0000                        98.2500
  13-Oct-1998                        18.6250                        98.2500
  14-Oct-1998                        19.3125                        98.2500
  15-Oct-1998                        22.0000                        98.2500
  16-Oct-1998                        22.2500                        98.2500
  19-Oct-1998                        21.8750                        98.2500
  20-Oct-1998                        19.7500                        98.2500
  21-Oct-1998                        20.0000                        98.2500
  22-Oct-1998                        20.4375                        98.2500
  23-Oct-1998                        20.5000                        98.2500
  26-Oct-1998                        20.8750                        98.2500
  27-Oct-1998                        22.3750                        98.2500
  28-Oct-1998                        22.6875                        98.2500
  29-Oct-1998                        22.0000                        98.2500
  30-Oct-1998                        22.1250                        98.2500




                             Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
  02-Nov-1998                        22.7500                        98.2500
  03-Nov-1998                        22.6250                        98.2500
  04-Nov-1998                        23.1250                        98.2500
  05-Nov-1998                        23.5000                        98.2500
  06-Nov-1998                        22.8750                        98.2500
  09-Nov-1998                        22.3750                        98.2500
  10-Nov-1998                        22.2500                        98.2500
  11-Nov-1998                        20.0000                        98.2500
  12-Nov-1998                        19.7500                        98.2500
  13-Nov-1998                        20.4375                        98.2500
  16-Nov-1998                        21.7500                       102.0000
  17-Nov-1998                        21.7500                       102.0000
  18-Nov-1998                        21.8750                       102.0000
  19-Nov-1998                        21.0625                       102.0000
  20-Nov-1998                        21.8750                       102.0000
  23-Nov-1998                        22.0000                       102.0000
  24-Nov-1998                        22.5000                       102.0000
  25-Nov-1998                        22.0000                       102.0000
  26-Nov-1998                        22.0000                       102.0000
  27-Nov-1998                        22.8750                       102.0000
  30-Nov-1998                        22.0000                       102.0000
  01-Dec-1998                        22.0000                       102.0000
  02-Dec-1998                        22.0625                       102.0000
  03-Dec-1998                        22.5000                       102.0000
  04-Dec-1998                        22.7500                       102.0000
  07-Dec-1998                        23.7500                       102.0000
  08-Dec-1998                        24.0000                       102.0000
  09-Dec-1998                        24.5000                       102.0000
  10-Dec-1998                        25.2500                       102.0000
  11-Dec-1998                        24.1250                       102.0000                          100.5000
  14-Dec-1998                        24.1250                       102.0000                          100.5000
  15-Dec-1998                        24.6250                        99.7500                          100.5000
  16-Dec-1998                        25.3750                        99.7500                          100.5000
  17-Dec-1998                        25.5000                        99.7500                          100.5000
  18-Dec-1998                        26.5000                        99.7500                          100.5000
  21-Dec-1998                        27.5000                        99.7500                          100.5000
  22-Dec-1998                        26.0000                        99.7500                          100.5000
  23-Dec-1998                        25.5000                        99.7500                           99.5000
  24-Dec-1998                        25.6250                        99.7500                           99.5000
  25-Dec-1998                        25.6250                        99.7500                           99.5000
  28-Dec-1998                        26.2500                        99.7500                           99.5000
  29-Dec-1998                        27.0625                        99.7500                           99.5000
  30-Dec-1998                        27.0000                        99.7500                           99.5000
  31-Dec-1998                        27.1250                       104.0000                          100.0000
  01-Jan-1999                        27.1250                       104.0000                          100.0000
  04-Jan-1999                        26.5000                       103.0000                           98.7500
  05-Jan-1999                        27.2500                       103.0000                           98.7500
  06-Jan-1999                        27.6250                       103.0000                           98.5000
  07-Jan-1999                        28.0000                       103.0000                           98.5000
  08-Jan-1999                        26.7500                       103.0000                           98.5000
  11-Jan-1999                        25.6250                       103.0000                           98.5000
  12-Jan-1999                        24.2500                       103.0000                           99.2500
  13-Jan-1999                        24.1250                       103.0000                           99.2500
  14-Jan-1999                        24.1250                       103.0000                           99.2500
  15-Jan-1999                        24.0000                       103.0000                           99.2500
  18-Jan-1999                        24.0000                       103.0000                           99.2500
  19-Jan-1999                        24.2500                       103.0000                           99.2500
  20-Jan-1999                        23.5000                       103.0000                           99.2500
  21-Jan-1999                        24.5000                       103.0000                           99.2500
  22-Jan-1999                        25.1250                       103.0000                           99.2500
  25-Jan-1999                        24.5000                       103.0000                           99.2500
  26-Jan-1999                        24.8750                       103.0000                           99.2500
  27-Jan-1999                        22.3750                       103.0000                           99.2500
  28-Jan-1999                        22.1250                       103.0000                           99.2500
  29-Jan-1999                        24.0625                       103.0000                           99.7500
  01-Feb-1999                        23.6875                       103.0000                           99.7500
  02-Feb-1999                        22.6250                       103.0000                           99.7500
  03-Feb-1999                        21.9375                       103.0000                           99.7500
  04-Feb-1999                        21.5000                       103.0000                          104.0000
  05-Feb-1999                        21.6250                       103.0000                          104.0000
  08-Feb-1999                        21.5625                       103.0000                          104.0000
  09-Feb-1999                        21.7500                       103.0000                          104.0000
  10-Feb-1999                        23.6875                       103.0000                          104.0000
  11-Feb-1999                        23.2500                       103.0000                          104.0000
  12-Feb-1999                        23.0000                       103.0000                           99.0000
  15-Feb-1999                        23.0000                       103.0000                           99.0000
  16-Feb-1999                        21.7500                       103.0000                           99.6250
  17-Feb-1999                        19.6250                       103.0000                           99.5000
  18-Feb-1999                        20.5000                       103.0000                           99.5000
  19-Feb-1999                        21.8750                       103.0000                           99.5000
  22-Feb-1999                        22.9375                       103.0000                           99.5000
  23-Feb-1999                        22.8125                       103.0000                           99.7500
  24-Feb-1999                        22.7500                       103.0000                           99.7500
  25-Feb-1999                        21.8125                       103.0000                           99.7500
  26-Feb-1999                        22.1250                       103.1250                           99.7500





                             Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
  01-Mar-1999                        22.6875                       103.1250                           99.7500
  02-Mar-1999                        21.3750                       103.1250                           99.7500
  03-Mar-1999                        21.7500                       103.1250                           99.7500
  04-Mar-1999                        22.5000                       103.1250                           99.7500
  05-Mar-1999                        22.0000                       103.1250                           99.7500
  08-Mar-1999                        21.0000                       103.1250                           99.5000
  09-Mar-1999                        21.5000                       103.1250                           99.0000
  10-Mar-1999                        22.0000                       103.1250                           99.0000
  11-Mar-1999                        22.1250                       103.1250                           99.0000
  12-Mar-1999                        21.8125                       103.1250                           99.0000
  15-Mar-1999                        21.3750                       103.1250                           99.0000
  16-Mar-1999                        21.5000                       103.1250                           99.0000
  17-Mar-1999                        21.0000                       103.1250                           99.0000
  18-Mar-1999                        21.1250                       103.1250                           99.0000
  19-Mar-1999                        20.0000                       103.1250                           99.7500
  22-Mar-1999                        20.2500                       103.1250                           99.7500
  23-Mar-1999                        19.3750                       103.1250                           99.5000
  24-Mar-1999                        19.7500                       103.1250                           99.5000
  25-Mar-1999                        20.9375                       103.1250                           99.5000
  26-Mar-1999                        20.0000                       103.1250                           99.5000
  29-Mar-1999                        20.8750                       103.1250                           99.5000
  30-Mar-1999                        20.5000                       103.1250                           99.8750
  31-Mar-1999                        19.0000                       103.1250                           99.5000
  01-Apr-1999                        18.8750                       103.1250                           99.5000
  02-Apr-1999                        18.8750                       103.1250                           99.5000
  05-Apr-1999                        18.5000                       103.1250                           99.6250
  06-Apr-1999                        19.0000                       103.1250                           99.6250
  07-Apr-1999                        19.5000                       103.1250                           99.6250
  08-Apr-1999                        19.5625                       103.1250                           99.6250
  09-Apr-1999                        20.0000                       103.1250                          100.3750
  12-Apr-1999                        20.1875                       103.1250                          100.3750
  13-Apr-1999                        21.0000                       103.1250                          100.5000
  14-Apr-1999                        21.8750                       103.1250                          100.5000
  15-Apr-1999                        22.2500                       103.5000                          100.5000
  16-Apr-1999                        21.8750                       103.5000                          100.5000
  19-Apr-1999                        23.3750                       103.5000                          100.3750
  20-Apr-1999                        23.8750                       103.5000                          100.3750
  21-Apr-1999                        23.5000                       103.5000                          101.5000
  22-Apr-1999                        23.0625                       103.5000                          101.5000
  23-Apr-1999                        22.9375                       103.5000                          101.5000
  26-Apr-1999                        22.8750                       103.5000                          101.0000
  27-Apr-1999                        22.8750                       103.5000                          101.0000
  28-Apr-1999                        22.9375                       103.5000                          102.0000
  29-Apr-1999                        22.3750                       103.5000                          101.2500
  30-Apr-1999                        22.6250                       103.6250                          101.2500




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 03-May-1999                        22.3125                       103.6250                          101.7500
 04-May-1999                        22.5000                       103.6250                          101.5000
 05-May-1999                        22.1250                       103.3750                          101.5000
 06-May-1999                        21.4375                       103.3750                          101.5000
 07-May-1999                        21.0000                       103.3750                          101.5000
 10-May-1999                        22.2500                       103.3750                          101.5000
 11-May-1999                        22.5000                       102.7500                          100.7500
 12-May-1999                        22.2500                       102.7500                          100.7500
 13-May-1999                        21.6250                       100.7500                          100.7500
 14-May-1999                        22.0000                       100.3750                          100.2500
 17-May-1999                        21.8750                       100.3750                          100.2500
 18-May-1999                        21.8125                       100.3750                          100.2500
 19-May-1999                        22.2500                       100.3750                          100.2500
 20-May-1999                        23.0000                       101.5000                          100.0000
 21-May-1999                        22.6875                       101.5000                           99.3750
 24-May-1999                        22.7500                       101.5000                           99.0000
 25-May-1999                        22.0000                       101.5000                           99.2500
 26-May-1999                        24.1250                       101.5000                           99.2500
 27-May-1999                        24.0000                       101.5000                           98.0000
 28-May-1999                        23.5000                       101.3750                           98.0000
 31-May-1999                        23.5000                       101.3750                           98.0000
 01-Jun-1999                        23.7500                       101.3750                           98.0000
 02-Jun-1999                        23.7500                       101.3750                           96.7500
 03-Jun-1999                        24.2500                       101.3750                           98.0000
 04-Jun-1999                        24.6250                       101.2500                           98.0000
 07-Jun-1999                        24.6250                       101.2500                           98.0000
 08-Jun-1999                        23.3750                       101.2500                           98.1250
 09-Jun-1999                        24.8125                       101.2500                           98.1250
 10-Jun-1999                        24.4375                       101.0000                           98.1250
 11-Jun-1999                        24.2500                       101.0000                           98.1250
 14-Jun-1999                        24.0000                       101.0000                           98.1250
 15-Jun-1999                        24.0000                       100.5000                           97.6250
 16-Jun-1999                        24.0000                       100.5000                           97.6250
 17-Jun-1999                        24.2500                       100.5000                           97.6250
 18-Jun-1999                        24.3750                       100.5000                           97.6250
 21-Jun-1999                        24.0625                       100.5000                           97.6250
 22-Jun-1999                        24.5000                       100.5000                           97.6250
 23-Jun-1999                        24.1250                       100.5000                           97.6250
 24-Jun-1999                        23.5625                       100.0000                           97.2500
 25-Jun-1999                        24.1250                       100.0000                           97.2500
 28-Jun-1999                        23.5000                       100.0000                           97.2500
 29-Jun-1999                        24.3750                       100.0000                           97.2500
 30-Jun-1999                        24.6250                       100.0000                           97.6250
 01-Jul-1999                        25.0000                       100.0000                           97.6250
 02-Jul-1999                        24.5625                        99.8750                           97.6250
 05-Jul-1999                        24.5625                        99.8750                           97.6250
 06-Jul-1999                        24.3750                        99.8750                           97.6250
 07-Jul-1999                        24.7500                        99.8750                           97.6250
 08-Jul-1999                        24.2500                        99.8750                           97.6250
 09-Jul-1999                        24.5000                       100.0000                           97.5000
 12-Jul-1999                        24.1250                       100.0000                           97.5000
 13-Jul-1999                        25.0000                       100.0000                           97.6250
 14-Jul-1999                        25.7500                       100.0000                           97.2500
 15-Jul-1999                        27.1250                       100.0000                           97.2500
 16-Jul-1999                        27.3750                       100.1250                           97.2500
 19-Jul-1999                        25.7500                       100.1250                           97.2500
 20-Jul-1999                        27.0000                       100.1250                           97.2500
 21-Jul-1999                        26.0000                       100.1250                           97.2500
 22-Jul-1999                        26.2500                       100.0000                           97.2500
 23-Jul-1999                        23.5625                       100.0000                           97.7500
 26-Jul-1999                        22.7500                       100.0000                           96.7500
 27-Jul-1999                        22.5625                       100.0000                           96.7500
 28-Jul-1999                        23.2500                       100.0000                           96.7500
 29-Jul-1999                        22.5000                       100.0000                           96.0000
 30-Jul-1999                        22.0000                        99.6250                           96.0000
 02-Aug-1999                        21.7500                        99.6250                           96.0000
 03-Aug-1999                        21.6250                        99.6250                           96.0000
 04-Aug-1999                        22.7500                        99.6250                           96.0000
 05-Aug-1999                        22.6250                        99.0000                           96.0000
 06-Aug-1999                        23.3750                        99.0000                           96.0000
 09-Aug-1999                        24.5000                        99.0000                           96.0000
 10-Aug-1999                        23.0000                        99.0000                           96.0000
 11-Aug-1999                        22.7500                        99.0000                           95.0000
 12-Aug-1999                        22.5000                        99.0000                           95.0000
 13-Aug-1999                        22.5000                        98.7500                           95.0000
 16-Aug-1999                        22.5000                        98.7500                           95.0000
 17-Aug-1999                        23.0000                        98.7500                           95.0000
 18-Aug-1999                        22.5625                        98.7500                           95.0000
 19-Aug-1999                        21.4375                        99.0000                           96.0000
 20-Aug-1999                        20.2500                        99.0000                           96.0000
 23-Aug-1999                        20.6250                        99.0000                           96.0000
 24-Aug-1999                        19.6875                        99.0000                           96.1250
 25-Aug-1999                        20.0000                        99.0000                           96.1250
 26-Aug-1999                        20.0625                        99.2500                           96.1250
 27-Aug-1999                        20.0625                        99.2500                           96.1250
 30-Aug-1999                        19.7500                        99.2500                           96.1250
 31-Aug-1999                        20.0000                        99.2500                           96.1250




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-Sep-1999                        20.0000                        99.2500                           96.1250
 02-Sep-1999                        20.0000                        99.0000                           96.0000
 03-Sep-1999                        20.5000                        99.0000                           96.0000
 06-Sep-1999                        20.5000                        99.0000                           96.0000
 07-Sep-1999                        20.5000                        99.0000                           96.0000
 08-Sep-1999                        20.4375                        99.0000                           95.0000
 09-Sep-1999                        20.5000                        99.0000                           95.0000
 10-Sep-1999                        20.3750                        99.1250                           95.0000
 13-Sep-1999                        20.1875                        99.1250                           95.0000
 14-Sep-1999                        20.1250                        99.1250                           95.0000
 15-Sep-1999                        20.0000                        99.1250                           95.0000
 16-Sep-1999                        19.2500                        99.0000                           95.0000
 17-Sep-1999                        20.0000                        99.0000                           96.0000
 20-Sep-1999                        20.6250                        99.0000                           96.0000
 21-Sep-1999                        21.0000                        99.0000                           96.0000
 22-Sep-1999                        21.2500                        99.0000                           96.0000
 23-Sep-1999                        20.7500                        99.1250                           96.1250
 24-Sep-1999                        19.6250                        99.1250                           96.1250
 27-Sep-1999                        19.0000                        99.1250                           96.1250
 28-Sep-1999                        18.8750                        99.1250                           96.1250
 29-Sep-1999                        19.0625                        99.1250                           96.1250
 30-Sep-1999                        18.7500                        98.5000                           95.5000
 01-Oct-1999                        18.7500                        98.5000                           95.5000
 04-Oct-1999                        19.7500                        98.5000                           95.5000
 05-Oct-1999                        20.0000                        98.5000                           95.5000
 06-Oct-1999                        20.3750                        98.5000                           95.5000
 07-Oct-1999                        20.0000                        99.0000                           96.0000
 08-Oct-1999                        19.6250                        99.0000                           96.0000
 11-Oct-1999                        19.8750                        99.0000                           96.0000
 12-Oct-1999                        19.0000                        99.0000                           96.0000
 13-Oct-1999                        18.8750                        99.0000                           96.0000
 14-Oct-1999                        19.0000                        99.2500                           96.2500
 15-Oct-1999                        19.0000                        99.2500                           96.2500
 18-Oct-1999                        19.7500                        99.2500                           96.2500
 19-Oct-1999                        19.4375                        99.2500                           96.2500
 20-Oct-1999                        19.7500                        99.2500                           96.2500
 21-Oct-1999                        19.5000                        98.0000                           94.0000
 22-Oct-1999                        19.3750                        98.0000                           94.0000
 25-Oct-1999                        19.8750                        98.0000                           94.0000
 26-Oct-1999                        20.0000                        98.0000                           94.0000
 27-Oct-1999                        20.2500                        98.0000                           93.7500
 28-Oct-1999                        20.3750                        98.1250                           93.7500
 29-Oct-1999                        20.3750                        98.1250                           93.7500
 01-Nov-1999                        20.1250                        98.1250                           93.7500
 02-Nov-1999                        20.2500                        98.1250                           93.7500
 03-Nov-1999                        20.8750                        98.1250                           93.7500
 04-Nov-1999                        21.6250                        99.0000                           95.0000
 05-Nov-1999                        21.6250                        99.0000                           95.0000
 08-Nov-1999                        21.8750                        99.0000                           95.0000
 09-Nov-1999                        21.6250                        99.0000                           95.0000
 10-Nov-1999                        21.1250                        99.0000                           95.0000
 11-Nov-1999                        21.8750                        99.2500                           95.2500
 12-Nov-1999                        21.5000                        99.2500                           95.2500
 15-Nov-1999                        20.6250                        99.2500                           95.2500
 16-Nov-1999                        20.2500                        99.2500                           95.2500
 17-Nov-1999                        19.8125                        99.2500                           95.2500
 18-Nov-1999                        19.0000                        99.0000                           95.0000
 19-Nov-1999                        18.3750                        99.0000                           95.0000
 22-Nov-1999                        18.3750                        99.0000                           95.0000
 23-Nov-1999                        18.0000                        99.0000                           95.5000
 24-Nov-1999                        19.8750                        99.0000                           95.5000
 25-Nov-1999                        19.8750                        99.0000                           95.5000
 26-Nov-1999                        19.4375                        99.1250                           95.5000
 29-Nov-1999                        19.7500                        99.1250                           95.5000
 30-Nov-1999                        19.7500                        99.1250                           95.5000




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-Dec-1999                        19.0000                        99.1250                           95.5000
 02-Dec-1999                        18.4375                        98.8750                           95.0000
 03-Dec-1999                        18.0000                        98.8750                           95.0000
 06-Dec-1999                        18.2500                        99.0000                           95.5000
 07-Dec-1999                        18.2500                        99.0000                           95.5000
 08-Dec-1999                        18.0000                        99.0000                           95.5000
 09-Dec-1999                        17.6250                        99.1250                           95.2500
 10-Dec-1999                        17.5000                        99.1250                           95.2500
 13-Dec-1999                        17.7500                        99.1250                           97.5000
 14-Dec-1999                        17.8125                        99.1250                           97.5000
 15-Dec-1999                        17.5625                        99.1250                           97.5000
 16-Dec-1999                        16.7500                       100.0000                           97.5000
 17-Dec-1999                        17.0000                       100.0000                           97.5000
 20-Dec-1999                        16.7500                        99.5000                           96.7500
 21-Dec-1999                        16.9375                        99.2500                           96.7500
 22-Dec-1999                        17.0000                        99.2500                           96.7500
 23-Dec-1999                        16.8750                        99.2500                           96.7500
 24-Dec-1999                        16.8750                        99.2500                           96.7500
 27-Dec-1999                        17.0000                        99.2500                           96.7500
 28-Dec-1999                        18.0000                        99.2500                           96.7500
 29-Dec-1999                        18.2500                        99.2500                           96.7500
 30-Dec-1999                        18.6250                       100.0000                           96.0000
 31-Dec-1999                        19.3750                       100.0000                           96.0000
 03-Jan-2000                        19.0000                       100.0000                           96.0000
 04-Jan-2000                        17.6250                       100.0000                           96.0000
 05-Jan-2000                        17.2500                        99.0000                           94.0000
 06-Jan-2000                        17.0000                        99.0000                           94.0000
 07-Jan-2000                        17.3750                        99.0000                           94.0000
 10-Jan-2000                        17.7500                        99.0000                           94.0000
 11-Jan-2000                        17.9375                        99.0000                           94.0000
 12-Jan-2000                        18.5000                        99.0000                           93.2500
 13-Jan-2000                        18.6250                        98.7500                           93.2500
 14-Jan-2000                        18.8750                        98.7500                           93.2500
 17-Jan-2000                        18.8750                        98.7500                           93.2500
 18-Jan-2000                        19.0000                        98.7500                           93.0000
 19-Jan-2000                        19.0000                        98.7500                           92.0000
 20-Jan-2000                        18.4375                        98.0000                           92.0000
 21-Jan-2000                        18.5000                        98.0000                           92.0000
 24-Jan-2000                        18.0000                        97.5000                           92.5000
 25-Jan-2000                        17.6250                        97.5000                           92.5000
 26-Jan-2000                        15.0000                        97.5000                           92.5000
 27-Jan-2000                        16.0000                        96.0000                           92.7500
 28-Jan-2000                        15.8750                        96.0000                           92.7500
 31-Jan-2000                        15.6250                        96.0000                           92.7500
 01-Feb-2000                        15.7500                        96.0000                           92.7500
 02-Feb-2000                        15.8750                        96.0000                           92.7500
 03-Feb-2000                        16.0625                        96.1250                           94.0000
 04-Feb-2000                        16.2500                        96.1250                           94.0000
 07-Feb-2000                        16.6875                        96.1250                           94.0000
 08-Feb-2000                        16.7500                        96.1250                           92.7500
 09-Feb-2000                        16.3125                        96.0000                           92.7500
 10-Feb-2000                        16.5625                        96.0000                           92.7500
 11-Feb-2000                        16.5000                        96.0000                           92.7500
 14-Feb-2000                        16.8750                        96.0000                           92.7500
 15-Feb-2000                        16.7500                        96.0000                           92.5000
 16-Feb-2000                        16.5000                        96.0000                           92.5000
 17-Feb-2000                        16.8750                        96.1250                           92.5000
 18-Feb-2000                        16.8750                        98.0000                           91.0000
 21-Feb-2000                        16.8750                        98.0000                           91.0000
 22-Feb-2000                        16.5000                        95.0000                           91.0000
 23-Feb-2000                        16.7500                        95.0000                           91.0000
 24-Feb-2000                        16.8750                        96.0000                           91.0000
 25-Feb-2000                        17.0000                        96.0000                           91.0000
 28-Feb-2000                        16.9375                        96.0000                           91.0000
 29-Feb-2000                        16.8750                        94.0000                           91.0000




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-Mar-2000                        17.3750                        94.0000                           91.0000
 02-Mar-2000                        16.8750                        94.0000                           91.5000
 03-Mar-2000                        16.7500                        94.0000                           91.5000
 06-Mar-2000                        16.7813                        94.0000                           91.5000
 07-Mar-2000                        17.0000                        94.0000                           91.5000
 08-Mar-2000                        16.5000                        94.0000                           91.5000
 09-Mar-2000                        16.7500                        94.0000                           91.5000
 10-Mar-2000                        15.7500                        94.2500                           91.7500
 13-Mar-2000                        15.7500                        94.2500                           91.7500
 14-Mar-2000                        14.7500                        94.2500                           91.7500
 15-Mar-2000                        15.7500                        94.2500                           91.7500
 16-Mar-2000                        15.7500                        94.0000                           92.0000
 17-Mar-2000                        15.6250                        94.0000                           92.0000
 20-Mar-2000                        16.5000                        94.0000                           92.0000
 21-Mar-2000                        16.5000                        94.0000                           92.0000
 22-Mar-2000                        16.9375                        94.0000                           92.0000
 23-Mar-2000                        16.7500                        94.0000                           92.0000
 24-Mar-2000                        16.8750                        91.5000                           88.0000
 27-Mar-2000                        17.0000                        91.5000                           88.0000
 28-Mar-2000                        16.9375                        91.5000                           88.0000
 29-Mar-2000                        16.5000                        91.5000                           88.0000
 30-Mar-2000                        18.3750                        91.5000                           88.0000
 31-Mar-2000                        17.8750                        87.0000                           84.0000
 03-Apr-2000                        18.1250                        87.0000                           84.0000
 04-Apr-2000                        17.2500                        87.0000                           84.0000
 05-Apr-2000                        18.2500                        87.0000                           84.0000
 06-Apr-2000                        16.3750                        87.0000                           84.0000
 07-Apr-2000                        16.7500                        86.7500                           83.7500
 10-Apr-2000                        18.0000                        86.7500                           83.7500
 11-Apr-2000                        17.2500                        86.7500                           83.7500
 12-Apr-2000                        17.0000                        86.7500                           83.7500
 13-Apr-2000                        16.7500                        86.5000                           83.7500
 14-Apr-2000                        16.5625                        86.5000                           83.7500
 17-Apr-2000                        16.3750                        86.5000                           83.7500
 18-Apr-2000                        17.0000                        86.5000                           83.7500
 19-Apr-2000                        16.7500                        86.5000                           83.7500
 20-Apr-2000                        16.3750                        86.5000                           83.7500
 21-Apr-2000                        16.3750                        86.5000                           83.7500
 24-Apr-2000                        16.8750                        87.2500                           83.7500
 25-Apr-2000                        16.7500                        87.2500                           83.7500
 26-Apr-2000                        16.4375                        87.2500                           83.7500
 27-Apr-2000                        16.5000                        87.2500                           83.7500
 28-Apr-2000                        16.5000                        90.0000                           83.7500
 01-May-2000                        17.0000                        90.0000                           83.7500
 02-May-2000                        16.2813                        90.0000                           83.7500
 03-May-2000                        16.5000                        92.0000                           87.5000
 04-May-2000                        16.5000                        92.0000                           87.5000
 05-May-2000                        16.3750                        92.0000                           87.5000
 08-May-2000                        16.3906                        92.0000                           87.5000
 09-May-2000                        16.8125                        92.2500                           87.5000
 10-May-2000                        16.5313                        92.2500                           87.5000
 11-May-2000                        16.9375                        92.2500                           87.5000
 12-May-2000                        16.7500                        92.2500                           87.5000
 15-May-2000                        16.7500                        92.2500                           87.5000
 16-May-2000                        16.7500                        92.2500                           87.5000
 17-May-2000                        16.1250                        92.2500                           87.5000
 18-May-2000                        16.5000                        92.2500                           87.5000
 19-May-2000                        16.1250                        92.2500                           87.0000
 22-May-2000                        16.4375                        92.2500                           87.0000
 23-May-2000                        16.3750                        91.7500                           87.0000
 24-May-2000                        16.5000                        91.7500                           87.0000
 25-May-2000                        16.1250                        91.7500                           87.0000
 26-May-2000                        16.0000                        91.7500                           86.6250
 29-May-2000                        16.0000                        91.7500                           86.6250
 30-May-2000                        15.2500                        91.7500                           86.6250
 31-May-2000                        14.1250                        91.7500                           86.6250




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-Jun-2000                        14.3750                        91.7500                           86.6250
 02-Jun-2000                        14.8750                        92.0000                           86.5000
 05-Jun-2000                        14.3125                        92.0000                           86.5000
 06-Jun-2000                        14.3125                        92.0000                           86.5000
 07-Jun-2000                        13.5000                        92.0000                           86.5000
 08-Jun-2000                        14.6875                        92.0000                           86.5000
 09-Jun-2000                        14.4688                        92.0000                           86.5000
 12-Jun-2000                        14.6875                        92.2500                           86.7500
 13-Jun-2000                        14.8750                        92.2500                           86.7500
 14-Jun-2000                        14.5625                        92.2500                           86.7500
 15-Jun-2000                        13.9375                        92.2500                           86.7500
 16-Jun-2000                        14.2500                        92.2500                           86.7500
 19-Jun-2000                        14.0000                        92.2500                           86.7500
 20-Jun-2000                        12.8125                        92.5000                           87.5000
 21-Jun-2000                        12.6250                        92.5000                           87.5000
 22-Jun-2000                        12.0000                        92.5000                           87.5000
 23-Jun-2000                        10.5625                        92.5000                           87.5000
 26-Jun-2000                        10.5625                        92.2500                           87.5000
 27-Jun-2000                        10.4375                        92.2500                           87.5000
 28-Jun-2000                         9.3750                        92.2500                           87.5000
 29-Jun-2000                         9.0625                        92.2500                           87.5000
 30-Jun-2000                        12.4375                        92.2500                           87.2500
 03-Jul-2000                        12.5000                        92.2500                           87.2500
 04-Jul-2000                        12.5000                        92.2500                           87.2500
 05-Jul-2000                        12.5000                        92.2500                           87.2500
 06-Jul-2000                        11.5000                        92.2500                           87.2500
 07-Jul-2000                        11.0000                        92.2500                           87.2500
 10-Jul-2000                        10.3750                        92.2500                           87.2500
 11-Jul-2000                        10.6250                        92.0000                           87.0000
 12-Jul-2000                        10.5000                        92.0000                           87.0000
 13-Jul-2000                        11.1875                        92.0000                           87.0000
 14-Jul-2000                        12.0000                        92.0000                           87.0000
 17-Jul-2000                        12.0000                        92.0000                           87.0000
 18-Jul-2000                        12.6250                        92.0000                           87.0000
 19-Jul-2000                        12.6250                        92.0000                           87.0000
 20-Jul-2000                        11.6250                        92.0000                           87.0000
 21-Jul-2000                        11.7500                        92.0000                           87.0000
 24-Jul-2000                        12.2500                        92.0000                           87.0000
 25-Jul-2000                        12.1250                        92.0000                           87.0000
 26-Jul-2000                        12.2500                        92.0000                           87.0000
 27-Jul-2000                        12.2500                        92.2500                           87.2500
 28-Jul-2000                        12.5000                        92.2500                           87.2500
 31-Jul-2000                        13.1250                        92.2500                           87.2500
 01-Aug-2000                        13.1563                        92.2500                           87.2500
 02-Aug-2000                        13.8750                        92.2500                           87.2500
 03-Aug-2000                        13.0000                        92.2500                           87.2500
 04-Aug-2000                        12.8750                        92.2500                           87.2500
 07-Aug-2000                        12.0625                        92.2500                           87.2500
 08-Aug-2000                        12.2500                        92.2500                           87.2500
 09-Aug-2000                        12.6250                        92.2500                           87.2500
 10-Aug-2000                        11.8750                        92.2500                           87.2500
 11-Aug-2000                        12.1250                        92.2500                           87.2500
 14-Aug-2000                        12.0000                        92.2500                           87.2500
 15-Aug-2000                        12.0000                        94.5000                           91.5000
 16-Aug-2000                        11.7500                        94.5000                           91.5000
 17-Aug-2000                        11.5000                        94.5000                           91.5000
 18-Aug-2000                        11.5000                        94.5000                           91.5000
 21-Aug-2000                        11.5000                        94.5000                           91.5000
 22-Aug-2000                        11.8750                        93.5000                           91.5000
 23-Aug-2000                        12.0625                        92.7500                           91.0000
 24-Aug-2000                        12.1875                        92.7500                           91.0000
 25-Aug-2000                        12.8125                        92.7500                           91.0000
 28-Aug-2000                        12.8125                        92.7500                           91.0000
 29-Aug-2000                        12.3750                        92.7500                           91.0000
 30-Aug-2000                        12.5000                        93.2500                           91.0000
 31-Aug-2000                        12.5000                        93.2500                           91.0000




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-Sep-2000                        12.2500                        93.2500                           91.0000
 04-Sep-2000                        12.2500                        93.2500                           91.0000
 05-Sep-2000                        11.1875                        93.2500                           91.0000
 06-Sep-2000                        12.2500                        93.2500                           91.0000
 07-Sep-2000                        12.2500                        93.2500                           91.0000
 08-Sep-2000                        12.2500                        93.0000                           91.5000
 11-Sep-2000                        11.7500                        93.0000                           91.5000
 12-Sep-2000                        11.0000                        93.0000                           91.5000
 13-Sep-2000                        10.0625                        93.0000                           91.5000
 14-Sep-2000                        10.8750                        93.0000                           91.5000
 15-Sep-2000                        10.5000                        93.0000                           91.5000
 18-Sep-2000                        10.5000                        93.0000                           91.5000
 19-Sep-2000                        10.5000                        93.0000                           91.5000
 20-Sep-2000                        10.5000                        93.0000                           91.5000
 21-Sep-2000                        10.5000                        93.0000                           91.5000
 22-Sep-2000                        10.5000                        93.0000                           91.5000
 25-Sep-2000                        10.5000                        93.0000                           91.5000
 26-Sep-2000                        10.5000                        93.0000                           91.5000
 27-Sep-2000                        11.2500                        93.0000                           91.5000
 28-Sep-2000                        10.5000                        93.0000                           91.5000
 29-Sep-2000                        10.9375                        93.0000                           91.5000
 02-Oct-2000                        11.0000                        93.0000                           91.5000
 03-Oct-2000                        10.5000                        93.2500                           91.7500
 04-Oct-2000                        10.5000                        93.2500                           91.7500
 05-Oct-2000                        10.6250                        93.2500                           91.7500
 06-Oct-2000                        11.1250                        93.2500                           91.7500
 09-Oct-2000                        10.5000                        93.2500                           91.7500
 10-Oct-2000                        10.5000                        93.2500                           91.7500
 11-Oct-2000                        11.0000                        93.2500                           91.7500
 12-Oct-2000                        10.6875                        93.2500                           91.7500
 13-Oct-2000                        10.5000                        93.2500                           91.7500
 16-Oct-2000                        10.4375                        93.2500                           91.7500
 17-Oct-2000                        10.4375                        93.2500                           91.7500
 18-Oct-2000                        10.2500                        91.0000                           90.0000
 19-Oct-2000                         9.5000                        91.0000                           90.0000
 20-Oct-2000                         9.7500                        91.0000                           90.0000
 23-Oct-2000                         9.4375                        91.0000                           90.0000
 24-Oct-2000                         9.8125                        91.0000                           90.0000
 25-Oct-2000                        10.0000                        91.0000                           90.0000
 26-Oct-2000                        10.5000                        91.2500                           90.2500
 27-Oct-2000                        11.1250                        91.2500                           90.2500
 30-Oct-2000                        11.9375                        91.2500                           90.2500
 31-Oct-2000                        14.3125                        91.2500                           90.2500
 01-Nov-2000                        12.5625                        90.0000                           87.2500
 02-Nov-2000                        11.8750                        89.0000                           85.0000
 03-Nov-2000                        11.5000                        89.0000                           85.0000
 06-Nov-2000                        11.1875                        89.0000                           85.0000
 07-Nov-2000                        11.2500                        89.0000                           85.0000
 08-Nov-2000                        12.3750                        89.0000                           85.0000
 09-Nov-2000                        13.0000                        89.0000                           85.0000
 10-Nov-2000                        13.1250                        89.0000                           85.0000
 13-Nov-2000                        12.8750                        89.0000                           85.0000
 14-Nov-2000                        12.8750                        89.0000                           85.0000
 15-Nov-2000                        13.6250                        89.0000                           85.0000
 16-Nov-2000                        13.7500                        89.0000                           85.0000
 17-Nov-2000                        13.7500                        89.5000                           85.2500
 20-Nov-2000                        13.7500                        89.5000                           85.2500
 21-Nov-2000                        13.8125                        89.5000                           85.2500
 22-Nov-2000                        13.7500                        89.5000                           85.2500
 23-Nov-2000                        13.7500                        89.5000                           85.2500
 24-Nov-2000                        14.0625                        89.5000                           85.2500
 27-Nov-2000                        14.7500                        89.5000                           85.2500
 28-Nov-2000                        14.5000                        89.5000                           85.2500
 29-Nov-2000                        14.5000                        89.5000                           85.2500
 30-Nov-2000                        14.5000                        89.5000                           85.2500




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 01-Dec-2000                        14.5000                        89.5000                           85.2500
 04-Dec-2000                        14.5000                        89.5000                           85.2500
 05-Dec-2000                        14.5000                        89.5000                           85.2500
 06-Dec-2000                        14.5000                        89.5000                           85.2500
 07-Dec-2000                        14.5000                        89.5000                           85.2500
 08-Dec-2000                        14.8750                        89.5000                           85.2500
 11-Dec-2000                        14.6250                        89.5000                           85.2500
 12-Dec-2000                        14.5000                        89.5000                           85.2500
 13-Dec-2000                        14.5000                        89.5000                           85.2500
 14-Dec-2000                        14.5000                        89.5000                           85.2500
 15-Dec-2000                        14.5000                        89.5000                           85.2500
 18-Dec-2000                        14.5625                        89.5000                           85.2500
 19-Dec-2000                        14.8125                        88.6250                           83.0000
 20-Dec-2000                        14.8750                        88.6250                           83.0000
 21-Dec-2000                        14.6250                        88.6250                           83.0000
 22-Dec-2000                        14.6250                        88.6250                           83.0000
 25-Dec-2000                        14.6250                        88.6250                           83.0000
 26-Dec-2000                        14.6250                        88.6250                           83.0000
 27-Dec-2000                        14.5000                        88.6250                           83.0000
 28-Dec-2000                        14.5000                        88.6250                           83.0000
 29-Dec-2000                        14.5000                        88.6250                           83.0000
 01-Jan-2001                        14.5000                        88.6250                           83.0000
 02-Jan-2001                        14.5000                        88.6250                           83.0000
 03-Jan-2001                        14.5000                        88.6250                           83.0000
 04-Jan-2001                        14.5000                        88.6250                           83.0000
 05-Jan-2001                        14.2500                        88.6250                           83.0000
 08-Jan-2001                        13.5000                        88.6250                           83.0000
 09-Jan-2001                        13.9375                        88.6250                           83.0000
 10-Jan-2001                        13.5000                        88.6250                           83.0000
 11-Jan-2001                        13.5625                        92.5000                           87.0000
 12-Jan-2001                        13.5000                        92.5000                           87.0000
 15-Jan-2001                        13.5000                        92.5000                           87.0000
 16-Jan-2001                        13.5000                        92.5000                           87.0000
 17-Jan-2001                        13.6875                        92.5000                           87.0000
 18-Jan-2001                        13.6875                        92.5000                           87.0000
 19-Jan-2001                        13.5625                        92.5000                           87.0000
 22-Jan-2001                        13.5000                        92.5000                           87.0000
 23-Jan-2001                        13.3750                        92.5000                           87.0000
 24-Jan-2001                        13.3125                        92.5000                           87.0000
 25-Jan-2001                        13.2500                        92.5000                           87.0000
 26-Jan-2001                        13.5000                        94.0000                           89.5000
 29-Jan-2001                        13.0000                        94.0000                           89.5000
 30-Jan-2001                        12.6875                        94.0000                           89.5000
 31-Jan-2001                        12.5000                        94.0000                           89.5000
 01-Feb-2001                        12.3750                        94.0000                           89.5000
 02-Feb-2001                        12.0000                        94.0000                           89.5000
 05-Feb-2001                        12.2500                        94.0000                           89.5000
 06-Feb-2001                        12.1250                        94.0000                           89.5000
 07-Feb-2001                        12.0000                        94.0000                           89.5000
 08-Feb-2001                        12.0000                        94.0000                           89.5000
 09-Feb-2001                        12.0000                        94.0000                           89.5000
 12-Feb-2001                        12.0000                        94.0000                           89.5000
 13-Feb-2001                        12.0000                        94.0000                           89.5000
 14-Feb-2001                        11.7500                        94.0000                           89.5000
 15-Feb-2001                        11.7500                        93.5000                           89.0000
 16-Feb-2001                        11.7500                        93.5000                           89.0000
 19-Feb-2001                        11.7500                        93.5000                           89.0000
 20-Feb-2001                        11.7500                        93.5000                           89.0000
 21-Feb-2001                        11.2500                        93.5000                           89.0000
 22-Feb-2001                        11.6250                        87.0000                           83.0000
 23-Feb-2001                        11.2500                        87.0000                           83.0000
 26-Feb-2001                        11.2500                        87.0000                           83.0000
 27-Feb-2001                        11.3125                        87.0000                           83.0000
 28-Feb-2001                        11.5000                        87.0000                           83.0000
 01-Mar-2001                        11.5000                        87.0000                           83.0000
 02-Mar-2001                        11.4375                        87.0000                           83.0000
 05-Mar-2001                        11.3750                        87.0000                           83.0000
 06-Mar-2001                        11.8125                        87.0000                           83.0000
 07-Mar-2001                        11.8750                        85.0000                           81.0000
 08-Mar-2001                        11.6250                        85.0000                           81.0000
 09-Mar-2001                        11.5313                        85.0000                           81.0000
 12-Mar-2001                        10.8750                        85.0000                           81.0000
 13-Mar-2001                        11.1250                        85.0000                           81.0000
 14-Mar-2001                        10.2500                        85.0000                           81.0000
 15-Mar-2001                        10.7500                        85.0000                           81.0000
 16-Mar-2001                        10.7500                        84.7500                           80.0000
 19-Mar-2001                        10.2500                        84.7500                           80.0000
 20-Mar-2001                        10.0000                        84.7500                           80.0000
 21-Mar-2001                         9.6250                        84.7500                           80.0000
 22-Mar-2001                         9.8125                        84.7500                           80.0000
 23-Mar-2001                         9.7500                        84.7500                           80.0000
 26-Mar-2001                         9.4375                        86.5000                           82.0000
 27-Mar-2001                         9.6719                        86.5000                           82.0000
 28-Mar-2001                        10.0000                        86.5000                           82.0000
 29-Mar-2001                         9.5000                        86.5000                           82.0000
 30-Mar-2001                         9.6250                        86.5000                           82.0000




                            Common Stock Closing Price     10.5% Note Due August 20004       9.625% Note due December 2005
 02-Apr-2001                        10.0000                        86.5000                           82.0000
 03-Apr-2001                         9.6250                        86.5000                           82.0000
 04-Apr-2001                         9.3750                        86.5000                           82.0000
 05-Apr-2001                         9.7500                        86.5000                           82.0000
 06-Apr-2001                         9.2500                        86.5000                           82.0000
 09-Apr-2001                         9.3500                        86.5000                           82.0000
 10-Apr-2001                         9.6000                        86.5000                           82.0000
 11-Apr-2001                         9.4500                        86.5000                           82.0000
 12-Apr-2001                        10.2500                        86.5000                           82.0000
 13-Apr-2001                        10.2500                        86.5000                           82.0000
 16-Apr-2001                         9.9600                        86.5000                           82.0000
 17-Apr-2001                         9.9500                        86.5000                           82.0000
 18-Apr-2001                        10.0000                        86.5000                           82.0000
 19-Apr-2001                         9.9500                        86.5000                           82.0000
 20-Apr-2001                        10.0000                        84.0000                           81.0000
 23-Apr-2001                        10.0000                        84.0000                           81.0000
 24-Apr-2001                         9.9000                        84.0000                           81.0000
 25-Apr-2001                        10.0000                        84.0000                           81.0000
 26-Apr-2001                        10.2700                        83.7500                           79.0000
 27-Apr-2001                        10.2700                        83.7500                           79.0000
 30-Apr-2001                        10.2000                        83.7500                           79.0000
 01-May-2001                        10.1000                        83.7500                           79.0000
 02-May-2001                        10.2000                        83.7500                           79.0000
 03-May-2001                        10.3000                        83.7500                           79.0000
 04-May-2001                        10.3000                        83.7500                           79.0000
 07-May-2001                        10.3000                        84.0000                           78.0000
 08-May-2001                        10.2000                        82.0000                           77.0000
 09-May-2001                        10.3400                        82.0000                           77.0000
 10-May-2001                        10.7500                        82.0000                           77.0000
 11-May-2001                        11.0000                        82.0000                           77.0000
 14-May-2001                        11.9900                        82.0000                           77.0000
 15-May-2001                        12.6500                        82.0000                           77.0000
 16-May-2001                        12.6000                        79.0000                           74.0000
 17-May-2001                        19.7500                        79.0000                           74.0000
 18-May-2001                        19.5000                        79.0000                           74.0000
 21-May-2001                        19.4400                        75.0000                           68.0000
 22-May-2001                        19.1100                        78.0000                           71.0000
 23-May-2001                        19.3800                        79.0000                           72.0000
 24-May-2001                        19.4900                        79.0000                           72.0000
 25-May-2001                        19.4600                        79.0000                           72.0000
 28-May-2001                        19.4000                        79.0000                           72.0000
 29-May-2001                        19.3500                        85.0000                           79.0000
 30-May-2001                        19.5500                        85.0000                           80.0000
 31-May-2001                        19.5500                        85.0000                           80.0000
 01-Jun-2001                        19.5500                        85.0000                           80.0000

-------------------

(1) Source:Factset




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


                                                              Brickyard Overview

Operating Cost Analysis
--------------------------------------------------------------------------------




                                               Cents per ASM Fiscal Year Ended 12/31,
                                          -----------------------------------------------
                                            1996       1997      1998     1999      2000
                                          ------     ------    ------   ------    ------
Available Seat Miles ("ASM") (MM)         13,296     12,648    13,852   15,083    16,390

Consolidated operating revenues             5.65       6.19      6.64     7.44      7.88

Consolidated operating costs:
  Salaries, wages and benefits              1.23       1.36      1.52     1.67      1.81
  Fuel and oil                              1.21       1.22      0.99     1.13      1.68
  Depreciation and amortization             0.47       0.49      0.57     0.64      0.76
  Handling, landing and navigation fees     0.53       0.55      0.54     0.59      0.59
  Aircraft rentals                          0.49       0.43      0.38     0.39      0.44
  Maintenance, materials and repairs        0.42       0.41      0.39     0.37      0.43
  Crew and other employee travel            0.27       0.29      0.30     0.33      0.40
  Ground package cost                       0.14       0.15      0.14     0.33      0.31
  Passenger service                         0.25       0.26      0.24     0.26      0.28
  Commissions                               0.20       0.21      0.21     0.26      0.24
  Other selling expenses                    0.13       0.12      0.16     0.19      0.22
  Advertising                               0.08       0.10      0.13     0.12      0.13
  Facilities and other rentals              0.07       0.07      0.07     0.08      0.10
  Other                                     0.43       0.43      0.45     0.47      0.47
                                          ------       ----      ----     ----      ----
Total consolidated operating costs          5.92       6.09      6.09     6.84      7.86

Consolidated operating profit              (0.27)      0.10      0.55     0.60      0.02

                                                           % of Revenues
                                        ----------------------------------------------------
                                           1996        1997        1998      1999      2000
                                        -------     -------     -------   -------   --------
Available Seat Miles ("ASM") (MM)

Consolidated operating revenues          100.00%     100.00%     100.00%   100.00%   100.00%

Consolidated operating costs:
  Salaries, wages and benefits             21.8%       22.0%       22.9%     22.4%     23.0%
  Fuel and oil                             21.4%       19.7%       14.9%     15.2%     21.3%
  Depreciation and amortization             8.3%        7.9%        8.6%      8.6%      9.6%
  Handling, landing and navigation fees     9.4%        8.9%        8.1%      7.9%      7.5%
  Aircraft rentals                          8.7%        6.9%        5.7%      5.2%      5.6%
  Maintenance, materials and repairs        7.4%        6.6%        5.9%      5.0%      5.5%
  Crew and other employee travel            4.8%        4.7%        4.5%      4.4%      5.1%
  Ground package cost                       2.5%        2.4%        2.1%      4.4%      3.9%
  Passenger service                         4.4%        4.2%        3.6%      3.5%      3.6%
  Commissions                               3.5%        3.4%        3.2%      3.5%      3.0%
  Other selling expenses                    2.3%        1.9%        2.4%      2.6%      2.8%
  Advertising                               1.4%        1.6%        2.0%      1.6%      1.6%
  Facilities and other rentals              1.2%        1.1%        1.1%      1.1%      1.3%
  Other                                     7.6%        6.9%        6.8%      6.4%      6.0%
                                          ------       ----         ----     ----      ----
Total consolidated operating costs        104.8%       98.4%       91.7%     91.9%     99.7%

Consolidated operating profit              (4.8%)       1.6%        8.3%      8.1%      0.3%



[The following table was depicted as a line chart in the printed material.]


                                                1996    1997    1998    1999    2000
Amtran Cost of Fuel and Oil in cents/ASM        1.21    1.22    0.99    1.13    1.68
Amtran Operating Margin                         (4.8%)  1.6%    8.3%    8.1%    0.3%

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

                                                              Brickyard Overview

Stock Price Reaction to EPS Surprises (1)
--------------------------------------------------------------------------------

o Since the May 1993 IPO, Brickyard's stock price has reacted sharply to positive and negative quarterly EPS performance against expectations

[The following table was depicted as a bar chart in the printed material.]

          AMTR
                                                   9/93       12/93        3/94       6/94        9/94       12/94        3/95
          IBES Quarterly EPS Surprise            ($0.26)      $0.01      ($0.20)     $0.04      ($0.13)     ($0.11)     ($0.02)
          Mean Stock Price During Quarter        $11.57       $9.63      $10.30      $9.44       $8.83       $8.99       $8.44

                                                   1.00        0.00        1.00       0.00        1.00        1.00        1.00
                                                  16.00
                                                  30.00
                                                   0.53

                                                 6/95        9/95       12/95        3/96       6/96        9/96       12/96
          IBES Quarterly EPS Surprise            0.16      ($0.01)      $0.02      ($0.14)    ($0.51)     ($0.57)     ($0.90)
          Mean Stock Price During Quarter        9.25      $13.37      $11.98      $12.44     $10.15       $8.35       $7.43

                                                 0.00        1.00        0.00        1.00       1.00        1.00        1.00


                                                  3/97        6/97       9/97       12/97        3/98        6/98       9/98
          IBES Quarterly EPS Surprise            $0.00       $0.07     ($0.30)     ($0.07)      $0.32       $0.00      $0.20
          Mean Stock Price During Quarter        $9.07       $8.61      $7.54       $7.84      $10.59      $19.50     $24.59

                                                  0.00        0.00       1.00        1.00        0.00        0.00       0.00


                                                  12/98        3/99        6/99       9/99       12/99        3/00
          IBES Quarterly EPS Surprise             $0.12       $0.09       $0.08      $0.05      ($0.11)     ($0.19)
          Mean Stock Price During Quarter        $22.60      $22.81      $22.68     $22.13      $19.21      $16.96

                                                   0.00        0.00        0.00       0.00        1.00        1.00


                                                   6/00       9/00       12/00
          IBES Quarterly EPS Surprise            ($0.15)     $0.11      ($1.19)
          Mean Stock Price During Quarter        $15.40     $11.77      $12.72
                                                   1.00       0.00        1.00




-------------------

(1) Source:Factset




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


                                                              Brickyard Overview

Capital Structure Overview
--------------------------------------------------------------------------------

                 Security                                 $MM                           Comments
--------------------------------------------            --------    ----------------------------------------------------
Cash and Equivalents                                     $129.1     Includes $109MM in commercial paper investments

Debt Securities:
  10 1/2 % Senior Notes due August 2004                  $175.0     Rated B+/B2; unsecured; currently trading in mid-80s
  9 5/8 % Senior Notes due December 2005                  125.0     Rated B+/B2; unsecured; currently trading in low-80s
  Aircraft Deposit Finance Facilities                      89.9     Variable rates, payable upon delivery of aircraft
  City of Chicago Special Facility Revenue
     Bond due January 2009                                 17.0     Variable rate; tax-exempt
  City of Chicago Special Facility Revenue
     Bond due December 2020                                 6.0     Variable rate; tax-exempt
  Other Debt                                               45.1     Primarily notes and mortgage notes payable
                                                        ------
Total Debt Carried on Books                              $457.9

Redeemable Preferred Stock:
  Series A Redeemable Preferred Stock                     $50.0     8.44% cumulative semiannual dividend
                                                                    Issued September 2000 to Boeing Capital Corp.
  Series B Convertible Redeemable Preferred Stock          30.0     5% cumulative quarterly dividend, convertible into
                                                           ----     6.4MM common shares at a $15.67 per share
                                                                    Issued December 2000 to Int'l Lease Finance Corp.
Total Redeemable Preferred Stock                          $80.0

Shareholders' Equity                                     $124.7

Total Capitalization (excl. Cash)                        $662.6

Total Debt and Preferred Stock/Total Capitalization       81.2%
Net Debt and Preferred Stock /Net Capitalization          76.6%

Total Debt and Preferred Stock/FY 2000 EBITDA              4.2x
Net Debt and Preferred Stock/FY 2000 EBITDA                3.2x

Future Total Noncancelable Operating Lease Payments    $1,059.8     Primarily reflects lease financing for aircraft


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


                                                              Brickyard Overview

Aircraft Financing Overview
--------------------------------------------------------------------------------

        $80 million total equity investment placed in 2000

        o   $30 million issued to International Lease Finance Corp. September
            2000

        o   $50 million issued to Boeing Capital Corp. December 2000

        $170 million in pre-delivery payment facilities arranged by December
        2000

        $400 million bridge financing by Boeing Capital Corp. completed by December 2000

        Enhanced Equipment Trust Certificates

        o   Wrap of A and B tranche provided

        o   C tranche purchase agreement from Boeing Capital Corp. and GE
            Capital

        Lease commitments

        o   17 leveraged leases provided by GE Capital

        o 14 737-800 leases provided by International Lease Finance Corp., Boeing Capital Corp. and GE Capital

        o   8 leases provided by GE Capital

        o   10 757-300 leases provided by Boeing Capital Corp. and Rolls-Royce

        JV to place retiring 727-200s between ATA and Boeing Capital Corp.

        JV with GE Capital to place 737 and 757 simulators in new training center based in Chicago

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



                                                              Brickyard Overview

Ownership Summary
--------------------------------------------------------------------------------

                                                Shares Held (000)     % Total(1)
                                                -----------------     ----------

Insiders(1)                                          8,271.2              68.7%
J. George Mikelsons                                    740.0               6.1%
Other Directors & Officers                           -------              ----

Total Insiders                                       9,011.2              74.9%

Major Institutional Shareholders(2)
Dimensional Fund Advisors                            1,041.5               8.7%
PAR Investment Partners L.P.                           474.8               3.9%
William D. Witter, Inc.                                 92.9               0.8%
Brandywine Asset Mgmt.                                  84.3               0.7%
Barclays Bank plc                                       79.2               0.7%
Manufacturers Life                                      40.0               0.3%
Ingalls & Snyder LLC                                    34.3               0.3%
AXP Managed Allocation                                  27.3               0.2%
Mellon Bank Corp.                                       25.6               0.2%
David L. Babson                                         23.0               0.2%

Other Shareholders                                   1,102.8               9.2%
                                                     -------             -----

Total Shares Outstanding(3)                         12,036.9             100.0%

Total Shares Outstanding noet held by Mikelsons      3,765.7              31.3%

[The following table was depicted as a pie chart in the printed material.]


J. George Mikelsons          68.7%
Other Directors & Officers    6.1%
All Other Sharehold          25.1%



-------------------

(1) Source: Proxy dated 4/5/00; includes 656,692 shares that can be acquired by directors and executive officers other than Mikelsons through presently exercisable stock options

(2)  Source: Bloomberg as of 4/10/01 and 13G filings

(3) Source: 10K dated 12/31/00; includes 656,692 shares that can be acquired by directors and executive officers other than Mikelsons through presently exercisable stock options

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


Industry Overview                                             Brickyard Overview
--------------------------------------------------------------------------------

[The following table was depicted as a bar chart in the printed material.]

                       1991   1992     1993     1994     1995     1996     1997     1998      1999      2000F(1)   2001F(2)
                       ----   ----     ----     ----     ----     ----     ----     ----      ----      --------   --------
U.S. airline
  operating revenues  75.15   78.14    84.56   88.313    94.58  101.938   109.57  113.465    118.25      125.931   132.23

U.S. airline
  operating margins   (2.4%)  (3.1%)    1.7%     3.1%      6.2%     6.1%     7.8%     8.2%      6.7%         5.4%     5.4%



                                                                 The U.S. airline industry, which generates
                                                                 approximately $130 billion in annual revenues, is
                                                                 in a mature phase of its current cycle

                                                                 o   Marketplace circumstances are forcing U.S.
                                                                     carriers to conduct a balancing act in terms of
                                                                     ticket prices charged and discounts offered,
                                                                     resulting in little improvement in overall
                                                                     yield

                                                                 o   Growth in traffic rate has slowed significantly
                                                                     and now mirrors the pace of real GDP

                                                                 Despite a softening economy 2001 will mark the
                                                                 seventh consecutive year of profitability for the
                                                                 airline industry

------------------------------------------------------------------------------------------------------------------


[The following table was depicted as a pie chart in the printed material.]

                  United                          19.3%
                  American                        17.8%
                  Delta                           16.4%
                  Northwest                       12.0%
                  Continental                      9.8%
                  US Airways (1999)                6.3%
                  Southwest                        4.3%
                  TWA (1999)                       3.4%
                  America West                     2.9%
                  ATA                              1.8%
                  Other                            1.5%

                                                                 The U.S. passenger airline market is dominated by
                                                                 several large carriers and a number of mid-sized
                                                                 operators focusing on selected markets

                                                                 In terms of revenue passenger miles ("RPM"), the
                                                                 largest market positions are controlled by United,
                                                                 American and Delta

                                                                 o   Following the completion of the pending US
                                                                     Airways acquisition and the recently closed
                                                                     acquisition of TWA by American, these market
                                                                     shares will increase and create a bigger market
                                                                     share gap between carriers


-----------------------
(1) Source: Air Transport World, January 2001

(2) Source: Company reports and U.S. Trade and Industry Outlook 2000: Air
            Transportation

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

Industry Capacity                                            Brickyard Overview

[The following table was depicted as a bar chart in the printed material.]

-------------------------------------------------------------------------------
                 1986     1987     1988     1989      1990     1991     1992     1993      1994            1995
GDP Growth (1)   3.0%     2.9%     3.8%     3.4%      1.3%    (1.0%)    2.7%     2.3%      3.5%            2.0%
ASM Growth (1)  12.3%     7.4%     4.2%     1.1%      7.9%    (2.5%)    5.4%     1.1%     (0.2%)           1.7%
RPM Growth      10.4%    10.9%     4.5%     2.3%      6.7%    (2.1%)    6.9%     0.8%      4.4%            3.5%
Load Factor     60.4%    62.4%    62.5%    63.3%     62.5%    62.7%    63.7%    63.5%     66.4%           67.3%


                   1996     1997     1998      1999     2000    2001F    2002F     2003F    2004F
GDP Growth (1)    2.0%     2.8%     3.9%     4.4%      4.2%     5.0%     1.8%     3.6%      3.5%
ASM Growth (1)    1.7%     2.9%     3.1%     2.0%      4.3%     3.4%     4.4%     3.8%      3.7%
RPM Growth        3.5%     6.5%     4.5%     2.6%      4.5%     6.1%     3.1%
Load Factor      67.3%    69.7%    70.7%    71.1%     71.3%    72.8%    71.8%

                                                                Capacity growth (ASM) has trailed GDP growth for 5
                                                                of the last 7 years and has trailed traffic growth
                                                                (RPM) for the past 7 years, resulting in a increase
                                                                in load factor to 72.8% by 2000 (estimated to
                                                                contract slightly to 71.8% in 2001)

                                                                2001 capacity growth is expected to exceed GDP
                                                                growth which may create excess capacity and put
                                                                pressure on the industry's ability to pass on cost
                                                                escalations to the customer

                                                                o   However, during the 2002-2004 period, capacity
                                                                    growth may more closely track expected U.S. GDP
                                                                    growth based on current fleet plans of the
                                                                    major domestic U.S. carriers and the expected
                                                                    impact of near-term industry consolidation

                                                                Additionally, recessionary fears will make price
                                                                increases, and yield improvements, more difficult
                                                                to achieve

                                                                o   However, a continued lull in the stock market
                                                                    and subsequent decline in consumer "wealth
                                                                    effect" will impact the leisure markets more
                                                                    dramatically than business markets, softening
                                                                    the impact on carriers' profitability


-------------------------
(1) Source: Salomon Smith Barney estimates published 3/30/01; ASM, RPM and load factor data based on performance of major domestic airlines

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


                                                              Brickyard Overview

Dominant Industry Trends
--------------------------------------------------------------------------------

        Cost containment will continue to be an important theme for all U.S. carriers confronted by dramatic increases in fuel and labor expense

        o The current fuel prices have effectively created a worst case scenario in terms of margin performance for many carriers resulting in the survival of quality operators while marginal operators have been absorbed

            - Commodity jet fuel per gallon has increased from $0.35 in February
              1999 to $1.15 currently

            - A greater of number of airlines now enter into fuel hedging contracts to better control costs

            - Should fuel prices start the gradual decline which was expected in
              2000, 2001 may produce impressive financial results as airlines, geared down for higher prices, realize energy costs savings

        o However, labor costs will continue to afflict carriers' profit potential

            - United's generous pilot contract effectively reset the bar for future pacts - several labor groups have begun efforts to renegotiate contracts far in advance of amendable dates

            - Upward wage pressure is also expected from flight attendants' and mechanics' unions

        Other materials trends include the following:

        o Growth of regional carriers is expected to continue outpace the major carriers

        o Attempts to forge alliances and networks between and among carriers has been more successful, with a greater degree of permanence and less churning, in foreign markets than domestically

        o An increase in passenger service complaints in recent periods is not expected to trigger any significant Congressional action outside of additional pressure to add runways and airports to the existing infrastructure

        o Carriers have continued to shift distribution efforts to lower-cost channels, especially Internet sales

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


                                                              Brickyard Overview

Industry Valuation View
--------------------------------------------------------------------------------

        Most airline stocks are selling at valuations that approximate those seen at valuation troughs in the 1990-91 and 1982 recessions

        Airlines revenues tend to lag economic activity

        o Consequently, recoveries in the stock prices for airlines are not expected in the near-term

        Bias in earnings estimates remains downward supported by several recent 2001 earnings revisions by major carriers citing near-term pricing pressures and expected acceleration in U.S. airline capacity

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


                                                                    Confidential
--------------------------------------------------------------------------------


                                PROJECT BRICKYARD


                      Preliminary Draft Presentation to the
                  Special Committee of the Board of Directors
                                     Book 2

                                  June 5, 2001



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


Table of Contents
--------------------------------------------------------------------------------

BOOK 1 - SUMMARY

1.       Background of Proposal

2.       Summary of Valuation Analyses

3.       Summary of Other Processes

4.       Brickyard Overview


BOOK 2 - APPENDIX

1.       Discounted Cash Flow Analysis

2.       Comparable Companies Analysis

3.       Comparable Transactions Analysis

4.       Leveraged Recapitalization Analysis

5.       EPS Implied Share Price Analysis

6.       Premiums Analysis


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


--------------------------------------------------------------------------------






                            ------------------------

                              Discounted Cash Flow
                                    Analysis

                            ------------------------





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



                                                                                       June 2001 - Management Base Case

Discounted Cash Flow Matrix ($ in millions, except per share)
-----------------------------------------------------------------------------------------------------------------------

                                Terminal Value EBITDA Multiple                      Year 2005E EBITDA            $145.1
                                                                                    Book Debt as of 3/31/01       439.2
                     4.0x             4.5x            5.0x              5.5x
             -------------------------------------------------------------------    -----------------------------------

  Discount
    Rate           $382.2           $382.2          $382.2           $382.2         Present Value of Free Cash Flows
                    362.9            408.2           453.6            498.9         Present Value of Terminal Value
             -------------    -------------    ------------    -------------
   11.0%           $745.1           $790.4          $835.8           $881.1         Net Enterprise Value
                    305.8            351.2           396.6            441.9         Net Equity Value
                   $26.86           $30.85          $34.83           $38.82         Implied Price per Share

                     2.1%             3.0%            3.8%             4.4%         Implied Perpetuity Growth Rate
                     0.6x             0.6x            0.6x             0.7x         Multiple of LTM Sales
                     5.9x             6.2x            6.6x             7.0x         Multiple of LTM EBITDA
                     0.5x             0.6x            0.6x             0.6x         Multiple of 2001E Sales
                     4.7x             5.0x            5.3x             5.5x         Multiple of 2001E EBITDA
             ..........................................................................................................

                   $375.1           $375.1          $375.1           $375.1         Present Value of Free Cash Flows
                    348.5            392.1           435.6            479.2         Present Value of Terminal Value
             -------------    -------------    ------------    -------------
   12.0%           $723.6           $767.2          $810.7           $854.3         Net Enterprise Value
                    284.4            328.0           371.5            415.1         Net Equity Value
                   $24.98           $28.81          $32.63           $36.46         Implied Price per Share

                     3.0%             3.9%            4.7%             5.3%         Implied Perpetuity Growth Rate
                     0.5x             0.6x            0.6x             0.6x         Multiple of LTM Sales
                     5.7x             6.1x            6.4x             6.7x         Multiple of LTM EBITDA
                     0.5x             0.6x            0.6x             0.6x         Multiple of 2001E Sales
                     4.6x             4.8x            5.1x             5.4x         Multiple of 2001E EBITDA
             ..........................................................................................................


                   $368.2           $368.2          $368.2           $368.2         Present Value of Free Cash Flows
                    334.9            376.7           418.6            460.4         Present Value of Terminal Value
             -------------    -------------    ------------    -------------
   13.0%           $703.1           $744.9          $786.8           $828.7         Net Enterprise Value
                    263.9            305.7           347.6            389.4         Net Equity Value
                   $23.18           $26.85          $30.53           $34.21         Implied Price per Share

                     3.9%             4.9%            5.6%             6.3%         Implied Perpetuity Growth Rate
                     0.5x             0.6x            0.6x             0.6x         Multiple of LTM Sales
                     5.5x             5.9x            6.2x             6.5x         Multiple of LTM EBITDA
                     0.5x             0.5x            0.6x             0.6x         Multiple of 2001E Sales
                     4.4x             4.7x            5.0x             5.2x         Multiple of 2001E EBITDA



Note: Valuation based on 7/1/01 to 12/31/05 horizon

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                                      - 2 -



                                                                                      June 2001 - Management Base Case

Unlevered Free Cash Flow ($ in millions)
----------------------------------------------------------------------------------------------------------------------


                                                        --------------------------------------------------------------
                                                                                  FYE 12/31
                                                        --------------------------------------------------------------
                                                           2001E        2002E        2003E         2004E        2005E
                                                        ---------   ----------   ----------   -----------   ----------

   EBIT                                                    $30.0        $28.2        $89.7        $112.0        $71.1
   EBIT adjusted for Loss on sale of asset (L1011)          30.0         47.6        124.6         123.8         71.1
   Less: Taxes on Adjusted EBIT @ Effective Rate            15.6         32.4         50.7          48.9         28.4
   Plus: Depreciation and Amortization                     128.9        133.0        100.5          80.4         74.0
   Plus: Cash proceeds from sale of aircraft                18.3         33.4          1.5           1.5          0.0
   Less: Increase in Net Working Capital(1)                (36.3)       (74.8)       (21.5)        (49.1)       (16.0)
   Less: Capital Expenditures (excluding deposits)         169.6        114.5         74.9          57.0         82.1
                                                        ---------   ----------   ----------   -----------   ----------

   Unlevered Free Cash Flow                                $28.3       $141.8       $122.5        $149.0        $50.6



-------------------

(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix



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                                      - 3 -

                                                June 2001 - Management Base Case

Summary Financial Results ($ in millions)

--------------------------------------------------------------------------------

                                  -----------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                  -----------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,666.7   $1,941.7   $2,107.1   $2,182.8
   % Growth                             17.4%      22.1%      15.1%       7.2%      20.3%      16.5%       8.5%       3.6%

EBIT                                     75.4       89.7        2.6       30.0       28.2       89.7      112.0       71.1
   Margin                                8.2%       8.0%       0.2%       2.2%       1.7%       4.6%       5.3%       3.3%

(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7        0.0

Adjusted EBIT                            75.4       89.7        2.6       30.0       47.6      124.6      123.8       71.1
   Margin                                8.2%       8.0%       0.2%       2.2%       2.9%       6.4%       5.9%       3.3%

Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       74.0

EBITDA                                  154.0      185.7      127.6      158.9      180.6      225.1      204.1      145.1
   Margin                               16.8%      16.5%       9.9%      11.5%      10.8%      11.6%       9.7%       6.6%

Aircraft Rent Expense                    53.1       58.7       72.1      110.1      209.7      255.5      275.0      289.2

EBITDAR                                 207.2      244.4      199.8      269.0      390.3      480.6      479.2      434.3
   Margin                               22.5%      21.8%      15.5%      19.4%      23.4%      24.8%      22.7%      19.9%

Aircraft Pre-Delivery Deposits            0.0        0.0      136.9       55.7     (180.6)      31.2      (43.2)       0.0
Capital Expenditures                    175.4      274.3      126.6      169.6      114.5       74.9       57.0       82.1

Free Cash Flow                          (21.4)     (88.6)    (135.9)     (66.4)     246.7      119.0      190.4       63.0
   Margin                               (2.3%)     (7.9%)    (10.5%)     (4.8%)     14.8%       6.1%       9.0%       2.9%

Net Income                               40.1       47.0      (15.7)      (2.1)      (3.4)      38.3       60.4       42.6
   Margin                                4.4%       4.2%      (1.2%)     (0.2%)     (0.2%)      2.0%       2.9%       2.0%

EPS                                     $3.07      $3.49     ($1.32)    ($0.18)    ($0.30)     $3.37      $5.30      $3.75
Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0       11.4       11.4       11.4       11.4       11.4

Book Value                              102.8      151.4      124.7      122.3      119.0      157.3      217.7      260.3
Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)      3.0%       2.0%      28.0%      30.4%      18.6%


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

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                                      -4-

                                          7-Apr June 2001 - Management Base Case

Income Statement ($ in millions)

--------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                     --------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenue
Scheduled Service                      $511.3     $624.6     $753.3     $926.7   $1,218.5   $1,485.9   $1,706.3   $1,801.0
Charter                                 222.6      263.8      246.7      218.3      199.3      190.6      133.9      106.7
Military                                121.9      126.2      188.6      135.4      131.2      135.0      129.8      134.9
Ground                                   23.2       58.2       59.8       57.9       56.1       56.2       56.2       56.2
Other                                    40.4       49.6       43.1       46.8       61.5       73.9       80.9       84.0
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,666.7   $1,941.7   $2,107.1   $2,182.8

Expenses
Salaries, Wages & Benefits             $211.4     $252.6     $297.0     $330.2     $423.1     $502.0     $580.8     $639.5
Fuel and Oil                            137.4      170.9      274.8      271.5      254.2      272.5      281.5      286.3
Handling, Landing and Navigation         74.6       89.3       97.4       97.6      121.1      145.7      169.1      184.3
Passenger Service                        34.0       39.2       45.6       43.2       52.6       61.3       69.2       75.0
Aircraft Rentals                         53.1       58.7       72.1      110.1      209.7      255.5      275.0      289.2
Aircraft Maintenance/Materials/Repair    53.7       55.6       70.4       64.4       65.6       70.4       84.5       97.2
Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       74.0
Crew and Employee Travel                 41.5       49.7       65.8       61.2       72.0       81.8       83.0       87.0
Ground Package Cost                      19.5       49.0       50.9       48.6       47.2       47.2       47.2       47.2
Commissions                              28.5       39.0       39.1       36.9       43.9       50.9       56.2       58.8
Advertising                              17.8       18.6       22.0       24.4       32.0       38.7       44.1       46.6
Other Selling Expenses                   22.1       28.1       36.6       45.4       59.3       71.9       82.2       86.7
Fixed Costs (1)                          71.7       85.8       92.2       92.7      105.4      118.7      130.2      140.0
(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7        0.0
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                         $844.0   $1,032.7   $1,289.0   $1,355.1   $1,638.5   $1,852.0   $1,995.1   $2,111.7

EBIT                                    $75.4      $89.7       $2.6      $30.0      $28.2      $89.7     $112.0      $71.1

Interest Income                           4.4        5.4        8.4        6.0       10.7       17.9       22.4       23.0
Interest Expense                        (12.8)     (21.0)     (31.5)     (28.7)     (31.4)     (33.3)     (25.2)     (13.6)
Other                                     0.2        3.3        0.6        0.3        0.0        0.0        0.0        0.0
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Pre-tax Income                           67.2       77.4      (19.9)       7.5        7.4       74.3      109.3       80.5
Income Taxes                             27.1       30.5       (4.6)       3.9        5.0       30.3       43.1       32.2
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income                               40.1       47.0      (15.3)       3.6        2.4       44.0       66.1       48.4

Preferred Convertible Stock Dividends     0.0        0.0        0.4        1.5        1.5        1.5        1.5        1.5
Preferred Stock Dividends                 0.0        0.0        0.0        4.2        4.2        4.2        4.2        4.2
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Common                    $40.1      $47.0     ($15.7)     ($2.1)     ($3.4)     $38.3      $60.4      $42.6

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

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                                      -5-


                                                                                            June 2001 - Management Base Case


Income Statement: Growth Rates and Margins
----------------------------------------------------------------------------------------------------------------------------
                                        ------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                        ------------------------------------------------------------------------------------
                                            1998        1999       2000     2001E      2002E      2003E     2004E     2005E
                                           ------      ------     ------   -------    -------    -------   -------   -------
    Revenue Growth
    Scheduled Service                      37.5%       22.2%       20.6%     23.0%      31.5%      21.9%     14.8%      5.6%
    Charter                                (2.4%)      18.5%       (6.5%)   (11.5%)     (8.7%)     (4.4%)   (29.7%)   (20.4%)
    Military                               (7.0%)       3.5%       49.4%    (28.2%)     (3.1%)      2.9%     (3.9%)     4.0%
    Ground                                  3.9%      150.9%        2.9%     (3.2%)     (3.0%)      0.1%      0.0%      0.0%
    Other                                  35.1%       22.6%      (13.0%)     8.4%      31.6%      20.2%      9.5%      3.8%
                                         -------     -------     -------    ------     ------     ------    ------    -------
    Total Revenue Growth                   17.4%       22.1%       15.1%      7.2%      20.3%      16.5%      8.5%      3.6%

    Operating Margins
    Salaries, Wages & Benefits             23.0%       22.5%       23.0%     23.8%      25.4%      25.9%     27.6%     29.3%
    Fuel and Oil                           14.9%       15.2%       21.3%     19.6%      15.3%      14.0%     13.4%     13.1%
    Handling, Landing and Navigation        8.1%        8.0%        7.5%      7.0%       7.3%       7.5%      8.0%      8.4%
    Passenger Service                       3.7%        3.5%        3.5%      3.1%       3.2%       3.2%      3.3%      3.4%
    Aircraft Rentals                        5.8%        5.2%        5.6%      7.9%      12.6%      13.2%     13.1%     13.2%
    Aircraft Maintenance                    5.8%        5.0%        5.5%      4.7%       3.9%       3.6%      4.0%      4.5%
    Depreciation and Amortization           8.6%        8.6%        9.7%      9.3%       8.0%       5.2%      3.8%      3.4%
    Crew and Employee Travel                4.5%        4.4%        5.1%      4.4%       4.3%       4.2%      3.9%      4.0%
    Ground Package Cost                     2.1%        4.4%        3.9%      3.5%       2.8%       2.4%      2.2%      2.2%
    Commissions                             3.1%        3.5%        3.0%      2.7%       2.6%       2.6%      2.7%      2.7%
    Advertising                             1.9%        1.7%        1.7%      1.8%       1.9%       2.0%      2.1%      2.1%
    Other Selling Expenses                  2.4%        2.5%        2.8%      3.3%       3.6%       3.7%      3.9%      4.0%
    Fixed Costs (1)                         7.8%        7.6%        7.1%      6.7%       6.3%       6.1%      6.2%      6.4%
    (Gain) Loss on sale of L1011s           0.0%        0.0%        0.0%      0.0%       2.1%       3.8%      1.3%      0.0%
                                         -------     -------     -------    ------     ------     ------    ------    -------
    Total Operating Margins                91.8%       92.0%       99.8%     97.8%      98.3%      95.4%     94.7%     96.7%

    EBIT Margin                             8.2%        8.0%        0.2%      2.2%       1.7%       4.6%      5.3%      3.3%

    Interest Income                         0.5%        0.5%        0.6%     (2.1%)     (1.9%)     (1.7%)    (1.2%)    (0.6%)
    Interest Expense                        1.4%        1.9%        2.4%      2.1%       1.9%       1.7%      1.2%      0.6%
    Other                                   0.5%        6.8%        1.3%      0.6%       0.0%       0.0%      0.0%      0.0%

    Income Tax Rate                        40.4%       39.3%       23.1%     51.9%      68.1%      40.7%     39.5%     39.9%

    Net Income Margin                       4.4%        4.2%       (1.2%)     0.3%       0.1%       2.3%      3.1%      2.2%

    Preferred Stock Dividends               0.0%        0.0%       (0.0%)    (0.1%)     (0.1%)     (0.1%)    (0.1%)    (0.1%)
    Preferred Convertible Stock Dividends   0.0%        0.0%        0.0%     (0.3%)     (0.3%)     (0.2%)    (0.2%)    (0.2%)

    Net Income to Common Margin             4.4%        4.2%       (1.2%)    (0.2%)     (0.2%)      2.0%      2.9%      2.0%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses

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                                      - 6 -


                                                                                             June 2001 - Management Base Case

Brickyard Working Capital Assumptions ($ in millions)
-----------------------------------------------------------------------------------------------------------------------------

                                        -------------------------------------------------------------------------------------
                                                                               FYE 12/31
                                        -------------------------------------------------------------------------------------
                                            1998      1999      2000        2001E      2002E      2003E      2004E     2005E
                                          -------    ------    ------      -------    -------    -------    -------   -------
    Accounts Receivable                    $24.9     $52.1      $56.6       $63.7       $89.5      $91.5     $105.2    $106.5
    Inventories                             19.6      36.7       49.1        45.4        50.5       45.7       48.2      44.8
    Prepaids and Other Current Assets       25.6      22.9       25.4        27.3        35.3       37.1       41.3      41.5
                                        ---------  --------   -------     --------    --------  ---------  ---------   -------
    Total Current Assets                   $70.1    $111.7     $131.1      $136.4      $175.2     $174.3     $194.8    $192.8

    Accounts Payable                        $7.2     $20.2      $10.1       $10.5       $15.7      $16.1      $18.5     $19.1
    Air Traffic Liabilities                 76.7      93.5      107.1       146.9       207.4      216.1      252.5     248.9
    Accrued Expenses                        98.5     126.2      147.1       148.5       196.4      207.8      238.6     255.6
                                        ---------  --------   -------     --------    --------  ---------  ---------   -------
    Total Current Liabilities             $182.4    $239.9     $264.2      $305.9      $419.4     $440.0     $509.6    $523.6

    Working Capital                      ($112.3)  ($128.2)   ($133.1)    ($169.4)    ($244.2)   ($265.7)   ($314.8)  ($330.8)

    Increase in Working in Capital            --    ($15.9)     ($4.9)     ($36.3)     ($74.8)    ($21.5)    ($49.1)   ($16.0)
    % Change in Working Capital               --      14.2%       3.9%       27.3%       44.1%       8.8%      18.5%      5.1%
    % Change in Working Capital as a
       % Change in Sales                       --     (7.8%)     (2.9%)     (38.8%)     (26.5%)     (7.8%)    (29.7%)   (21.1%)

    Ratios (1)
    Days Receivables                                  16.9       16.0        16.8        19.6       17.2       18.2      17.8
    Inventory Turns (2)                                1.5        1.4         1.4         1.3        1.5        1.8       2.2
    Prepaids and Other Current Assets (3)              2.0%       2.0%        2.0%        2.1%       1.9%       2.0%      1.9%
    Days Payable                                       7.2        2.9         2.8         3.5        3.2        3.4       3.3
    Air Traffic Liabilities (3)                        8.3%       8.3%       10.6%       12.4%      11.1%      12.0%     11.4%
    Accrued Expenses (3)                              11.2%      11.4%       10.7%       11.8%      10.7%      11.3%     11.7%




------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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                                      - 7 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Discounted Cash Flow Matrix ($ in millions, except per share)
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------

                                         Terminal Value EBITDA Multiple

                       4.0x                    4.5x                     5.0x                    5.5x
         ------------------------------------------------------------------------------------------------
Discount
 Rate                $358.2                  $358.2                   $358.2                  $358.2
                      332.6                   374.2                    415.8                   457.3
               -------------            ------------            -------------           -------------
11.0%                $690.8                  $732.4                   $774.0                  $815.5
                      251.6                   293.2                    334.8                   376.3
                     $22.10                  $25.75                   $29.40                  $33.05

                       2.7%                    3.5%                     4.2%                    4.8%
                       0.5x                    0.6x                     0.6x                    0.6x
                       5.5x                    5.8x                     6.1x                    6.4x
                       0.5x                    0.5x                     0.6x                    0.6x
                       4.4x                    4.7x                     5.0x                    5.2x

         ................................................................................................

                     $351.7                  $351.7                   $351.7                  $351.7
                      319.5                   359.4                    399.3                   439.3
               -------------            ------------            -------------           -------------
12.0%                $671.2                  $711.1                   $751.1                  $791.0
                      232.0                   271.9                    311.9                   351.8
                     $20.38                  $23.88                   $27.39                  $30.90

                       3.6%                    4.4%                     5.2%                    5.7%
                       0.5x                    0.5x                     0.6x                    0.6x
                       5.3x                    5.6x                     5.9x                    6.2x
                       0.5x                    0.5x                     0.5x                    0.6x
                       4.3x                    4.6x                     4.8x                    5.1x

         ................................................................................................

                     $345.5                  $345.5                   $345.5                  $345.5
                      306.9                   345.3                    383.7                   422.0
               -------------            ------------            -------------           -------------
13.0%                $652.4                  $690.8                   $729.1                  $767.5
                      213.2                   251.6                    289.9                   328.3
                     $18.73                  $22.10                   $25.47                  $28.84

                       4.5%                    5.4%                     6.1%                    6.7%
                       0.5x                    0.5x                     0.6x                    0.6x
                       5.1x                    5.5x                     5.8x                    6.1x
                       0.5x                    0.5x                     0.5x                    0.6x
                       4.2x                    4.4x                     4.7x                    4.9x


                    -----------------------------------------
                    Year 2005E EBITDA                 $133.0
                    Book Debt as of 3/31/01            439.2

                    -----------------------------------------
Discount
 Rate               Present Value of Free Cash Flows
                    Present Value of Terminal Value

11.0%               Net Enterprise Value
                    Net Equity Value
                    Implied Price per Share

                    Implied Perpetuity Growth Rate
                    Multiple of LTM Sales
                    Multiple of LTM EBITDA
                    Multiple of 2001E Sales
                    Multiple of 2001E EBITDA

         ....................................................

                    Present Value of Free Cash Flows
                    Present Value of Terminal Value

12.0%               Net Enterprise Value
                    Net Equity Value
                    Implied Price per Share

                    Implied Perpetuity Growth Rate
                    Multiple of LTM Sales
                    Multiple of LTM EBITDA
                    Multiple of 2001E Sales
                    Multiple of 2001E EBITDA

         ....................................................

                    Present Value of Free Cash Flows
                    Present Value of Terminal Value

13.0%               Net Enterprise Value
                    Net Equity Value
                    Implied Price per Share

                    Implied Perpetuity Growth Rate
                    Multiple of LTM Sales
                    Multiple of LTM EBITDA
                    Multiple of 2001E Sales
                    Multiple of 2001E EBITDA

Note: Valuation based on 7/1/01 to 12/31/05 horizon

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                      - 8 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Unlevered Free Cash Flow ($ in millions)
--------------------------------------------------------------------------------


                                                     ----------------------------------------------------------------------
                                                                                   FYE 12/31
                                                     ----------------------------------------------------------------------
                                                          2001E          2002E          2003E         2004E          2005E
                                                     -----------   ------------   ------------   -----------   ------------

 EBIT                                                     $27.0           $9.2          $62.5         $92.5          $59.0
 EBIT adjusted for Loss on sale of asset (L1011)           27.0           28.7           97.4         104.2           59.0
 Less: Taxes on Adjusted EBIT @ Effective Rate             19.8            5.1           41.6          41.5           23.6
 Plus: Depreciation and Amortization                      128.9          133.0          100.5          80.4           74.0
 Plus: Cash proceeds from sale of aircraft                 18.3           33.4            1.5           1.5            0.0
 Less: Increase in Net Working Capital (1)                (36.4)         (74.9)         (21.5)        (49.0)         (16.0)
 Less: Capital Expenditures (excluding deposits)          169.6          114.5           74.9          57.0           82.1
                                                     -----------   ------------   ------------   -----------   ------------

 Unlevered Free Cash Flow                                 $21.2         $150.4         $104.5        $136.6          $43.3




-------------------------------

(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix




                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 9 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Summary Financial Results ($ in millions)
--------------------------------------------------------------------------------


                                      -------------------------------------------------------------------------
                                                                                         FYE 12/31
                                      -------------------------------------------------------------------------
                                             1998          1999           2000         2001E          2002E
                                      ------------   -----------   ------------   -----------   ------------  -


    Total Revenue                          $919.4      $1,122.4       $1,291.6      $1,385.0       $1,666.7
       % Growth                             17.4%         22.1%          15.1%          7.2%          20.3%

    EBIT                                     75.4          89.7            2.6          27.0            9.2
       Margin                                8.2%          8.0%           0.2%          1.9%           0.6%

    (Gain) Loss on sale of L1011s             0.0           0.0            0.0           0.0           19.5

    Adjusted EBIT                            75.4          89.7            2.6          27.0           28.7
       Margin                                8.2%          8.0%           0.2%          1.9%           1.7%

    Depreciation and Amortization            78.7          96.0          125.0         128.9          133.0

    EBITDA                                  154.0         185.7          127.6         155.9          161.7
       Margin                               16.8%         16.5%           9.9%         11.3%           9.7%

    Aircraft Rent Expense                    53.1          58.7           72.1         110.1          209.7

    EBITDAR                                 207.2         244.4          199.8         266.0          371.4
       Margin                               22.5%         21.8%          15.5%         19.2%          22.3%

    Aircraft Pre-Delivery Deposits            0.0           0.0          136.9          55.7         (180.6)
    Capital Expenditures                    175.4         274.3          126.6         169.6          114.5

    Free Cash Flow                          (21.4)        (88.6)        (135.9)        (69.4)         227.8
       Margin                               (2.3%)        (7.9%)        (10.5%)        (5.0%)         13.7%

    Net Income                               40.1          47.0          (15.7)         (4.5)         (15.3)
       Margin                                4.4%          4.2%          (1.2%)        (0.3%)         (0.9%)

    EPS                                     $3.07         $3.49         ($1.32)       ($0.40)        ($1.35)
    Average Diluted Shares Outstanding (MM)  13.1          13.5           12.0          11.4           11.4

    Book Value                              102.8         151.4          124.7         122.3          107.0
    Return on Book Equity (ROE)             39.0%         31.0%         (12.3%)         1.0%          (9.0%)



                                         -------------------------------------------
                                                       FYE 12/31
                                         -------------------------------------------
                                              2003E          2004E         2005E
                                         -----------   ------------   -----------


    Total Revenue                          $1,941.7       $2,107.1      $2,182.8
       % Growth                               16.5%           8.5%          3.6%

    EBIT                                       62.5           92.5          59.0
       Margin                                  3.2%           4.4%          2.7%

    (Gain) Loss on sale of L1011s              34.9           11.7           0.0

    Adjusted EBIT                              97.4          104.2          59.0
       Margin                                  5.0%           4.9%          2.7%

    Depreciation and Amortization             100.5           80.4          74.0

    EBITDA                                    197.9          184.6         133.0
       Margin                                 10.2%           8.8%          6.1%

    Aircraft Rent Expense                     255.5          275.0         289.2

    EBITDAR                                   453.4          459.6         422.2
       Margin                                 23.4%          21.8%         19.3%

    Aircraft Pre-Delivery Deposits             31.2          (43.2)          0.0
    Capital Expenditures                       74.9           57.0          82.1

    Free Cash Flow                             91.8          170.8          50.9
       Margin                                  4.7%           8.1%          2.3%

    Net Income                                 21.3           48.4          35.8
       Margin                                  1.1%           2.3%          1.6%

    EPS                                       $1.87          $4.25         $3.14
    Average Diluted Shares Outstanding         11.4           11.4          11.4

    Book Value                                128.3          176.7         212.5
    Return on Book Equity (ROE)               21.1%          30.6%         19.5%




                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

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                                     - 10 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Income Statement ($ in millions)
--------------------------------------------------------------------------------


                                      ----------------------------------------------------------------------
                                                                                         FYE 12/31
                                      ----------------------------------------------------------------------
                                             1998          1999           2000         2001E          2002E
                                      ------------   -----------   ------------   -----------   ------------

    Revenue
    Scheduled Service                      $511.3        $624.6         $753.3        $926.7       $1,218.5
    Charter                                 222.6         263.8          246.7         218.3          199.3
    Military                                121.9         126.2          188.6         135.4          131.2
    Ground                                   23.2          58.2           59.8          57.9           56.1
    Other                                    40.4          49.6           43.1          46.8           61.5
                                      ------------   -----------   ------------   -----------   ------------
    Total Revenue                          $919.4      $1,122.4       $1,291.6      $1,385.0       $1,666.7

    Expenses
    Salaries, Wages & Benefits             $211.4        $252.6         $297.0        $330.2         $423.1
    Fuel and Oil                            137.4         170.9          274.8         271.5          254.2
    Handling, Landing and Navigation         74.6          89.3           97.4          97.6          121.1
    Passenger Service                        34.0          39.2           45.6          43.2           52.6
    Aircraft Rentals                         53.1          58.7           72.1         110.1          209.7
    Aircraft Maintenance/Materials/Repair    53.7          55.6           70.4          67.4           84.6
    Depreciation and Amortization            78.7          96.0          125.0         128.9          133.0
    Crew and Employee Travel                 41.5          49.7           65.8          61.2           72.0
    Ground Package Cost                      19.5          49.0           50.9          48.6           47.2
    Commissions                              28.5          39.0           39.1          36.9           43.9
    Advertising                              17.8          18.6           22.0          24.4           32.0
    Other Selling Expenses                   22.1          28.1           36.6          45.4           59.3
    Fixed Costs (1)                          71.7          85.8           92.2          92.7          105.4
    (Gain) Loss on sale of L1011s             0.0           0.0            0.0           0.0           19.5
                                      ------------   -----------   ------------   -----------   ------------
    Total Expenses                         $844.0      $1,032.7       $1,289.0      $1,358.0       $1,657.4

    EBIT                                    $75.4         $89.7           $2.6         $27.0           $9.2

    Interest Income                           4.4           5.4            8.4           5.9           10.5
    Interest Expense                        (12.8)        (21.0)         (31.5)        (28.7)         (31.4)
    Other                                     0.2           3.3            0.6           0.3            0.0
                                      ------------   -----------   ------------   -----------   ------------

    Pre-tax Income                           67.2          77.4          (19.9)          4.5          (11.7)
    Income Taxes                             27.1          30.5           (4.6)          3.3           (2.1)
                                      ------------   -----------   ------------   -----------   ------------
    Net Income                               40.1          47.0          (15.3)          1.2           (9.6)

    Preferred Convertible Stock Dividends     0.0           0.0            0.4           1.5            1.5
    Preferred Stock Dividends                 0.0           0.0            0.0           4.2            4.2
                                      ------------   -----------   ------------   -----------   ------------
    Net Income to Common                    $40.1         $47.0         ($15.7)        ($4.5)        ($15.3)


                                     -------------------------------------------
                                                       FYE 12/31
                                     -------------------------------------------
                                             2003E          2004E         2005E
                                        -----------   ------------   -----------

    Revenue
    Scheduled Service                     $1,485.9       $1,706.3      $1,801.0
    Charter                                  190.6          133.9         106.7
    Military                                 135.0          129.8         134.9
    Ground                                    56.2           56.2          56.2
    Other                                     73.9           80.9          84.0
                                        -----------   ------------   -----------
    Total Revenue                         $1,941.7       $2,107.1      $2,182.8

    Expenses
    Salaries, Wages & Benefits              $502.0         $580.8        $639.5
    Fuel and Oil                             272.5          281.5         286.3
    Handling, Landing and Navigation         145.7          169.1         184.3
    Passenger Service                         61.3           69.2          75.0
    Aircraft Rentals                         255.5          275.0         289.2
    Aircraft Maintenance/Materials/Repair     97.6          104.1         109.3
    Depreciation and Amortization            100.5           80.4          74.0
    Crew and Employee Travel                  81.8           83.0          87.0
    Ground Package Cost                       47.2           47.2          47.2
    Commissions                               50.9           56.2          58.8
    Advertising                               38.7           44.1          46.6
    Other Selling Expenses                    71.9           82.2          86.7
    Fixed Costs (1)                          118.7          130.2         140.0
    (Gain) Loss on sale of L1011s             34.9           11.7           0.0
                                        -----------   ------------   -----------
    Total Expenses                        $1,879.2       $2,014.7      $2,123.8

    EBIT                                     $62.5          $92.5         $59.0

    Interest Income                           18.0           22.4          23.0
    Interest Expense                         (33.3)         (24.9)        (12.8)
    Other                                      0.0            0.0           0.0
                                        -----------   ------------   -----------

    Pre-tax Income                            47.2           90.0          69.2
    Income Taxes                              20.2           35.9          27.7
                                        -----------   ------------   -----------
    Net Income                                27.1           54.1          41.5

    Preferred Convertible Stock Divid          1.5            1.5           1.5
    Preferred Stock Dividends                  4.2            4.2           4.2
                                        -----------   ------------   -----------
    Net Income to Common                     $21.3          $48.4         $35.8




------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

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                                     - 11 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Income Statement: Growth Rates and Margins
--------------------------------------------------------------------------------

                                  --------------------------------------------------------------------------------
                                                                         FYE 12/31
                                  --------------------------------------------------------------------------------
                                         1998      1999      2000     2001E    2002E    2003E     2004E     2005E
                                  ------------  --------  --------  --------  -------  -------  --------  --------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     23.0%    31.5%    21.9%     14.8%      5.6%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)   (8.7%)   (4.4%)   (29.7%)   (20.4%)
Military                                (7.0%)     3.5%     49.4%    (28.2%)   (3.1%)    2.9%     (3.9%)     4.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)   (3.0%)    0.1%      0.0%      0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%    31.6%    20.2%      9.5%      3.8%
                                  ------------  --------  --------  --------  -------  -------  --------  --------
Total Revenue Growth                    17.4%     22.1%     15.1%      7.2%    20.3%    16.5%      8.5%      3.6%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     23.8%    25.4%    25.9%     27.6%     29.3%
Fuel and Oil                            14.9%     15.2%     21.3%     19.6%    15.3%    14.0%     13.4%     13.1%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.0%     7.3%     7.5%      8.0%      8.4%
Passenger Service                        3.7%      3.5%      3.5%      3.1%     3.2%     3.2%      3.3%      3.4%
Aircraft Rentals                         5.8%      5.2%      5.6%      7.9%    12.6%    13.2%     13.1%     13.2%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.9%     5.1%     5.0%      4.9%      5.0%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.3%     8.0%     5.2%      3.8%      3.4%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.4%     4.3%     4.2%      3.9%      4.0%
Ground Package Cost                      2.1%      4.4%      3.9%      3.5%     2.8%     2.4%      2.2%      2.2%
Commissions                              3.1%      3.5%      3.0%      2.7%     2.6%     2.6%      2.7%      2.7%
Advertising                              1.9%      1.7%      1.7%      1.8%     1.9%     2.0%      2.1%      2.1%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.3%     3.6%     3.7%      3.9%      4.0%
Fixed Costs (1)                          7.8%      7.6%      7.1%      6.7%     6.3%     6.1%      6.2%      6.4%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%     2.1%     3.8%      1.3%      0.0%
                                  ------------  --------  --------  --------  -------  -------  --------  --------
Total Operating Margins                 91.8%     92.0%     99.8%     98.1%    99.4%    96.8%     95.6%     97.3%

EBIT Margin                              8.2%      8.0%      0.2%      1.9%     0.6%     3.2%      4.4%      2.7%

Interest Income                          0.5%      0.5%      0.6%     (2.1%)   (1.9%)   (1.7%)    (1.2%)    (0.6%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%     1.9%     1.7%      1.2%      0.6%
Other                                    0.5%      6.8%      1.3%      0.6%     0.0%     0.0%      0.0%      0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     73.5%    17.8%    42.7%     39.9%     40.0%

Net Income Margin                        4.4%      4.2%     (1.2%)     0.1%    (0.6%)    1.4%      2.6%      1.9%

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)   (0.1%)   (0.1%)    (0.1%)    (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)   (0.3%)   (0.2%)    (0.2%)    (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (0.3%)   (0.9%)    1.1%      2.3%      1.6%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 12 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Brickyard Working Capital Assumptions ($ in millions)
--------------------------------------------------------------------------------

                                  -----------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                  -----------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $63.7      $89.5      $91.5     $105.2     $106.5
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       44.8
Prepaids and Other Current Assets        25.6       22.9       25.4       27.3       35.3       37.1       41.3       41.5
                                  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $136.4     $175.2     $174.3     $194.8     $192.8

Accounts Payable                         $7.2      $20.2      $10.1      $10.6      $16.0      $16.4      $18.6      $19.3
Air Traffic Liabilities                  76.7       93.5      107.1      146.9      207.4      216.1      252.5      248.9
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      255.6
                                  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $306.0     $419.7     $440.3     $509.7     $523.7

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($169.5)   ($244.5)   ($266.0)   ($315.0)   ($330.9)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($36.4)    ($74.9)    ($21.5)    ($49.0)    ($16.0)
% Change in Working Capital                --      14.2%       3.9%      27.3%      44.2%       8.8%      18.4%       5.1%
% Change in Working Capital as a
   % Change in Sales                       --      (7.8%)     (2.9%)    (38.9%)    (26.6%)     (7.8%)    (29.6%)    (21.1%)

Ratios (1)
Days Receivables                                    16.9       16.0       16.8       19.6       17.2       18.2       17.8
Inventory Turns (2)                                  1.5        1.4        1.5        1.7        2.1        2.2        2.4
Prepaids and Other Current Assets (3)               2.0%       2.0%       2.0%       2.1%       1.9%       2.0%       1.9%
Days Payable                                         7.2        2.9        2.8        3.5        3.2        3.4        3.3
Air Traffic Liabilities (3)                         8.3%       8.3%      10.6%      12.4%      11.1%      12.0%      11.4%
Accrued Expenses (3)                               11.2%      11.4%      10.7%      11.8%      10.7%      11.3%      11.7%

------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 13 -


                                                                      June 2001 - Management Base Case with Fuel Adjustment
Discounted Cash Flow Matrix ($ in millions, except per share)
---------------------------------------------------------------------------------------------------------------------------
                                Terminal Value EBITDA Multiple                     Year 2005E EBITDA               $109.2
                                                                                   Book Debt as of 3/31/01          439.2
                   4.0x            4.5x             5.0x           5.5x
           -----------------------------------------------------------------      -----------------------------------------
 Discount
   Rate          $332.7          $332.7           $332.7         $332.7           Present Value of Free Cash Flows
                  273.1           307.2            341.4          375.5           Present Value of Terminal Value
               ---------       ---------        ---------      ---------
  11.0%          $605.8          $639.9           $674.1         $708.2           Net Enterprise Value
                  166.6           200.7            234.9          269.0           Net Equity Value
                 $14.63          $17.63           $20.63         $23.63           Implied Price per Share

                   4.2%            4.9%             5.5%           6.0%           Implied Perpetuity Growth Rate
                   0.5x            0.5x             0.5x           0.5x           Multiple of LTM Sales
                   4.8x            5.0x             5.3x           5.6x           Multiple of LTM EBITDA
                   0.4x            0.5x             0.5x           0.5x           Multiple of 2001E Sales
                   3.8x            4.0x             4.2x           4.5x           Multiple of 2001E EBITDA

           ................................................................................................................

                 $326.9          $326.9           $326.9         $326.9           Present Value of Free Cash Flows
                  262.3           295.1            327.9          360.6           Present Value of Terminal Value
               ---------       ---------        ---------      ---------
  12.0%          $589.2          $622.0           $654.8         $687.5           Net Enterprise Value
                  150.0           182.8            215.5          248.3           Net Equity Value
                 $13.17          $16.05           $18.93         $21.81           Implied Price per Share

                   5.1%            5.8%             6.4%           6.9%           Implied Perpetuity Growth Rate
                   0.4x            0.5x             0.5x           0.5x           Multiple of LTM Sales
                   4.6x            4.9x             5.2x           5.4x           Multiple of LTM EBITDA
                   0.4x            0.4x             0.5x           0.5x           Multiple of 2001E Sales
                   3.7x            3.9x             4.1x           4.3x           Multiple of 2001E EBITDA

           ................................................................................................................

                 $321.3          $321.3           $321.3         $321.3           Present Value of Free Cash Flows
                  252.0           283.5            315.0          346.5           Present Value of Terminal Value
               ---------       ---------        ---------      ---------
  13.0%          $573.3          $604.8           $636.3         $667.8           Net Enterprise Value
                  134.1           165.6            197.1          228.6           Net Equity Value
                 $11.77          $14.54           $17.31         $20.07           Implied Price per Share

                   6.1%            6.8%             7.4%           7.9%           Implied Perpetuity Growth Rate
                   0.4x            0.5x             0.5x           0.5x           Multiple of LTM Sales
                   4.5x            4.8x             5.0x           5.3x           Multiple of LTM EBITDA
                   0.4x            0.4x             0.5x           0.5x           Multiple of 2001E Sales
                   3.6x            3.8x             4.0x           4.2x           Multiple of 2001E EBITDA

-----------

Note: Valuation based on 7/1/01 to 12/31/05 horizon

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 14 -

                                                                      June 2001 - Management Base Case with Fuel Adjustment
Unlevered Free Cash Flow ($ in millions)
---------------------------------------------------------------------------------------------------------------------------

                                                                     ------------------------------------------------------
                                                                                              FYE 12/31
                                                                     ------------------------------------------------------
                                                                        2001E      2002E       2003E      2004E      2005E
                                                                     ---------  ---------   ---------   --------   --------


                EBIT                                                    $30.0       $1.0       $55.5      $76.7      $35.2
                EBIT adjusted for Loss on sale of asset (L1011)          30.0       20.4        90.4       88.5       35.2
                Less: Taxes on Adjusted EBIT @ Effective Rate            15.6        5.3        39.7       35.7       14.5
                Plus: Depreciation and Amortization                     128.9      133.0       100.5       80.4       74.0
                Plus: Cash proceeds from sale of aircraft                18.3       33.4         1.5        1.5        0.0
                Less: Increase in Net Working Capital (1)               (36.3)     (74.8)      (21.5)     (49.1)     (16.0)
                Less: Capital Expenditures (excluding deposits)         169.6      114.5        74.9       57.0       82.1
                                                                     ---------  ---------   ---------   --------   --------

                Unlevered Free Cash Flow                                $28.3     $141.8       $99.4     $126.8      $28.6







-------------------------------

(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 15 -

                           June 2001 - Management Base Case with Fuel Adjustment

Summary Financial Results ($ in millions)
-------------------------------------------------------------------------------

                                  -----------------------------------------
                                                FYE 12/31
                                  -----------------------------------------
                                     1998          1999           2000
                                  --------     --------       --------
Total Revenue                      $919.4      $1,122.4       $1,291.6
   % Growth                         17.4%         22.1%          15.1%

EBIT                                 75.4          89.7            2.6
   Margin                            8.2%          8.0%           0.2%

(Gain) Loss on sale of L1011s         0.0           0.0            0.0

Adjusted EBIT                        75.4          89.7            2.6
   Margin                            8.2%          8.0%           0.2%

Depreciation and Amortization        78.7          96.0          125.0

EBITDA                              154.0         185.7          127.6
   Margin                           16.8%         16.5%           9.9%

Aircraft Rent Expense                53.1          58.7           72.1

EBITDAR                             207.2         244.4          199.8
   Margin                           22.5%         21.8%          15.5%

Aircraft Pre-Delivery Deposits        0.0           0.0          136.9
Capital Expenditures                175.4         274.3          126.6

Free Cash Flow                      (21.4)        (88.6)        (135.9)
   Margin                           (2.3%)        (7.9%)        (10.5%)

Net Income                           40.1          47.0          (15.7)
   Margin                            4.4%          4.2%          (1.2%)

EPS                                 $3.07         $3.49         ($1.32)
Average Diluted Shares               13.1          13.5           12.0
   Outstanding (MM)

Book Value                          102.8         151.4          124.7
Return on Book Equity (ROE)         39.0%         31.0%         (12.3%)
                                  ---------------------------------------------------------------------
                                                                  FYE 12/31
                                  ---------------------------------------------------------------------
                                       2001E          2002E         2003E          2004E         2005E
                                  -----------   ------------   -----------   ------------   -----------
Total Revenue                       $1,385.0       $1,666.7      $1,941.7       $2,107.1      $2,182.8
   % Growth                             7.2%          20.3%         16.5%           8.5%          3.6%

EBIT                                    30.0            1.0          55.5           76.7          35.2
   Margin                               2.2%           0.1%          2.9%           3.6%          1.6%

(Gain) Loss on sale of L1011s            0.0           19.5          34.9           11.7           0.0

Adjusted EBIT                           30.0           20.4          90.4           88.5          35.2
   Margin                               2.2%           1.2%          4.7%           4.2%          1.6%

Depreciation and Amortization          128.9          133.0         100.5           80.4          74.0

EBITDA                                 158.9          153.4         190.9          168.8         109.2
   Margin                              11.5%           9.2%          9.8%           8.0%          5.0%

Aircraft Rent Expense                  110.1          209.7         255.5          275.0         289.2

EBITDAR                                269.0          363.1         446.4          443.9         398.4
   Margin                              19.4%          21.8%         23.0%          21.1%         18.3%

Aircraft Pre-Delivery Deposits          55.7         (180.6)         31.2          (43.2)          0.0
Capital Expenditures                   169.6          114.5          74.9           57.0          82.1

Free Cash Flow                         (66.4)         219.6          84.8          155.1          27.1
   Margin                              (4.8%)         13.2%          4.4%           7.4%          1.2%

Net Income                              (2.1)         (20.7)         16.0           37.2          19.3
   Margin                              (0.2%)         (1.2%)         0.8%           1.8%          0.9%

EPS                                   ($0.18)        ($1.82)        $1.41          $3.27         $1.69
Average Diluted Shares                  11.4           11.4          11.4           11.4          11.4
   Outstanding (MM)

Book Value                             122.3          101.6         117.7          154.8         174.1
Return on Book Equity (ROE)             3.0%         (14.7%)        18.5%          27.7%         14.3%

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 16 -

                           June 2001 - Management Base Case with Fuel Adjustment

Income Statement ($ in millions)
-------------------------------------------------------------------------------

                                       ----------------------------------------
                                                     FYE 12/31
                                       ----------------------------------------
                                         1998          1999           2000
                                       ------      --------       --------
Revenue
Scheduled Service                      $511.3        $624.6         $753.3
Charter                                 222.6         263.8          246.7
Military                                121.9         126.2          188.6
Ground                                   23.2          58.2           59.8
Other                                    40.4          49.6           43.1
                                       ------      --------       --------
Total Revenue                          $919.4      $1,122.4       $1,291.6

Expenses
Salaries, Wages & Benefits             $211.4        $252.6         $297.0
Fuel and Oil                            137.4         170.9          274.8
Handling, Landing and Navigation         74.6          89.3           97.4
Passenger Service                        34.0          39.2           45.6
Aircraft Rentals                         53.1          58.7           72.1
Aircraft Maintenance/Materials/Repair    53.7          55.6           70.4
Depreciation and Amortization            78.7          96.0          125.0
Crew and Employee Travel                 41.5          49.7           65.8
Ground Package Cost                      19.5          49.0           50.9
Commissions                              28.5          39.0           39.1
Advertising                              17.8          18.6           22.0
Other Selling Expenses                   22.1          28.1           36.6
Fixed Costs (1)                          71.7          85.8           92.2
(Gain) Loss on sale of L1011s             0.0           0.0            0.0
                                       ------      --------       --------
Total Expenses                         $844.0      $1,032.7       $1,289.0

EBIT                                    $75.4         $89.7           $2.6

Interest Income                           4.4           5.4            8.4
Interest Expense                        (12.8)        (21.0)         (31.5)
Other                                     0.2           3.3            0.6
                                       ------      --------       --------
Pre-tax Income                           67.2          77.4          (19.9)
Income Taxes                             27.1          30.5           (4.6)
                                       ------      --------       --------
Net Income                               40.1          47.0          (15.3)

Preferred Convertible Stock               0.0           0.0            0.4
    Dividends
Preferred Stock Dividends                 0.0           0.0            0.0
                                       ------      --------       --------
Net Income to Common                    $40.1         $47.0         ($15.7)

                                       -------------------------------------------------------------------
                                            FYE 12/31
                                       -------------------------------------------------------------------
                                          2001E          2002E         2003E          2004E         2005E
                                       --------       --------      --------       --------      --------
Revenue
Scheduled Service                        $926.7       $1,218.5      $1,485.9       $1,706.3      $1,801.0
Charter                                   218.3          199.3         190.6          133.9         106.7
Military                                  135.4          131.2         135.0          129.8         134.9
Ground                                     57.9           56.1          56.2           56.2          56.2
Other                                      46.8           61.5          73.9           80.9          84.0
                                       --------       --------      --------       --------      --------
Total Revenue                          $1,385.0       $1,666.7      $1,941.7       $2,107.1      $2,182.8

Expenses
Salaries, Wages & Benefits               $330.2         $423.1        $502.0         $580.8        $639.5
Fuel and Oil                              271.5          281.4         306.7          316.8         322.2
Handling, Landing and Navigation           97.6          121.1         145.7          169.1         184.3
Passenger Service                          43.2           52.6          61.3           69.2          75.0
Aircraft Rentals                          110.1          209.7         255.5          275.0         289.2
Aircraft Maintenance/Materials/Repair      64.4           65.6          70.4           84.5          97.2
Depreciation and Amortization             128.9          133.0         100.5           80.4          74.0
Crew and Employee Travel                   61.2           72.0          81.8           83.0          87.0
Ground Package Cost                        48.6           47.2          47.2           47.2          47.2
Commissions                                36.9           43.9          50.9           56.2          58.8
Advertising                                24.4           32.0          38.7           44.1          46.6
Other Selling Expenses                     45.4           59.3          71.9           82.2          86.7
Fixed Costs (1)                            92.7          105.4         118.7          130.2         140.0
(Gain) Loss on sale of L1011s               0.0           19.5          34.9           11.7           0.0
                                       --------       --------      --------       --------      --------
Total Expenses                         $1,355.1       $1,665.7      $1,886.2       $2,030.4      $2,147.6

EBIT                                      $30.0           $1.0         $55.5          $76.7         $35.2

Interest Income                             6.0           10.2          16.5           19.9          19.4
Interest Expense                          (28.7)         (31.4)        (33.3)         (24.7)        (12.2)
Other                                       0.3            0.0           0.0            0.0           0.0
                                       --------       --------      --------       --------      --------
Pre-tax Income                              7.5          (20.2)         38.8           72.0          42.4
Income Taxes                                3.9           (5.3)         17.0           29.1          17.4
                                       --------       --------      --------       --------      --------
Net Income                                  3.6          (15.0)         21.8           42.9          25.0

Preferred Convertible Stock                 1.5            1.5           1.5            1.5           1.5
    Dividends
Preferred Stock Dividends                   4.2            4.2           4.2            4.2           4.2
                                       --------       --------      --------       --------      --------
Net Income to Common                      ($2.1)        ($20.7)        $16.0          $37.2         $19.3




------------------------

(1) Fixed Costs includes facility, other rentals and other operating expenses

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                                     - 17 -

                           June 2001 - Management Base Case with Fuel Adjustment

Income Statement: Growth Rates and Margins
--------------------------------------------------------------------------------

                                     -------------------------------------------------------------------------------
                                                                        FYE 12/31
                                     -------------------------------------------------------------------------------
                                         1998      1999      2000     2001E     2002E     2003E     2004E     2005E
                                     ---------  --------  --------  --------  --------  --------  --------  --------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     23.0%     31.5%     21.9%     14.8%      5.6%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)    (8.7%)    (4.4%)   (29.7%)   (20.4%)
Military                                (7.0%)     3.5%     49.4%    (28.2%)    (3.1%)     2.9%     (3.9%)     4.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)    (3.0%)     0.1%      0.0%      0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%     31.6%     20.2%      9.5%      3.8%
                                     ---------  --------  --------  --------  --------  --------  --------  --------
Total Revenue Growth                    17.4%     22.1%     15.1%      7.2%     20.3%     16.5%      8.5%      3.6%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     23.8%     25.4%     25.9%     27.6%     29.3%
Fuel and Oil                            14.9%     15.2%     21.3%     19.6%     16.9%     15.8%     15.0%     14.8%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.0%      7.3%      7.5%      8.0%      8.4%
Passenger Service                        3.7%      3.5%      3.5%      3.1%      3.2%      3.2%      3.3%      3.4%
Aircraft Rentals                         5.8%      5.2%      5.6%      7.9%     12.6%     13.2%     13.1%     13.2%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.7%      3.9%      3.6%      4.0%      4.5%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.3%      8.0%      5.2%      3.8%      3.4%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.4%      4.3%      4.2%      3.9%      4.0%
Ground Package Cost                      2.1%      4.4%      3.9%      3.5%      2.8%      2.4%      2.2%      2.2%
Commissions                              3.1%      3.5%      3.0%      2.7%      2.6%      2.6%      2.7%      2.7%
Advertising                              1.9%      1.7%      1.7%      1.8%      1.9%      2.0%      2.1%      2.1%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.3%      3.6%      3.7%      3.9%      4.0%
Fixed Costs (1)                          7.8%      7.6%      7.1%      6.7%      6.3%      6.1%      6.2%      6.4%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%      2.1%      3.8%      1.3%      0.0%
                                     ---------  --------  --------  --------  --------  --------  --------  --------
Total Operating Margins                 91.8%     92.0%     99.8%     97.8%     99.9%     97.1%     96.4%     98.4%

EBIT Margin                              8.2%      8.0%      0.2%      2.2%      0.1%      2.9%      3.6%      1.6%

Interest Income                          0.5%      0.5%      0.6%     (2.1%)    (1.9%)    (1.7%)    (1.2%)    (0.6%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%      1.9%      1.7%      1.2%      0.6%
Other                                    0.5%      6.8%      1.3%      0.6%      0.0%      0.0%      0.0%      0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     51.9%     26.0%     43.9%     40.4%     41.1%

Net Income Margin                        4.4%      4.2%     (1.2%)     0.3%     (0.9%)     1.1%      2.0%      1.1%

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)    (0.1%)    (0.1%)    (0.1%)    (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)    (0.3%)    (0.2%)    (0.2%)    (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (0.2%)    (1.2%)     0.8%      1.8%      0.9%

--------------------
(1)Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 18 -

                           June 2001 - Management Base Case with Fuel Adjustment

Brickyard Working Capital Assumptions ($ in millions)
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $63.7      $89.5      $91.5     $105.2     $106.5
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       44.8
Prepaids and Other Current Assets        25.6       22.9       25.4       27.3       35.3       37.1       41.3       41.5
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $136.4     $175.2     $174.3     $194.8     $192.8

Accounts Payable                         $7.2      $20.2      $10.1      $10.5      $15.7      $16.1      $18.5      $19.1
Air Traffic Liabilities                  76.7       93.5      107.1      146.9      207.4      216.1      252.5      248.9
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      255.6
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $305.9     $419.4     $440.0     $509.6     $523.6

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($169.4)   ($244.2)   ($265.7)   ($314.8)   ($330.8)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($36.3)    ($74.8)    ($21.5)    ($49.1)    ($16.0)
% Change in Working Capital                --      14.2%       3.9%      27.3%      44.1%       8.8%      18.5%       5.1%
% Change in Working Capital as a           --      (7.8%)     (2.9%)    (38.8%)    (26.5%)     (7.8%)    (29.7%)    (21.1%)
   % Change in Sales

Ratios (1)
Days Receivables                                    16.9       16.0       16.8       19.6       17.2       18.2       17.8
Inventory Turns (2)                                  1.5        1.4        1.4        1.3        1.5        1.8        2.2
Prepaids and Other Current Assets (3)               2.0%       2.0%       2.0%       2.1%       1.9%       2.0%       1.9%
Days Payable                                         7.2        2.9        2.8        3.4        3.1        3.3        3.3
Air Traffic Liabilities (3)                         8.3%       8.3%      10.6%      12.4%      11.1%      12.0%      11.4%
Accrued Expenses (3)                               11.2%      11.4%      10.7%      11.8%      10.7%      11.3%      11.7%

------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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                                     - 19 -

                            June 2001 - Management Base Case with LUV Adjustment

Discounted Cash Flow Matrix ($ in millions, except per share)
--------------------------------------------------------------------------------

--------------------------------------------------------     ------------------------------------------
                 Terminal Value EBITDA Multiple               Year 2005E EBITDA                 $120.4
                                                              Book Debt as of 3/31/01            439.2
              4.0x       4.5x       5.0x       5.5x
           ---------------------------------------------     ------------------------------------------
 Discount
   Rate     $352.8     $352.8     $352.8     $352.8           Present Value of Free Cash Flows
             301.0      338.7      376.3      413.9           Present Value of Terminal Value
           --------  ---------  ---------  ---------
  11.0%     $653.8     $691.4     $729.1     $766.7           Net Enterprise Value
             214.6      252.2      289.9      327.5           Net Equity Value
            $18.85     $22.16     $25.46     $28.77           Implied Price per Share

              3.3%       4.1%       4.8%       5.3%           Implied Perpetuity Growth Rate
              0.5x       0.5x       0.6x       0.6x           Multiple of LTM Sales
              5.2x       5.5x       5.8x       6.0x           Multiple of LTM EBITDA
              0.5x       0.5x       0.5x       0.6x           Multiple of 2001E Sales
              4.1x       4.4x       4.6x       4.8x           Multiple of 2001E EBITDA

           ............................................................................................

            $346.5     $346.5     $346.5     $346.5           Present Value of Free Cash Flows
             289.1      325.3      361.4      397.6           Present Value of Terminal Value
           --------  ---------  ---------  ---------
  12.0%     $635.6     $671.8     $707.9     $744.1           Net Enterprise Value
             196.4      232.6      268.7      304.9           Net Equity Value
            $17.25     $20.43     $23.60     $26.78           Implied Price per Share

              4.3%       5.1%       5.7%       6.3%           Implied Perpetuity Growth Rate
              0.5x       0.5x       0.5x       0.6x           Multiple of LTM Sales
              5.0x       5.3x       5.6x       5.9x           Multiple of LTM EBITDA
              0.5x       0.5x       0.5x       0.5x           Multiple of 2001E Sales
              4.0x       4.2x       4.5x       4.7x           Multiple of 2001E EBITDA

           ............................................................................................

            $340.4     $340.4     $340.4     $340.4           Present Value of Free Cash Flows
             277.8      312.5      347.2      382.0           Present Value of Terminal Value
           --------  ---------  ---------  ---------
  13.0%     $618.2     $653.0     $687.7     $722.4           Net Enterprise Value
             179.0      213.8      248.5      283.2           Net Equity Value
            $15.72     $18.77     $21.82     $24.87           Implied Price per Share

              5.2%       6.0%       6.7%       7.2%           Implied Perpetuity Growth Rate
              0.5x       0.5x       0.5x       0.5x           Multiple of LTM Sales
              4.9x       5.2x       5.4x       5.7x           Multiple of LTM EBITDA
              0.4x       0.5x       0.5x       0.5x           Multiple of 2001E Sales
              3.9x       4.1x       4.3x       4.5x           Multiple of 2001E EBITDA

-----------
Note: Valuation based on 7/1/01 to 12/31/05 horizon


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                                     - 20 -

                            June 2001 - Management Base Case with LUV Adjustment

Unlevered Free Cash Flow ($ in millions)
--------------------------------------------------------------------------------

                                                       ---------------------------------------------------------------------
                                                                                    FYE 12/31
                                                       ---------------------------------------------------------------------
                                                           2001E          2002E          2003E         2004E          2005E
                                                       ----------   ------------   ------------   -----------   ------------
    EBIT                                                   $30.0           $5.9          $66.9         $88.2          $46.4
    EBIT adjusted for Loss on sale of asset (L1011)         30.0           25.4          101.8          99.9           46.4
    Less: Taxes on Adjusted EBIT @ Effective Rate           15.6            5.7           43.1          40.0           18.8
    Plus: Depreciation and Amortization                    128.9          133.0          100.5          80.4           74.0
    Plus: Cash proceeds from sale of aircraft               18.3           33.4            1.5           1.5            0.0
    Less: Increase in Net Working Capital (1)              (33.1)         (76.0)         (21.5)        (49.0)         (16.2)
    Less: Capital Expenditures (excluding deposits)        169.6          114.5           74.9          57.0           82.1
                                                       ----------   ------------   ------------   -----------   ------------

    Unlevered Free Cash Flow                               $25.2         $147.6         $107.3        $133.9          $35.7






-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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                                     - 21 -

                            June 2001 - Management Base Case with LUV Adjustment

Summary Financial Results ($ in millions)
--------------------------------------------------------------------------------


                                      ----------------------------------------------------------------------
                                                                       FYE 12/31
                                      ----------------------------------------------------------------------
                                             1998          1999           2000         2001E          2002E
                                      ------------   -----------   ------------   -----------   ------------

    Total Revenue                          $919.4      $1,122.4       $1,291.6      $1,385.0       $1,642.1
       % Growth                             17.4%         22.1%          15.1%          7.2%          18.6%

    EBIT                                     75.4          89.7            2.6          30.0            5.9
       Margin                                8.2%          8.0%           0.2%          2.2%           0.4%

    (Gain) Loss on sale of L1011s             0.0           0.0            0.0           0.0           19.5

    Adjusted EBIT                            75.4          89.7            2.6          30.0           25.4
       Margin                                8.2%          8.0%           0.2%          2.2%           1.5%

    Depreciation and Amortization            78.7          96.0          125.0         128.9          133.0

    EBITDA                                  154.0         185.7          127.6         158.9          158.4
       Margin                               16.8%         16.5%           9.9%         11.5%           9.6%

    Aircraft Rent Expense                    53.1          58.7           72.1         110.1          209.7

    EBITDAR                                 207.2         244.4          199.8         269.0          368.1
       Margin                               22.5%         21.8%          15.5%         19.4%          22.4%

    Aircraft Pre-Delivery Deposits            0.0           0.0          136.9          55.7         (180.6)
    Capital Expenditures                    175.4         274.3          126.6         169.6          114.5

    Free Cash Flow                          (21.4)        (88.6)        (135.9)        (66.4)         224.5
       Margin                               (2.3%)        (7.9%)        (10.5%)        (4.8%)         13.7%

    Net Income                               40.1          47.0          (15.7)         (2.1)         (17.7)
       Margin                                4.4%          4.2%          (1.2%)        (0.2%)         (1.1%)

    EPS                                     $3.07         $3.49         ($1.32)       ($0.18)        ($1.55)
    Average Diluted Shares Outstanding (MM)  13.1          13.5           12.0          11.4           11.4

    Book Value                              102.8         151.4          124.7         122.3          104.6
    Return on Book Equity (ROE)             39.0%         31.0%         (12.3%)         3.0%         (11.4%)


                                      -------------------------------------------
                                                     FYE 12/31
                                      -------------------------------------------
                                              2003E          2004E         2005E
                                         -----------   ------------   -----------

    Total Revenue                          $1,916.5       $2,080.8      $2,155.4
       % Growth                               16.7%           8.6%          3.6%

    EBIT                                       66.9           88.2          46.4
       Margin                                  3.5%           4.2%          2.2%

    (Gain) Loss on sale of L1011s              34.9           11.7           0.0

    Adjusted EBIT                             101.8           99.9          46.4
       Margin                                  5.3%           4.8%          2.2%

    Depreciation and Amortization             100.5           80.4          74.0

    EBITDA                                    202.3          180.3         120.4
       Margin                                 10.6%           8.7%          5.6%

    Aircraft Rent Expense                     255.5          275.0         289.2

    EBITDAR                                   457.8          455.4         409.6
       Margin                                 23.9%          21.9%         19.0%

    Aircraft Pre-Delivery Deposits             31.2          (43.2)          0.0
    Capital Expenditures                       74.9           57.0          82.1

    Free Cash Flow                             96.2          166.6          38.3
       Margin                                  5.0%           8.0%          1.8%

    Net Income                                 23.3           44.6          26.4
       Margin                                  1.2%           2.1%          1.2%

    EPS                                       $2.05          $3.92         $2.32
    Average Diluted Shares Outstanding         11.4           11.4          11.4

    Book Value                                128.0          172.6         199.0
    Return on Book Equity (ROE)               22.7%          29.2%         16.1%




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


                            June 2001 - Management Base Case with LUV Adjustment

Income Statement ($ in millions)
--------------------------------------------------------------------------------


                                      ----------------------------------------------------------------------
                                                                      FYE 12/31
                                      ----------------------------------------------------------------------
                                             1998          1999           2000         2001E          2002E
                                      ------------   -----------   ------------   -----------   ------------
    Revenue
    Scheduled Service                      $511.3        $624.6         $753.3        $926.7       $1,193.9
    Charter                                 222.6         263.8          246.7         218.3          199.3
    Military                                121.9         126.2          188.6         135.4          131.2
    Ground                                   23.2          58.2           59.8          57.9           56.1
    Other                                    40.4          49.6           43.1          46.8           61.5
                                      ------------   -----------   ------------   -----------   ------------
    Total Revenue                          $919.4      $1,122.4       $1,291.6      $1,385.0       $1,642.1

    Expenses
    Salaries, Wages & Benefits             $211.4        $252.6         $297.0        $330.2         $423.1
    Fuel and Oil                            137.4         170.9          274.8         271.5          254.2
    Handling, Landing and Navigation         74.6          89.3           97.4          97.6          121.1
    Passenger Service                        34.0          39.2           45.6          43.2           52.6
    Aircraft Rentals                         53.1          58.7           72.1         110.1          209.7
    Aircraft Maintenance/Materials/Repair    53.7          55.6           70.4          64.4           65.6
    Depreciation and Amortization            78.7          96.0          125.0         128.9          133.0
    Crew and Employee Travel                 41.5          49.7           65.8          61.2           72.0
    Ground Package Cost                      19.5          49.0           50.9          48.6           47.2
    Commissions                              28.5          39.0           39.1          36.9           43.2
    Advertising                              17.8          18.6           22.0          24.4           31.4
    Other Selling Expenses                   22.1          28.1           36.6          45.4           58.2
    Fixed Costs (1)                          71.7          85.8           92.2          92.7          105.4
    (Gain) Loss on sale of L1011s             0.0           0.0            0.0           0.0           19.5
                                      ------------   -----------   ------------   -----------   ------------
    Total Expenses                         $844.0      $1,032.7       $1,289.0      $1,355.1       $1,636.1

    EBIT                                    $75.4         $89.7           $2.6         $30.0           $5.9

    Interest Income                           4.4           5.4            8.4           6.0           10.1
    Interest Expense                        (12.8)        (21.0)         (31.5)        (28.7)         (31.4)
    Other                                     0.2           3.3            0.6           0.3            0.0
                                      ------------   -----------   ------------   -----------   ------------

    Pre-tax Income                           67.2          77.4          (19.9)          7.5          (15.4)
    Income Taxes                             27.1          30.5           (4.6)          3.9           (3.5)
                                      ------------   -----------   ------------   -----------   ------------
    Net Income                               40.1          47.0          (15.3)          3.6          (12.0)

    Preferred Convertible Stock Dividends     0.0           0.0            0.4           1.5            1.5
    Preferred Stock Dividends                 0.0           0.0            0.0           4.2            4.2
                                      ------------   -----------   ------------   -----------   ------------
    Net Income to Common                    $40.1         $47.0         ($15.7)        ($2.1)        ($17.7)


                                      -------------------------------------------
                                                        FYE 12/31
                                      -------------------------------------------
                                              2003E          2004E         2005E
                                         -----------   ------------   -----------
    Revenue
    Scheduled Service                      $1,460.7       $1,679.9      $1,773.6
    Charter                                   190.6          133.9         106.7
    Military                                  135.0          129.8         134.9
    Ground                                     56.2           56.2          56.2
    Other                                      73.9           80.9          84.0
                                         -----------   ------------   -----------
    Total Revenue                          $1,916.5       $2,080.8      $2,155.4

    Expenses
    Salaries, Wages & Benefits               $502.0         $580.8        $639.5
    Fuel and Oil                              272.5          281.5         286.3
    Handling, Landing and Navigation          145.7          169.1         184.3
    Passenger Service                          61.3           69.2          75.0
    Aircraft Rentals                          255.5          275.0         289.2
    Aircraft Maintenance/Materials/Repair      70.4           84.5          97.2
    Depreciation and Amortization             100.5           80.4          74.0
    Crew and Employee Travel                   81.8           83.0          87.0
    Ground Package Cost                        47.2           47.2          47.2
    Commissions                                50.3           55.5          58.1
    Advertising                                38.1           43.4          45.9
    Other Selling Expenses                     70.7           81.0          85.4
    Fixed Costs (1)                           118.7          130.2         140.0
    (Gain) Loss on sale of L1011s              34.9           11.7           0.0
                                         -----------   ------------   -----------
    Total Expenses                         $1,849.5       $1,992.5      $2,109.1

    EBIT                                      $66.9          $88.2         $46.4

    Interest Income                            16.8           20.5          20.3
    Interest Expense                          (33.3)         (24.8)        (12.6)
    Other                                       0.0            0.0           0.0
                                         -----------   ------------   -----------

    Pre-tax Income                             50.4           83.9          54.1
    Income Taxes                               21.4           33.6          21.9
                                         -----------   ------------   -----------
    Net Income                                 29.1           50.3          32.1

    Preferred Convertible Stock Divide          1.5            1.5           1.5
    Preferred Stock Dividends                   4.2            4.2           4.2
                                         -----------   ------------   -----------
    Net Income to Common                      $23.3          $44.6         $26.4


------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses



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                                     - 23 -


                                                                          June 2001 - Management Base Case with LUV Adjustment
Income Statement: Growth Rates and Margins
------------------------------------------------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------
                                                                                 FYE 12/31
                                        --------------------------------------------------------------------------------------
                                            1998       1999        2000      2001E      2002E      2003E     2004E      2005E
                                        ---------   --------    --------   --------    -------    -------   -------    -------

    Revenue Growth
    Scheduled Service                      37.5%      22.2%       20.6%      23.0%      28.8%      22.3%     15.0%       5.6%
    Charter                                (2.4%)     18.5%       (6.5%)    (11.5%)     (8.7%)     (4.4%)   (29.7%)    (20.4%)
    Military                               (7.0%)      3.5%       49.4%     (28.2%)     (3.1%)      2.9%     (3.9%)      4.0%
    Ground                                  3.9%     150.9%        2.9%      (3.2%)     (3.0%)      0.1%      0.0%       0.0%
    Other                                  35.1%      22.6%      (13.0%)      8.4%      31.6%      20.2%      9.5%       3.8%
                                         --------   --------    --------   --------   --------   -------- ---------   --------
    Total Revenue Growth                   17.4%      22.1%       15.1%       7.2%      18.6%      16.7%      8.6%       3.6%

    Operating Margins
    Salaries, Wages & Benefits             23.0%      22.5%       23.0%      23.8%      25.8%      26.2%     27.9%      29.7%
    Fuel and Oil                           14.9%      15.2%       21.3%      19.6%      15.5%      14.2%     13.5%      13.3%
    Handling, Landing and Navigation        8.1%       8.0%        7.5%       7.0%       7.4%       7.6%      8.1%       8.5%
    Passenger Service                       3.7%       3.5%        3.5%       3.1%       3.2%       3.2%      3.3%       3.5%
    Aircraft Rentals                        5.8%       5.2%        5.6%       7.9%      12.8%      13.3%     13.2%      13.4%
    Aircraft Maintenance                    5.8%       5.0%        5.5%       4.7%       4.0%       3.7%      4.1%       4.5%
    Depreciation and Amortization           8.6%       8.6%        9.7%       9.3%       8.1%       5.2%      3.9%       3.4%
    Crew and Employee Travel                4.5%       4.4%        5.1%       4.4%       4.4%       4.3%      4.0%       4.0%
    Ground Package Cost                     2.1%       4.4%        3.9%       3.5%       2.9%       2.5%      2.3%       2.2%
    Commissions                             3.1%       3.5%        3.0%       2.7%       2.6%       2.6%      2.7%       2.7%
    Advertising                             1.9%       1.7%        1.7%       1.8%       1.9%       2.0%      2.1%       2.1%
    Other Selling Expenses                  2.4%       2.5%        2.8%       3.3%       3.5%       3.7%      3.9%       4.0%
    Fixed Costs (1)                         7.8%       7.6%        7.1%       6.7%       6.4%       6.2%      6.3%       6.5%
    (Gain) Loss on sale of L1011s           0.0%       0.0%        0.0%       0.0%       2.1%       3.8%      1.3%       0.0%
                                         --------   --------    --------   --------   --------    -------  --------   --------
    Total Operating Margins                91.8%      92.0%       99.8%      97.8%      99.6%      96.5%     95.8%      97.8%

    EBIT Margin                             8.2%       8.0%        0.2%       2.2%       0.4%       3.5%      4.2%       2.2%

    Interest Income                         0.5%       0.5%        0.6%      (2.1%)     (1.9%)     (1.7%)    (1.2%)     (0.6%)
    Interest Expense                        1.4%       1.9%        2.4%       2.1%       1.9%       1.7%      1.2%       0.6%
    Other                                   0.5%       6.8%        1.3%       0.6%       0.0%       0.0%      0.0%       0.0%

    Income Tax Rate                        40.4%      39.3%       23.1%      52.0%      22.5%      42.4%     40.0%      40.6%

    Net Income Margin                       4.4%       4.2%       (1.2%)      0.3%      (0.7%)      1.5%      2.4%       1.5%

    Preferred Stock Dividends               0.0%       0.0%       (0.0%)     (0.1%)     (0.1%)     (0.1%)    (0.1%)     (0.1%)
    Preferred Convertible Stock Dividends   0.0%       0.0%        0.0%      (0.3%)     (0.3%)     (0.2%)    (0.2%)     (0.2%)

    Net Income to Common Margin             4.4%       4.2%       (1.2%)     (0.2%)     (1.1%)      1.2%      2.1%       1.2%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses



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                                     - 24 -

                                                                          June 2001 - Management Base Case with LUV Adjustment
Brickyard Working Capital Assumptions ($ in millions)
------------------------------------------------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------
                                                                           FYE 12/31
                                        --------------------------------------------------------------------------------------
                                           1998       1999       2000       2001E      2002E      2003E      2004E     2005E
                                         --------   -------    --------   ---------   --------  ---------   --------  --------

    Accounts Receivable                    $24.9      $52.1      $56.6       $63.7      $88.3      $90.3     $103.9    $105.2
    Inventories                             19.6       36.7       49.1        45.4       50.5       45.7       48.2      44.8
    Prepaids and Other Current Assets       25.6       22.9       25.4        27.0       34.8       36.6       40.9      41.0
                                         --------   --------   --------   ---------   --------  ---------   --------  --------
    Total Current Assets                   $70.1     $111.7     $131.1      $136.1     $173.6     $172.6     $193.0    $191.0

    Accounts Payable                        $7.2      $20.2      $10.1       $10.5      $15.7      $16.1      $18.4     $19.1
    Air Traffic Liabilities                 76.7       93.5      107.1       143.4      203.8      212.5      248.7     245.2
    Accrued Expenses                        98.5      126.2      147.1       148.5      196.4      207.8      238.6     255.6
                                         --------   --------   --------   ---------   --------  ---------   --------  --------
    Total Current Liabilities             $182.4     $239.9     $264.2      $302.4     $415.9     $436.4     $505.7    $520.0

    Working Capital                      ($112.3)   ($128.2)   ($133.1)    ($166.3)   ($242.3)   ($263.7)   ($312.7)  ($328.9)

    Increase in Working in Capital            --     ($15.9)     ($4.9)     ($33.1)    ($76.0)    ($21.5)    ($49.0)   ($16.2)
    % Change in Working Capital               --      14.2%       3.9%       24.9%      45.7%       8.9%      18.6%      5.2%
    % Change in Working Capital as a          --      (7.8%)     (2.9%)     (35.4%)    (29.6%)     (7.8%)    (29.8%)   (21.7%)
       % Change in Sales

    Ratios (1)
    Days Receivables                                   16.9       16.0        16.8       19.6       17.2       18.2      17.8
    Inventory Turns (2)                                 1.5        1.4         1.4        1.3        1.5        1.8       2.2
    Prepaids and Other Current Assets (3)              2.0%       2.0%        2.0%       2.1%       1.9%       2.0%      1.9%
    Days Payable                                        7.2        2.9         2.8        3.5        3.2        3.4       3.3
    Air Traffic Liabilities (3)                        8.3%       8.3%       10.4%      12.4%      11.1%      12.0%     11.4%
    Accrued Expenses (3)                              11.2%      11.4%       10.7%      12.0%      10.8%      11.5%     11.9%








------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 25 -

                                           June 2001 - Management Recession Case

Discounted Cash Flow Matrix ($ in millions, except per share)
--------------------------------------------------------------------------------


         -----------------------------------------------------------------------------------------------------------

                                                    Terminal Value EBITDA Multiple

                                  4.0x                    4.5x                     5.0x                    5.5x
                    ------------------------------------------------------------------------------------------------
          Discount
            Rate                $227.2                  $227.2                   $227.2                  $227.2
                                 115.3                   129.7                    144.1                   158.5
                          -------------            ------------            -------------           -------------
           11.0%                $342.5                  $357.0                   $371.4                  $385.8
                                 (96.7)                  (82.3)                   (67.8)                  (53.4)
                                ($8.49)                 ($7.22)                  ($5.96)                 ($4.69)

                                 17.5%                   16.7%                    16.1%                   15.6%
                                  0.3x                    0.3x                     0.3x                    0.3x
                                  2.7x                    2.8x                     2.9x                    3.0x
                                  0.3x                    0.3x                     0.3x                    0.3x
                                  2.8x                    3.0x                     3.1x                    3.2x

                    .....................................................................................................

                                $223.7                  $223.7                   $223.7                  $223.7
                                 110.7                   124.6                    138.4                   152.3
                          -------------            ------------            -------------           -------------
           12.0%                $334.4                  $348.3                   $362.1                  $376.0
                                (104.8)                  (90.9)                   (77.1)                  (63.3)
                                ($9.20)                 ($7.99)                  ($6.77)                 ($5.56)

                                 18.6%                   17.8%                    17.2%                   16.7%
                                  0.3x                    0.3x                     0.3x                    0.3x
                                  2.6x                    2.7x                     2.9x                    3.0x
                                  0.2x                    0.3x                     0.3x                    0.3x
                                  2.8x                    2.9x                     3.0x                    3.1x

                    .....................................................................................................

                                $220.2                  $220.2                   $220.2                  $220.2
                                 106.4                   119.7                    133.0                   146.3
                          -------------            ------------            -------------           -------------
           13.0%                $326.6                  $339.9                   $353.2                  $366.5
                                (112.6)                  (99.3)                   (86.0)                  (72.7)
                                ($9.89)                 ($8.72)                  ($7.55)                 ($6.38)

                                 19.6%                   18.8%                    18.2%                   17.7%
                                  0.2x                    0.3x                     0.3x                    0.3x
                                  2.6x                    2.7x                     2.8x                    2.9x
                                  0.2x                    0.3x                     0.3x                    0.3x
                                  2.7x                    2.8x                     2.9x                    3.0x



                          -----------------------------------------
                          Year 2005E EBITDA                  $46.1
                          Book Debt as of 3/31/01            439.2

                          -----------------------------------------
          Discount
            Rate          Present Value of Free Cash Flows
                          Present Value of Terminal Value

           11.0%          Net Enterprise Value
                          Net Equity Value
                          Implied Price per Share

                          Implied Perpetuity Growth Rate
                          Multiple of LTM Sales
                          Multiple of LTM EBITDA
                          Multiple of 2001E Sales
                          Multiple of 2001E EBITDA

                    ...............................................

                          Present Value of Free Cash Flows
                          Present Value of Terminal Value

           12.0%          Net Enterprise Value
                          Net Equity Value
                          Implied Price per Share

                          Implied Perpetuity Growth Rate
                          Multiple of LTM Sales
                          Multiple of LTM EBITDA
                          Multiple of 2001E Sales
                          Multiple of 2001E EBITDA

                    ...............................................

                          Present Value of Free Cash Flows
                          Present Value of Terminal Value

           13.0%          Net Enterprise Value
                          Net Equity Value
                          Implied Price per Share

                          Implied Perpetuity Growth Rate
                          Multiple of LTM Sales
                          Multiple of LTM EBITDA
                          Multiple of 2001E Sales
                          Multiple of 2001E EBITDA



-------------------------------

Note: Valuation based on 7/1/01 to 12/31/05 horizon

                                          [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 26 -

                                           June 2001 - Management Recession Case

Unlevered Free Cash Flow ($ in millions)
--------------------------------------------------------------------------------


                                                       ----------------------------------------------------------------------
                                                                                     FYE 12/31
                                                       ----------------------------------------------------------------------
                                                            2001E          2002E          2003E         2004E          2005E
                                                       -----------   ------------   ------------   -----------   ------------

   EBIT                                                     ($8.7)        ($35.6)          $8.0         $18.0         ($27.9)
   EBIT adjusted for Loss on sale of asset (L1011)           (8.7)         (16.2)          42.9          29.7          (27.9)
   Less: Taxes on Adjusted EBIT @ Effective Rate             (3.2)          (5.4)           6.8          17.6           (9.6)
   Plus: Depreciation and Amortization                      128.9          133.0          100.5          80.4           74.0
   Plus: Cash proceeds from sale of aircraft                 18.3           33.4            1.5           1.5            0.0
   Less: Increase in Net Working Capital (1)                (33.2)         (70.5)         (21.5)        (48.0)         (16.2)
   Less: Capital Expenditures (excluding deposits)          169.6          114.5           74.9          57.0           82.1
                                                       -----------   ------------   ------------   -----------   ------------

   Unlevered Free Cash Flow                                  $5.3         $111.6          $84.8         $85.0         ($10.2)



-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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                                     - 27 -

                                           June 2001 - Management Recession Case

Summary Financial Results ($ in millions)
--------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                     ------------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E       2002E       2003E       2004E       2005E
                                     ---------  ---------  ---------  ---------  ----------  ----------  ----------  ----------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,346.4    $1,602.0    $1,857.9    $2,011.0    $2,081.3
   % Growth                             17.4%      22.1%      15.1%       4.2%       19.0%       16.0%        8.2%        3.5%

EBIT                                     75.4       89.7        2.6       (8.7)      (35.6)        8.0        18.0       (27.9)
   Margin                                8.2%       8.0%       0.2%      (0.6%)      (2.2%)       0.4%        0.9%       (1.3%)

(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0        19.5        34.9        11.7         0.0

Adjusted EBIT                            75.4       89.7        2.6       (8.7)      (16.2)       42.9        29.7       (27.9)
   Margin                                8.2%       8.0%       0.2%      (0.6%)      (1.0%)       2.3%        1.5%       (1.3%)

Depreciation and Amortization            78.7       96.0      125.0      128.9       133.0       100.5        80.4        74.0

EBITDA                                  154.0      185.7      127.6      120.3       116.8       143.4       110.1        46.1
   Margin                               16.8%      16.5%       9.9%       8.9%        7.3%        7.7%        5.5%        2.2%

Aircraft Rent Expense                    53.1       58.7       72.1      110.1       209.7       255.5       275.0       289.2

EBITDAR                                 207.2      244.4      199.8      230.4       326.5       398.9       385.1       335.3
   Margin                               22.5%      21.8%      15.5%      17.1%       20.4%       21.5%       19.2%       16.1%

Aircraft Pre-Delivery Deposits            0.0        0.0      136.9       55.7      (180.6)       31.2       (43.2)        0.0
Capital Expenditures                    175.4      274.3      126.6      169.6       114.5        74.9        57.0        82.1

Free Cash Flow                          (21.4)     (88.6)    (135.9)    (105.0)      182.9        37.3        96.3       (36.0)
   Margin                               (2.3%)     (7.9%)    (10.5%)     (7.8%)      11.4%        2.0%        4.8%       (1.7%)

Net Income                               40.1       47.0      (15.7)     (25.6)      (44.9)      (15.8)       (2.1)      (22.4)
   Margin                                4.4%       4.2%      (1.2%)     (1.9%)      (2.8%)      (0.9%)      (0.1%)      (1.1%)

EPS                                     $3.07      $3.49     ($1.32)    ($2.25)     ($3.94)     ($1.39)     ($0.18)     ($1.97)
Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0       11.4        11.4        11.4        11.4        11.4

Book Value                              102.8      151.4      124.7      122.3        77.5        61.6        59.5        37.1
Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)    (16.2%)     (50.5%)     (16.4%)       6.1%      (45.0%)


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 28 -

                                           June 2001 - Management Recession Case

Income Statement ($ in millions)
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenue
Scheduled Service                      $511.3     $624.6     $753.3     $888.0   $1,153.9   $1,402.2   $1,610.1   $1,699.5
Charter                                 222.6      263.8      246.7      218.3      199.3      190.6      133.9      106.7
Military                                121.9      126.2      188.6      135.4      131.2      135.0      129.8      134.9
Ground                                   23.2       58.2       59.8       57.9       56.1       56.2       56.2       56.2
Other                                    40.4       49.6       43.1       46.8       61.5       73.9       80.9       84.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,346.4   $1,602.0   $1,857.9   $2,011.0   $2,081.3

Expenses
Salaries, Wages & Benefits             $211.4     $252.6     $297.0     $330.2     $423.1     $502.0     $580.8     $639.5
Fuel and Oil                            137.4      170.9      274.8      271.5      254.2      272.5      281.5      286.3
Handling, Landing and Navigation         74.6       89.3       97.4       97.6      121.1      145.7      169.1      184.3
Passenger Service                        34.0       39.2       45.6       43.2       52.6       61.3       69.2       75.0
Aircraft Rentals                         53.1       58.7       72.1      110.1      209.7      255.5      275.0      289.2
Aircraft Maintenance/Materials/Repair    53.7       55.6       70.4       64.4       65.6       70.4       84.5       97.2
Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       74.0
Crew and Employee Travel                 41.5       49.7       65.8       61.2       72.0       81.8       83.0       87.0
Ground Package Cost                      19.5       49.0       50.9       48.6       47.2       47.2       47.2       47.2
Commissions                              28.5       39.0       39.1       36.9       43.6       50.3       55.6       58.1
Advertising                              17.8       18.6       22.0       24.4       31.8       38.2       43.5       45.9
Other Selling Expenses                   22.1       28.1       36.6       45.4       58.9       70.9       81.3       85.5
Fixed Costs (1)                          71.7       85.8       92.2       92.7      105.4      118.7      130.2      140.0
(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7        0.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                         $844.0   $1,032.7   $1,289.0   $1,355.1   $1,637.6   $1,849.9   $1,993.0   $2,109.2

EBIT                                    $75.4      $89.7       $2.6      ($8.7)    ($35.6)      $8.0      $18.0     ($27.9)

Interest Income                           4.4        5.4        8.4        5.6        8.3       13.3       14.8       12.2
Interest Expense                        (12.8)     (21.0)     (31.5)     (28.7)     (31.4)     (33.3)     (23.9)      (9.8)
Other                                     0.2        3.3        0.6        0.3        0.0        0.0        0.0        0.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Pre-tax Income                           67.2       77.4      (19.9)     (31.4)     (58.8)     (12.0)       8.9      (25.5)
Income Taxes                             27.1       30.5       (4.6)     (11.6)     (19.6)      (1.9)       5.2       (8.8)
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income                               40.1       47.0      (15.3)     (19.8)     (39.1)     (10.1)       3.6      (16.7)

Preferred Convertible Stock Dividends     0.0        0.0        0.4        1.5        1.5        1.5        1.5        1.5
Preferred Stock Dividends                 0.0        0.0        0.0        4.2        4.2        4.2        4.2        4.2
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Common                    $40.1      $47.0     ($15.7)    ($25.6)    ($44.9)    ($15.8)     ($2.1)    ($22.4)

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 29 -

                                           June 2001 - Management Recession Case

Income Statement: Growth Rates and Margins
--------------------------------------------------------------------------------

                                        ------------------------------------------------------------------------------
                                                                          FYE 12/31
                                        ------------------------------------------------------------------------------
                                         1998      1999      2000      2001E     2002E     2003E      2004E     2005E
                                        -------   -------   -------   -------   -------   -------    -------   -------

    Revenue Growth
    Scheduled Service                    37.5%     22.2%     20.6%      17.9%     29.9%     21.5%      14.8%      5.5%
    Charter                              (2.4%)    18.5%     (6.5%)    (11.5%)    (8.7%)    (4.4%)    (29.7%)   (20.4%)
    Military                             (7.0%)     3.5%     49.4%     (28.2%)    (3.1%)     2.9%      (3.9%)     4.0%
    Ground                                3.9%    150.9%      2.9%      (3.2%)    (3.0%)     0.1%       0.0%      0.0%
    Other                                35.1%     22.6%    (13.0%)      8.4%     31.6%     20.2%       9.5%      3.8%
                                        -----     -----     -----      -----     -----     -----      -----     -----
    Total Revenue Growth                 17.4%     22.1%     15.1%       4.2%     19.0%     16.0%       8.2%      3.5%

    Operating Margins
    Salaries, Wages & Benefits           23.0%     22.5%     23.0%      24.5%     26.4%     27.0%      28.9%     30.7%
    Fuel and Oil                         14.9%     15.2%     21.3%      20.2%     15.9%     14.7%      14.0%     13.8%
    Handling, Landing and Navigation      8.1%      8.0%      7.5%       7.3%      7.6%      7.8%       8.4%      8.9%
    Passenger Service                     3.7%      3.5%      3.5%       3.2%      3.3%      3.3%       3.4%      3.6%
    Aircraft Rentals                      5.8%      5.2%      5.6%       8.2%     13.1%     13.8%      13.7%     13.9%
    Aircraft Maintenance                  5.8%      5.0%      5.5%       4.8%      4.1%      3.8%       4.2%      4.7%
    Depreciation and Amortization         8.6%      8.6%      9.7%       9.6%      8.3%      5.4%       4.0%      3.6%
    Crew and Employee Travel              4.5%      4.4%      5.1%       4.5%      4.5%      4.4%       4.1%      4.2%
    Ground Package Cost                   2.1%      4.4%      3.9%       3.6%      2.9%      2.5%       2.3%      2.3%
    Commissions                           3.1%      3.5%      3.0%       2.7%      2.7%      2.7%       2.8%      2.8%
    Advertising                           1.9%      1.7%      1.7%       1.8%      2.0%      2.1%       2.2%      2.2%
    Other Selling Expenses                2.4%      2.5%      2.8%       3.4%      3.7%      3.8%       4.0%      4.1%
    Fixed Costs (1)                       7.8%      7.6%      7.1%       6.9%      6.6%      6.4%       6.5%      6.7%
    (Gain) Loss on sale of L1011s         0.0%      0.0%      0.0%       0.0%      2.1%      3.8%       1.3%      0.0%
                                        -----     -----     -----      -----     -----     -----      -----     -----
    Total Operating Margins              91.8%     92.0%     99.8%     100.6%    102.2%     99.6%      99.1%    101.3%

    EBIT Margin                           8.2%      8.0%      0.2%      (0.6%)    (2.2%)     0.4%       0.9%     (1.3%)

    Interest Income                       0.5%      0.5%      0.6%      (2.1%)    (2.0%)    (1.8%)     (1.2%)    (0.5%)
    Interest Expense                      1.4%      1.9%      2.4%       2.1%      2.0%      1.8%       1.2%      0.5%
    Other                                 0.5%      6.8%      1.3%       0.6%      0.0%      0.0%       0.0%      0.0%

    Income Tax Rate                      40.4%     39.3%     23.1%      36.8%     33.4%     15.9%      59.1%     34.4%

    Net Income Margin                     4.4%      4.2%     (1.2%)     (1.5%)    (2.4%)    (0.5%)      0.2%     (0.8%)

    Preferred Stock Dividends             0.0%      0.0%     (0.0%)     (0.1%)    (0.1%)    (0.1%)     (0.1%)    (0.1%)
    Preferred Convertible Stock
      Dividends                           0.0%      0.0%      0.0%      (0.3%)    (0.3%)    (0.2%)     (0.2%)    (0.2%)

    Net Income to Common Margin           4.4%      4.2%     (1.2%)     (1.9%)    (2.8%)    (0.9%)     (0.1%)    (1.1%)


------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 30 -

                                           June 2001 - Management Recession Case

Brickyard Working Capital Assumptions ($ in millions)
--------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                     -----------------------------------------------------------------------------------------
                                       1998       1999        2000       2001E      2002E      2003E       2004E        2005E
                                     --------   --------   ---------   --------   --------   -----------  -------     --------
    Accounts Receivable                $24.9      $52.1       $56.6      $59.6      $85.8      $87.4       $100.3       $101.5
    Inventories                         19.6       36.7        49.1       45.4       50.5       45.7         48.2         44.8
    Prepaids and Other Current
       Assets                           25.6       22.9        25.4       26.7       34.6       36.4         40.5         40.7
                                     -------    -------     -------    -------    -------    -------     --------      -------
    Total Current Assets               $70.1     $111.7      $131.1     $131.7     $170.9     $169.4       $189.0       $187.0

    Accounts Payable                    $7.2      $20.2       $10.1      $10.5      $15.8      $16.2        $18.5        $19.2
    Air Traffic Liabilities             76.7       93.5       107.1      139.0      195.6      203.8        238.2        234.7
    Accrued Expenses                    98.5      126.2       147.1      148.5      196.4      207.8        238.6        255.6
                                     -------    -------     -------    -------    -------    -------     --------      -------
    Total Current Liabilities         $182.4     $239.9      $264.2     $298.0     $407.8     $427.8       $495.4       $509.5

    Working Capital                  ($112.3)   ($128.2)    ($133.1)   ($166.3)   ($236.8)   ($258.3)     ($306.3)     ($322.5)

    Increase in Working in Capital        --     ($15.9)      ($4.9)    ($33.2)    ($70.5)    ($21.5)      ($48.0)      ($16.2)
    % Change in Working Capital           --       14.2%        3.9%      24.9%      42.4%       9.1%        18.6%         5.3%
    % Change in Working Capital as
       a % Change in Sales                --       (7.8%)      (2.9%)    (60.5%)    (27.6%)     (8.4%)      (31.4%)      (23.0%)

    Ratios (1)
    Days Receivables                               16.9        16.0       16.2       19.6       17.2         18.2         17.8
    Inventory Turns (2)                             1.5         1.4        1.4        1.3        1.5          1.8          2.2
    Prepaids and Other Current
       Assets (3)                                   2.0%        2.0%       2.0%       2.2%       2.0%         2.0%         2.0%
    Days Payable                                    7.2         2.9        2.8        3.5        3.2          3.4          3.3
    Air Traffic Liabilities (3)                     8.3%        8.3%      10.3%      12.2%      11.0%        11.8%        11.3%
    Accrued Expenses (3)                           11.2%       11.4%      11.0%      12.3%      11.2%        11.9%        12.3%


------------------------
(1) Based on 365 day year convention

(2) Inventory turns are based on aircraft maintenance, materials and repair costs

(3) Ratio based on a percentage of revenues

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 31 -

                                            June 2001 - Management Downside Case

Discounted Cash Flow Matrix ($ in millions, except per share)
--------------------------------------------------------------------------------


         -------------------------------------------------------------------------------------------------------------
                       Terminal Value EBITDA Multiple                        Year 2005E EBITDA                 ($12.8)
                                                                             Book Debt as of 3/31/01            439.2
                 4.0x           4.5x          5.0x             5.5x
         -------------------------------------------------------------------------------------------------------------
Discount
  Rate          $117.4         $117.4        $117.4           $117.4         Present Value of Free Cash Flows
                 (32.0)         (36.0)        (40.0)           (44.0)        Present Value of Terminal Value
          -------------    -----------    ----------     ------------
 11.0%           $85.4          $81.4         $77.4            $73.4         Net Enterprise Value
                (353.8)        (357.9)       (361.9)          (365.9)        Net Equity Value
               ($31.08)       ($31.43)      ($31.78)         ($32.13)        Implied Price per Share

                (41.5%)        (38.3%)       (35.4%)          (32.8%)        Implied Perpetuity Growth Rate
                  0.1x           0.1x          0.1x             0.1x         Multiple of LTM Sales
                  0.7x           0.6x          0.6x             0.6x         Multiple of LTM EBITDA
                  0.1x           0.1x          0.1x             0.1x         Multiple of 2001E Sales
                  0.7x           0.7x          0.6x             0.6x         Multiple of 2001E EBITDA

         ................................................................. ...........................................

                $116.1         $116.1        $116.1           $116.1         Present Value of Free Cash Flows
                 (30.7)         (34.6)        (38.4)           (42.3)        Present Value of Terminal Value
          -------------    -----------    ----------     ------------
 12.0%           $85.4          $81.5         $77.7            $73.9         Net Enterprise Value
                (353.8)        (357.7)       (361.5)          (365.4)        Net Equity Value
               ($31.08)       ($31.42)      ($31.75)         ($32.09)        Implied Price per Share

                (41.0%)        (37.7%)       (34.8%)          (32.2%)        Implied Perpetuity Growth Rate
                  0.1x           0.1x          0.1x             0.1x         Multiple of LTM Sales
                  0.7x           0.6x          0.6x             0.6x         Multiple of LTM EBITDA
                  0.1x           0.1x          0.1x             0.1x         Multiple of 2001E Sales
                  0.7x           0.7x          0.6x             0.6x         Multiple of 2001E EBITDA

         ................................................................. ...........................................

                $114.9         $114.9        $114.9           $114.9         Present Value of Free Cash Flows
                 (29.5)         (33.2)        (36.9)           (40.6)        Present Value of Terminal Value
          -------------    -----------    ----------     ------------
 13.0%           $85.4          $81.7         $78.0            $74.3         Net Enterprise Value
                (353.8)        (357.5)       (361.2)          (364.9)        Net Equity Value
               ($31.08)       ($31.40)      ($31.73)         ($32.05)        Implied Price per Share

                (40.4%)        (37.1%)       (34.2%)          (31.6%)        Implied Perpetuity Growth Rate
                  0.1x           0.1x          0.1x             0.1x         Multiple of LTM Sales
                  0.7x           0.6x          0.6x             0.6x         Multiple of LTM EBITDA
                  0.1x           0.1x          0.1x             0.1x         Multiple of 2001E Sales
                  0.7x           0.7x          0.6x             0.6x         Multiple of 2001E EBITDA





Note: Valuation based on 7/1/01 to 12/31/05 horizon

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

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                                     - 32 -

                                            June 2001 - Management Downside Case

Unlevered Free Cash Flow ($ in millions)
--------------------------------------------------------------------------------


                                                      ----------------------------------------------------------------------
                                                                                    FYE 12/31
                                                      ----------------------------------------------------------------------
                                                           2001E          2002E          2003E         2004E          2005E
                                                      -----------   ------------   ------------   -----------   ------------

   EBIT                                                    ($8.7)        ($83.5)        ($47.3)       ($39.5)        ($86.8)
   EBIT adjusted for Loss on sale of asset (L1011)          (8.7)         (64.0)         (12.5)        (27.8)         (86.8)
   Less: Taxes on Adjusted EBIT @ Effective Rate            (3.2)         (22.5)          (4.2)         (9.5)         (32.5)
   Plus: Depreciation and Amortization                     128.9          133.0          100.5          80.4           74.0
   Plus: Cash proceeds from sale of aircraft                18.3           33.4            1.5           1.5            0.0
   Less: Increase in Net Working Capital (1)               (30.2)         (71.7)         (21.5)        (47.8)         (16.5)
   Less: Capital Expenditures (excluding deposits)         169.6          114.5           74.9          57.0           82.1
                                                      -----------   ------------   ------------   -----------   ------------

   Unlevered Free Cash Flow                                 $2.4          $82.0          $40.4         $54.5         ($45.9)






-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

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                                     - 33 -


                                                                                         June 2001 - Management Downside Case
Summary Financial Results ($ in millions)
-----------------------------------------------------------------------------------------------------------------------------

                                        -------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                        -------------------------------------------------------------------------------------
                                           1998       1999       2000        2001E      2002E     2003E      2004E     2005E
                                         --------    -------    ------      -------    -------   -------    -------   -------


    Total Revenue                          $919.4   $1,122.4   $1,291.6    $1,346.4   $1,579.0  $1,834.4   $1,986.3  $2,055.7
       % Growth                             17.4%      22.1%      15.1%        4.2%      17.3%     16.2%       8.3%      3.5%

    EBIT                                     75.4       89.7        2.6        (8.7)     (83.5)    (47.3)     (39.5)    (86.8)
       Margin                                8.2%       8.0%       0.2%       (0.6%)     (5.3%)    (2.6%)     (2.0%)    (4.2%)

    (Gain) Loss on sale of L1011s             0.0        0.0        0.0         0.0       19.5      34.9       11.7       0.0

    Adjusted EBIT                            75.4       89.7        2.6        (8.7)     (64.0)    (12.5)     (27.8)    (86.8)
       Margin                                8.2%       8.0%       0.2%       (0.6%)     (4.1%)    (0.7%)     (1.4%)    (4.2%)

    Depreciation and Amortization            78.7       96.0      125.0       128.9      133.0     100.5       80.4      74.0

    EBITDA                                  154.0      185.7      127.6       120.3       69.0      88.1       52.6     (12.8)
       Margin                               16.8%      16.5%       9.9%        8.9%       4.4%      4.8%       2.6%     (0.6%)

    Aircraft Rent Expense                    53.1       58.7       72.1       110.1      209.7     255.5      275.0     289.2

    EBITDAR                                 207.2      244.4      199.8       230.4      278.7     343.6      327.7     276.4
       Margin                               22.5%      21.8%      15.5%       17.1%      17.6%     18.7%      16.5%     13.4%

    Aircraft Pre-Delivery Deposits            0.0        0.0      136.9        55.7     (180.6)     31.2      (43.2)      0.0
    Capital Expenditures                    175.4      274.3      126.6       169.6      114.5      74.9       57.0      82.1

    Free Cash Flow                          (21.4)     (88.6)    (135.9)     (105.0)     135.1     (18.1)      38.8     (94.9)
       Margin                               (2.3%)     (7.9%)    (10.5%)      (7.8%)      8.6%     (1.0%)      2.0%     (4.6%)

    Net Income                               40.1       47.0      (15.7)      (25.6)     (75.3)    (52.0)     (40.0)    (60.9)
       Margin                                4.4%       4.2%      (1.2%)      (1.9%)     (4.8%)    (2.8%)     (2.0%)    (3.0%)

    EPS                                     $3.07      $3.49     ($1.32)     ($2.25)    ($6.62)   ($4.57)    ($3.51)   ($5.35)
    Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0        11.4       11.4      11.4       11.4      11.4

    Book Value                              102.8      151.4      124.7       122.3       47.0      (5.0)     (45.0)   (105.9)
    Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)     (16.2%)   (148.1%)   917.3%      76.1%     52.1%


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 34 -

                                                                                           June 2001 - Management Downside Case
Income Statement ($ in millions)
-------------------------------------------------------------------------------------------------------------------------------

                                        ---------------------------------------------------------------------------------------
                                                                              FYE 12/31
                                        ---------------------------------------------------------------------------------------
                                             1998      1999      2000       2001E      2002E      2003E     2004E      2005E
                                            ------    ------    ------     -------    -------    -------   -------   --------

    Revenue
    Scheduled Service                      $511.3    $624.6    $753.3      $888.0   $1,130.8   $1,378.6  $1,585.5   $1,673.9
    Charter                                 222.6     263.8     246.7       218.3      199.3      190.6     133.9      106.7
    Military                                121.9     126.2     188.6       135.4      131.2      135.0     129.8      134.9
    Ground                                   23.2      58.2      59.8        57.9       56.1       56.2      56.2       56.2
    Other                                    40.4      49.6      43.1        46.8       61.5       73.9      80.9       84.0
                                         ---------  -------- ---------   ---------  ---------  --------- --------- ----------
    Total Revenue                          $919.4   1,122.4  $1,291.6    $1,346.4   $1,579.0   $1,834.4  $1,986.3   $2,055.7

    Expenses
    Salaries, Wages & Benefits             $211.4    $252.6    $297.0      $330.2     $423.1     $502.0    $580.8     $639.5
    Fuel and Oil                            137.4     170.9     274.8       271.5      281.4      306.7     316.8      322.2
    Handling, Landing and Navigation         74.6      89.3      97.4        97.6      121.1      145.7     169.1      184.3
    Passenger Service                        34.0      39.2      45.6        43.2       52.6       61.3      69.2       75.0
    Aircraft Rentals                         53.1      58.7      72.1       110.1      209.7      255.5     275.0      289.2
    Aircraft Maintenance/Materials/Repair    53.7      55.6      70.4        64.4       65.6       70.4      84.5       97.2
    Depreciation and Amortization            78.7      96.0     125.0       128.9      133.0      100.5      80.4       74.0
    Crew and Employee Travel                 41.5      49.7      65.8        61.2       72.0       81.8      83.0       87.0
    Ground Package Cost                      19.5      49.0      50.9        48.6       47.2       47.2      47.2       47.2
    Commissions                              28.5      39.0      39.1        36.9       43.0       49.7      55.0       57.4
    Advertising                              17.8      18.6      22.0        24.4       31.2       37.6      42.9       45.3
    Other Selling Expenses                   22.1      28.1      36.6        45.4       57.8       69.8      80.0       84.3
    Fixed Costs (1)                          71.7      85.8      92.2        92.7      105.4      118.7     130.2      140.0
    (Gain) Loss on sale of L1011s             0.0       0.0       0.0         0.0       19.5       34.9      11.7        0.0
                                         ---------  -------- ---------   ---------  ---------  --------- --------- ----------
    Total Expenses                         $844.0   1,032.7  $1,289.0    $1,355.1   $1,662.4   $1,881.7  $2,025.8   $2,142.5

    EBIT                                    $75.4     $89.7      $2.6       ($8.7)    ($83.5)    ($47.3)   ($39.5)    ($86.8)

    Interest Income                           4.4       5.4       8.4         5.6        7.6       10.8      10.6        6.0
    Interest Expense                        (12.8)    (21.0)    (31.5)      (28.7)     (31.4)     (33.3)    (23.1)      (7.5)
    Other                                     0.2       3.3       0.6         0.3        0.0        0.0       0.0        0.0
                                         ---------  -------- ---------   ---------  ---------  --------- --------- ----------

    Pre-tax Income                           67.2      77.4     (19.9)      (31.4)    (107.3)     (69.8)    (52.0)     (88.2)
    Income Taxes                             27.1      30.5      (4.6)      (11.6)     (37.7)     (23.4)    (17.7)     (33.0)
                                         ---------  -------- ---------   ---------  ---------  --------- --------- ----------
    Net Income                               40.1      47.0     (15.3)      (19.8)     (69.6)     (46.3)    (34.2)     (55.2)

    Preferred Convertible Stock Dividends     0.0       0.0       0.4         1.5        1.5        1.5       1.5        1.5
    Preferred Stock Dividends                 0.0       0.0       0.0         4.2        4.2        4.2       4.2        4.2
                                         ---------  -------- ---------   ---------  ---------  --------- --------- ----------
    Net Income to Common                    $40.1     $47.0    ($15.7)     ($25.6)    ($75.3)    ($52.0)   ($40.0)    ($60.9)



------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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


                                            June 2001 - Management Downside Case

Income Statement: Growth Rates and Margins

--------------------------------------------------------------------------------

                                      ------------------------------------------------------------------------------
                                                                         FYE 12/31
                                      ------------------------------------------------------------------------------
                                         1998      1999      2000     2001E     2002E     2003E     2004E     2005E
                                      --------  --------  --------  --------  --------  --------  --------  --------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     17.9%     27.3%     21.9%     15.0%      5.6%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)    (8.7%)    (4.4%)   (29.7%)   (20.4%)
Military                                (7.0%)     3.5%     49.4%    (28.2%)    (3.1%)     2.9%     (3.9%)     4.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)    (3.0%)     0.1%      0.0%      0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%     31.6%     20.2%      9.5%      3.8%
                                      --------  --------  --------  --------  --------  --------  --------  --------
Total Revenue Growth                    17.4%     22.1%     15.1%      4.2%     17.3%     16.2%      8.3%      3.5%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     24.5%     26.8%     27.4%     29.2%     31.1%
Fuel and Oil                            14.9%     15.2%     21.3%     20.2%     17.8%     16.7%     15.9%     15.7%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.3%      7.7%      7.9%      8.5%      9.0%
Passenger Service                        3.7%      3.5%      3.5%      3.2%      3.3%      3.3%      3.5%      3.6%
Aircraft Rentals                         5.8%      5.2%      5.6%      8.2%     13.3%     13.9%     13.8%     14.1%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.8%      4.2%      3.8%      4.3%      4.7%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.6%      8.4%      5.5%      4.0%      3.6%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.5%      4.6%      4.5%      4.2%      4.2%
Ground Package Cost                      2.1%      4.4%      3.9%      3.6%      3.0%      2.6%      2.4%      2.3%
Commissions                              3.1%      3.5%      3.0%      2.7%      2.7%      2.7%      2.8%      2.8%
Advertising                              1.9%      1.7%      1.7%      1.8%      2.0%      2.0%      2.2%      2.2%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.4%      3.7%      3.8%      4.0%      4.1%
Fixed Costs (1)                          7.8%      7.6%      7.1%      6.9%      6.7%      6.5%      6.6%      6.8%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%      2.1%      3.8%      1.3%      0.0%
                                      --------  --------  --------  --------  --------  --------  --------  --------
Total Operating Margins                 91.8%     92.0%     99.8%    100.6%    105.3%    102.6%    102.0%    104.2%

EBIT Margin                              8.2%      8.0%      0.2%     (0.6%)    (5.3%)    (2.6%)    (2.0%)    (4.2%)

Interest Income                          0.5%      0.5%      0.6%     (2.1%)    (2.0%)    (1.8%)    (1.2%)    (0.4%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%      2.0%      1.8%      1.2%      0.4%
Other                                    0.5%      6.8%      1.3%      0.6%      0.0%      0.0%      0.0%      0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     36.8%     35.2%     33.6%     34.1%     37.4%

Net Income Margin                        4.4%      4.2%     (1.2%)    (1.5%)    (4.4%)    (2.5%)    (1.7%)    (2.7%)

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)    (0.1%)    (0.1%)    (0.1%)    (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)    (0.3%)    (0.2%)    (0.2%)    (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (1.9%)    (4.8%)    (2.8%)    (2.0%)    (3.0%)

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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


                                            June 2001 - Management Downside Case

Brickyard Working Capital Assumptions ($ in millions)

--------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                     --------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $59.6      $84.7      $86.2      $99.1     $100.3
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       44.8
Prepaids and Other Current Assets        25.6       22.9       25.4       26.4       34.2       35.9       40.1       40.2
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $131.4     $169.4     $167.9     $187.4     $185.3

Accounts Payable                         $7.2      $20.2      $10.1      $10.5      $15.8      $16.2      $18.5      $19.2
Air Traffic Liabilities                  76.7       93.5      107.1      135.8      192.3      200.5      234.6      231.4
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      255.6
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $294.8     $404.4     $424.4     $491.7     $506.2

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($163.4)   ($235.0)   ($256.5)   ($304.4)   ($320.9)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($30.2)    ($71.7)    ($21.5)    ($47.8)    ($16.5)
% Change in Working Capital                --      14.2%       3.9%      22.7%      43.9%       9.2%      18.7%       5.4%
% Change in Working Capital as a
   % Change in Sales                       --      (7.8%)     (2.9%)    (55.1%)    (30.8%)     (8.4%)    (31.5%)    (23.8%)

Ratios (1)
Days Receivables                                    16.9       16.0       16.2       19.6       17.2       18.2       17.8
Inventory Turns (2)                                  1.5        1.4        1.4        1.3        1.5        1.8        2.2
Prepaids and Other Current Assets (3)               2.0%       2.0%       2.0%       2.2%       2.0%       2.0%       2.0%
Days Payable                                         7.2        2.9        2.8        3.5        3.1        3.3        3.3
Air Traffic Liabilities (3)                         8.3%       8.3%      10.1%      12.2%      10.9%      11.8%      11.3%
Accrued Expenses (3)                               11.2%      11.4%      11.0%      12.4%      11.3%      12.0%      12.4%

------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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



                                                                                    June 2001 - Management Base Case
Discounted Cash Flow Matrix ($ in millions, except per share)                                    2004 Flat Line Case
--------------------------------------------------------------------------------------------------------------------

         -----------------------------------------------------------------------------------------------------------

                                                    Terminal Value EBITDA Multiple

                                  4.0x                    4.5x                     5.0x                    5.5x
                    ------------------------------------------------------------------------------------------------
          Discount
            Rate                $411.8                  $411.8                   $411.8                  $411.8
                                 510.6                   574.4                    638.2                   702.0
                          -------------            ------------            -------------           -------------
           11.0%                $922.3                  $986.1                 $1,050.0                $1,113.8
                                 483.1                   546.9                    610.8                   674.6
                                $42.43                  $48.04                   $53.64                  $59.25

                                 (0.6%)                   0.6%                     1.5%                    2.3%
                                  0.7x                    0.7x                     0.8x                    0.8x
                                  7.3x                    7.8x                     8.3x                    8.8x
                                  0.7x                    0.7x                     0.8x                    0.8x
                                  5.8x                    6.2x                     6.6x                    7.0x

                    .................................................................................................

                                $403.6                  $403.6                   $403.6                  $403.6
                                 490.4                   551.7                    613.0                   674.3
                          -------------            ------------            -------------           -------------
           12.0%                $894.0                  $955.3                 $1,016.6                $1,077.9
                                 454.8                   516.1                    577.4                   638.7
                                $39.95                  $45.33                   $50.71                  $56.10

                                  0.3%                    1.5%                     2.4%                    3.2%
                                  0.7x                    0.7x                     0.8x                    0.8x
                                  7.1x                    7.5x                     8.0x                    8.5x
                                  0.6x                    0.7x                     0.7x                    0.8x
                                  5.6x                    6.0x                     6.4x                    6.8x

                    .................................................................................................

                                $395.8                  $395.8                   $395.8                  $395.8
                                 471.1                   530.0                    588.9                   647.8
                          -------------            ------------            -------------           -------------
           13.0%                $866.9                  $925.8                   $984.7                $1,043.6
                                 427.7                   486.6                    545.5                   604.4
                                $37.57                  $42.74                   $47.91                  $53.08

                                  1.2%                    2.4%                     3.3%                    4.1%
                                  0.7x                    0.7x                     0.7x                    0.8x
                                  6.8x                    7.3x                     7.8x                    8.2x
                                  0.6x                    0.7x                     0.7x                    0.8x
                                  5.5x                    5.8x                     6.2x                    6.6x


                         -----------------------------------------
                         Year 2005E EBITDA                 $204.1
                         Book Debt as of 3/31/01            439.2

                         -----------------------------------------
          Discount
            Rate         Present Value of Free Cash Flows
                         Present Value of Terminal Value

           11.0%         Net Enterprise Value
                         Net Equity Value
                         Implied Price per Share

                         Implied Perpetuity Growth Rate
                         Multiple of LTM Sales
                         Multiple of LTM EBITDA
                         Multiple of 2001E Sales
                         Multiple of 2001E EBITDA

                    ..............................................

                         Present Value of Free Cash Flows
                         Present Value of Terminal Value

           12.0%         Net Enterprise Value
                         Net Equity Value
                         Implied Price per Share

                         Implied Perpetuity Growth Rate
                         Multiple of LTM Sales
                         Multiple of LTM EBITDA
                         Multiple of 2001E Sales
                         Multiple of 2001E EBITDA

                    ..............................................

                         Present Value of Free Cash Flows
                         Present Value of Terminal Value

           13.0%         Net Enterprise Value
                         Net Equity Value
                         Implied Price per Share

                         Implied Perpetuity Growth Rate
                         Multiple of LTM Sales
                         Multiple of LTM EBITDA
                         Multiple of 2001E Sales
                         Multiple of 2001E EBITDA



Note: Valuation based on 7/1/01 to 12/31/05 horizon

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                                     - 38 -

                                                June 2001 - Management Base Case

Unlevered Free Cash Flow ($ in millions)                                                             2004 Flat Line Case
------------------------------------------------------------------------------------------------------------------------

                                                  ----------------------------------------------------------------------
                                                                                FYE 12/31
                                                  ----------------------------------------------------------------------
                                                       2001E          2002E          2003E         2004E          2005E
                                                  -----------   ------------   ------------   -----------   ------------

EBIT                                                   $30.0          $28.2          $89.7        $112.0         $112.0
EBIT adjusted for Loss on sale of asset (L1011)         30.0           47.6          124.6         123.8          112.0
Less: Taxes on Adjusted EBIT @ Effective Rate           15.6           32.4           50.7          48.9           40.0
Plus: Depreciation and Amortization                    128.9          133.0          100.5          80.4           80.4
Plus: Cash proceeds from sale of aircraft               18.3           33.4            1.5           1.5            0.0
Less: Increase in Net Working Capital (1)              (36.3)         (74.8)         (21.5)        (49.1)           0.0
Less: Capital Expenditures (excluding deposits)        169.6          114.5           74.9          57.0           57.0
                                                  -----------   ------------   ------------   -----------   ------------

Unlevered Free Cash Flow                               $28.3         $141.8         $122.5        $149.0          $95.5







-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix



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                                     - 39 -


                                                                             June 2001 - Management Base Case

Summary Financial Results ($ in millions)                                                 2004 Flat Line Case
-------------------------------------------------------------------------------------------------------------

                                      -----------------------------------------------------------------------
                                                                   FYE 12/31
                                      -----------------------------------------------------------------------
                                             1998          1999           2000         2001E          2002E
                                      ------------   -----------   ------------   -----------   ------------
    Total Revenue                          $919.4      $1,122.4       $1,291.6      $1,385.0       $1,666.7
       % Growth                             17.4%         22.1%          15.1%          7.2%          20.3%

    EBIT                                     75.4          89.7            2.6          30.0           28.2
       Margin                                8.2%          8.0%           0.2%          2.2%           1.7%

    (Gain) Loss on sale of L1011s             0.0           0.0            0.0           0.0           19.5

    Adjusted EBIT                            75.4          89.7            2.6          30.0           47.6
       Margin                                8.2%          8.0%           0.2%          2.2%           2.9%

    Depreciation and Amortization            78.7          96.0          125.0         128.9          133.0

    EBITDA                                  154.0         185.7          127.6         158.9          180.6
       Margin                               16.8%         16.5%           9.9%         11.5%          10.8%

    Aircraft Rent Expense                    53.1          58.7           72.1         110.1          209.7

    EBITDAR                                 207.2         244.4          199.8         269.0          390.3
       Margin                               22.5%         21.8%          15.5%         19.4%          23.4%

    Aircraft Pre-Delivery Deposits            0.0           0.0          136.9          55.7         (180.6)
    Capital Expenditures                    175.4         274.3          126.6         169.6          114.5

    Free Cash Flow                          (21.4)        (88.6)        (135.9)        (66.4)         246.7
       Margin                               (2.3%)        (7.9%)        (10.5%)        (4.8%)         14.8%

    Net Income                               40.1          47.0          (15.7)         (2.1)          (3.4)
       Margin                                4.4%          4.2%          (1.2%)        (0.2%)         (0.2%)

    EPS                                     $3.07         $3.49         ($1.32)       ($0.18)        ($0.30)
    Average Diluted Shares Outstanding (MM)  13.1          13.5           12.0          11.4           11.4

    Book Value                              102.8         151.4          124.7         122.3          119.0
    Return on Book Equity (ROE)             39.0%         31.0%         (12.3%)         3.0%           2.0%


                                      ----------------------------------------
                                                     FYE 12/31
                                      ----------------------------------------
                                           2003E          2004E         2005E
                                      -----------   ------------   -----------
    Total Revenue                       $1,941.7       $2,107.1      $2,107.1
       % Growth                            16.5%           8.5%          0.0%

    EBIT                                    89.7          112.0         112.0
       Margin                               4.6%           5.3%          5.3%

    (Gain) Loss on sale of L1011s           34.9           11.7          11.7

    Adjusted EBIT                          124.6          123.8         123.8
       Margin                               6.4%           5.9%          5.9%

    Depreciation and Amortization          100.5           80.4          80.4

    EBITDA                                 225.1          204.1         204.1
       Margin                              11.6%           9.7%          9.7%

    Aircraft Rent Expense                  255.5          275.0         275.0

    EBITDAR                                480.6          479.2         479.2
       Margin                              24.8%          22.7%         22.7%

    Aircraft Pre-Delivery Deposits          31.2          (43.2)        (43.2)
    Capital Expenditures                    74.9           57.0          57.0

    Free Cash Flow                         119.0          190.4         190.4
       Margin                               6.1%           9.0%          9.0%

    Net Income                              38.3           60.4          72.0
       Margin                               2.0%           2.9%          3.4%

    EPS                                    $3.37          $5.30         $6.32
    Average Diluted Shares Outstanding      11.4           11.4          11.4

    Book Value                             157.3          217.7         289.7
    Return on Book Equity (ROE)            28.0%          30.4%         26.8%




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



                                                                             June 2001 - Management Base Case

Income Statement ($ in millions)                                                          2004 Flat Line Case
-------------------------------------------------------------------------------------------------------------

                                      -----------------------------------------------------------------------
                                                                     FYE 12/31
                                      -----------------------------------------------------------------------
                                             1998          1999           2000         2001E          2002E
                                      ------------   -----------   ------------   -----------   ------------
    Revenue
    Scheduled Service                      $511.3        $624.6         $753.3        $926.7       $1,218.5
    Charter                                 222.6         263.8          246.7         218.3          199.3
    Military                                121.9         126.2          188.6         135.4          131.2
    Ground                                   23.2          58.2           59.8          57.9           56.1
    Other                                    40.4          49.6           43.1          46.8           61.5
                                      ------------   -----------   ------------   -----------   ------------
    Total Revenue                          $919.4      $1,122.4       $1,291.6      $1,385.0       $1,666.7

    Expenses
    Salaries, Wages & Benefits             $211.4        $252.6         $297.0        $330.2         $423.1
    Fuel and Oil                            137.4         170.9          274.8         271.5          254.2
    Handling, Landing and Navigation         74.6          89.3           97.4          97.6          121.1
    Passenger Service                        34.0          39.2           45.6          43.2           52.6
    Aircraft Rentals                         53.1          58.7           72.1         110.1          209.7
    Aircraft Maintenance/Materials/Repair    53.7          55.6           70.4          64.4           65.6
    Depreciation and Amortization            78.7          96.0          125.0         128.9          133.0
    Crew and Employee Travel                 41.5          49.7           65.8          61.2           72.0
    Ground Package Cost                      19.5          49.0           50.9          48.6           47.2
    Commissions                              28.5          39.0           39.1          36.9           43.9
    Advertising                              17.8          18.6           22.0          24.4           32.0
    Other Selling Expenses                   22.1          28.1           36.6          45.4           59.3
    Fixed Costs(1)                           71.7          85.8           92.2          92.7          105.4
    (Gain) Loss on sale of L1011s             0.0           0.0            0.0           0.0           19.5
                                      ------------   -----------   ------------   -----------   ------------
    Total Expenses                         $844.0      $1,032.7       $1,289.0      $1,355.1       $1,638.5

    EBIT                                    $75.4         $89.7           $2.6         $30.0          $28.2

    Interest Income                           4.4           5.4            8.4           6.0           10.7
    Interest Expense                        (12.8)        (21.0)         (31.5)        (28.7)         (31.4)
    Other                                     0.2           3.3            0.6           0.3            0.0
                                      ------------   -----------   ------------   -----------   ------------

    Pre-tax Income                           67.2          77.4          (19.9)          7.5            7.4
    Income Taxes                             27.1          30.5           (4.6)          3.9            5.0
                                      ------------   -----------   ------------   -----------   ------------
    Net Income                               40.1          47.0          (15.3)          3.6            2.4

    Preferred Convertible Stock Dividends     0.0           0.0            0.4           1.5            1.5
    Preferred Stock Dividends                 0.0           0.0            0.0           4.2            4.2
                                      ------------   -----------   ------------   -----------   ------------
    Net Income to Common                    $40.1         $47.0         ($15.7)        ($2.1)         ($3.4)

                                      ------------------------------------------
                                                         FYE 12/31
                                      ------------------------------------------
                                             2003E          2004E         2005E
                                        -----------   ------------   -----------

    Revenue
    Scheduled Service                     $1,485.9       $1,706.3      $1,706.3
    Charter                                  190.6          133.9         133.9
    Military                                 135.0          129.8         129.8
    Ground                                    56.2           56.2          56.2
    Other                                     73.9           80.9          80.9
                                        -----------   ------------   -----------
    Total Revenue                         $1,941.7       $2,107.1      $2,107.1

    Expenses
    Salaries, Wages & Benefits              $502.0         $580.8        $580.8
    Fuel and Oil                             272.5          281.5         281.5
    Handling, Landing and Navigation         145.7          169.1         169.1
    Passenger Service                         61.3           69.2          69.2
    Aircraft Rentals                         255.5          275.0         275.0
    Aircraft Maintenance/Materials/Rep        70.4           84.5          84.5
    Depreciation and Amortization            100.5           80.4          80.4
    Crew and Employee Travel                  81.8           83.0          83.0
    Ground Package Cost                       47.2           47.2          47.2
    Commissions                               50.9           56.2          56.2
    Advertising                               38.7           44.1          44.1
    Other Selling Expenses                    71.9           82.2          82.2
    Fixed Costs(1)                           118.7          130.2         130.2
    (Gain) Loss on sale of L1011s             34.9           11.7          11.7
                                        -----------   ------------   -----------
    Total Expenses                        $1,852.0       $1,995.1      $1,995.1

    EBIT                                     $89.7         $112.0        $112.0

    Interest Income                           17.9           22.4          22.4
    Interest Expense                         (33.3)         (25.2)        (13.6)
    Other                                      0.0            0.0           0.0
                                        -----------   ------------   -----------

    Pre-tax Income                            74.3          109.3         120.8
    Income Taxes                              30.3           43.1          43.1
                                        -----------   ------------   -----------
    Net Income                                44.0           66.1          77.7

    Preferred Convertible Stock Divide         1.5            1.5           1.5
    Preferred Stock Dividends                  4.2            4.2           4.2
                                        -----------   ------------   -----------
    Net Income to Common                     $38.3          $60.4         $72.0



------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses

                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 41 -

                                                June 2001 - Management Base Case

Income Statement: Growth Rates and Margins                   2004 Flat Line Case
--------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------
                                                                        FYE 12/31
                                     ----------------------------------------------------------------------------
                                         1998      1999      2000     2001E    2002E    2003E     2004E    2005E
                                     ---------  --------  --------  --------  -------  -------  --------  -------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     23.0%    31.5%    21.9%     14.8%     0.0%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)   (8.7%)   (4.4%)   (29.7%)    0.0%
Military                                (7.0%)     3.5%     49.4%    (28.2%)   (3.1%)    2.9%     (3.9%)    0.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)   (3.0%)    0.1%      0.0%     0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%    31.6%    20.2%      9.5%     0.0%
                                     ---------  --------  --------  --------  -------  -------  --------  -------
Total Revenue Growth                    17.4%     22.1%     15.1%      7.2%    20.3%    16.5%      8.5%     0.0%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     23.8%    25.4%    25.9%     27.6%    27.6%
Fuel and Oil                            14.9%     15.2%     21.3%     19.6%    15.3%    14.0%     13.4%    13.4%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.0%     7.3%     7.5%      8.0%     8.0%
Passenger Service                        3.7%      3.5%      3.5%      3.1%     3.2%     3.2%      3.3%     3.3%
Aircraft Rentals                         5.8%      5.2%      5.6%      7.9%    12.6%    13.2%     13.1%    13.1%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.7%     3.9%     3.6%      4.0%     4.0%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.3%     8.0%     5.2%      3.8%     3.8%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.4%     4.3%     4.2%      3.9%     3.9%
Ground Package Cost                      2.1%      4.4%      3.9%      3.5%     2.8%     2.4%      2.2%     2.2%
Commissions                              3.1%      3.5%      3.0%      2.7%     2.6%     2.6%      2.7%     2.7%
Advertising                              1.9%      1.7%      1.7%      1.8%     1.9%     2.0%      2.1%     2.1%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.3%     3.6%     3.7%      3.9%     3.9%
Fixed Costs (1)                          7.8%      7.6%      7.1%      6.7%     6.3%     6.1%      6.2%     6.2%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%     2.1%     3.8%      1.3%     1.3%
                                     ---------  --------  --------  --------  -------  -------  --------  -------
Total Operating Margins                 91.8%     92.0%     99.8%     97.8%    98.3%    95.4%     94.7%    94.7%

EBIT Margin                              8.2%      8.0%      0.2%      2.2%     1.7%     4.6%      5.3%     5.3%

Interest Income                          0.5%      0.5%      0.6%     (2.1%)   (1.9%)   (1.7%)    (1.2%)   (0.6%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%     1.9%     1.7%      1.2%     0.6%
Other                                    0.5%      6.8%      1.3%      0.6%     0.0%     0.0%      0.0%     0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     51.9%    68.1%    40.7%     39.5%    35.7%

Net Income Margin                        4.4%      4.2%     (1.2%)     0.3%     0.1%     2.3%      3.1%     3.7%

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)   (0.1%)   (0.1%)    (0.1%)   (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)   (0.3%)   (0.2%)    (0.2%)   (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (0.2%)   (0.2%)    2.0%      2.9%     3.4%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 42 -

                                                June 2001 - Management Base Case

Brickyard Working Capital Assumptions ($ in millions)        2004 Flat Line Case
--------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                     --------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $63.7      $89.5      $91.5     $105.2     $105.2
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       48.2
Prepaids and Other Current Assets        25.6       22.9       25.4       27.3       35.3       37.1       41.3       41.3
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $136.4     $175.2     $174.3     $194.8     $194.8

Accounts Payable                         $7.2      $20.2      $10.1      $10.5      $15.7      $16.1      $18.5      $18.5
Air Traffic Liabilities                  76.7       93.5      107.1      146.9      207.4      216.1      252.5      252.5
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      238.6
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $305.9     $419.4     $440.0     $509.6     $509.6

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($169.4)   ($244.2)   ($265.7)   ($314.8)   ($314.8)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($36.3)    ($74.8)    ($21.5)    ($49.1)      $0.0
% Change in Working Capital                --      14.2%       3.9%      27.3%      44.1%       8.8%      18.5%       0.0%
% Change in Working Capital as a
   % Change in Sales                       --      (7.8%)     (2.9%)    (38.8%)    (26.5%)     (7.8%)    (29.7%)        NM

Ratios (1)
Days Receivables                                    16.9       16.0       16.8       19.6       17.2       18.2       18.2
Inventory Turns (2)                                  1.5        1.4        1.4        1.3        1.5        1.8        1.8
Prepaids and Other Current Assets (3)               2.0%       2.0%       2.0%       2.1%       1.9%       2.0%       2.0%
Days Payable                                         7.2        2.9        2.8        3.5        3.2        3.4        3.4
Air Traffic Liabilities (3)                         8.3%       8.3%      10.6%      12.4%      11.1%      12.0%      12.0%
Accrued Expenses (3)                               11.2%      11.4%      10.7%      11.8%      10.7%      11.3%      11.3%

------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------


                                                                 June 2001 - Management Base Case with Maintenance Adjustment
Discounted Cash Flow Matrix ($ in millions, except per share)                                             2004 Flat Line Case
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     ----------------------------------------
                                          Terminal Value EBITDA Multiple              Year 2005E EBITDA           $184.6
                                                                                      Book Debt as of 3/31/01      439.2
                           4.0x             4.5x         5.0x            5.5x
                    ------------------------------------------------------------     ----------------------------------------
          Discount
            Rate         $384.6           $384.6       $384.6          $384.6        Present Value of Free Cash Flows
                          461.6            519.3        577.0           634.7        Present Value of Terminal Value
                        --------        ---------     --------       --------
            11.0%        $846.3           $904.0       $961.7        $1,019.4        Net Enterprise Value
                          407.1            464.8        522.5           580.2        Net Equity Value
                         $35.75           $40.82       $45.89          $50.96        Implied Price per Share


                          (0.3%)            0.9%         1.8%            2.6%        Implied Perpetuity Growth Rate
                           0.6x             0.7x         0.7x            0.8x        Multiple of LTM Sales
                           6.7x             7.1x         7.6x            8.0x        Multiple of LTM EBITDA
                           0.6x             0.7x         0.7x            0.7x        Multiple of 2001E Sales
                           5.4x             5.8x         6.2x            6.5x        Multiple of 2001E EBITDA

                    .........................................................................................................

                         $377.2           $377.2       $377.2          $377.2        Present Value of Free Cash Flows
                          443.4            498.8        554.2           609.6        Present Value of Terminal Value
                    ------------    -------------   ---------     ------------
            12.0%        $820.6           $876.0       $931.5          $986.9        Net Enterprise Value
                          381.4            436.8        492.3           547.7        Net Equity Value
                         $33.50           $38.37       $43.24          $48.10        Implied Price per Share

                           0.6%             1.8%         2.7%            3.5%        Implied Perpetuity Growth Rate
                           0.6x             0.7x         0.7x            0.7x        Multiple of LTM Sales
                           6.5x             6.9x         7.3x            7.8x        Multiple of LTM EBITDA
                           0.6x             0.6x         0.7x            0.7x        Multiple of 2001E Sales
                           5.3x             5.6x         6.0x            6.3x        Multiple of 2001E EBITDA

                    .........................................................................................................

                         $370.1           $370.1       $370.1          $370.1        Present Value of Free Cash Flows
                          426.0            479.2        532.5           585.7        Present Value of Terminal Value
                    ------------     ------------   ----------    ------------
            13.0%        $796.1           $849.3       $902.6          $955.8        Net Enterprise Value
                          356.9            410.1        463.4           516.6        Net Equity Value
                         $31.35           $36.02       $40.70          $45.38        Implied Price per Share

                           1.5%             2.7%         3.6%            4.4%        Implied Perpetuity Growth Rate
                           0.6x             0.6x         0.7x            0.7x        Multiple of LTM Sales
                           6.3x             6.7x         7.1x            7.5x        Multiple of LTM EBITDA
                           0.6x             0.6x         0.7x            0.7x        Multiple of 2001E Sales
                           5.1x             5.4x         5.8x            6.1x        Multiple of 2001E EBITDA


Note: Valuation based on 7/1/01 to 12/31/05 horizon



                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 44 -

                                                                 June 2001 - Management Base Case with Maintenance Adjustment
Unlevered Free Cash Flow ($ in millions)                                                                  2004 Flat Line Case
-----------------------------------------------------------------------------------------------------------------------------

                                                                    ---------------------------------------------------------
                                                                                             FYE 12/31
                                                                    ---------------------------------------------------------
                                                                    2001E       2002E          2003E       2004E      2005E
                                                                    ------   ---------   ------------   ---------   ---------


                EBIT                                                $27.0        $9.2          $62.5       $92.5      $92.5
                EBIT adjusted for Loss on sale of asset (L1011)      27.0        28.7           97.4       104.2       92.5
                Less: Taxes on Adjusted EBIT @ Effective Rate        19.8         5.1           41.6        41.5       32.5
                Plus: Depreciation and Amortization                 128.9       133.0          100.5        80.4       80.4
                Plus: Cash proceeds from sale of aircraft            18.3        33.4            1.5         1.5        0.0
                Less: Increase in Net Working Capital (1)           (36.4)      (74.9)         (21.5)      (49.0)       0.0
                Less: Capital Expenditures (excluding deposits)     169.6       114.5           74.9        57.0       57.0
                                                                    ------   ---------   ------------   ---------   --------

                Unlevered Free Cash Flow                            $21.2      $150.4         $104.5      $136.6      $83.4





-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 45 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Summary Financial Results ($ in millions)                    2004 Flat Line Case
--------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                     --------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,666.7   $1,941.7   $2,107.1   $2,107.1
   % Growth                             17.4%      22.1%      15.1%       7.2%      20.3%      16.5%       8.5%       0.0%

EBIT                                     75.4       89.7        2.6       27.0        9.2       62.5       92.5       92.5
   Margin                                8.2%       8.0%       0.2%       1.9%       0.6%       3.2%       4.4%       4.4%

(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7       11.7

Adjusted EBIT                            75.4       89.7        2.6       27.0       28.7       97.4      104.2      104.2
   Margin                                8.2%       8.0%       0.2%       1.9%       1.7%       5.0%       4.9%       4.9%

Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       80.4

EBITDA                                  154.0      185.7      127.6      155.9      161.7      197.9      184.6      184.6
   Margin                               16.8%      16.5%       9.9%      11.3%       9.7%      10.2%       8.8%       8.8%

Aircraft Rent Expense                    53.1       58.7       72.1      110.1      209.7      255.5      275.0      275.0

EBITDAR                                 207.2      244.4      199.8      266.0      371.4      453.4      459.6      459.6
   Margin                               22.5%      21.8%      15.5%      19.2%      22.3%      23.4%      21.8%      21.8%

Aircraft Pre-Delivery Deposits            0.0        0.0      136.9       55.7     (180.6)      31.2      (43.2)     (43.2)
Capital Expenditures                    175.4      274.3      126.6      169.6      114.5       74.9       57.0       57.0

Free Cash Flow                          (21.4)     (88.6)    (135.9)     (69.4)     227.8       91.8      170.8      170.8
   Margin                               (2.3%)     (7.9%)    (10.5%)     (5.0%)     13.7%       4.7%       8.1%       8.1%

Net Income                               40.1       47.0      (15.7)      (4.5)     (15.3)      21.3       48.4       60.5
   Margin                                4.4%       4.2%      (1.2%)     (0.3%)     (0.9%)      1.1%       2.3%       2.9%

EPS                                     $3.07      $3.49     ($1.32)    ($0.40)    ($1.35)     $1.87      $4.25      $5.31
Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0       11.4       11.4       11.4       11.4       11.4

Book Value                              102.8      151.4      124.7      122.3      107.0      128.3      176.7      237.2
Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)      1.0%      (9.0%)     21.1%      30.6%      27.9%


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
--------------------------------------------------------------------------------

                    June 2001 - Management Base Case with Maintenance Adjustment

Income Statement ($ in millions)                             2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenue
Scheduled Service                      $511.3     $624.6     $753.3     $926.7   $1,218.5   $1,485.9   $1,706.3   $1,706.3
Charter                                 222.6      263.8      246.7      218.3      199.3      190.6      133.9      133.9
Military                                121.9      126.2      188.6      135.4      131.2      135.0      129.8      129.8
Ground                                   23.2       58.2       59.8       57.9       56.1       56.2       56.2       56.2
Other                                    40.4       49.6       43.1       46.8       61.5       73.9       80.9       80.9
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,666.7   $1,941.7   $2,107.1   $2,107.1

Expenses
Salaries, Wages & Benefits             $211.4     $252.6     $297.0     $330.2     $423.1     $502.0     $580.8     $580.8
Fuel and Oil                            137.4      170.9      274.8      271.5      254.2      272.5      281.5      281.5
Handling, Landing and Navigation         74.6       89.3       97.4       97.6      121.1      145.7      169.1      169.1
Passenger Service                        34.0       39.2       45.6       43.2       52.6       61.3       69.2       69.2
Aircraft Rentals                         53.1       58.7       72.1      110.1      209.7      255.5      275.0      275.0
Aircraft Maintenance/Materials/Repair    53.7       55.6       70.4       67.4       84.6       97.6      104.1      104.1
Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       80.4
Crew and Employee Travel                 41.5       49.7       65.8       61.2       72.0       81.8       83.0       83.0
Ground Package Cost                      19.5       49.0       50.9       48.6       47.2       47.2       47.2       47.2
Commissions                              28.5       39.0       39.1       36.9       43.9       50.9       56.2       56.2
Advertising                              17.8       18.6       22.0       24.4       32.0       38.7       44.1       44.1
Other Selling Expenses                   22.1       28.1       36.6       45.4       59.3       71.9       82.2       82.2
Fixed Costs (1)                          71.7       85.8       92.2       92.7      105.4      118.7      130.2      130.2
(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7       11.7
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                         $844.0   $1,032.7   $1,289.0   $1,358.0   $1,657.4   $1,879.2   $2,014.7   $2,014.7

EBIT                                    $75.4      $89.7       $2.6      $27.0       $9.2      $62.5      $92.5      $92.5

Interest Income                           4.4        5.4        8.4        5.9       10.5       18.0       22.4       22.4
Interest Expense                        (12.8)     (21.0)     (31.5)     (28.7)     (31.4)     (33.3)     (24.9)     (12.8)
Other                                     0.2        3.3        0.6        0.3        0.0        0.0        0.0        0.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Pre-tax Income                           67.2       77.4      (19.9)       4.5      (11.7)      47.2       90.0      102.1
Income Taxes                             27.1       30.5       (4.6)       3.3       (2.1)      20.2       35.9       35.9
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income                               40.1       47.0      (15.3)       1.2       (9.6)      27.1       54.1       66.2

Preferred Convertible Stock Dividends     0.0        0.0        0.4        1.5        1.5        1.5        1.5        1.5
Preferred Stock Dividends                 0.0        0.0        0.0        4.2        4.2        4.2        4.2        4.2
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Common                    $40.1      $47.0     ($15.7)     ($4.5)    ($15.3)     $21.3      $48.4      $60.5

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 47 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Income Statement: Growth Rates and Margins                   2004 Flat Line Case
--------------------------------------------------------------------------------

                                      ---------------------------------------------------------------------------
                                                                        FYE 12/31
                                      ---------------------------------------------------------------------------
                                         1998      1999      2000     2001E    2002E    2003E     2004E    2005E
                                      --------  --------  --------  --------  -------  -------  --------  -------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     23.0%    31.5%    21.9%     14.8%     0.0%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)   (8.7%)   (4.4%)   (29.7%)    0.0%
Military                                (7.0%)     3.5%     49.4%    (28.2%)   (3.1%)    2.9%     (3.9%)    0.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)   (3.0%)    0.1%      0.0%     0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%    31.6%    20.2%      9.5%     0.0%
                                      --------  --------  --------  --------  -------  -------  --------  -------
Total Revenue Growth                    17.4%     22.1%     15.1%      7.2%    20.3%    16.5%      8.5%     0.0%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     23.8%    25.4%    25.9%     27.6%    27.6%
Fuel and Oil                            14.9%     15.2%     21.3%     19.6%    15.3%    14.0%     13.4%    13.4%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.0%     7.3%     7.5%      8.0%     8.0%
Passenger Service                        3.7%      3.5%      3.5%      3.1%     3.2%     3.2%      3.3%     3.3%
Aircraft Rentals                         5.8%      5.2%      5.6%      7.9%    12.6%    13.2%     13.1%    13.1%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.9%     5.1%     5.0%      4.9%     4.9%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.3%     8.0%     5.2%      3.8%     3.8%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.4%     4.3%     4.2%      3.9%     3.9%
Ground Package Cost                      2.1%      4.4%      3.9%      3.5%     2.8%     2.4%      2.2%     2.2%
Commissions                              3.1%      3.5%      3.0%      2.7%     2.6%     2.6%      2.7%     2.7%
Advertising                              1.9%      1.7%      1.7%      1.8%     1.9%     2.0%      2.1%     2.1%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.3%     3.6%     3.7%      3.9%     3.9%
Fixed Costs(1)                           7.8%      7.6%      7.1%      6.7%     6.3%     6.1%      6.2%     6.2%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%     2.1%     3.8%      1.3%     1.3%
                                      --------  --------  --------  --------  -------  -------  --------  -------
Total Operating Margins                 91.8%     92.0%     99.8%     98.1%    99.4%    96.8%     95.6%    95.6%

EBIT Margin                              8.2%      8.0%      0.2%      1.9%     0.6%     3.2%      4.4%     4.4%

Interest Income                          0.5%      0.5%      0.6%     (2.1%)   (1.9%)   (1.7%)    (1.2%)   (0.6%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%     1.9%     1.7%      1.2%     0.6%
Other                                    0.5%      6.8%      1.3%      0.6%     0.0%     0.0%      0.0%     0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     73.5%    17.8%    42.7%     39.9%    35.1%

Net Income Margin                        4.4%      4.2%     (1.2%)     0.1%    (0.6%)    1.4%      2.6%     3.1%

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)   (0.1%)   (0.1%)    (0.1%)   (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)   (0.3%)   (0.2%)    (0.2%)   (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (0.3%)   (0.9%)    1.1%      2.3%     2.9%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 48 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Brickyard Working Capital Assumptions ($ in millions)        2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                           FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $63.7      $89.5      $91.5     $105.2     $105.2
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       48.2
Prepaids and Other Current Assets        25.6       22.9       25.4       27.3       35.3       37.1       41.3       41.3
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $136.4     $175.2     $174.3     $194.8     $194.8

Accounts Payable                         $7.2      $20.2      $10.1      $10.6      $16.0      $16.4      $18.6      $18.6
Air Traffic Liabilities                  76.7       93.5      107.1      146.9      207.4      216.1      252.5      252.5
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      238.6
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $306.0     $419.7     $440.3     $509.7     $509.7

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($169.5)   ($244.5)   ($266.0)   ($315.0)   ($315.0)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($36.4)    ($74.9)    ($21.5)    ($49.0)      $0.0
% Change in Working Capital                --      14.2%       3.9%      27.3%      44.2%       8.8%      18.4%       0.0%
% Change in Working Capital as a           --      (7.8%)     (2.9%)    (38.9%)    (26.6%)     (7.8%)    (29.6%)        NM
   % Change in Sales

Ratios(1)
Days Receivables                                    16.9       16.0       16.8       19.6       17.2       18.2       18.2
Inventory Turns(2)                                   1.5        1.4        1.5        1.7        2.1        2.2        2.2
Prepaids and Other Current Assets(3)                2.0%       2.0%       2.0%       2.1%       1.9%       2.0%       2.0%
Days Payable                                         7.2        2.9        2.8        3.5        3.2        3.4        3.4
Air Traffic Liabilities(3)                          8.3%       8.3%      10.6%      12.4%      11.1%      12.0%      12.0%
Accrued Expenses(3)                                11.2%      11.4%      10.7%      11.8%      10.7%      11.3%      11.3%

------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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                                     - 49 -

                           June 2001 - Management Base Case with Fuel Adjustment

Discounted Cash Flow Matrix
($ in millions, except per share)                            2004 Flat Line Case
--------------------------------------------------------------------------------

------------------------------------------------------------------------------     ----------------------------------------
                               Terminal Value EBITDA Multiple                       Year 2005E EBITDA               $168.8
                                                                                    Book Debt as of 3/31/01          439.2
                 4.0x             4.5x              5.0x             5.5x
           -------------------------------------------------------------------     ----------------------------------------
 Discount
   Rate        $362.5           $362.5            $362.5           $362.5           Present Value of Free Cash Flows
                422.3            475.1             527.9            580.6           Present Value of Terminal Value
            ----------       ----------        ----------       ----------
  11.0%        $784.7           $837.5            $890.3           $943.1           Net Enterprise Value
                345.5            398.3             451.1            503.9           Net Equity Value
               $30.35           $34.99            $39.62           $44.26           Implied Price per Share

                 0.1%             1.2%              2.1%             2.8%           Implied Perpetuity Growth Rate
                 0.6x             0.6x              0.7x             0.7x           Multiple of LTM Sales
                 6.2x             6.6x              7.0x             7.4x           Multiple of LTM EBITDA
                 0.6x             0.6x              0.6x             0.7x           Multiple of 2001E Sales
                 4.9x             5.3x              5.6x             5.9x           Multiple of 2001E EBITDA

           ..................................................................................................................

               $355.6           $355.6            $355.6           $355.6           Present Value of Free Cash Flows
                405.6            456.3             507.0            557.7           Present Value of Terminal Value
            ----------       ----------        ----------       ----------
  12.0%        $761.2           $811.9            $862.6           $913.3           Net Enterprise Value
                322.0            372.7             423.4            474.1           Net Equity Value
               $28.28           $32.73            $37.19           $41.64           Implied Price per Share

                 1.0%             2.1%              3.0%             3.8%           Implied Perpetuity Growth Rate
                 0.6x             0.6x              0.7x             0.7x           Multiple of LTM Sales
                 6.0x             6.4x              6.8x             7.2x           Multiple of LTM EBITDA
                 0.5x             0.6x              0.6x             0.7x           Multiple of 2001E Sales
                 4.8x             5.1x              5.4x             5.7x           Multiple of 2001E EBITDA

           ..................................................................................................................

               $349.0           $349.0            $349.0           $349.0           Present Value of Free Cash Flows
                389.7            438.4             487.1            535.8           Present Value of Terminal Value
            ----------       ----------        ----------       ----------
  13.0%        $738.6           $787.3            $836.0           $884.8           Net Enterprise Value
                299.4            348.1             396.8            445.5           Net Equity Value
               $26.30           $30.58            $34.86           $39.13           Implied Price per Share

                 1.9%             3.0%              3.9%             4.7%           Implied Perpetuity Growth Rate
                 0.6x             0.6x              0.6x             0.7x           Multiple of LTM Sales
                 5.8x             6.2x              6.6x             7.0x           Multiple of LTM EBITDA
                 0.5x             0.6x              0.6x             0.6x           Multiple of 2001E Sales
                 4.6x             5.0x              5.3x             5.6x           Multiple of 2001E EBITDA


Note: Valuation based on 7/1/01 to 12/31/05 horizon


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                                     - 50 -

                           June 2001 - Management Base Case with Fuel Adjustment

Unlevered Free Cash Flow ($ in millions)                     2004 Flat Line Case
--------------------------------------------------------------------------------

                                                       --------------------------------------------------------------------
                                                                                   FYE 12/31
                                                       --------------------------------------------------------------------
                                                          2001E          2002E          2003E         2004E          2005E
                                                       ---------   ------------   ------------   -----------   ------------
   EBIT                                                   $30.0           $1.0          $55.5         $76.7          $76.7
   EBIT adjusted for Loss on sale of asset (L1011)         30.0           20.4           90.4          88.5           76.7
   Less: Taxes on Adjusted EBIT @ Effective Rate           15.6            5.3           39.7          35.7           26.4
   Plus: Depreciation and Amortization                    128.9          133.0          100.5          80.4           80.4
   Plus: Cash proceeds from sale of aircraft               18.3           33.4            1.5           1.5            0.0
   Less: Increase in Net Working Capital (1)              (36.3)         (74.8)         (21.5)        (49.1)           0.0
   Less: Capital Expenditures (excluding deposits)        169.6          114.5           74.9          57.0           57.0
                                                       ---------   ------------   ------------   -----------   ------------

   Unlevered Free Cash Flow                               $28.3         $141.8          $99.4        $126.8          $73.8

-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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                                     - 51 -

                           June 2001 - Management Base Case with Fuel Adjustment

Summary Financial Results ($ in millions)                    2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,666.7   $1,941.7   $2,107.1   $2,107.1
   % Growth                             17.4%      22.1%      15.1%       7.2%      20.3%      16.5%       8.5%       0.0%

EBIT                                     75.4       89.7        2.6       30.0        1.0       55.5       76.7       76.7
   Margin                                8.2%       8.0%       0.2%       2.2%       0.1%       2.9%       3.6%       3.6%

(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7       11.7

Adjusted EBIT                            75.4       89.7        2.6       30.0       20.4       90.4       88.5       88.5
   Margin                                8.2%       8.0%       0.2%       2.2%       1.2%       4.7%       4.2%       4.2%

Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       80.4

EBITDA                                  154.0      185.7      127.6      158.9      153.4      190.9      168.8      168.8
   Margin                               16.8%      16.5%       9.9%      11.5%       9.2%       9.8%       8.0%       8.0%

Aircraft Rent Expense                    53.1       58.7       72.1      110.1      209.7      255.5      275.0      275.0

EBITDAR                                 207.2      244.4      199.8      269.0      363.1      446.4      443.9      443.9
   Margin                               22.5%      21.8%      15.5%      19.4%      21.8%      23.0%      21.1%      21.1%

Aircraft Pre-Delivery Deposits            0.0        0.0      136.9       55.7     (180.6)      31.2      (43.2)     (43.2)
Capital Expenditures                    175.4      274.3      126.6      169.6      114.5       74.9       57.0       57.0

Free Cash Flow                          (21.4)     (88.6)    (135.9)     (66.4)     219.6       84.8      155.1      155.1
   Margin                               (2.3%)     (7.9%)    (10.5%)     (4.8%)     13.2%       4.4%       7.4%       7.4%

Net Income                               40.1       47.0      (15.7)      (2.1)     (20.7)      16.0       37.2       49.7
   Margin                                4.4%       4.2%      (1.2%)     (0.2%)     (1.2%)      0.8%       1.8%       2.4%

EPS                                     $3.07      $3.49     ($1.32)    ($0.18)    ($1.82)     $1.41      $3.27      $4.37
Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0       11.4       11.4       11.4       11.4       11.4

Book Value                              102.8      151.4      124.7      122.3      101.6      117.7      154.8      204.6
Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)      3.0%     (14.7%)     18.5%      27.7%      27.1%


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                                     - 52 -

                           June 2001 - Management Base Case with Fuel Adjustment

Income Statement ($ in millions)                             2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                           FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenue
Scheduled Service                      $511.3     $624.6     $753.3     $926.7   $1,218.5   $1,485.9   $1,706.3   $1,706.3
Charter                                 222.6      263.8      246.7      218.3      199.3      190.6      133.9      133.9
Military                                121.9      126.2      188.6      135.4      131.2      135.0      129.8      129.8
Ground                                   23.2       58.2       59.8       57.9       56.1       56.2       56.2       56.2
Other                                    40.4       49.6       43.1       46.8       61.5       73.9       80.9       80.9
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,666.7   $1,941.7   $2,107.1   $2,107.1

Expenses
Salaries, Wages & Benefits             $211.4     $252.6     $297.0     $330.2     $423.1     $502.0     $580.8     $580.8
Fuel and Oil                            137.4      170.9      274.8      271.5      281.4      306.7      316.8      316.8
Handling, Landing and Navigation         74.6       89.3       97.4       97.6      121.1      145.7      169.1      169.1
Passenger Service                        34.0       39.2       45.6       43.2       52.6       61.3       69.2       69.2
Aircraft Rentals                         53.1       58.7       72.1      110.1      209.7      255.5      275.0      275.0
Aircraft Maintenance/Materials/Repair    53.7       55.6       70.4       64.4       65.6       70.4       84.5       84.5
Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       80.4
Crew and Employee Travel                 41.5       49.7       65.8       61.2       72.0       81.8       83.0       83.0
Ground Package Cost                      19.5       49.0       50.9       48.6       47.2       47.2       47.2       47.2
Commissions                              28.5       39.0       39.1       36.9       43.9       50.9       56.2       56.2
Advertising                              17.8       18.6       22.0       24.4       32.0       38.7       44.1       44.1
Other Selling Expenses                   22.1       28.1       36.6       45.4       59.3       71.9       82.2       82.2
Fixed Costs (1)                          71.7       85.8       92.2       92.7      105.4      118.7      130.2      130.2
(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7       11.7
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                         $844.0   $1,032.7   $1,289.0   $1,355.1   $1,665.7   $1,886.2   $2,030.4   $2,030.4

EBIT                                    $75.4      $89.7       $2.6      $30.0       $1.0      $55.5      $76.7      $76.7

Interest Income                           4.4        5.4        8.4        6.0       10.2       16.5       19.9       19.9
Interest Expense                        (12.8)     (21.0)     (31.5)     (28.7)     (31.4)     (33.3)     (24.7)     (12.2)
Other                                     0.2        3.3        0.6        0.3        0.0        0.0        0.0        0.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Pre-tax Income                           67.2       77.4      (19.9)       7.5      (20.2)      38.8       72.0       84.5
Income Taxes                             27.1       30.5       (4.6)       3.9       (5.3)      17.0       29.1       29.1
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income                               40.1       47.0      (15.3)       3.6      (15.0)      21.8       42.9       55.4

Preferred Convertible Stock Dividends     0.0        0.0        0.4        1.5        1.5        1.5        1.5        1.5
Preferred Stock Dividends                 0.0        0.0        0.0        4.2        4.2        4.2        4.2        4.2
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Common                    $40.1      $47.0     ($15.7)     ($2.1)    ($20.7)     $16.0      $37.2      $49.7

--------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 53 -

                           June 2001 - Management Base Case with Fuel Adjustment

Income Statement: Growth Rates and Margins                   2004 Flat Line Case
--------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------
                                                                        FYE 12/31
                                      ----------------------------------------------------------------------------
                                         1998      1999      2000     2001E    2002E     2003E     2004E    2005E
                                      --------  --------  --------  --------  -------  --------  --------  -------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     23.0%    31.5%     21.9%     14.8%     0.0%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)   (8.7%)    (4.4%)   (29.7%)    0.0%
Military                                (7.0%)     3.5%     49.4%    (28.2%)   (3.1%)     2.9%     (3.9%)    0.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)   (3.0%)     0.1%      0.0%     0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%    31.6%     20.2%      9.5%     0.0%
                                      --------  --------  --------  --------  -------  --------  --------  -------
Total Revenue Growth                    17.4%     22.1%     15.1%      7.2%    20.3%     16.5%      8.5%     0.0%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     23.8%    25.4%     25.9%     27.6%    27.6%
Fuel and Oil                            14.9%     15.2%     21.3%     19.6%    16.9%     15.8%     15.0%    15.0%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.0%     7.3%      7.5%      8.0%     8.0%
Passenger Service                        3.7%      3.5%      3.5%      3.1%     3.2%      3.2%      3.3%     3.3%
Aircraft Rentals                         5.8%      5.2%      5.6%      7.9%    12.6%     13.2%     13.1%    13.1%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.7%     3.9%      3.6%      4.0%     4.0%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.3%     8.0%      5.2%      3.8%     3.8%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.4%     4.3%      4.2%      3.9%     3.9%
Ground Package Cost                      2.1%      4.4%      3.9%      3.5%     2.8%      2.4%      2.2%     2.2%
Commissions                              3.1%      3.5%      3.0%      2.7%     2.6%      2.6%      2.7%     2.7%
Advertising                              1.9%      1.7%      1.7%      1.8%     1.9%      2.0%      2.1%     2.1%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.3%     3.6%      3.7%      3.9%     3.9%
Fixed Costs (1)                          7.8%      7.6%      7.1%      6.7%     6.3%      6.1%      6.2%     6.2%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%     2.1%      3.8%      1.3%     1.3%
                                      --------  --------  --------  --------  -------  --------  --------  -------
Total Operating Margins                 91.8%     92.0%     99.8%     97.8%    99.9%     97.1%     96.4%    96.4%

EBIT Margin                              8.2%      8.0%      0.2%      2.2%     0.1%      2.9%      3.6%     3.6%

Interest Income                          0.5%      0.5%      0.6%     (2.1%)   (1.9%)    (1.7%)    (1.2%)   (0.6%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%     1.9%      1.7%      1.2%     0.6%
Other                                    0.5%      6.8%      1.3%      0.6%     0.0%      0.0%      0.0%     0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     51.9%    26.0%     43.9%     40.4%    34.4%

Net Income Margin                        4.4%      4.2%     (1.2%)     0.3%    (0.9%)     1.1%      2.0%     2.6%

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)   (0.1%)    (0.1%)    (0.1%)   (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)   (0.3%)    (0.2%)    (0.2%)   (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (0.2%)   (1.2%)     0.8%      1.8%     2.4%

--------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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


                           June 2001 - Management Base Case with Fuel Adjustment

Brickyard Working Capital Assumptions ($ in millions)        2004 Flat Line Case
--------------------------------------------------------------------------------

                                      --------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                      --------------------------------------------------------------------------------------
                                         1998       1999        2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1       $56.6      $63.7      $89.5      $91.5     $105.2     $105.2
Inventories                              19.6       36.7        49.1       45.4       50.5       45.7       48.2       48.2
Prepaids and Other Current Assets        25.6       22.9        25.4       27.3       35.3       37.1       41.3       41.3
                                      --------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7      $131.1     $136.4     $175.2     $174.3     $194.8     $194.8

Accounts Payable                         $7.2      $20.2       $10.1      $10.5      $15.7      $16.1      $18.5      $18.5
Air Traffic Liabilities                  76.7       93.5       107.1      146.9      207.4      216.1      252.5      252.5
Accrued Expenses                         98.5      126.2       147.1      148.5      196.4      207.8      238.6      238.6
                                      --------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9      $264.2     $305.9     $419.4     $440.0     $509.6     $509.6

Working Capital                       ($112.3)   ($128.2)    ($133.1)   ($169.4)   ($244.2)   ($265.7)   ($314.8)   ($314.8)

Increase in Working in Capital             --     ($15.9)      ($4.9)    ($36.3)    ($74.8)    ($21.5)    ($49.1)      $0.0
% Change in Working Capital                --      14.2%        3.9%      27.3%      44.1%       8.8%      18.5%       0.0%
% Change in Working Capital as a           --      (7.8%)      (2.9%)    (38.8%)    (26.5%)     (7.8%)    (29.7%)        NM
   % Change in Sales

Ratios (1)
Days Receivables                                    16.9        16.0       16.8       19.6       17.2       18.2       18.2
Inventory Turns (2)                                  1.5         1.4        1.4        1.3        1.5        1.8        1.8
Prepaids and Other Current Assets (3)               2.0%        2.0%       2.0%       2.1%       1.9%       2.0%       2.0%
Days Payable                                         7.2         2.9        2.8        3.4        3.1        3.3        3.3
Air Traffic Liabilities (3)                         8.3%        8.3%      10.6%      12.4%      11.1%      12.0%      12.0%
Accrued Expenses (3)                               11.2%       11.4%      10.7%      11.8%      10.7%      11.3%      11.3%

------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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


                            June 2001 - Management Base Case with LUV Adjustment

Discounted Cash Flow Matrix
($ in millions, except per share)                            2004 Flat Line Case
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------     -----------------------------------------
                               Terminal Value EBITDA Multiple                        Year 2005E EBITDA                 $180.3
                                                                                     Book Debt as of 3/31/01            439.2
                   4.0x            4.5x             5.0x              5.5x
           --------------------------------------------------------------------     -----------------------------------------
 Discount
   Rate          $382.5          $382.5           $382.5            $382.5           Present Value of Free Cash Flows
                  451.0           507.4            563.7             620.1           Present Value of Terminal Value
              ----------      ----------       ----------      ------------
  11.0%          $833.5          $889.9           $946.3          $1,002.7           Net Enterprise Value
                  394.3           450.7            507.1             563.5           Net Equity Value
                 $34.64          $39.59           $44.54            $49.49           Implied Price per Share

                  (0.2%)           0.9%             1.9%              2.6%           Implied Perpetuity Growth Rate
                   0.6x            0.7x             0.7x              0.8x           Multiple of LTM Sales
                   6.6x            7.0x             7.5x              7.9x           Multiple of LTM EBITDA
                   0.6x            0.6x             0.7x              0.7x           Multiple of 2001E Sales
                   5.2x            5.6x             6.0x              6.3x           Multiple of 2001E EBITDA

           ...................................................................................................................

                 $375.2          $375.2           $375.2            $375.2           Present Value of Free Cash Flows
                  433.2           487.3            541.4             595.6           Present Value of Terminal Value
              ----------      ----------       ----------      ------------
  12.0%          $808.4          $862.5           $916.7            $970.8           Net Enterprise Value
                  369.2           423.3            477.5             531.6           Net Equity Value
                 $32.43          $37.18           $41.94            $46.69           Implied Price per Share

                   0.7%            1.9%             2.8%              3.6%           Implied Perpetuity Growth Rate
                   0.6x            0.7x             0.7x              0.7x           Multiple of LTM Sales
                   6.4x            6.8x             7.2x              7.7x           Multiple of LTM EBITDA
                   0.6x            0.6x             0.7x              0.7x           Multiple of 2001E Sales
                   5.1x            5.4x             5.8x              6.1x           Multiple of 2001E EBITDA

           ...................................................................................................................

                 $368.2          $368.2           $368.2            $368.2           Present Value of Free Cash Flows
                  416.2           468.2            520.2             572.2           Present Value of Terminal Value
              ----------      ----------       ----------      ------------
  13.0%          $784.3          $836.4           $888.4            $940.4           Net Enterprise Value
                  345.1           397.1            449.2             501.2           Net Equity Value
                 $30.31          $34.88           $39.45            $44.02           Implied Price per Share

                   1.6%            2.8%             3.7%              4.5%           Implied Perpetuity Growth Rate
                   0.6x            0.6x             0.7x              0.7x           Multiple of LTM Sales
                   6.2x            6.6x             7.0x              7.4x           Multiple of LTM EBITDA
                   0.6x            0.6x             0.6x              0.7x           Multiple of 2001E Sales
                   4.9x            5.3x             5.6x              5.9x           Multiple of 2001E EBITDA

Note: Valuation based on 7/1/01 to 12/31/05 horizon


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                                     - 56 -

                            June 2001 - Management Base Case with LUV Adjustment

Unlevered Free Cash Flow ($ in millions)                     2004 Flat Line Case
--------------------------------------------------------------------------------

                                                     ---------------------------------------------------------------------
                                                                                  FYE 12/31
                                                     ---------------------------------------------------------------------
                                                         2001E          2002E          2003E         2004E          2005E
                                                     ----------   ------------   ------------   -----------   ------------
 EBIT                                                    $30.0           $5.9          $66.9         $88.2          $88.2
 EBIT adjusted for Loss on sale of asset (L1011)          30.0           25.4          101.8          99.9           88.2
 Less: Taxes on Adjusted EBIT @ Effective Rate            15.6            5.7           43.1          40.0           30.8
 Plus: Depreciation and Amortization                     128.9          133.0          100.5          80.4           80.4
 Plus: Cash proceeds from sale of aircraft                18.3           33.4            1.5           1.5            0.0
 Less: Increase in Net Working Capital (1)               (33.1)         (76.0)         (21.5)        (49.0)           0.0
 Less: Capital Expenditures (excluding deposits)         169.6          114.5           74.9          57.0           57.0
                                                     ----------   ------------   ------------   -----------   ------------

 Unlevered Free Cash Flow                                $25.2         $147.6         $107.3        $133.9          $80.8










-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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


                            June 2001 - Management Base Case with LUV Adjustment

Summary Financial Results ($ in millions)                    2004 Flat Line Case
--------------------------------------------------------------------------------

                                      --------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                      --------------------------------------------------------------------------------------
                                         1998       1999       2000       2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ----------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6    $1,385.0   $1,642.1   $1,916.5   $2,080.8   $2,080.8
   % Growth                             17.4%      22.1%      15.1%        7.2%      18.6%      16.7%       8.6%       0.0%

EBIT                                     75.4       89.7        2.6        30.0        5.9       66.9       88.2       88.2
   Margin                                8.2%       8.0%       0.2%        2.2%       0.4%       3.5%       4.2%       4.2%

(Gain) Loss on sale of L1011s             0.0        0.0        0.0         0.0       19.5       34.9       11.7       11.7

Adjusted EBIT                            75.4       89.7        2.6        30.0       25.4      101.8       99.9       99.9
   Margin                                8.2%       8.0%       0.2%        2.2%       1.5%       5.3%       4.8%       4.8%

Depreciation and Amortization            78.7       96.0      125.0       128.9      133.0      100.5       80.4       80.4

EBITDA                                  154.0      185.7      127.6       158.9      158.4      202.3      180.3      180.3
   Margin                               16.8%      16.5%       9.9%       11.5%       9.6%      10.6%       8.7%       8.7%

Aircraft Rent Expense                    53.1       58.7       72.1       110.1      209.7      255.5      275.0      275.0

EBITDAR                                 207.2      244.4      199.8       269.0      368.1      457.8      455.4      455.4
   Margin                               22.5%      21.8%      15.5%       19.4%      22.4%      23.9%      21.9%      21.9%

Aircraft Pre-Delivery Deposits            0.0        0.0      136.9        55.7     (180.6)      31.2      (43.2)     (43.2)
Capital Expenditures                    175.4      274.3      126.6       169.6      114.5       74.9       57.0       57.0

Free Cash Flow                          (21.4)     (88.6)    (135.9)      (66.4)     224.5       96.2      166.6      166.6
   Margin                               (2.3%)     (7.9%)    (10.5%)      (4.8%)     13.7%       5.0%       8.0%       8.0%

Net Income                               40.1       47.0      (15.7)       (2.1)     (17.7)      23.3       44.6       56.8
   Margin                                4.4%       4.2%      (1.2%)      (0.2%)     (1.1%)      1.2%       2.1%       2.7%

EPS                                     $3.07      $3.49     ($1.32)     ($0.18)    ($1.55)     $2.05      $3.92      $4.99
Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0        11.4       11.4       11.4       11.4       11.4

Book Value                              102.8      151.4      124.7       122.3      104.6      128.0      172.6      229.4
Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)       3.0%     (11.4%)     22.7%      29.2%      27.3%


                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]
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                                     - 58 -

                            June 2001 - Management Base Case with LUV Adjustment

Income Statement ($ in millions)                             2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenue
Scheduled Service                      $511.3     $624.6     $753.3     $926.7   $1,193.9   $1,460.7   $1,679.9   $1,679.9
Charter                                 222.6      263.8      246.7      218.3      199.3      190.6      133.9      133.9
Military                                121.9      126.2      188.6      135.4      131.2      135.0      129.8      129.8
Ground                                   23.2       58.2       59.8       57.9       56.1       56.2       56.2       56.2
Other                                    40.4       49.6       43.1       46.8       61.5       73.9       80.9       80.9
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,385.0   $1,642.1   $1,916.5   $2,080.8   $2,080.8

Expenses
Salaries, Wages & Benefits             $211.4     $252.6     $297.0     $330.2     $423.1     $502.0     $580.8     $580.8
Fuel and Oil                            137.4      170.9      274.8      271.5      254.2      272.5      281.5      281.5
Handling, Landing and Navigation         74.6       89.3       97.4       97.6      121.1      145.7      169.1      169.1
Passenger Service                        34.0       39.2       45.6       43.2       52.6       61.3       69.2       69.2
Aircraft Rentals                         53.1       58.7       72.1      110.1      209.7      255.5      275.0      275.0
Aircraft Maintenance/Materials/Repair    53.7       55.6       70.4       64.4       65.6       70.4       84.5       84.5
Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       80.4
Crew and Employee Travel                 41.5       49.7       65.8       61.2       72.0       81.8       83.0       83.0
Ground Package Cost                      19.5       49.0       50.9       48.6       47.2       47.2       47.2       47.2
Commissions                              28.5       39.0       39.1       36.9       43.2       50.3       55.5       55.5
Advertising                              17.8       18.6       22.0       24.4       31.4       38.1       43.4       43.4
Other Selling Expenses                   22.1       28.1       36.6       45.4       58.2       70.7       81.0       81.0
Fixed Costs (1)                          71.7       85.8       92.2       92.7      105.4      118.7      130.2      130.2
(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7       11.7
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                         $844.0   $1,032.7   $1,289.0   $1,355.1   $1,636.1   $1,849.5   $1,992.5   $1,992.5

EBIT                                    $75.4      $89.7       $2.6      $30.0       $5.9      $66.9      $88.2      $88.2

Interest Income                           4.4        5.4        8.4        6.0       10.1       16.8       20.5       20.5
Interest Expense                        (12.8)     (21.0)     (31.5)     (28.7)     (31.4)     (33.3)     (24.8)     (12.6)
Other                                     0.2        3.3        0.6        0.3        0.0        0.0        0.0        0.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Pre-tax Income                           67.2       77.4      (19.9)       7.5      (15.4)      50.4       83.9       96.1
Income Taxes                             27.1       30.5       (4.6)       3.9       (3.5)      21.4       33.6       33.6
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income                               40.1       47.0      (15.3)       3.6      (12.0)      29.1       50.3       62.6

Preferred Convertible Stock Dividends     0.0        0.0        0.4        1.5        1.5        1.5        1.5        1.5
Preferred Stock Dividends                 0.0        0.0        0.0        4.2        4.2        4.2        4.2        4.2
                                      --------   --------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Common                    $40.1      $47.0     ($15.7)     ($2.1)    ($17.7)     $23.3      $44.6      $56.8

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 59 -

                                                                          June 2001 - Management Base Case with LUV Adjustment
Income Statement: Growth Rates and Margins                                                                 2004 Flat Line Case
------------------------------------------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------
                                                                               FYE 12/31
                                      ----------------------------------------------------------------------------------------
                                            1998        1999      2000      2001E       2002E      2003E     2004E      2005E
                                      -----------   ---------  --------   ---------   ---------  --------  ---------   -------

    Revenue Growth
    Scheduled Service                      37.5%       22.2%     20.6%       23.0%       28.8%     22.3%      15.0%      0.0%
    Charter                                (2.4%)      18.5%     (6.5%)     (11.5%)      (8.7%)    (4.4%)    (29.7%)     0.0%
    Military                               (7.0%)       3.5%     49.4%      (28.2%)      (3.1%)     2.9%      (3.9%)     0.0%
    Ground                                  3.9%      150.9%      2.9%       (3.2%)      (3.0%)     0.1%       0.0%      0.0%
    Other                                  35.1%       22.6%    (13.0%)       8.4%       31.6%     20.2%       9.5%      0.0%
                                        ---------   ---------  --------   ---------   ---------  --------  ---------   -------
    Total Revenue Growth                   17.4%       22.1%     15.1%        7.2%       18.6%     16.7%       8.6%      0.0%

    Operating Margins
    Salaries, Wages & Benefits             23.0%       22.5%     23.0%       23.8%       25.8%     26.2%      27.9%     27.9%
    Fuel and Oil                           14.9%       15.2%     21.3%       19.6%       15.5%     14.2%      13.5%     13.5%
    Handling, Landing and Navigation        8.1%        8.0%      7.5%        7.0%        7.4%      7.6%       8.1%      8.1%
    Passenger Service                       3.7%        3.5%      3.5%        3.1%        3.2%      3.2%       3.3%      3.3%
    Aircraft Rentals                        5.8%        5.2%      5.6%        7.9%       12.8%     13.3%      13.2%     13.2%
    Aircraft Maintenance                    5.8%        5.0%      5.5%        4.7%        4.0%      3.7%       4.1%      4.1%
    Depreciation and Amortization           8.6%        8.6%      9.7%        9.3%        8.1%      5.2%       3.9%      3.9%
    Crew and Employee Travel                4.5%        4.4%      5.1%        4.4%        4.4%      4.3%       4.0%      4.0%
    Ground Package Cost                     2.1%        4.4%      3.9%        3.5%        2.9%      2.5%       2.3%      2.3%
    Commissions                             3.1%        3.5%      3.0%        2.7%        2.6%      2.6%       2.7%      2.7%
    Advertising                             1.9%        1.7%      1.7%        1.8%        1.9%      2.0%       2.1%      2.1%
    Other Selling Expenses                  2.4%        2.5%      2.8%        3.3%        3.5%      3.7%       3.9%      3.9%
    Fixed Costs (1)                         7.8%        7.6%      7.1%        6.7%        6.4%      6.2%       6.3%      6.3%
    (Gain) Loss on sale of L1011s           0.0%        0.0%      0.0%        0.0%        2.1%      3.8%       1.3%      1.3%
                                        ---------   ---------  --------   ---------   ---------  --------  ---------   -------
    Total Operating Margins                91.8%       92.0%     99.8%       97.8%       99.6%     96.5%      95.8%     95.8%

    EBIT Margin                             8.2%        8.0%      0.2%        2.2%        0.4%      3.5%       4.2%      4.2%

    Interest Income                         0.5%        0.5%      0.6%       (2.1%)      (1.9%)    (1.7%)     (1.2%)    (0.6%)
    Interest Expense                        1.4%        1.9%      2.4%        2.1%        1.9%      1.7%       1.2%      0.6%
    Other                                   0.5%        6.8%      1.3%        0.6%        0.0%      0.0%       0.0%      0.0%

    Income Tax Rate                        40.4%       39.3%     23.1%       52.0%       22.5%     42.4%      40.0%     34.9%

    Net Income Margin                       4.4%        4.2%     (1.2%)       0.3%       (0.7%)     1.5%       2.4%      3.0%

    Preferred Stock Dividends               0.0%        0.0%     (0.0%)      (0.1%)      (0.1%)    (0.1%)     (0.1%)    (0.1%)
    Preferred Convertible Stock Dividends   0.0%        0.0%      0.0%       (0.3%)      (0.3%)    (0.2%)     (0.2%)    (0.2%)

    Net Income to Common Margin             4.4%        4.2%     (1.2%)      (0.2%)      (1.1%)     1.2%       2.1%      2.7%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 60 -


                                                                         June 2001 - Management Base Case with LUV Adjustment
Brickyard Working Capital Assumptions ($ in millions)                                                     2004 Flat Line Case
-----------------------------------------------------------------------------------------------------------------------------

                                        -------------------------------------------------------------------------------------
                                                                               FYE 12/31
                                        -------------------------------------------------------------------------------------
                                           1998       1999      2000       2001E      2002E      2003E      2004E     2005E
                                        ---------   -------    ------     -------    -------    -------    -------   --------

    Accounts Receivable                     $24.9      $52.1     $56.6       $63.7      $88.3      $90.3     $103.9    $103.9
    Inventories                              19.6       36.7      49.1        45.4       50.5       45.7       48.2      48.2
    Prepaids and Other Current Assets        25.6       22.9      25.4        27.0       34.8       36.6       40.9      40.9
                                        ----------  --------- ---------  ----------  ---------  ---------  --------- ---------
    Total Current Assets                    $70.1     $111.7    $131.1      $136.1     $173.6     $172.6     $193.0    $193.0

    Accounts Payable                         $7.2      $20.2     $10.1       $10.5      $15.7      $16.1      $18.4     $18.4
    Air Traffic Liabilities                  76.7       93.5     107.1       143.4      203.8      212.5      248.7     248.7
    Accrued Expenses                         98.5      126.2     147.1       148.5      196.4      207.8      238.6     238.6
                                        ----------  --------- ---------  ----------  ---------  ---------  --------- ---------
    Total Current Liabilities              $182.4     $239.9    $264.2      $302.4     $415.9     $436.4     $505.7    $505.7

    Working Capital                       ($112.3)   ($128.2)  ($133.1)    ($166.3)   ($242.3)   ($263.7)   ($312.7)  ($312.7)

    Increase in Working in Capital             --     ($15.9)    ($4.9)     ($33.1)    ($76.0)    ($21.5)    ($49.0)     $0.0
    % Change in Working Capital                --      14.2%      3.9%       24.9%      45.7%       8.9%      18.6%      0.0%
    % Change in Working Capital as a           --      (7.8%)    (2.9%)     (35.4%)    (29.6%)     (7.8%)    (29.8%)       NM
       % Change in Sales

    Ratios (1)
    Days Receivables                                    16.9      16.0        16.8       19.6       17.2       18.2      18.2
    Inventory Turns (2)                                  1.5       1.4         1.4        1.3        1.5        1.8       1.8
    Prepaids and Other Current Assets (3)               2.0%      2.0%        2.0%       2.1%       1.9%       2.0%      2.0%
    Days Payable                                         7.2       2.9         2.8        3.5        3.2        3.4       3.4
    Air Traffic Liabilities (3)                         8.3%      8.3%       10.4%      12.4%      11.1%      12.0%     12.0%
    Accrued Expenses (3)                               11.2%     11.4%       10.7%      12.0%      10.8%      11.5%     11.5%







------------------------

(1) Based on 365 day year convention

(2) Inventory turns are based on aircraft maintenance, materials and repair costs

 (3) Ratio based on a percentage of revenues


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


                                           June 2001 - Management Recession Case

Discounted Cash Flow Matrix
($ in millions, except per share)                            2004 Flat Line Case
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------      -----------------------------------------
                               Terminal Value EBITDA Multiple                       Year 2005E EBITDA               $110.1
                                                                                    Book Debt as of 3/31/01          439.2
                    4.0x            4.5x             5.0x            5.5x
           ------------------------------------------------------------------      -----------------------------------------
 Discount
   Rate           $258.5          $258.5           $258.5          $258.5           Present Value of Free Cash Flows
                   275.3           309.7            344.1           378.6           Present Value of Terminal Value
               ----------      ----------       ----------      ----------
  11.0%           $533.8          $568.3           $602.7          $637.1           Net Enterprise Value
                    94.6           129.0            163.5           197.9           Net Equity Value
                   $8.31          $11.33           $14.36          $17.38           Implied Price per Share

                    2.3%            3.2%             4.0%            4.6%           Implied Perpetuity Growth Rate
                    0.4x            0.4x             0.5x            0.5x           Multiple of LTM Sales
                    4.2x            4.5x             4.8x            5.0x           Multiple of LTM EBITDA
                    0.4x            0.4x             0.4x            0.5x           Multiple of 2001E Sales
                    4.4x            4.7x             5.0x            5.3x           Multiple of 2001E EBITDA

           ..................................................................................................................

                  $253.9          $253.9           $253.9          $253.9           Present Value of Free Cash Flows
                   264.4           297.5            330.5           363.6           Present Value of Terminal Value
               ----------      ----------       ----------      ----------
  12.0%           $518.3          $551.3           $584.4          $617.4           Net Enterprise Value
                    79.1           112.1            145.2           178.2           Net Equity Value
                   $6.95           $9.85           $12.75          $15.66           Implied Price per Share

                    3.3%            4.2%             4.9%            5.5%           Implied Perpetuity Growth Rate
                    0.4x            0.4x             0.4x            0.5x           Multiple of LTM Sales
                    4.1x            4.4x             4.6x            4.9x           Multiple of LTM EBITDA
                    0.4x            0.4x             0.4x            0.5x           Multiple of 2001E Sales
                    4.3x            4.6x             4.9x            5.1x           Multiple of 2001E EBITDA

           ..................................................................................................................

                  $249.4          $249.4           $249.4          $249.4           Present Value of Free Cash Flows
                   254.1           285.8            317.6           349.3           Present Value of Terminal Value
               ----------      ----------       ----------      ----------
  13.0%           $503.4          $535.2           $566.9          $598.7           Net Enterprise Value
                    64.2            96.0            127.7           159.5           Net Equity Value
                   $5.64           $8.43           $11.22          $14.01           Implied Price per Share

                    4.2%            5.1%             5.8%            6.4%           Implied Perpetuity Growth Rate
                    0.4x            0.4x             0.4x            0.5x           Multiple of LTM Sales
                    4.0x            4.2x             4.5x            4.7x           Multiple of LTM EBITDA
                    0.4x            0.4x             0.4x            0.4x           Multiple of 2001E Sales
                    4.2x            4.4x             4.7x            5.0x           Multiple of 2001E EBITDA

Note: Valuation based on 7/1/01 to 12/31/05 horizon


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



                                           June 2001 - Management Recession Case

Unlevered Free Cash Flow ($ in millions)                     2004 Flat Line Case
--------------------------------------------------------------------------------

                                                    ---------------------------------------------------------------------
                                                                                 FYE 12/31
                                                    ---------------------------------------------------------------------
                                                        2001E          2002E          2003E         2004E          2005E
                                                    ----------   ------------   ------------   -----------   ------------
EBIT                                                    ($8.7)        ($35.6)          $8.0         $18.0          $18.0
EBIT adjusted for Loss on sale of asset (L1011)          (8.7)         (16.2)          42.9          29.7           18.0
Less: Taxes on Adjusted EBIT @ Effective Rate            (3.2)          (5.4)           6.8          17.6            4.1
Plus: Depreciation and Amortization                     128.9          133.0          100.5          80.4           80.4
Plus: Cash proceeds from sale of aircraft                18.3           33.4            1.5           1.5            0.0
Less: Increase in Net Working Capital (1)               (33.2)         (70.5)         (21.5)        (48.0)           0.0
Less: Capital Expenditures (excluding deposits)         169.6          114.5           74.9          57.0           57.0
                                                    ----------   ------------   ------------   -----------   ------------

Unlevered Free Cash Flow                                 $5.3         $111.6          $84.8         $85.0          $37.3





-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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                                     - 63 -


                                                                                         June 2001-Management Recession Case
Summary Financial Results ($ in millions)                                                                 2004 Flat Line Case
-----------------------------------------------------------------------------------------------------------------------------

                                         ------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                         ------------------------------------------------------------------------------------
                                             1998       1999        2000      2001E      2002E      2003E     2004E    2005E
                                         -----------   -------  ---------  ---------   --------   -------- ---------   ------
    Total Revenue                          $919.4    1,122.4    $1,291.6   $1,346.4    $1,602.0   $1,857.9  $2,011.0  2,011.0
       % Growth                             17.4%      22.1%       15.1%       4.2%       19.0%      16.0%      8.2%     0.0%

    EBIT                                     75.4       89.7         2.6       (8.7)      (35.6)       8.0      18.0     18.0
       Margin                                8.2%       8.0%        0.2%      (0.6%)      (2.2%)      0.4%      0.9%     0.9%

    (Gain) Loss on sale of L1011s             0.0        0.0         0.0        0.0        19.5       34.9      11.7     11.7

    Adjusted EBIT                            75.4       89.7         2.6       (8.7)      (16.2)      42.9      29.7     29.7
       Margin                                8.2%       8.0%        0.2%      (0.6%)      (1.0%)      2.3%      1.5%     1.5%

    Depreciation and Amortization            78.7       96.0       125.0      128.9       133.0      100.5      80.4     80.4

    EBITDA                                  154.0      185.7       127.6      120.3       116.8      143.4     110.1    110.1
       Margin                               16.8%      16.5%        9.9%       8.9%        7.3%       7.7%      5.5%     5.5%

    Aircraft Rent Expense                    53.1       58.7        72.1      110.1       209.7      255.5     275.0    275.0

    EBITDAR                                 207.2      244.4       199.8      230.4       326.5      398.9     385.1    385.1
       Margin                               22.5%      21.8%       15.5%      17.1%       20.4%      21.5%     19.2%    19.2%

    Aircraft Pre-Delivery Deposits            0.0        0.0       136.9       55.7      (180.6)      31.2     (43.2)   (43.2)
    Capital Expenditures                    175.4      274.3       126.6      169.6       114.5       74.9      57.0     57.0

    Free Cash Flow                          (21.4)     (88.6)     (135.9)    (105.0)      182.9       37.3      96.3     96.3
       Margin                               (2.3%)     (7.9%)     (10.5%)     (7.8%)      11.4%       2.0%      4.8%     4.8%

    Net Income                               40.1       47.0       (15.7)     (25.6)      (44.9)     (15.8)     (2.1)    12.0
       Margin                                4.4%       4.2%       (1.2%)     (1.9%)      (2.8%)     (0.9%)    (0.1%)    0.6%

    EPS                                     $3.07      $3.49      ($1.32)    ($2.25)     ($3.94)    ($1.39)   ($0.18)   $1.06
    Average Diluted Shares Outstanding (MM)  13.1       13.5        12.0       11.4        11.4       11.4      11.4     11.4

    Book Value                              102.8      151.4       124.7      122.3        77.5       61.6      59.5     71.6
    Return on Book Equity (ROE)             39.0%      31.0%      (12.3%)    (16.2%)     (50.5%)    (16.4%)     6.1%    24.8%


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                                     - 64 -

                                                              June 2001 - Management Recession Case
Income Statement ($ in millions)                                                           2004 Flat Line Case
------------------------------------------------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                        --------------------------------------------------------------------------------------
                                             1998      1999        2000       2001E     2002E      2003E      2004E     2005E
                                        ----------  --------   ---------   ---------  --------  ---------  ---------  --------

    Revenue
    Scheduled Service                      $511.3    $624.6      $753.3      $888.0   1,153.9   $1,402.2   $1,610.1   1,610.1
    Charter                                 222.6     263.8       246.7       218.3     199.3      190.6      133.9     133.9
    Military                                121.9     126.2       188.6       135.4     131.2      135.0      129.8     129.8
    Ground                                   23.2      58.2        59.8        57.9      56.1       56.2       56.2      56.2
    Other                                    40.4      49.6        43.1        46.8      61.5       73.9       80.9      80.9
                                        ----------  --------   ---------   ---------  --------  ---------  ---------  --------
    Total Revenue                          $919.4   1,122.4    $1,291.6    $1,346.4   1,602.0   $1,857.9   $2,011.0   2,011.0

    Expenses
    Salaries, Wages & Benefits             $211.4    $252.6      $297.0      $330.2    $423.1     $502.0     $580.8    $580.8
    Fuel and Oil                            137.4     170.9       274.8       271.5     254.2      272.5      281.5     281.5
    Handling, Landing and Navigation         74.6      89.3        97.4        97.6     121.1      145.7      169.1     169.1
    Passenger Service                        34.0      39.2        45.6        43.2      52.6       61.3       69.2      69.2
    Aircraft Rentals                         53.1      58.7        72.1       110.1     209.7      255.5      275.0     275.0
    Aircraft Maintenance/Materials/Repair    53.7      55.6        70.4        64.4      65.6       70.4       84.5      84.5
    Depreciation and Amortization            78.7      96.0       125.0       128.9     133.0      100.5       80.4      80.4
    Crew and Employee Travel                 41.5      49.7        65.8        61.2      72.0       81.8       83.0      83.0
    Ground Package Cost                      19.5      49.0        50.9        48.6      47.2       47.2       47.2      47.2
    Commissions                              28.5      39.0        39.1        36.9      43.6       50.3       55.6      55.6
    Advertising                              17.8      18.6        22.0        24.4      31.8       38.2       43.5      43.5
    Other Selling Expenses                   22.1      28.1        36.6        45.4      58.9       70.9       81.3      81.3
    Fixed Costs (1)                          71.7      85.8        92.2        92.7     105.4      118.7      130.2     130.2
    (Gain) Loss on sale of L1011s             0.0       0.0         0.0         0.0      19.5       34.9       11.7      11.7
                                        ----------  --------   ---------   ---------  --------  ---------  ---------  --------
    Total Expenses                         $844.0   1,032.7    $1,289.0    $1,355.1   1,637.6   $1,849.9   $1,993.0   1,993.0

    EBIT                                    $75.4     $89.7        $2.6       ($8.7)   ($35.6)      $8.0      $18.0     $18.0

    Interest Income                           4.4       5.4         8.4         5.6       8.3       13.3       14.8      14.8
    Interest Expense                        (12.8)    (21.0)      (31.5)      (28.7)    (31.4)     (33.3)     (23.9)     (9.8)
    Other                                     0.2       3.3         0.6         0.3       0.0        0.0        0.0       0.0
                                        ----------  --------   ---------   ---------  --------  ---------  ---------  --------

    Pre-tax Income                           67.2      77.4       (19.9)      (31.4)    (58.8)     (12.0)       8.9      23.0
    Income Taxes                             27.1      30.5        (4.6)      (11.6)    (19.6)      (1.9)       5.2       5.2
                                        ----------  --------   ---------   ---------  --------  ---------  ---------  --------
    Net Income                               40.1      47.0       (15.3)      (19.8)    (39.1)     (10.1)       3.6      17.8

    Preferred Convertible Stock Dividends     0.0       0.0         0.4         1.5       1.5        1.5        1.5       1.5
    Preferred Stock Dividends                 0.0       0.0         0.0         4.2       4.2        4.2        4.2       4.2
                                        ----------  --------   ---------   ---------  --------  ---------  ---------  --------
    Net Income to Common                    $40.1     $47.0      ($15.7)     ($25.6)   ($44.9)    ($15.8)     ($2.1)    $12.0


------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 65 -

                                           June 2001 - Management Recession Case

Income Statement: Growth Rates and Margins                   2004 Flat Line Case
--------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------
                                                                              FYE 12/31
                                      ----------------------------------------------------------------------------------
                                         1998       1999      2000         2001E     2002E     2003E     2004E    2005E
                                      --------   --------  --------   -----------  --------  --------  --------  -------
Revenue Growth
Scheduled Service                       37.5%      22.2%     20.6%         17.9%     29.9%     21.5%     14.8%     0.0%
Charter                                 (2.4%)     18.5%     (6.5%)       (11.5%)    (8.7%)    (4.4%)   (29.7%)    0.0%
Military                                (7.0%)      3.5%     49.4%        (28.2%)    (3.1%)     2.9%     (3.9%)    0.0%
Ground                                   3.9%     150.9%      2.9%         (3.2%)    (3.0%)     0.1%      0.0%     0.0%
Other                                   35.1%      22.6%    (13.0%)         8.4%     31.6%     20.2%      9.5%     0.0%
                                      --------   --------  --------   -----------  --------  --------  --------  -------
Total Revenue Growth                    17.4%      22.1%     15.1%          4.2%     19.0%     16.0%      8.2%     0.0%

Operating Margins
Salaries, Wages & Benefits              23.0%      22.5%     23.0%         24.5%     26.4%     27.0%     28.9%    28.9%
Fuel and Oil                            14.9%      15.2%     21.3%         20.2%     15.9%     14.7%     14.0%    14.0%
Handling, Landing and Navigation         8.1%       8.0%      7.5%          7.3%      7.6%      7.8%      8.4%     8.4%
Passenger Service                        3.7%       3.5%      3.5%          3.2%      3.3%      3.3%      3.4%     3.4%
Aircraft Rentals                         5.8%       5.2%      5.6%          8.2%     13.1%     13.8%     13.7%    13.7%
Aircraft Maintenance                     5.8%       5.0%      5.5%          4.8%      4.1%      3.8%      4.2%     4.2%
Depreciation and Amortization            8.6%       8.6%      9.7%          9.6%      8.3%      5.4%      4.0%     4.0%
Crew and Employee Travel                 4.5%       4.4%      5.1%          4.5%      4.5%      4.4%      4.1%     4.1%
Ground Package Cost                      2.1%       4.4%      3.9%          3.6%      2.9%      2.5%      2.3%     2.3%
Commissions                              3.1%       3.5%      3.0%          2.7%      2.7%      2.7%      2.8%     2.8%
Advertising                              1.9%       1.7%      1.7%          1.8%      2.0%      2.1%      2.2%     2.2%
Other Selling Expenses                   2.4%       2.5%      2.8%          3.4%      3.7%      3.8%      4.0%     4.0%
Fixed Costs (1)                          7.8%       7.6%      7.1%          6.9%      6.6%      6.4%      6.5%     6.5%
(Gain) Loss on sale of L1011s            0.0%       0.0%      0.0%          0.0%      2.1%      3.8%      1.3%     1.3%
                                      --------   --------  --------   -----------  --------  --------  --------  -------
Total Operating Margins                 91.8%      92.0%     99.8%        100.6%    102.2%     99.6%     99.1%    99.1%

EBIT Margin                              8.2%       8.0%      0.2%         (0.6%)    (2.2%)     0.4%      0.9%     0.9%

Interest Income                          0.5%       0.5%      0.6%         (2.1%)    (2.0%)    (1.8%)    (1.2%)   (0.5%)
Interest Expense                         1.4%       1.9%      2.4%          2.1%      2.0%      1.8%      1.2%     0.5%
Other                                    0.5%       6.8%      1.3%          0.6%      0.0%      0.0%      0.0%     0.0%

Income Tax Rate                         40.4%      39.3%     23.1%         36.8%     33.4%     15.9%     59.1%    22.8%

Net Income Margin                        4.4%       4.2%     (1.2%)        (1.5%)    (2.4%)    (0.5%)     0.2%     0.9%

Preferred Stock Dividends                0.0%       0.0%     (0.0%)        (0.1%)    (0.1%)    (0.1%)    (0.1%)   (0.1%)
Preferred Convertible Stock Dividends    0.0%       0.0%      0.0%         (0.3%)    (0.3%)    (0.2%)    (0.2%)   (0.2%)

Net Income to Common Margin              4.4%       4.2%     (1.2%)        (1.9%)    (2.8%)    (0.9%)    (0.1%)    0.6%

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 66 -

                                           June 2001 - Management Recession Case

Brickyard Working Capital Assumptions ($ in millions)        2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                           FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $59.6      $85.8      $87.4     $100.3     $100.3
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       48.2
Prepaids and Other Current Assets        25.6       22.9       25.4       26.7       34.6       36.4       40.5       40.5
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $131.7     $170.9     $169.4     $189.0     $189.0

Accounts Payable                         $7.2      $20.2      $10.1      $10.5      $15.8      $16.2      $18.5      $18.5
Air Traffic Liabilities                  76.7       93.5      107.1      139.0      195.6      203.8      238.2      238.2
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      238.6
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $298.0     $407.8     $427.8     $495.4     $495.4

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($166.3)   ($236.8)   ($258.3)   ($306.3)   ($306.3)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($33.2)    ($70.5)    ($21.5)    ($48.0)      $0.0
% Change in Working Capital                --      14.2%       3.9%      24.9%      42.4%       9.1%      18.6%       0.0%
% Change in Working Capital as a           --      (7.8%)     (2.9%)    (60.5%)    (27.6%)     (8.4%)    (31.4%)        NM
   % Change in Sales

Ratios (1)
Days Receivables                                    16.9       16.0       16.2       19.6       17.2       18.2       18.2
Inventory Turns (2)                                  1.5        1.4        1.4        1.3        1.5        1.8        1.8
Prepaids and Other Current Assets (3)               2.0%       2.0%       2.0%       2.2%       2.0%       2.0%       2.0%
Days Payable                                         7.2        2.9        2.8        3.5        3.2        3.4        3.4
Air Traffic Liabilities (3)                         8.3%       8.3%      10.3%      12.2%      11.0%      11.8%      11.8%
Accrued Expenses (3)                               11.2%      11.4%      11.0%      12.3%      11.2%      11.9%      11.9%




------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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


                                            June 2001 - Management Downside Case

Discounted Cash Flow Matrix
($ in millions, except per share)                            2004 Flat Line Case
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------      -----------------------------------------
                                Terminal Value EBITDA Multiple                         Year 2005E EBITDA                $52.6
                                                                                       Book Debt as of 3/31/01          439.2
                   4.0x             4.5x              5.0x             5.5x
           ---------------------------------------------------------------------      -----------------------------------------
 Discount
   Rate          $149.7           $149.7            $149.7           $149.7           Present Value of Free Cash Flows
                  131.6            148.1             164.5            181.0           Present Value of Terminal Value
              ----------        ---------        ----------       ----------
  11.0%          $281.4           $297.8            $314.3           $330.7           Net Enterprise Value
                 (157.9)          (141.4)           (125.0)          (108.5)          Net Equity Value
                ($13.87)         ($12.42)          ($10.98)          ($9.53)          Implied Price per Share

                   9.3%             9.5%              9.7%             9.8%           Implied Perpetuity Growth Rate
                   0.2x             0.2x              0.2x             0.3x           Multiple of LTM Sales
                   2.2x             2.3x              2.5x             2.6x           Multiple of LTM EBITDA
                   0.2x             0.2x              0.2x             0.2x           Multiple of 2001E Sales
                   2.3x             2.5x              2.6x             2.7x           Multiple of 2001E EBITDA

           ....................................................................................................................

                 $147.4           $147.4            $147.4           $147.4           Present Value of Free Cash Flows
                  126.4            142.2             158.0            173.8           Present Value of Terminal Value
              ----------        ---------        ----------       ----------
  12.0%          $273.8           $289.6            $305.4           $321.2           Net Enterprise Value
                 (165.4)          (149.6)           (133.8)          (118.0)          Net Equity Value
                ($14.53)         ($13.14)          ($11.76)         ($10.37)          Implied Price per Share

                  10.3%            10.5%             10.7%            10.8%           Implied Perpetuity Growth Rate
                   0.2x             0.2x              0.2x             0.2x           Multiple of LTM Sales
                   2.2x             2.3x              2.4x             2.5x           Multiple of LTM EBITDA
                   0.2x             0.2x              0.2x             0.2x           Multiple of 2001E Sales
                   2.3x             2.4x              2.5x             2.7x           Multiple of 2001E EBITDA

           ....................................................................................................................

                 $145.0           $145.0            $145.0           $145.0           Present Value of Free Cash Flows
                  121.5            136.6             151.8            167.0           Present Value of Terminal Value
              ----------        ---------        ----------       ----------
  13.0%          $266.5           $281.7            $296.8           $312.0           Net Enterprise Value
                 (172.7)          (157.5)           (142.4)          (127.2)          Net Equity Value
                ($15.17)         ($13.84)          ($12.50)         ($11.17)          Implied Price per Share

                  11.3%            11.5%             11.6%            11.8%           Implied Perpetuity Growth Rate
                   0.2x             0.2x              0.2x             0.2x           Multiple of LTM Sales
                   2.1x             2.2x              2.3x             2.5x           Multiple of LTM EBITDA
                   0.2x             0.2x              0.2x             0.2x           Multiple of 2001E Sales
                   2.2x             2.3x              2.5x             2.6x           Multiple of 2001E EBITDA

Note: Valuation based on 7/1/01 to 12/31/05 horizon


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


                                            June 2001 - Management Downside Case

Unlevered Free Cash Flow ($ in millions)                     2004 Flat Line Case
--------------------------------------------------------------------------------

                                                     ---------------------------------------------------------------------
                                                                                  FYE 12/31
                                                     ---------------------------------------------------------------------
                                                         2001E          2002E          2003E         2004E          2005E
                                                     ----------   ------------   ------------   -----------   ------------
EBIT                                                     ($8.7)        ($83.5)        ($47.3)       ($39.5)        ($39.5)
EBIT adjusted for Loss on sale of asset (L1011)           (8.7)         (64.0)         (12.5)        (27.8)         (39.5)
Less: Taxes on Adjusted EBIT @ Effective Rate             (3.2)         (22.5)          (4.2)         (9.5)         (19.3)
Plus: Depreciation and Amortization                      128.9          133.0          100.5          80.4           80.4
Plus: Cash proceeds from sale of aircraft                 18.3           33.4            1.5           1.5            0.0
Less: Increase in Net Working Capital (1)                (30.2)         (71.7)         (21.5)        (47.8)           0.0
Less: Capital Expenditures (excluding deposits)          169.6          114.5           74.9          57.0           57.0
                                                     ----------   ------------   ------------   -----------   ------------

Unlevered Free Cash Flow                                  $2.4          $82.0          $40.4         $54.5           $3.2




-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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


                                            June 2001 - Management Downside Case

Summary Financial Results ($ in millions)                    2004 Flat Line Case
--------------------------------------------------------------------------------

                                      --------------------------------------------------------------------------------------
                                                                      FYE 12/31
                                      --------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E       2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------   ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,346.4    $1,579.0   $1,834.4   $1,986.3   $1,986.3
   % Growth                             17.4%      22.1%      15.1%       4.2%       17.3%      16.2%       8.3%       0.0%

EBIT                                     75.4       89.7        2.6       (8.7)      (83.5)     (47.3)     (39.5)     (39.5)
   Margin                                8.2%       8.0%       0.2%      (0.6%)      (5.3%)     (2.6%)     (2.0%)     (2.0%)

(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0        19.5       34.9       11.7       11.7

Adjusted EBIT                            75.4       89.7        2.6       (8.7)      (64.0)     (12.5)     (27.8)     (27.8)
   Margin                                8.2%       8.0%       0.2%      (0.6%)      (4.1%)     (0.7%)     (1.4%)     (1.4%)

Depreciation and Amortization            78.7       96.0      125.0      128.9       133.0      100.5       80.4       80.4

EBITDA                                  154.0      185.7      127.6      120.3        69.0       88.1       52.6       52.6
   Margin                               16.8%      16.5%       9.9%       8.9%        4.4%       4.8%       2.6%       2.6%

Aircraft Rent Expense                    53.1       58.7       72.1      110.1       209.7      255.5      275.0      275.0

EBITDAR                                 207.2      244.4      199.8      230.4       278.7      343.6      327.7      327.7
   Margin                               22.5%      21.8%      15.5%      17.1%       17.6%      18.7%      16.5%      16.5%

Aircraft Pre-Delivery Deposits            0.0        0.0      136.9       55.7      (180.6)      31.2      (43.2)     (43.2)
Capital Expenditures                    175.4      274.3      126.6      169.6       114.5       74.9       57.0       57.0

Free Cash Flow                          (21.4)     (88.6)    (135.9)    (105.0)      135.1      (18.1)      38.8       38.8
   Margin                               (2.3%)     (7.9%)    (10.5%)     (7.8%)       8.6%      (1.0%)      2.0%       2.0%

Net Income                               40.1       47.0      (15.7)     (25.6)      (75.3)     (52.0)     (40.0)     (24.3)
   Margin                                4.4%       4.2%      (1.2%)     (1.9%)      (4.8%)     (2.8%)     (2.0%)     (1.2%)

EPS                                     $3.07      $3.49     ($1.32)    ($2.25)     ($6.62)    ($4.57)    ($3.51)    ($2.13)
Average Diluted Shares Outstanding (MM)  13.1       13.5       12.0       11.4        11.4       11.4       11.4       11.4

Book Value                              102.8      151.4      124.7      122.3        47.0       (5.0)     (45.0)     (69.3)
Return on Book Equity (ROE)             39.0%      31.0%     (12.3%)    (16.2%)    (148.1%)    917.3%      76.1%      26.8%


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


                                            June 2001 - Management Downside Case

Income Statement ($ in millions)                             2004 Flat Line Case
--------------------------------------------------------------------------------

                                      -------------------------------------------------------------------------------------
                                                                           FYE 12/31
                                      -------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Revenue
Scheduled Service                      $511.3     $624.6     $753.3     $888.0   $1,130.8   $1,378.6   $1,585.5   $1,585.5
Charter                                 222.6      263.8      246.7      218.3      199.3      190.6      133.9      133.9
Military                                121.9      126.2      188.6      135.4      131.2      135.0      129.8      129.8
Ground                                   23.2       58.2       59.8       57.9       56.1       56.2       56.2       56.2
Other                                    40.4       49.6       43.1       46.8       61.5       73.9       80.9       80.9
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                          $919.4   $1,122.4   $1,291.6   $1,346.4   $1,579.0   $1,834.4   $1,986.3   $1,986.3

Expenses
Salaries, Wages & Benefits             $211.4     $252.6     $297.0     $330.2     $423.1     $502.0     $580.8     $580.8
Fuel and Oil                            137.4      170.9      274.8      271.5      281.4      306.7      316.8      316.8
Handling, Landing and Navigation         74.6       89.3       97.4       97.6      121.1      145.7      169.1      169.1
Passenger Service                        34.0       39.2       45.6       43.2       52.6       61.3       69.2       69.2
Aircraft Rentals                         53.1       58.7       72.1      110.1      209.7      255.5      275.0      275.0
Aircraft Maintenance/Materials/Repair    53.7       55.6       70.4       64.4       65.6       70.4       84.5       84.5
Depreciation and Amortization            78.7       96.0      125.0      128.9      133.0      100.5       80.4       80.4
Crew and Employee Travel                 41.5       49.7       65.8       61.2       72.0       81.8       83.0       83.0
Ground Package Cost                      19.5       49.0       50.9       48.6       47.2       47.2       47.2       47.2
Commissions                              28.5       39.0       39.1       36.9       43.0       49.7       55.0       55.0
Advertising                              17.8       18.6       22.0       24.4       31.2       37.6       42.9       42.9
Other Selling Expenses                   22.1       28.1       36.6       45.4       57.8       69.8       80.0       80.0
Fixed Costs (1)                          71.7       85.8       92.2       92.7      105.4      118.7      130.2      130.2
(Gain) Loss on sale of L1011s             0.0        0.0        0.0        0.0       19.5       34.9       11.7       11.7
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                         $844.0   $1,032.7   $1,289.0   $1,355.1   $1,662.4   $1,881.7   $2,025.8   $2,025.8

EBIT                                    $75.4      $89.7       $2.6      ($8.7)    ($83.5)    ($47.3)    ($39.5)    ($39.5)

Interest Income                           4.4        5.4        8.4        5.6        7.6       10.8       10.6       10.6
Interest Expense                        (12.8)     (21.0)     (31.5)     (28.7)     (31.4)     (33.3)     (23.1)      (7.5)
Other                                     0.2        3.3        0.6        0.3        0.0        0.0        0.0        0.0
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Pre-tax Income                           67.2       77.4      (19.9)     (31.4)    (107.3)     (69.8)     (52.0)     (36.3)
Income Taxes                             27.1       30.5       (4.6)     (11.6)     (37.7)     (23.4)     (17.7)     (17.7)
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income                               40.1       47.0      (15.3)     (19.8)     (69.6)     (46.3)     (34.2)     (18.6)

Preferred Convertible Stock Dividends     0.0        0.0        0.4        1.5        1.5        1.5        1.5        1.5
Preferred Stock Dividends                 0.0        0.0        0.0        4.2        4.2        4.2        4.2        4.2
                                      --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Common                    $40.1      $47.0     ($15.7)    ($25.6)    ($75.3)    ($52.0)    ($40.0)    ($24.3)

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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


                                            June 2001 - Management Downside Case

Income Statement: Growth Rates and Margins                   2004 Flat Line Case
--------------------------------------------------------------------------------

                                      ------------------------------------------------------------------------------
                                                                   FYE 12/31
                                      ------------------------------------------------------------------------------
                                         1998      1999      2000     2001E     2002E     2003E     2004E     2005E
                                      --------  --------  --------  --------  --------  --------  --------  --------
Revenue Growth
Scheduled Service                       37.5%     22.2%     20.6%     17.9%     27.3%     21.9%     15.0%      0.0%
Charter                                 (2.4%)    18.5%     (6.5%)   (11.5%)    (8.7%)    (4.4%)   (29.7%)     0.0%
Military                                (7.0%)     3.5%     49.4%    (28.2%)    (3.1%)     2.9%     (3.9%)     0.0%
Ground                                   3.9%    150.9%      2.9%     (3.2%)    (3.0%)     0.1%      0.0%      0.0%
Other                                   35.1%     22.6%    (13.0%)     8.4%     31.6%     20.2%      9.5%      0.0%
                                      --------  --------  --------  --------  --------  --------  --------  --------
Total Revenue Growth                    17.4%     22.1%     15.1%      4.2%     17.3%     16.2%      8.3%      0.0%

Operating Margins
Salaries, Wages & Benefits              23.0%     22.5%     23.0%     24.5%     26.8%     27.4%     29.2%     29.2%
Fuel and Oil                            14.9%     15.2%     21.3%     20.2%     17.8%     16.7%     15.9%     15.9%
Handling, Landing and Navigation         8.1%      8.0%      7.5%      7.3%      7.7%      7.9%      8.5%      8.5%
Passenger Service                        3.7%      3.5%      3.5%      3.2%      3.3%      3.3%      3.5%      3.5%
Aircraft Rentals                         5.8%      5.2%      5.6%      8.2%     13.3%     13.9%     13.8%     13.8%
Aircraft Maintenance                     5.8%      5.0%      5.5%      4.8%      4.2%      3.8%      4.3%      4.3%
Depreciation and Amortization            8.6%      8.6%      9.7%      9.6%      8.4%      5.5%      4.0%      4.0%
Crew and Employee Travel                 4.5%      4.4%      5.1%      4.5%      4.6%      4.5%      4.2%      4.2%
Ground Package Cost                      2.1%      4.4%      3.9%      3.6%      3.0%      2.6%      2.4%      2.4%
Commissions                              3.1%      3.5%      3.0%      2.7%      2.7%      2.7%      2.8%      2.8%
Advertising                              1.9%      1.7%      1.7%      1.8%      2.0%      2.0%      2.2%      2.2%
Other Selling Expenses                   2.4%      2.5%      2.8%      3.4%      3.7%      3.8%      4.0%      4.0%
Fixed Costs (1)                          7.8%      7.6%      7.1%      6.9%      6.7%      6.5%      6.6%      6.6%
(Gain) Loss on sale of L1011s            0.0%      0.0%      0.0%      0.0%      2.1%      3.8%      1.3%      1.3%
                                      --------  --------  --------  --------  --------  --------  --------  --------
Total Operating Margins                 91.8%     92.0%     99.8%    100.6%    105.3%    102.6%    102.0%    102.0%

EBIT Margin                              8.2%      8.0%      0.2%     (0.6%)    (5.3%)    (2.6%)    (2.0%)    (2.0%)

Interest Income                          0.5%      0.5%      0.6%     (2.1%)    (2.0%)    (1.8%)    (1.2%)    (0.4%)
Interest Expense                         1.4%      1.9%      2.4%      2.1%      2.0%      1.8%      1.2%      0.4%
Other                                    0.5%      6.8%      1.3%      0.6%      0.0%      0.0%      0.0%      0.0%

Income Tax Rate                         40.4%     39.3%     23.1%     36.8%     35.2%     33.6%     34.1%     48.8%

Net Income Margin                        4.4%      4.2%     (1.2%)    (1.5%)    (4.4%)    (2.5%)    (1.7%)    (0.9%)

Preferred Stock Dividends                0.0%      0.0%     (0.0%)    (0.1%)    (0.1%)    (0.1%)    (0.1%)    (0.1%)
Preferred Convertible Stock Dividends    0.0%      0.0%      0.0%     (0.3%)    (0.3%)    (0.2%)    (0.2%)    (0.2%)

Net Income to Common Margin              4.4%      4.2%     (1.2%)    (1.9%)    (4.8%)    (2.8%)    (2.0%)    (1.2%)

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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


                                            June 2001 - Management Downside Case

Brickyard Working Capital Assumptions ($ in millions)        2004 Flat Line Case
--------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                     --------------------------------------------------------------------------------------
                                         1998       1999       2000      2001E      2002E      2003E      2004E      2005E
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Accounts Receivable                     $24.9      $52.1      $56.6      $59.6      $84.7      $86.2      $99.1      $99.1
Inventories                              19.6       36.7       49.1       45.4       50.5       45.7       48.2       48.2
Prepaids and Other Current Assets        25.6       22.9       25.4       26.4       34.2       35.9       40.1       40.1
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Assets                    $70.1     $111.7     $131.1     $131.4     $169.4     $167.9     $187.4     $187.4

Accounts Payable                         $7.2      $20.2      $10.1      $10.5      $15.8      $16.2      $18.5      $18.5
Air Traffic Liabilities                  76.7       93.5      107.1      135.8      192.3      200.5      234.6      234.6
Accrued Expenses                         98.5      126.2      147.1      148.5      196.4      207.8      238.6      238.6
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Current Liabilities              $182.4     $239.9     $264.2     $294.8     $404.4     $424.4     $491.7     $491.7

Working Capital                       ($112.3)   ($128.2)   ($133.1)   ($163.4)   ($235.0)   ($256.5)   ($304.4)   ($304.4)

Increase in Working in Capital             --     ($15.9)     ($4.9)    ($30.2)    ($71.7)    ($21.5)    ($47.8)      $0.0
% Change in Working Capital                --      14.2%       3.9%      22.7%      43.9%       9.2%      18.7%       0.0%
% Change in Working Capital as a
   % Change in Sales                       --      (7.8%)     (2.9%)    (55.1%)    (30.8%)     (8.4%)    (31.5%)        NM

Ratios (1)
Days Receivables                                    16.9       16.0       16.2       19.6       17.2       18.2       18.2
Inventory Turns (2)                                  1.5        1.4        1.4        1.3        1.5        1.8        1.8
Prepaids and Other Current Assets (3)               2.0%       2.0%       2.0%       2.2%       2.0%       2.0%       2.0%
Days Payable                                         7.2        2.9        2.8        3.5        3.1        3.3        3.3
Air Traffic Liabilities (3)                         8.3%       8.3%      10.1%      12.2%      10.9%      11.8%      11.8%
Accrued Expenses (3)                               11.2%      11.4%      11.0%      12.4%      11.3%      12.0%      12.0%





------------------------
(1) Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3) Ratio based on a percentage of revenues


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

-------------------------------------------------------------------------------

                       -----------------------------
                       Comparable Companies Analysis
                       -----------------------------




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


                                                   Comparable Companies Analysis

Comparable Companies - LTM ($ in millions, except share price)
-------------------------------------------------------------------------------



                                 % of      Market      Adjusted
                      Stock      52 Week  Value of      Market
Company               Price      High      Equity       Value
-----------          ---------   ------   ----------   ---------
Brickyard              $19.55    97.8%       $238.2       $677.4

Major Domestic
  Airlines
American Airlines      $37.63    85.6%     $5,878.7    $10,893.7
Continental Airlines    48.15    83.2%      2,624.3      5,860.3
Delta Airlines          46.46    80.4%      5,716.6     10,865.6
Northwest Airlines      26.80    68.7%      2,224.4      4,934.4
Southwest Airlines      19.27    82.6%     15,004.2     15,184.4
United Airlines         35.96    58.3%      1,910.1      8,121.1
------------------------------------------------------------------
Regional & Discount
  Domestic Airlines
  AirTran              $10.90    97.8%       $771.0    $1,022.6
Alaska Air              28.02    79.5%        741.9       956.1
America West            10.22    51.3%        334.2       406.6
Frontier Airlines       14.04    53.6%        273.1       162.2
------------------------------------------------------------------

                          Market Value of Equity                   Adjusted Market Value
                           as a multiple of LTM                      as a multiple of LTM
                          ---------------------   ---------------------------------------------------------
                            Net         Book                              Adjusted                              Debt/
Company                    Income       Value      Sales        EBITDA     EBITDA (1)  EBITDAR       EBIT       EBITDA
-----------               ---------   ---------   ---------   ---------   ---------------------   ---------   ---------
Brickyard                       NM        2.0x        0.5x        5.3x        9.1x        3.3x          NM        3.9x

Major Domestic
  Airlines
American Airlines             8.9x        0.8x        0.5x        4.5x        4.5x        3.6x        9.2x        2.7x
Continental Airlines          7.7x        2.2x        0.6x        5.3x        5.3x        3.0x        8.4x        3.6x
Delta Airlines               10.7x        1.1x        0.7x        4.5x        4.5x        3.5x        9.2x        2.5x
Northwest Airlines           27.5x       21.4x        0.4x        5.1x          NA        3.5x       14.7x        5.2x
Southwest Airlines           23.1x        4.1x        2.6x       10.9x          NA        9.6x       14.1x        0.6x
United Airlines                 NM        0.4x        0.4x        7.5x        7.5x        4.1x          NM        6.8x
-----------------------------------------------------------------------------------------------------------------------
Overall Mean excluding
  Brickyard                  11.2x        5.0x        0.9x        6.3x        5.4x        4.5x       11.1x        3.6x
Overall Median excluding
  Brickyard                   9.8x        1.7x        0.6x        5.2x        4.9x        3.6x        9.2x        3.2x
-----------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results
  (except FY 2000 Results
   for Adjusted EBITDA)     (18.5)      119.7     1,317.7       126.7        74.7       202.8        (2.2)
Implied Enterprise Value   $257.6      $640.2      $744.2      $660.6      $367.1      $725.8      ($20.6)
Less: Net Debt (@ Book
  Value)                    439.2       439.2       439.2       439.2       439.2       439.2       439.2
                           ------      ------     -------      ------      ------      ------      ------
Implied Equity Value       (181.6)      201.0       305.0       221.4       (72.1)      286.6      (459.8)
Implied Per Share Value        NM      $17.33      $26.01      $19.03          NM      $24.48          NM
---------------------------------------------------------------------------------------------------------
Regional & Discount
  Domestic Airlines
  AirTran                   14.8x       32.6x        1.5x        8.8x        8.8x        7.7x       11.7x        3.1x
Alaska Air                     NM        0.9x        0.4x       16.2x          NA        3.7x          NM       11.5x
America West                   NM        0.5x        0.2x          NM          NA        1.2x          NM          NM
Frontier Airlines            5.1x        2.1x        0.4x        1.9x        1.9x        1.1x        2.0x        0.0x
-----------------------------------------------------------------------------------------------------------------------
Overall Mean excluding
   Brickyard                10.0x        9.0x        0.6x        9.0x        5.3x        3.4x        6.9x        4.9x
Overall Median excluding
   Brickyard                10.0x        1.5x        0.4x        8.8x        5.3x        2.4x        6.9x        3.1x
-----------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results
  (except FY 2000
  Results for
  Adjusted EBITDA)          (18.5)      119.7     1,317.7       126.7        74.7       202.8        (2.2)
Implied Enterprise
  Value                    $254.7      $614.5      $523.0    $1,113.8      $398.5      $492.7      ($15.3)
Less: Net Debt (@ Book
  Value)                    439.2       439.2       439.2       439.2       439.2       439.2       439.2
                           ------   ---------   ---------   ---------   ---------   ---------   ---------
Implied Equity Value       (184.5)      175.3        83.8       674.6       (40.7)       53.5      (454.5)
Implied Per Share Value        NM      $15.18       $7.36      $56.36          NM       $4.70          NM
---------------------------------------------------------------------------------------------------------

Note: Stock prices as of 6/1/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures




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



                                                   Comparable Companies Analysis


Comparable Companies - 2001E ($ in millions, except share price)
-------------------------------------------------------------------------------


                                 % of      Market      Adjusted
                      Stock      52 Week  Value of      Market
Company               Price      High      Equity       Value
-----------          ---------   ------   ----------   ---------
Brickyard              $19.55    97.8%       $238.2       $677.4

Major Domestic Airlines
American Airlines      $37.63    85.6%     $5,878.7    $10,893.7
Continental Airlines    48.15    83.2%      2,624.3      5,860.3
Delta Airlines          46.46    80.4%      5,716.6     10,865.6
Northwest Airlines      26.80    68.7%      2,224.4      4,934.4
Southwest Airlines      19.27    82.6%     15,004.2     15,184.4
United Airlines         35.96    58.3%      1,910.1      8,121.1
--------------------------------------------------------------------
Regional & Discount
  Domestic Airlines
AirTran                   $10.90        97.8%     $771.0    $1,022.6
Alaska Air                 28.02        79.5%      741.9       956.1
America West               10.22        51.3%      334.2       406.6
Frontier Airlines          14.04        53.6%      273.1       162.2
--------------------------------------------------------------------
                         Market Value of Equity                   Adjusted Market Value
                         as a multiple of 2001E                   as a multiple of 2001E
                         ---------------------   ---------------------------------------------------------
                                                                         Adjusted                             Debt/
Company                  Net Income  Book Value    Sales     EBITDA     EBITDA (1)  EBITDAR       EBIT       EBITDA
-----------              ----------  ----------   -------   ---------   ---------------------   ---------   ---------
Brickyard                      NM        2.1x        0.5x        4.3x        7.6x        2.4x       25.1x        3.9x

Major Domestic
  Airlines
American Airlines           16.2x        0.8x        0.5x        5.1x        5.1x        4.0x       13.5x        2.7x
Continental Airlines         6.9x        1.7x        0.6x        4.9x        4.9x        2.8x        7.9x        3.6x
Delta Airlines              25.4x        1.1x        0.7x        5.6x        5.6x        4.0x       15.4x        2.5x
Northwest Airlines             NM       23.1x        0.4x        6.4x          NA        4.0x       20.1x        5.2x
Southwest Airlines          20.6x        3.4x        2.4x       10.2x          NA        8.9x       12.9x        0.6x
United Airlines                NM        0.4x        0.4x        8.5x        8.5x        4.5x          NM        6.8x
----------------------------------------------------------------------------------------------------------------------
Overall Mean excluding
  Brickyard                 17.3x        5.1x        0.8x        6.8x        6.0x        4.7x       14.0x        3.6x
Overall Median excluding
  Brickyard                 18.4x        1.4x        0.5x        6.0x        5.4x        4.0x       13.5x        3.2x
---------------------------------------------------------------------------------------------------------------------
Brickyard 2001E Results     (2.1)      117.6     1,385.0       158.9        92.4       269.0        30.0
Implied Enterprise Value  $400.5      $601.7      $749.4      $954.8      $495.1    $1,071.6      $405.0
Less: Net Debt (@ Book
  Value)                   439.2       439.2       439.2       439.2       439.2       439.2       439.2
                          ------      ------     -------      ------      ------    --------      ------
Implied Equity Value       (38.7)      162.5       310.1       515.6        55.9       632.4       (34.2)
Implied Per Share Value       NM      $14.10      $26.44      $43.31       $4.91      $52.90          NM
---------------------------------------------------------------------------------------------------------
Regional & Discount
  Domestic Airlines
AirTran                     10.9x        8.2x        1.3x        7.0x        7.0x        5.9x        8.9x        3.1x
Alaska Air                  56.2x        0.8x        0.4x        6.5x          NA        2.9x       36.9x       11.5x
America West                22.0x        0.5x        0.2x        4.7x          NA        0.9x       13.7x          NM
Frontier Airlines            4.9x        1.5x        0.3x        1.8x        1.8x        1.1x        2.0x        0.0x
---------------------------------------------------------------------------------------------------------------------
Overall Mean excluding
  Brickyard                 23.5x        2.7x        0.6x        5.0x        4.4x        2.7x       15.4x        4.9x
Overall Median excluding
  Brickyard                 16.5x        1.2x        0.4x        5.6x        4.4x        2.0x       11.3x        3.1x
---------------------------------------------------------------------------------------------------------------------
Brickyard 2001E Results     (2.1)      117.6     1,385.0       158.9        92.4       269.0        30.0
Implied Enterprise Value  $404.7      $574.9      $517.0      $890.8      $408.0      $542.0      $340.3
Less: Net Debt (@ Book
  Value)                   439.2       439.2       439.2       439.2       439.2       439.2       439.2
                          ------      ------     -------      ------      ------      ------      ------
Implied Equity Value       (34.6)      135.6        77.7       451.6       (31.2)      102.8       (99.0)
Implied Per Share Value       NM      $11.82       $6.83      $38.05          NM       $9.01          NM
--------------------------------------------------------------------------------------------------------

Note: Stock prices as of 6/1/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures June 2001 - Management Base Case




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


                                                   Comparable Companies Analysis

Comparable Companies - 2002E ($ in millions, except share price)
--------------------------------------------------------------------------------

                                                           Market Value of Equity                 Adjusted Market Value
                                                           as a multiple of 2002E                 as a multiple of 2002E
                               % of     Market   Adjusted  ---------------------- ---------------------------------------------
                      Stock    52 Week Value of   Market                                       Adjusted                   Debt/
Company               Price    High     Equity    Value    Net Income Book Value  Sales EBITDA EBITDA(1) EBITDAR  EBIT   EBITDA
-----------          --------  ------  --------- --------- ---------- ----------  ----- ------ --------- -------  ----   ------
Brickyard              $19.55  97.8%     $238.2    $677.4        NM     2.4x       0.4x   4.2x    5.8x      1.7x  23.6x    3.9x

Major Domestic Airlines

American Airlines      $37.63  85.6%   $5,878.7 $10,893.7     10.0x     0.7x       0.5x   4.2x    4.2x      3.4x   9.3x   2.7x

Continental Airlines    48.15  83.2%    2,624.3   5,860.3      6.9x     1.4x       0.5x   4.8x    4.8x      2.7x   7.9x   3.6x

Delta Airlines          46.46  80.4%    5,716.6  10,865.6     10.2x     1.0x       0.6x   4.4x    4.4x      3.3x   9.1x   2.5x

Northwest Airlines      26.80  68.7%    2,224.4   4,934.4      9.1x     6.5x       0.4x   4.1x      NA      2.9x   7.5x   5.2x

Southwest Airlines      19.27  82.6%   15,004.2  15,184.4     17.0x     2.9x       2.2x   8.5x      NA      7.5x  10.5x   0.6x

United Airlines         35.96  58.3%    1,910.1   8,121.1     16.5x     0.4x       0.4x   5.3x    5.3x      3.4x  18.4x   6.8x

------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                              11.6x     2.1x       0.8x   5.2x    4.7x      3.9x  10.5x   3.6x
Overall Median excluding Brickyard                            10.1x     1.2x       0.5x   4.6x    4.6x      3.3x   9.2x   3.2x
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Brickyard 2002E Results                                        (3.4)   114.2    1,666.7  180.6   135.3     390.3   47.6
Implied Enterprise Value                                     $404.9   $572.1     $873.6 $835.6  $626.1  $1,298.2 $437.8
Less: Net Debt (@ Book Value)                                 439.2    439.2      439.2  439.2   439.2     439.2  439.2
                                                             ------   ------    ------- ------  ------  -------- -------
Implied Equity Value                                          (34.3)   132.9      434.4  396.4   186.9     858.9   (1.4)
Implied Per Share Value                                          NM   $11.59     $36.65 $33.53  $16.15    $71.49     NM
------------------------------------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                $10.90  97.8%      $771.0 $1,022.6      8.6x     4.2x       1.1x   5.6x    5.6x      4.8x   6.9x   3.1x

Alaska Air              28.02  79.5%       741.9    956.1     14.0x     0.8x       0.4x   4.6x      NA      2.4x  11.8x  11.5x

America West            10.22  51.3%       334.2    406.6      9.8x     0.5x       0.2x   3.3x      NA      0.8x   6.2x     NM

Frontier Airlines       14.04  53.6%       273.1    162.2      4.6x     1.5x       0.3x   1.9x    1.9x      1.1x   1.8x   0.0x

------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                               9.2x     1.7x       0.5x   3.9x    3.8x      2.3x   6.7x   4.9x
Overall Median excluding Brickyard                             9.2x     1.1x       0.3x   4.0x    3.8x      1.7x   6.6x   3.1x
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Brickyard 2002E Results                                        (3.4)   114.2    1,666.7  180.6   135.3     390.3   47.6
Implied Enterprise Value                                     $408.0   $568.2     $548.1 $716.6  $508.1    $676.4 $312.9
Less: Net Debt (@ Book Value)                                 439.2    439.2      439.2  439.2   439.2     439.2  439.2
                                                             ------   ------    ------- ------  ------    ------ ------
Implied Equity Value                                          (31.2)   129.0      108.9  277.4    68.9     237.2 (126.3)
Implied Per Share Value                                          NM   $11.26      $9.54 $23.72   $6.05    $20.35     NM
------------------------------------------------------------------------------------------------------------------------

Note: Stock prices as of 6/1/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures June 2001
    - Management Base Case


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


                                                   Comparable Companies Analysis

Weighted Average Cost of Capital Model ($ in millions)
--------------------------------------------------------------------------------


                                    Curent        Adjusted       Market          Debt/
                                    Levered        Market        Equity         Equity        Unlevered
    Company                         Beta(1)        Vakue          Value          Ratio         Beta(2)
    ------------                  ------------   -----------   ------------   ------------   ------------

    -----------------------------------------------------------------------------------------------------
    American Airlines                0.95         $10,893.7       $5,878.7          85.3%       0.63

    Continental Airlines             0.90           5,860.3        2,624.3         123.3%       0.52

    Delta Airlines                   0.87          10,865.6        5,716.6          90.1%       0.57

    Northwest Airlines               0.77           4,934.4        2,224.4         121.8%       0.45

    Southwest Airlines               0.89          15,184.4       15,004.2           1.2%       0.88

    United Airlines                  0.84           8,121.1        1,910.1         325.2%       0.29
    -----------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------------------------------------
    AirTran                          0.90             771.0        1,022.6         (24.6%)      1.05

    Alaska Air                       0.77             741.9          956.1         (22.4%)      0.89

    America West                     0.72             334.2          406.6         (17.8%)      0.81

    Frontier Airlines                1.04             273.1          162.2          68.4%       0.74
    -----------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------------------------------------
    Mean                             0.87           5,798.0        3,590.6          75.0%       0.68
    Median                           0.88          $5,397.3       $2,067.3          76.8%       0.68
    -----------------------------------------------------------------------------------------------------

---------------------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value
(2)  Unlevered Beta = Predicted Levered Beta / {1 + (Debt / Equity * (1 - Tax
     Rate)}


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


                                                   Comparable Companies Analysis

Weighted Average Cost of Capital Model ($ in millions) (Cont'd)(1)
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
     Capital Structure                      Cost of Equity                        Cost of Debt
----------------------------           --------------------------          ---------------------------          Wtd. Avg.
   Debt/           Debt/                Relevered       Cost of              Before          After               Cost of
  Capital         Equity                 Beta(2)         Equity                Tax            Tax                Capital
-------------   ------------           ------------  ------------          ------------   ------------         ------------
       0%             0%                   0.68         11.3%                  6.0%           3.6%                11.3%
      10%            11%                   0.76         12.0%                  6.5%           3.9%                11.2%
      20%            25%                   0.86         12.9%                  7.0%           4.2%                11.2%
      30%            43%                   0.98         14.1%                  7.5%           4.5%                11.2%
      40%            67%                   1.14         15.6%                  8.0%           4.8%                11.3%
      50%           100%                   1.37         17.7%                  8.5%           5.1%                11.4%
      60%           150%                   1.71         21.0%                  9.0%           5.4%                11.6%
      70%           233%                   2.28         26.3%                  9.5%           5.7%                11.9%
---------------------------------------------------------------------------------------------------------------------------

     Marginal Tax Rate                   Risk Free Rate(3)              Market Risk Premium(4)
----------------------------          -----------------------           -----------------------
           40.0%                               4.88%                              9.4%

---------------------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations
(2) Relevered Beta = Unlevered Beta *{1+ Debt/Equity Ratio * (1 - Tax Rate)}
(3) 5 year U.S. Treasury as of 6/1/01
(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and short-term treasury bill returns, calculated annually


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

--------------------------------------------------------------------------------


                     --------------------------------------
                             Comparable Transactions
                                    Analysis
                     --------------------------------------


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                                      -80-


                                                                                 Comparable Transactions Analysis
Comparable Transactions Analysis ($ in millions)
-----------------------------------------------------------------------------------------------------------------

                                                                                      Adjusted    Equity
  Date               Acquiror/                         Target Business                Purchase  Purchase
  Ann.                Target                             Description                   Price      Price     Sales
----------  ----------------------------     -----------------------------------     ---------   -------    -----

03/09/01    British Airways/*                Regional UK passenger airlines            $192.8     $111.9     0.7x
            British Regional Airlines

03/02/01    Atlantic Coast Airlines/*        Regional domestic passenger airlines      $218.0     $200.0     0.4x
            Allegheny Airlines, Piedmont
            Airlines & PSA Airlines

01/29/01    Canada 3000/                     Regional Canadian passenger airlines       $74.6      $56.4      0.3x
            Royal Aviation

01/10/01    American Airlines/               National domestic passenger airlines    $1,597.9     $742.0      0.4x
            TWA

11/01/00    Northwest Airlines/              Regional domestic passenger airlines      $155.6     $263.7      0.4x
            Mesaba Holdings                  (operates as Northwest AirLink)

05/25/00    Robert Johnson/*                 Washington D.C. assets of U.S. Airways    $141.2     $141.2        NA
            DC Air

05/23/00    UAL Corp./*                      National domestic passenger airlines    $5,620.0   $4,020.0      0.6x
            U.S. Airways

05/05/00    Taitbout Antibes BV/             Regional Paris-based passenger airlines    $72.6      $72.6      0.1x
            Air Liberte (British Air)

10/18/99    Delta Airlines/                  Regional domestic passenger airlines    $2,357.3   $2,247.3      3.0x
            Comair Holdings                  (operates as Delta Connection)

02/16/99    Delta Airlines/                  Regional domestic passenger airlines      $993.8   $1,106.1      2.5x
            ASA Holdings

11/26/98    British Airways/                 Regional UK passenger airlines            $124.5     $124.5        NA
            CityFlyer Express

11/19/98    American Airlines/               Regional domestic passenger airlines      $168.1     $141.3      0.4x
            Reno Air

08/28/98    Mesa Air Group/                  Regional domestic passenger airlines       $67.3      $55.1      0.9x
            CCAIR

* Deal Pending




  Date               Acquiror/                         Target Business
  Ann.                Target                             Description                EBITDA  EBIT    Net Inc. Book Val
----------  ----------------------------     -----------------------------------    ------ ------   -------  --------

03/09/01    British Airways/*                Regional UK passenger airlines           NA   12.9x     13.4x      NA
            British Regional Airlines

03/02/01    Atlantic Coast Airlines/*        Regional domestic passenger airlines    3.2x   3.7x      3.3x      NA
            Allegheny Airlines, Piedmont
            Airlines & PSA Airlines

01/29/01    Canada 3000/                     Regional Canadian passenger airlines    5.0x  10.6x     33.0x     2.2x
            Royal Aviation

01/10/01    American Airlines/               National domestic passenger airlines     NM     NM        NM       NM
            TWA

11/01/00    Northwest Airlines/              Regional domestic passenger airlines    2.5x   3.3x      8.5x     1.6x
            Mesaba Holdings                  (operates as Northwest AirLink)

05/25/00    Robert Johnson/*                 Washington D.C. assets of U.S. Airways   NA     NA        NA       NA
            DC Air

05/23/00    UAL Corp./*                      National domestic passenger airlines   17.8x    NM        NM       NM
            U.S. Airways

05/05/00    Taitbout Antibes BV/             Regional Paris-based passenger airlines  NA     NA        NA       NA
            Air Liberte (British Air)

10/18/99    Delta Airlines/                  Regional domestic passenger airlines    9.5x  10.9x     16.9x     2.2x
            Comair Holdings                  (operates as Delta Connection)

02/16/99    Delta Airlines/                  Regional domestic passenger airlines    7.8x  10.6x       NA       NA
            ASA Holdings

11/26/98    British Airways/                 Regional UK passenger airlines           NA     NA        NA       NA
            CityFlyer Express

11/19/98    American Airlines/               Regional domestic passenger airlines   22.9x    NM        NM      4.1x
            Reno Air

08/28/98    Mesa Air Group/                  Regional domestic passenger airlines     NM     NM        NM       NM
            CCAIR

* Deal Pending



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



                                                                             Comparable Transactions Analysis
Comparable Transactions Analysis ($ in millions) (Cont'd)
---------------------------------------------------------------------------------------------------------------

                                                                                       Adjusted    Equity
   Date               Acquiror/                         Target Business                Purchase   Purchase
   Ann.                Target                             Description                   Price      Price        Sales
-----------  ----------------------------     -------------------------------------   ---------- -----------  -----------
 08/28/98    Mesa Air Group/                  Regional domestic passenger airlines      $67.3      $55.1         0.9x
             CCAIR

 04/30/98    Guilford Transportation/         Regional domestic passenger airlines      $61.3      $29.5         0.5x
             Pan Am World Airways

 02/04/98    Bax Global/                      Freight and passenger airline             $30.0      $30.0           NA
             Air Transport Int'l

 07/10/97    AirTran/                         Regional domestic passenger airlines      $63.8      $63.7         0.6x
             Airways Corp.

 03/20/97    Pan Am World Airways/            Regional domestic passenger airlines     $123.1      $96.4         0.5x
             Carnival Airlines

-------------------------------------------------------------------------------------------------------------------------
Overall Mean                                                                                                     0.8x
Overall Median                                                                                                   0.5x
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results                                                                                        1,317.7
Implied Enterprise Value                                                                                      $680.8
Less: Net Debt                                                                                                 439.2
                                                                                                              -----------
Implied Equity Value                                                                                           241.6
Implied Per Share Value                                                                                       $20.73
-------------------------------------------------------------------------------------------------------------------------






   Date               Acquiror/                         Target Business
   Ann.                Target                             Description                EBITDA     EBIT    Net Inc.   Book Val.
-----------  ----------------------------     ------------------------------------  --------  -------  ---------  ---------

 08/28/98    Mesa Air Group/                  Regional domestic passenger airlines     NM        NM        NM          NM
             CCAIR

 04/30/98    Guilford Transportation/         Regional domestic passenger airlines     NM        NM        NM         0.6x
             Pan Am World Airways

 02/04/98    Bax Global/                      Freight and passenger airline            NA        NA        NA           NA
             Air Transport Int'l

 07/10/97    AirTran/                         Regional domestic passenger airlines     NM        NM        NM         3.6x
             Airways Corp.

 03/20/97    Pan Am World Airways/            Regional domestic passenger airlines     NM        NM        NM           NM
             Carnival Airlines

----------------------------------------------------------------------------------------------------------------------------
Overall Mean                                                                          9.8x      8.7x     15.0x        2.4x
Overall Median                                                                        7.8x     10.6x     13.4x        2.2x
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results                                                               126.7      (2.2)    (18.5)      119.7
Implied Enterprise Value                                                           $988.5    ($23.6)   $190.1      $706.1
Less: Net Debt                                                                      439.2     439.2     439.2       439.2
                                                                                   ---------  -------- ----------  ---------
Implied Equity Value                                                                549.3    (462.8)   (249.1)      266.9
Implied Per Share Value                                                            $46.08        NM        NM      $22.83
----------------------------------------------------------------------------------------------------------------------------


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



                           ---------------------------
                           Leveraged Recapitalization
                                    Analysis
                           ---------------------------



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


                                             Leveraged Recapitalization Analysis

Leveraged Recapitalization Assumptions ($ in millions, except per share)
-------------------------------------------------------------------------------

----------------------------------------------------------
                       Use of Funds
----------------------------------------------------------
Total Shares Outstanding                             11.4
Stock Price as of 5/16/01                          $12.60
Premium                                             66.7%
Purchase Price per Share                           $21.00
% Incremental Ownership sought by Mikelsons         27.4%
Number of Shares                                      3.1
Equity Purchase Price                               $65.4
Value of Outstanding Options (excluding Sr. Mgmt)     5.8
Total Transaction Fees                                5.0
                                                   -------
Total Additional Equity Purchase Price              $73.4
----------------------------------------------------------

----------------------------------------------------------
                       Source of Funds
----------------------------------------------------------
                             Int. Rate    $MM     % Cap.
                             ---------  ------  --------
 Citibank Credit Facility       7.1%      73.4    14.2%
 New Equity Investment                    $0.0     0.0%
                                         ------   ------
 Total Sources                           $73.4    14.2%
----------------------------------------------------------

----------------------------------------------------------
                  Implied Brickyard Valuation
----------------------------------------------------------
 Implied Equity Value @ $21.00 per share          $239.1

 Implied Enterprise Value @ $21.00 per share       678.3
----------------------------------------------------------

 ---------------------------------------------------------------------------------------------------------------
                                    Transaction Multiples
 ---------------------------------------------------------------------------------------------------------------
                                 LTM PF        2001PF      2002E       2003E       2004E       2005E      2006E
                              ----------   -----------   --------   ---------   ---------   ---------   --------
 Revenues                          0.5x          0.5x       0.4x        0.3x        0.3x        0.3x       0.3x
 EBITDA                            5.4x          4.2x       3.7x        3.0x        3.3x        4.6x       4.5x
 EBITDAR                           3.3x          2.5x       1.7x        1.4x        1.4x        1.6x       1.5x
 EBIT                                NM         21.9x      22.5x        7.4x        5.9x        9.3x       9.0x
 ---------------------------------------------------------------------------------------------------------------
                                    Coverage Ratios
 ---------------------------------------------------------------------------------------------------------------
                                 LTM PF        2001PF      2002E       2003E       2004E       2005E      2006E
                              ----------   -----------   --------   ---------   ---------   ---------   --------
 Debt/EBITDA                       3.5x          2.3x       1.9x        1.4x        1.4x        1.5x       1.2x
 EBITDA/Interest                   5.1x          6.4x       6.3x        8.2x       27.4x          NM         NM
 EBIT Interest                       NM          1.2x       1.0x        3.3x       15.1x          NM         NM
----------------------------------------------------------------------------------------------------------------
                        IRR of New Equity based on EBITDA Multiple in Exit Year
----------------------------------------------------------------------------------------------------------------
                                                                      2003E       2004E       2005E      2006E
                                                                   ---------   ---------   ---------   ---------
4.0x EBITDA Exit Multiple                                             47.3%       29.0%       13.5%      12.9%
4.5x EBITDA Exit Multiple                                             57.8%       35.0%       17.6%      15.9%
5.0x EBITDA Exit Multiple                                             67.1%       40.4%       21.1%      18.6%
5.5x EBITDA Exit Multiple                                             75.6%       45.3%       24.4%      21.0%
6.0x EBITDA Exit Multiple                                             83.4%       49.7%       27.3%      23.2%
----------------------------------------------------------------------------------------------------------------
                        IRR of New Equity based on EBITDA Multiple in Exit Year
----------------------------------------------------------------------------------------------------------------
                                                                       2003E      2004E       2005E      2006E
                                                                      -------   --------   ---------   ---------
1.5x EBITDAR Exit Multiple                                             26.6%      21.9%       17.2%      16.5%
2.0x EBITDAR Exit Multiple                                             52.7%      36.9%       26.9%      23.8%
2.5x EBITDAR Exit Multiple                                             72.5%      48.3%       34.4%      29.4%
3.0x EBITDAR Exit Multiple                                             88.8%      57.5%       40.5%      34.0%
3.5x EBITDAR Exit Multiple                                            102.7%      65.4%       45.7%      37.9%
----------------------------------------------------------------------------------------------------------------

Note: Assumes transaction closed 7/1/01
June 2001 - Management Base Case



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


                                             Leveraged Recapitalization Analysis

Mikelsons' Additional Equity IRR Analysis - EBITDA Multiples ($ in millions)
--------------------------------------------------------------------------------

                                                ----------------------------------------------------------------------
                                                                              Exit Year
                                                ----------------------------------------------------------------------
                                                      2002E         2003E          2004E          2005E         2006E
                                                ------------   -----------   ------------   ------------   -----------
 EBITDA                                              $182.6        $227.1         $206.1         $147.1        $151.5
 Net Debt                                             331.7         281.6          220.9          136.1         104.6
 Additional Equity Ownership at Exit                  27.4%         27.4%          27.4%          27.4%         27.4%

                                                ----------------------------------------------------------------------
   EBITDA                      Purchase                                         Exit Year
    Exit                     Price of the       ----------------------------------------------------------------------
  Multiple         IRR        Investment              2002E         2003E          2004E          2005E         2006E
 -----------   ------------   -----------       ------------   -----------   ------------   ------------   -----------
    4.0x          43.8%        ($73.4)               $109.1
    4.0x          47.3%         (73.4)                  0.0        $171.4
    4.0x          29.0%         (73.4)                  0.0           0.0         $165.1
    4.0x          13.5%         (73.4)                  0.0           0.0            0.0         $123.7
    4.0x          12.9%         (73.4)                  0.0           0.0            0.0            0.0        $137.1

    4.5x          70.3%        ($73.4)               $134.0
    4.5x          57.8%         (73.4)                  0.0        $202.5
    4.5x          35.0%         (73.4)                  0.0           0.0         $193.3
    4.5x          17.6%         (73.4)                  0.0           0.0            0.0         $143.8
    4.5x          15.9%         (73.4)                  0.0           0.0            0.0            0.0        $157.9

    5.0x          94.4%        ($73.4)               $159.0
    5.0x          67.1%         (73.4)                  0.0        $233.5
    5.0x          40.4%         (73.4)                  0.0           0.0         $221.5
    5.0x          21.1%         (73.4)                  0.0           0.0            0.0         $163.9
    5.0x          18.6%         (73.4)                  0.0           0.0            0.0            0.0        $178.6

    5.5x         116.7%        ($73.4)               $184.0
    5.5x          75.6%         (73.4)                  0.0        $264.6
    5.5x          45.3%         (73.4)                  0.0           0.0         $249.7
    5.5x          24.4%         (73.4)                  0.0           0.0            0.0         $184.0
    5.5x          21.0%         (73.4)                  0.0           0.0            0.0            0.0        $199.3

    6.0x         137.5%        ($73.4)               $209.0
    6.0x          83.4%         (73.4)                  0.0        $295.6
    6.0x          49.7%         (73.4)                  0.0           0.0         $277.9
    6.0x          27.3%         (73.4)                  0.0           0.0            0.0         $204.2
    6.0x          23.2%         (73.4)                  0.0           0.0            0.0            0.0        $220.0

Note: Assumes transaction closed 7/1/01
June 2001 - Management Base Case


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                                     - 85 -

                                             Leveraged Recapitalization Analysis

Mikelsons' Additional Equity IRR Analysis - EBITDAR Multiples ($ in millions)
--------------------------------------------------------------------------------

                                               ----------------------------------------------------------------------
                                                                             Exit Year
                                               ----------------------------------------------------------------------
                                                     2002E         2003E          2004E          2005E         2006E
                                               ------------   -----------   ------------   ------------   -----------
EBITDAR                                             $392.3        $482.6         $481.2         $436.3        $464.5
Net Debt                                             331.7         281.6          220.9          136.1         104.6
Additional Equity Ownership at Exit                  27.4%         27.4%          27.4%          27.4%         27.4%

                                                ----------------------------------------------------------------------
  EBITDAR                      Purchase                                         Exit Year
    Exit                     Price of the       ----------------------------------------------------------------------
  Multiple         IRR        Investment              2002E         2003E          2004E          2005E         2006E
 -----------   ------------   -----------       ------------   -----------   ------------   ------------   -----------
   1.5x          (4.3%)       ($73.4)                $70.2
   1.5x          26.6%         (73.4)                  0.0        $121.0
   1.5x          21.9%         (73.4)                  0.0           0.0         $137.0
   1.5x          17.2%         (73.4)                  0.0           0.0            0.0         $141.8
   1.5x          16.5%         (73.4)                  0.0           0.0            0.0            0.0        $162.0

   2.0x          59.9%        ($73.4)               $123.9
   2.0x          52.7%         (73.4)                  0.0        $187.0
   2.0x          36.9%         (73.4)                  0.0           0.0         $202.8
   2.0x          26.9%         (73.4)                  0.0           0.0            0.0         $201.4
   2.0x          23.8%         (73.4)                  0.0           0.0            0.0            0.0        $225.5

   2.5x         111.1%        ($73.4)               $177.5
   2.5x          72.5%         (73.4)                  0.0        $253.0
   2.5x          48.3%         (73.4)                  0.0           0.0         $268.6
   2.5x          34.4%         (73.4)                  0.0           0.0            0.0         $261.1
   2.5x          29.4%         (73.4)                  0.0           0.0            0.0            0.0        $289.0

   3.0x         155.0%        ($73.4)               $231.2
   3.0x          88.8%         (73.4)                  0.0        $318.9
   3.0x          57.5%         (73.4)                  0.0           0.0         $334.4
   3.0x          40.5%         (73.4)                  0.0           0.0            0.0         $320.8
   3.0x          34.0%         (73.4)                  0.0           0.0            0.0            0.0        $352.5

   3.5x         194.1%        ($73.4)               $284.8
   3.5x         102.7%         (73.4)                  0.0        $384.9
   3.5x          65.4%         (73.4)                  0.0           0.0         $400.2
   3.5x          45.7%         (73.4)                  0.0           0.0            0.0         $380.4
   3.5x          37.9%         (73.4)                  0.0           0.0            0.0            0.0        $416.0

Note: Assumes transaction closed 7/1/01
June 2001 - Management Base Case


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                                     - 86 -

                                             Leveraged Recapitalization Analysis

Leveraged Recapitalization - Statement of Operations ($ in millions)
--------------------------------------------------------------------------------

                                                  --------------------------------------------------------------------------
                                                                                   FYE 12/31
                                                  --------------------------------------------------------------------------
                                                      2001E        2002E        2003E       2004E        2005E        2006E
                                                  ----------   ----------   ----------   ---------   ----------   ----------
Revenue                                            $1,385.0     $1,666.7     $1,941.7    $2,107.1     $2,182.8     $2,248.3
   % Growth                                            7.2%        20.3%        16.5%        8.5%         3.6%         3.0%

Operating Expense                                   1,355.1      1,638.5      1,852.0     1,995.1      2,111.7      2,175.1
   Margin                                             97.8%        98.3%        95.4%       94.7%        96.7%        96.7%

Less: Estimated Public Company Expenses                 1.0          2.0          2.0         2.0          2.0          2.0
                                                  ----------   ----------   ----------   ---------   ----------   ----------

EBIT                                                   31.0         30.2         91.7       114.0         73.1         75.2
   Margin                                              2.2%         1.8%         4.7%        5.4%         3.3%         3.3%

Adjusted EBIT for Loss on L1011s                       31.0         49.6        126.6       125.8         73.1         75.2
   Margin                                              2.2%         3.0%         6.5%        6.0%         3.3%         3.3%

EBITDA                                                159.9        182.6        227.1       206.1        147.1        151.5
   Margin                                             11.5%        11.0%        11.7%        9.8%         6.7%         6.7%

EBITDAR                                               270.0        392.3        482.6       481.2        436.3        464.5
   Margin                                             19.9%        23.9%        26.1%       24.1%        20.7%        20.7%

Debt Interest Expense                                  28.7         31.4         32.0        13.7          4.1          3.8
Cash Interest Income                                    3.9          2.5          4.4         6.2          6.6          6.5
Other                                                   0.3          0.0          0.0         0.0          0.0          0.0
                                                  ----------   ----------   ----------   ---------   ----------   ----------

Pre-tax Income                                          5.9          1.2         64.1       106.5         75.7         77.9
Income Taxes @ Effective Case Rate                      3.0          0.8         26.1        42.0         30.2          0.0
                                                  ----------   ----------   ----------   ---------   ----------   ----------
Net Income before dividends                             2.8          0.4         38.0        64.4         45.4         77.9

Preferred Convertible Stock Dividends (1)               1.5          1.5          1.5         1.5          1.6          1.8
Preferred Stock Dividends                               4.2          4.2          4.2         4.2          4.2          0.0
                                                  ----------   ----------   ----------   ---------   ----------   ----------

Net Income                                            ($2.9)       ($5.4)       $32.2       $58.7        $39.6        $76.1


------------------------
(1) Preferred stock dividend rate is 5.66% for the first 4 years after the tranasction, and then 6.5% thereafter

June 2001 - Management Base Case


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                                     - 87 -

--------------------------------------------------------------------------------

                          -----------------------------
                                EPS Implied Share
                                 Price Analysis
                          ------------------------------



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                                      -88-


                                                      EPS Implied Share Price Analysis
Implied Share Prices - EPS Analysis                   June 2001 - Management Base Case
--------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                    EARNINGS PER SHARE
-------------------------------------------------------------------------------------------------------------------------
                          Year                   2003E           2004E          2005E
                          EPS Est. (1)           $3.37           $5.30          $3.75
                          -------------    ------------    ------------    -----------

--------
                          8.0x                  $26.93          $42.44         $29.96       Undiscounted Share Price
                                                 18.99           26.02          15.97       Discounted @ 15.0%
                                                 17.99           24.13          14.50       Discounted @ 17.5%
P/E                                              17.07           22.42          13.19       Discounted @ 20.0%


                          9.0x                  $30.29          $47.74         $33.71       Undiscounted Share Price
                                                 21.36           29.27          17.97       Discounted @ 15.0%
                                                 20.24           27.15          16.31       Discounted @ 17.5%
                                                 19.20           25.22          14.84       Discounted @ 20.0%


Multiple                  10.0x                 $33.66          $53.05         $37.45       Undiscounted Share Price
                                                 23.73           32.53          19.97       Discounted @ 15.0%
                                                 22.49           30.17          18.13       Discounted @ 17.5%
                                                 21.34           28.03          16.49       Discounted @ 20.0%


                          11.0x                 $37.02          $58.35         $41.20       Undiscounted Share Price
                                                 26.11           35.78          21.97       Discounted @ 15.0%
                                                 24.74           33.19          19.94       Discounted @ 17.5%
Range                                            23.47           30.83          18.14       Discounted @ 20.0%


                          12.0x                 $40.39          $63.66         $44.94       Undiscounted Share Price
                                                 28.48           39.03          23.96       Discounted @ 15.0%
                                                 26.99           36.20          21.75       Discounted @ 17.5%
                                                 25.60           33.63          19.78       Discounted @ 20.0%

------------------------------------------------------------------------------------------------------------------------

Note: All figures discounted to July 1, 2001


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                                      -89-


                                                                            EPS Implied Share Price Analysis

Implied Shares Prices - EPS Analysis             June 2001 - Management Base Case with Maintenance Adjustment
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                         EARNINGS PER SHARE
-------------------------------------------------------------------------------------------------------------------------
                     Year                  2003E         2004E         2005E
                     EPS Est. (1)          $1.87         $4.25         $3.14
                     -------------      ---------   -----------   -----------

--------
                     8.0x                 $15.00        $34.01        $25.15       Undiscounted Share Price
                                           10.57         20.86         13.41       Discounted @ 15.0%
                                           10.02         19.34         12.17       Discounted @ 17.5%
P/E                                         9.51         17.97         11.07       Discounted @ 20.0%


                     9.0x                 $16.87        $38.27        $28.30       Undiscounted Share Price
                                           11.90         23.46         15.09       Discounted @ 15.0%
                                           11.27         21.76         13.69       Discounted @ 17.5%
                                           10.70         20.22         12.46       Discounted @ 20.0%


Multiple             10.0x                $18.75        $42.52        $31.44       Undiscounted Share Price
                                           13.22         26.07         16.76       Discounted @ 15.0%
                                           12.53         24.18         15.22       Discounted @ 17.5%
                                           11.88         22.46         13.84       Discounted @ 20.0%


                     11.0x                $20.62        $46.77        $34.58       Undiscounted Share Price
                                           14.54         28.68         18.44       Discounted @ 15.0%
                                           13.78         26.60         16.74       Discounted @ 17.5%
Range                                      13.07         24.71         15.23       Discounted @ 20.0%


                     12.0x                $22.49        $51.02        $37.73       Undiscounted Share Price
                                           15.86         31.28         20.12       Discounted @ 15.0%
                                           15.03         29.02         18.26       Discounted @ 17.5%
                                           14.26         26.95         16.61       Discounted @ 20.0%

-------------------------------------------------------------------------------------------------------------------------


Note: All figures discounted to July 1, 2001


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                                      - 90 -

                               -----------------
                               Premiums Analysis
                               -----------------



                                           [DRESDNER KLEINWORT WASSERSTEIN LOGO]

                                                               Premiums Analysis

Premiums Analysis: Minority Close-Outs
-------------------------------------------------------------------------------

                                                                                                  % Stock Premium Before
                                                                                                   Announcement Date (1)
   Date                                                                            Transaction   ------------------------
Announced               Target                                   Acquiror          Value ($MM)    1 Day   1 Week  4 Weeks
---------  ----------------------------------  -------------------------------- -------------   -----   ------  -------
12/29/00   Berlitz International               Benesse Corp.                        $105.0        81%      78%      87%
10/27/00   Azurix Corp.                        Enron Corp.                           330.1       135%     135%     134%
09/21/00   Hertz Corp.                         Ford Motor Co.                        706.5        46%      43%      12%
07/07/00   Life Technologies Inc. (Dexter)     Invitrogen Corp.                      401.7        22%      22%      20%
04/24/00   Cherry Corp.                        Investor Group                        183.2       103%     109%      70%
03/21/00   Travelers Property Casualty         Citigroup Inc.                      2,423.0        23%      38%      34%
02/22/00   IXnet Inc. (IPC Information)        Global Crossing Ltd.                2,694.0        18%      23%      26%
01/31/00   Thermo BioAnalysis                  Thermo Instrument Systems Inc.        592.4        51%      56%      53%
01/19/00   Trigen Energy Corp.                 Elyo (Suez Lyonnaise des Eaux)        296.2        38%      42%      32%
11/12/99   Howmet International Inc.           Cordant Technologies Inc.           1,700.5        21%      19%      38%
10/21/99   Student Loan Corporation            Citigroup Inc.                        900.0        11%      12%       1%
04/01/99   Aqua Alliance Inc.                  Vivendi SA                            562.8        29%      19%     102%
03/24/99   Knoll Inc.                          Warburg, Pincus Ventures Inc.       1,154.2        84%      52%      46%
03/21/99   Spelling Entertainment Group        Viacom Inc. (Nat'l Amusements)        927.1         8%      43%      54%
10/27/98   Citizens Corp. (Hanover Ins. Co)    Allmerica Financial Corp.           1,165.0        21%      17%      21%
10/22/98   BA Merchant Svcs.                   Bank of America National Trust      1,003.6        47%      56%      42%
07/17/98   West Teleservices Corp.             Investor Group                        981.6        26%      29%      23%
07/07/98   Life Technologies Inc.              Dexter Corp.                          924.1        25%      25%      19%
04/30/98   Mycogen Corp.                       Dow AgroSciences (Dow Chemical)     1,067.3        42%      40%      52%
03/27/98   Int'l Specialty Products            ISP Holdings Inc.                   1,789.6         4%       2%      15%
03/17/98   BET Holdings Inc.                   Investor Group                        717.2        54%      58%      58%
03/02/98   Coleman Co. Inc.                    Sunbeam Corp.                       1,653.7        44%      59%     121%
01/22/98   BT Office Products Int'l Inc.       Koninklijke KNP BT NV                 460.2        33%      79%      79%
09/18/97   Guaranty National Corp.             Orion Capital Corp.                   554.2        11%      24%      28%
06/20/97   Wheelabrator Technologies Inc.      Waste Management Inc.               2,671.5        27%      28%      31%
06/02/97   Acordia Inc.                        Anthem Inc.                           540.0        13%      11%      26%
05/16/97   Riviera Holdings Corp.              R&E Gaming Corp.                       73.7        18%      17%       8%
05/14/97   Enron Global Power & Pipelines      Enron Corp.                           884.7        12%      14%      20%
05/05/97   Florida East Coast Industries Inc.  St. Joe Paper Co.                     923.3        15%      17%      10%
02/25/97   Fina Inc.                           Petrofina SA                        1,754.0        20%      19%      22%
02/20/97   NHP Inc.                            Apartment Investment & Mgmt. Co.      254.6        28%      25%      17%
01/28/97   Calgene Inc.                        Monsanto Co.                          485.7        62%      60%      60%
                                               ------------------------------------------------------------------------
                                               Median                                             26%      29%      31%
                                               Amtran Implied Price Per Share                 $11.95   $12.06   $13.46
                                               ------------------------------------------------------------------------

-----------------------------

Note: Universe reflects transaction sizes of between $100MM and $3BN since 1997 for which a 50% or greater owner closed out the remaining public stake of target

(1) Reflects premium of final per share bid over closing prices just prior to initial bid announcement date



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